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CONCESSION AGREEMENT

01/2024

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CONCESSION AGREEMENT FOR PUBLIC WATER SUPPLY AND SEWAGE SERVICES IN THE MUNICIPALITIES LISTED IN ANNEX I

CONTENT

TITLE I. PARTIES AND PREAMBLE	5
TITLE II. DEFINITIONS	6
CHAPTER 1. GLOSSARY	6
TITLE III. PUPOSE, APPLICABLE LEGISLATION, AND INTERPRETATION	12
CHAPTER 2. PURPOSE	12
CHAPTER 3. APPLICABLE RULES AND LEGAL FRAMEWORK	14
TITLE IV. RIGHTS AND OBLIGATIONS	15
CHAPTER 4. USER RIGHTS AND DUTIES	15
CHAPTER 5. RIGHTS AND OBLIGATIONS OF ARSESP, URAE-1, THE STATE, AND THE MUNICIPALITIES	20
SECTION 1 RIGHTS AND OBLIGATIONS OF ARSESP	20
SECTION 2 RIGHTS AND OBLIGATIONS OF URAE-1, THE STATE, AND THE MUNICIPALITIES	23
CHAPTER 6. RIGHTS AND OBLIGATIONS OF SABESP	25
SECTION 3 RIGHTS OF SABESP	25
SECTION 4 OBLIGATIONS OF SABESP	26
SECTION 5 INSURANCE	33
SECTION 6 PERFORMANCE GUARANTEE	36
TITLE V. SERVICES	40
CHAPTER 7. EXPANSION AND QUALITY	40
SECTION 7 PLANNING	40
SECTION 8 EXPROPRIATIONS	42
CHAPTER 8. EXECUTION OF SERVICES	45
SECTION 9 WATER SUPPLY AND SEWAGE SERVICES	45
SECTION 10 OPERATIONAL AND CORPORATE MANAGEMENT OF SABESP	47
SECTION 3 COMPLIANCE AND INTEGRITY PLAN OF SABESP	50
CHAPTER 9. LINKED AND NON-LINKED ASSETS	51

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CHAPTER 10. FINANCING AND GUARANTEES FOR THE FUNDERS	53
TTILE VI. ECONOMIC AND FINANCIAL REGIME	54
CHAPTER 11. SERVICE EXPLOITATION REGIME	54
CHAPTER 12. REVENUES	54
SECTION 11 TARIFF REVENUE AND SUPPLEMENTAL ACTIVITIES	54
SECTION 12 ADJUSTMENT	55
CHAPTER 13. RISK ALLOCATION AND ECONOMIC-FINANCIAL BALANCE	55
SECTION 13 RISK ALLOCATION	55
SECTION 14 ECONOMIC-FINANCIAL BALANCE	61
SECTION 15 PERIODIC TARIFF REVISIONS	62
SECTION 16 MONITORING THE EVOLUTION OF INVESTMENTS AND AMORTIZATION	63
TITLE VII. CONTRACT MANAGEMENT	63
CHAPTER 14. SOCIAL CONTROL	63
CHAPTER 15. INSPECTIONS	63
CHAPTER 16. PERFORMANCE INDICATORS	67
CHAPTER 17. VIOLATIONS AND PENTALTIES	69
CHAPTER 18. INTERVENTION	69
TITLE VIII. CONTRACTUAL VALIDITY AND EXTINGUISHMENT	71
CHAPTER 19. VALIDITY	71
CHAPTER 20. ADMINISTRATIVE PROCEDURE CONTRACTUAL EXTINGUISHMENT	72
SECTION 17 SITUATIONS AND CONSEQUENCES FOR EXTINGUISHMENT	72
SECTION 18 INITITATION OF THE CONTRACTUAL TERM	73
SECTION 19 EXPROPRIATION	73
SECTION 20 NULLITY	75
SECTION 21 TERMINATION	76
SECTION 22 ANNULMENT	78
SECTION 23 BANKRUPTCY, JUDICIAL REORGANIZATION, LIQUIDATION AND EXTINCTION OF SABESP	78
CHAPTER 21. ASSET REVERSAL	79
CHAPTER 22. INDEMNIFICATION DUE	79
TITLE IX. RESOLUTION OF DISPUTES	81
CHAPTER 23. GENERAL PROVISIONS	81

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CHAPTER 24. NEGOTIATIONS	82
CHAPTER 25. MEDIATION	83
CHAPTER 26. ARBITRATION	84
CHAPTER 27. JURISDICTION	89
TITLE X. FINAL PROVISIONS	89
CHAPTER 28. GENERAL PROVISIONS	89
CHAPTER 29. CALCULATING DEADLINES	90
CHAPTER 30. PUBLICATIONS AND REGISTRIES	90
CHAPTER 31. COMMUNICATIONS	90

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TITLE I. PARTIES AND PREAMBLE

By means of this instrument, the PARTIES, namely the

(1)	REGIONAL UNIT FOR SUPPLY OF DRINKING WATER AND

SEWAGE SERVICES – URAE 1 - SOUTHEAST, established by State Law 17,383/2021, as amended, herein represented by Mrs. NATÁLIA RESENDE A. ÁVILA, Coordinator of the Deliberative Council of URAE 1;

(2)	COMPANHIA DE SANEAMENTO BÁSICO DO ESTADO DE SÃO PAULO, herein represented by its Chief Executive Officer, Mr. ANDRÉ GUSTAVO SALCEDO TEIXERIA MENDES and its Regulation and New Business Officer, Mr. BRUNO MAGALHÃES D’ABADIA, pursuant to its Bylaws, headquartered at Rua Costa Carvalho, 300, Pinheiros, São Paulo/SP, CEP 05429-900, hereinafter referred to as SABESP, and

As Consenting and Intervening Party, the

(3)	REGULATORY AGENCY FOR PUBLIC SERVICES OF THE STATE OF SÃO PAULO -

ARSESP, established by State Complementary Law 1,025/2007, herein represented by its President Mr. THIAGO MESQUITA NUNES, under the terms of article 14, item VI, subitem a, and article 17 of the aforementioned constitution law, and the convention to be signed with URAE 1- SOUTHEAST, headquartered at Rua Cristiano Viana, 428, Cerqueira César, São Paulo/SP, CEP 05411-902;

CONSIDERING THAT:

(A)               the establishing of the Regional Unit for Supply of Drinking Water Supply and Sewage Services 1 – Southeast through State Law 17,383/2021 and its amendments, pursuant to article 3, item VI, subitem "b", of Federal Law 11,445/2007, hereinafter referred to as URAE-1;

(B)               the voluntary adherence of the MUNICIPALITIES to URAE-1, under the provisions of State Decree 66,289/2021, as amended by State Decree 67,880/2023, aimed at exercising the joint ownership and regionalized water supply and sanitation services;

(C)               the approval by the Deliberative Council of URAE-1, through RESOLUTION CD URAE 1 – SOUTHEAST 03, of May 20, 2024, for ARSESP to be responsible for the regulation and inspection of the SERVICES;

(D)               the need to ensure the adequate provision of SERVICES, as well as achieve universalization under Federal Law 11,445/2007, through goals and obligations established in this CONTRACT and its ANNEXES;

(E)                that State Law 17,853/2023 authorized the sale of the controlling interest in SABESP, pursuant to article 47, item XV, of the Constitution of the State of São Paulo;

(F)                that Federal Law 14,026/2020 provides that the sale of the controlling interest in the state sanitation company gives rise to the substitution and standardization of current contracts by means of replacing the concession agreement, whose new terms were approved by the Deliberative Council of URAE-1 on May 20, 2024;

(G)               that this CONTRACT has its effectiveness conditioned to the conclusion of the privatization process of Companhia de Saneamento Básico do Estado de São Paulo - SABESP, under the terms

5

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authorized by State Law 17,853/2023, through the settlement of the offering and the transfer of SABESP’s shares;

(H)               which, as a premise for the SABESP privatization process, assumes (i) meeting the universalization goals for the supplying water and sanitation services in all municipalities of the STATE served by SABESP, including rural areas and informal urban centers; (ii) the universalization of water supply and sewage treatment and collection services by December 31, 2029 in the SERVICE AREA, under the terms of the CONTRACT; (iii) tariff reduction, preferably to the most vulnerable population, under the provisions of article 23 of Federal Law 11,445, of January 5, 2007, and article 2, item III and sole paragraph of Law 17,853/2023; (iv) the creation of mechanisms to monitor compliance with the universalization goals, indicating investment needs for the coming years; and (v) providing SERVICES aimed at improving the quality of treated water and reducing its loss, as well as improving the quality of sewage collection and treatment; and

(I)                 the need to coordinate SERVICES with policies related to urban development, drainage, housing, fight against poverty, social, environmental and health, both state and municipal, reflected in the REGIONAL SANITATION PLAN as an instrument of regional public policy;

The PARTIES resolve, under APPLICABLE LEGISLATION, to sign this CONTRACT for the execution of SERVICES in the SERVICE AREA, formed by the following Clauses and conditions and the ANNEXES that are an integral part of this document for all legal purposes, as listed below:

•            ANNEX I (MUNICIPALITIES SERVED)

•            ANNEX II (TECHNICAL ANNEX OF EACH MUNICIPALITY)

•            ANNEX III (VIOLATIONS AND PENALTIES)

•            ANNEX IV (TARIFFS)

•            ANNEX V (REGULATORY MODEL)

•	ANNEX VI (PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER)

•            ANNEX VII (U FACTOR, Q FACTOR, AND QUALITY INDICATORS)

•            ANNEX VIII (THE INITIAL TARIFF FORMATION)

TITLE II. DEFINITIONS

CHAPTER 1. GLOSSARY

Clause 1. For the purposes of this CONTRACT, the following definitions apply:

(a)	ANNEXES: documents that are an integral part of the CONTRACT, listed in Title I;

(b)              SERVICE AREA: the area defined in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, including contours in urban, rural areas and urban centers, consolidated informal areas and informal areas that can be subject to Urban Land Regularization (Reurb), under the provisions of Federal Law

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13,465/2017, except those considered ineligible, pursuant to ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, and the respective vegetation growth, which will be served by the CONCESSIONAIRE, in compliance with this CONTRACT;

(c)               OPERATIONAL INSTALLATION AREA: properties, public walkways, streets and/or aerial or underground passages, including those located in rural areas, where the equipment and buildings required for the execution of SERVICES are installed;

(d)              ANCILLIARY ACTIVITIES: the activities that are not essential for the execution of SERVICES to USERS, but which may be related to the exploitation of SERVICES;

(e)              SUPPLEMENTAL ACTIVITIES: auxiliary, supplemental and other activities related to the SERVICES, contracted optionally by USERS and remunerated as OTHER PRICES, whose list has been initially included in ANNEX V – REGULATORY MODEL;

(f)	RAB UPDATE: as defined in ANNEX V – REGULATORY MODEL;

(g)              REGULATORY IMPACT ASSESSMENT: a regulatory tool that examines and evaluates the likeliness of benefits, costs and effects arising from new or altered regulations, providing decision-makers with important data to assess available options and consequences of their decisions;

(h)              SHARED ASSETS: LINKED ASSETS whose operation results in providing SERVICES to more than one MUNICIPALITY served by SABESP;

(i)                LINKED ASSETS: the sum of REVERSIBLE ASSETS and NON-REVERSIBLE ASSETS for the purpose of the CONTRACT, as recognized by ARSESP, and that make up the Regulatory Remuneration Base (RRB), including those related to individual solutions implemented by SABESP on the USER's property;

(j)                REVERSIBLE ASSETS: refer to LINKED ASSETS relating to the operation and essential for the continuity of SERVICES, including SHARED ASSETS, consisting of the sum of movable and fixed assets assumed, acquired and/or constructed by the CONCESSIONAIRE, and which will revert to the owners of the SERVICES when the CONTRACT is terminated;

(k)               NON-REVERSIBLE ASSETS: refer to the LINKED ASSETS that are useful to provide SERVICES, whose functional characteristic consist of being a common good capable of meeting demands for other services after the end of the CONTRACT;

(l)                NON-LINKED ASSETS: a set of exclusively private assets belonging to SABESP and not used to provide SERVICES, also not included in the RRB composition;

(m)            REGULATORY REMUNERATION BASE (RRB): as defined in ANNEX V – REGULATORY MODEL;

(n)              SINGLE REGISTRY (CADÚNICO): a registry maintained by the Federal Government, consisting of low-income families in Brazil;

(o)	CERTIFICATION: as defined in ANNEX V – REGULATORY MODEL;
(p)	TARIFF CYCLE: as defined in ANNEX V – REGULATORY MODEL;

7

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(q)              AFFILIATED COMPANY: a company subject to significant influence from another company, characterized by holding or exercising the decision-making powers on the financial or operational policies of the investee, without controlling it. Significant influence is presumed when there is ownership of 20% (twenty percent) or more of the voting capital of the investee, without controlling it;

(r)                CONCESSIONAIRE: a company who has been delegated the right to operate the SERVICES covered by this CONTRACT;

(s)               FREE MOVEMENT ACCOUNT: a bank account owned by SABESP that can be freely moved and burdened by SABESP, under the terms of this CONTRACT and APPENDIX I to ANNEX V – REGULATORY MODEL;

(t)                LINKED ACCOUNT 1: as defined in APPENDIX I to ANNEX V – REGULATORY MODEL

(u)              LINKED ACCOUNT 2: as defined in APPENDIX I to ANNEX V – REGULATORY MODEL

(v)	CONTRACT: this adjustment instrument, including its ANNEXES;

(w)             CONTROLLED COMPANY: any legal entity or investment fund whose CONTROL is exercised by another person or investment fund, understood as such the company in which the CONTROLLER, directly or through CONTROLLED COMPANIES, holds shareholder rights that permanently ensure its predominance in corporate decisions and the power to elect the majority of the CONTROLLED COMPANY's directors, pursuant to article 116 and 243, paragraph 2, of Federal Law 6,404/1976.

(x)               CONTROLLER: any person or investment fund that exercises CONTROL over another person or investment fund;

(y)               CONTROL: the power held by a person or group of persons bound by a voting agreement or under common control, who, directly or indirectly, solely or jointly, and in compliance with article 116 of Federal Law 6,404/1976: (i) permanently exercise rights that ensure the majority of votes in corporate decisions and elect the majority of directors or management of another person, investment fund or supplementary private pension institution, as applicable; and/or (ii) effectively directs the corporate activities and guides the operation of bodies of another person, investment fund or supplementary pension institution;

(z)	CONVENTION: an instrument signed between URAE-1 and ARSESP, based on article 23, paragraph 1, of Federal Law 11,445/2007, to assign ARSESP the activities of regulating and monitoring the SERVICES provided;

(aa) EFFECTIVE DATE: the date on which the transaction for the sale of the controlling interest in SABESP is concluded under State Law 17,853/2023;

(bb) DEPRECIATED REPLACEMENT COST:

as defined in ANNEX V – REGULATORY MODEL;

(cc) VALUATION COMPANY: a legal entity that will certify the INVESTMENTS, pursuant to the REGULATION, in particular ARSESP Resolution 1,488, of January 12, 2024, and its amendments, as well as the terms defined in ANNEX V – REGULATORY MODEL and ANNEX

8

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VI - PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER;

(dd) STATE: the São Paulo State;

(ee) DESEQUILIBRIUM EVENT: as defined in ANNEX V – REGULATORY MODEL;

(ff) FAUSP: the Support Fund for Universal Sanitation in the State of São Paulo, created by State Law 17,853/2023, to receive and manage the funds required to carry out basic sanitation actions, including tariff affordability;

(gg) MUNICIPAL FUNDS (FMSB or FMSAI): funds established by the MUNICIPALITIES listed in ANNEX I – MUNICIPALITIES SERVED, pursuant to article 13 of Federal Law 11,445/2007, who are transferred a percentage of the TARIFF REVENUE earned by the CONCESSIONAIRE for providing SERVICES in the respective MUNICIPALITIES, pursuant to the REGULATION and acts that govern the calculation basis for the transfer;

(hh) PERFORMANCE GUARANTEE: a guarantee on the fulfillment of the obligations of the CONTRACT, to be provided and maintained in force, by SABESP, in favor of ARSESP, in the amounts and under the terms defined in the CONTRACT;

(ii) INDICATORS AND GOALS FOR COVERAGE AND LOSSES: a set of parameters that measure compliance with universalization goals and water loss, as established in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY and ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS,

whose results may impact the value of the TARIFF and will contribute to defining the Q Factor and the U Factor;

(jj) INVESTEES: legal entities in which SABESP owns a majority or minority shareholding, and which carry out activities related or of a different nature to the SERVICES;

(kk) INVESTMENTS: a set of investments, including MANDATORY INVESTMENTS and those implemented by SABESP to meet the INDICATORS AND GOALS FOR COVERAGE AND LOSSES;

(ll) MANDATORY INVESTMENTS: the investments defined in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY obligated to be carried out by SABESP and linked to compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, subject to alterations arising from the review of the CONTRACT;

(mm) ASSET VALUATION REPORT: as defined in ANNEX V – REGULATORY MODEL;

(nn) APPLICABLE LEGISLATION: notwithstanding other applicable legal and regulatory provisions, the Federal Constitution; the State Constitution; Decree-Law 4,657, of September 4, 1942 (Introduction Law to the Rules of the Brazilian Law); Federal Law 13,709, of August 14, 2018; Federal Law 13,460, of June 26, 2017; Federal Law 14,133, of April 1, 2021; Federal Law 8,987, of February 13, 1995; Federal Law 9,074, of July 7, 1995; Federal Law 11,445, of January 5, 2007; Federal Law 14,026/2020; Federal Law 13,089, of January 12, 2015; Federal Law 6,404, of December 15, 1976; Federal Law 6,385, of December 7, 1976; State Law 7,835, of May 8, 1992; State Law 10,177, of December 30, 1998; State Complementary Law 1,025, of December 7, 2007; State Law 17,383, of July 5, 2021; State Law 17,853/2023; State Decree 41,446, of December 16, 1996, as amended and applicable; State Decree 52,455, of December 7, 2007; State Decree 66,289, of December 2, 2021; and State Decree 67,880, of August 15, 2023;

(oo)       LGPD or the GENERAL DATA PROTECTION LAW: Federal Law 13,709/2018, as amended;

9

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(pp) MUNICIPALITY(IES): municipal entities that are part of URAE-1, served by SABESP and listed in ANNEX I – MUNICIPALITIES SERVED;

(qq) OTHER PRICES: prices of SUPPLEMENTAL ACTIVITIES;

(rr) RELATED PARTY: any CONTROLLING COMPANY, AFFILIATED COMPANY or CONTROLLED COMPANY in relation to SABESP, as well as those considered as such by current accounting standards;

(ss) PARTIES: jointly, URAE-1 and SABESP;

(tt) REFERENCE PERIOD: as defined in ANNEX V – REGULATORY MODEL;

(uu) COMPLIANCE AND INTEGRITY PLAN: a document to be elaborated by SABESP informing the integrity mechanisms to be adopted for the execution of the SERVICES;

(vv) DATA PROTECTION PLAN: a document to be elaborated by SABESP, pursuant to Clause 4, informing the guidelines to be adopted for the storage, management and treatment of USERS' personal data, in compliance with current legislation, the REGULATION and this CONTRACT;

(ww) REGIONAL SANITATION PLAN: document for planning and executing SERVICES within the scope of the SERVICE AREA, pursuant to article 17, paragraph 3, of Federal Law 11,445/2007, and the provisions of article 19 of Federal Law 14,026/2020;

(xx) GRANTING AUTHORITY: the STATE and MUNICIPALITIES part of URAE-1, in the joint exercise of ownership of the SERVICES contained in this CONTRACT, as provided by article 8 of Federal Law 11,445/2007;

(yy) REGIONALIZED SERVICES: the SERVICES provided within the scope of URAE-1;

(zz) PRIVATIZATION PROCESS: the public offering of SABESP’s shares conducted by the STATE for the sale of its equity interest, authorized by State Law 17,853/2023;

(aaa) ASSOCIATED PROJECTS: those not essential for the SERVICES provided to USERS and not related, even indirectly, to the exploitation of SERVICES, in which the revenue sharing arising from these project are subject to the rules foreseen for ADDITIONAL REVENUE;

(bbb) ADJUSTMENT: as defined in ANNEX V – REGULATORY MODEL;

(ccc) ADDITIONAL REVENUE: the revenue arising from ANCILLARY ACTIVITIES;

(ddd) SUPPLEMENTAL REVENUE: the revenue resulting from the application of OTHER PRICES when carrying out SUPPLEMENTAL ACTIVITIES;

(eee) REQUIRED REVENUE: as defined in ANNEX V – REGULATORY MODEL;
(fff) TARIFF REVENUE: as defined in ANNEX V – REGULATORY MODEL;

10

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(ggg) REGULATION: activities carried out by the REGULATORY AGENCY FOR PUBLIC SERVICES OF THE STATE OF SÃO PAULO – ARSESP, in particular: (i) final decisions in the administrative sphere on aspects related to the CONTRACT, under APPLICABLE LEGISLATION and the CONTRACT; and (ii) elaboration of normative technical, economic and social matters, as supplementary to APPLICABLE LEGISLATION and the rules that govern the CONTRACT;

(hhh) REGULATION OF SERVICES: refers to ARSESP Resolution 106/2009, as amended, as well as other ARSESP regulations that address these SERVICES;

(xx) REPRESENTATIVE OF THE GRANTING AUTHORITY: the Regional Unit for Supply of Drinking Water and Sanitation Services (URAE 1), through its Internal Regiment act as representative of the group of federative entities qualified as the GRANTING AUTHORITY;

(jjj) REVERSAL: the transfer REVERSALBE ASSETS to the holders of the SERVICES upon termination of the CONTRACT, pursuant to the REGULATION and CURRENT LEGISLATION;

(kkk) EXTRAORDINARY REVISION: as defined in ANNEX V – REGULATORY MODEL;

(lll) PERIODIC TARIFF REVISION: as defined in ANNEX V – REGULATORY MODEL;

(mmm) SERVICES: supply of public water and sanitation services in the SERVICE AREA, including the activities mentioned in paragraph of Clause 2 of this CONTRACT;

(nnn) ADEQUATE SERVICE: a service that meets the standards of regularity, continuousness, efficiency, safety, timeliness, generality and courteousness, in addition to affordable TARIFFS, under the terms of the CONTRACT, REGULATION and APPLICABLE LEGISLATION, in particular the provisions established in article 40 of Federal Law 11,445, of January 5, 2007, which defines the conditions in which services can be interrupted;

(ooo) SYSTEMS: a set of assets, installations, equipment, machines, devices, buildings and accessories that are part of the collective water and sewage systems, which are the purpose of the CONTRACT and required to provide the SERVICES, including the collection systems, distribution systems, production systems and treatment systems that make up the LINKED ASSETS, which will be reverted to the STATE and/or MUNICIPALITIES upon termination of the CONTRACT;

(ppp) INDIVIDUAL SOLUTION SYSTEM FOR SUPPLY OF DRINKING WATER AND/OR

SEWAGE: any and all suitable alternative basic sanitation solutions that serve only one consumption unit.

(qqq) TARIFFS: as defined in ANNEX V – REGULATORY MODEL;

(rrr) APPLICATION TARIFF: as defined in ANNEX V – REGULATORY MODEL;
(sss) EQUILIBRIUM TARIFF: as defined in ANNEX V – REGULATORY MODEL;

(ttt) SOCIAL TARIFF: a benefit granted to eligible USERS in the “social residential” and “vulnerable residential” categories established in ANNEX IV – TARIFF ANNEX, based on the CADÚNICO registry and in accordance with ARSESP regulations;

11

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(uuu) UNIVERSALIZATION: as defined in the terms and conditions of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, the gradual and progressive promotion of SERVICES to USERS located in occupied residences within the SERVICE AREA foreseen in the CONTRACT;

(vvv) URAE-1: the Regional Unit for Supply of Drinking Water Supply and Sewage Services, established through by State Law 17,383/2021, as amended, acting as the REPRESENTATIVE OF THE GRANTING AUTHORITY;

(www) USERS: all individuals and legal entities located in the SERVICE AREA who are served, or will be served, by the SERVICES provided by SABESP; and

(xxx)         INDEPENDENT VERIFIER: a company specialized in verifying compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES established in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, in ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS, and in

ANNEX VI – PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER.

TITLE III. PURPOSE, APPLICABLE LEGISLATION, AND INTERPRETATION

CHAPTER 2. PURPOSE

Clause 2. By this instrument, URAE-1 guarantees SABESP the right to explore the provision of SERVICES exclusively in the SERVICE AREA, under the REGIONALIZED SERVICE regime and structure and during the term of this CONTRACT.

Paragraph 1. The SERVICES referred to in the caput of this Clause include, entirely or partially, the following activities:

(a)	reservation, collection, supply and treatment of raw water;
(b)	supply, storage and distribution of treated water;

(c)                   collection, removal, transportation, treatment and final disposal of sewage and sludge originating from the operation of environmentally appropriate collection units or individual treatment units, including septic tanks.

Paragraph 2. This CONTRACT is intended to ensure the universalization of SERVICES, by December 31, 2029, in the SERVICE AREA.

Paragraph 3. ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY establishes the areas to be served by SABESP, and SERVICES must be provided under the provisions of this CONTRACT and the REGIONAL SANITATION PLAN.

Paragraph 4. Terms of the REGIONAL SANITATION PLAN:

(a)                  must be approved by the Deliberative Council of URAE-1, with revisions and updates appreciated by ARSESP during the PERIODIC TARIFF REVISIONS, including to reflect the possible entry or exit of MUNICIPALITIES from URAE-1;

(b)                  must identify the gradual and progressive steps towards achieving the universalization goals of the SERVICES, in agreement with the criteria and limits established by current legislation and in this CONTRACT; and

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(c)                   must be fully complied by ARSESP, URAE-1 and SABESP, ensuring the economic and financial balance of the CONTRACT in the event of changes and updates, under the terms of this CONTRACT, the ANNEXES and the REGULATION.

Paragraph 5. The SERVICE AREA described in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY may be changed in the following situations:

(a)	due to PERIODIC TARIFF REVISIONS, to reflect:
i.	changes in the list of municipalities contained in ANNEX I – MUNICIPALITIES SERVED, in compliance with APPLICABLE LEGISLATION; or
ii.	changes in the SERVICE AREA, also due to the alterations in geographical boundaries of rural and urban areas established in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY;
(b)	due to an EXTRAORDINARY REVISION, exclusively in cases where:
i.	it is not possible to wait for the TARIFF CYCLE to be concluded nor and the following PERIODIC TARIFF REVISION, in the situations provided for in ANNEX V – REGULATORY MODEL; and
ii.	changes to the list contained in Annex I – MUNICIPALITIES SERVED, under APPLICABLE LEGISLATION, impacts the economic-financial balance of the services, making it necessary to change the terms and conditions applicable to the MANDATORY INVESTMENTS or the INDICATORS AND GOALS FOR COVERAGE AND LOSSES of URAE-1 in its entirety and its territorial divisions.

Paragraph 6. Changes to the SERVICE AREA shall be formalized by means of an amendment to this CONTRACT, with the inclusion or exclusion of the corresponding information in ANNEX I – MUNICIPALITIES SERVED and in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

Paragraph 7. The SERVICES must be provided in compliance with the specifications contained in this CONTRACT and its ANNEXES, as well as legislation in force at the time of its execution, all complementary standards and regulations, and under the operational procedures established by ARSESP, within the scope of the REGULATION.

Paragraph 8. SABESP, at its own risk, may contract third parties to carry out activities that are part of the SERVICES.

Paragraph 9. The SERVICES provided must comply with the provisions of the SERVICE REGULATION, as amended.

Paragraph 10. Until changes occur to the SERVICE REGULATION, the PARTIES and ARSESP must observe the following terms for SERVICES to USERS located in rural areas:

(a)                  The conditions for providing SERVICES by SABESP in rural areas must comply with the terms of this CONTRACT;

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(b)                  The provision of SUPPLEMENTAL ACTIVITIES in rural areas, other than those established in ARSESP Resolution 790/2018, must be approved by ARSESP; and

(c)                   The provisions contained in the SERVICE REGULATION, which are not specific to USERS located in urban areas, shall apply to USERS located in rural areas.

CHAPTER 3. APPLICABLE RULES AND LEGAL FRAMEWORK

Chapter 3. This CONTRACT shall be governed by its provisions and its ANNEXES, as well as APPLICABLE LEGISLATION and the REGULATION.

Paragraph 1. The legal regime of this CONTRACT gives the GRANTING AUTHORITY, through URAE-1, the prerogatives of:

(a)                     the unilateral right to make changes aimed at better adapting it for the purposes of public interest, maintaining the economic and financial balance of the CONTRACT; and

(b)	promote its extinction under the situations and forms provided for in this CONTRACT.

Paragraph 2. The SERVICES must be carried out in compliance with current environmental standards, the terms of this CONTRACT and its risk allocation, as well as the provisions of APPLICABLE LEGISLATION, in particular Federal Law 11,445/2007, aiming to progressively achieve the standards established by environmental legislation and the REGIONAL BASIC SANITATION PLAN, based on the initial service and coverage levels established in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, and with the achievement of the UNIVERSALIZATION goals defined in this CONTRACT.

Paragraph 3. In the event of discrepancies between the provisions of the CONTRACT and the ANNEXES, the provisions set forth in the CONTRACT shall prevail, with the exception of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY and ANNEX V – REGULATORY MODEL, which, in what they expressly establish, shall prevail over the CONTRACT and the remaining ANNEXES.

Paragraph 4. In the event of any discrepancies between the provisions of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY and ANNEX V – REGULATORY MODEL, the provisions of ANNEX V – REGULATORY MODEL shall prevail, except for the MANDATORY INVESTMENTS and the INDICATORS AND GOALS FOR COVERAGE AND LOSSES established in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

Paragraph 5. The contractual provisions are understood to:

(a)                     Maintain coherence with the socioeconomic function of the CONTRACT, to the detriment of the literal meaning of the language;

(b)                     Prioritize the search for an equitable result for the PARTIES from an economic and financial point of view;

(c)                      Observe the regulatory model contained in ANNEX V – REGULATORY MODEL and the initial risk allocation;

(d)                     Value the context in which the CONTRACT was signed and the purposes sought by the PARTIES;

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(e)                     Consider the set of contractual provisions, rather than the sole interpretation of specific Clauses; and

(f)	Prioritize objective good faith and the spirit of collaboration between PARTIES.

TITLE IV. RIGHTS AND OBLIGATIONS

CHAPTER 4. USER RIGHTS AND DUTIES

Clause 4. The USERS of the water supply and sewage system that is implemented, operated and maintained by SABESP in the SERVICE AREA had the rights and duties, in addition to those already established or to be established by APPLICABLE LEGISLATION, in the REGULATION and in the following paragraphs, notwithstanding the provisions of the SERVICE REGULATION:

(a)	have their property connected to the SYSTEMS and receive ADEQUATE SERVICE and, as applicable, right to the treatment established in Clause 19;
(b)	pay the APPLICATION TARIFFS charged by SABESP for the SERVICES in a timely manner, as well as OTHER PRICES arising from SUPPLEMENTAL ACTIVITIES, subject to the consequences established in current legislation and in the REGULATION in the event of default;
(c)	pay SABESP the amounts due arising from the late payment of the TARIFF;
(d)	be informed, in advance, regarding changes in the valuesof the APPLICATION FEES and OTHER PRICES charged arising from SUPPLEMENTAL ACTIVITIES;
(e)	receive permanent and appropriate information about the SERVICES and their efficient use aimed at reducing loss;
(f)	have their requests and complaints made to SABESP answered according to the form and deadlines established by the REGULATION;
(g)	have customer services available 24 hours a day, by means of telephone services, digital applications for mobile phones, and websites, for emergency occurrences, notwithstanding other means of communication established in the REGULATION;
(h)	be informed, as applicable, when their conversations with the attendant will be recorded;
(i)	receive the protocol or service order number, along with the deadlines for the services requested;
(j)	be informed, pursuant to the SERVICE REGULATION, about the measures adopted for their requests, consultations, information or complaints;
(k)	be able to choose one of the dates made available by SABESP for the invoice due date, pursuant to the SERVICE REGULATION;
(l)	receive the invoice within the minimum days in advance of the due date, as established in the SERVICE REGULATION;

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(m)	be informed regarding overdue and unpaid invoices, and the consequences of recurring lack of payment, such as suspension in the supply of services, pursuant to the SERVICES REGULATION;
(n)	receive, expressly in invoices, information about APPLICATION TARIFFS and OTHER PRICES charged, including existing programs and discounts, notwithstanding information provided through communication vehicles, as established in the REGULATION;
(o)	consult SABESP, prior to installing internal pipes, where water distribution and sewage collection points are located;
(p)	authorize SABESP employees, duly accredited and identified as established in CURRENT LEGISLATION and the REGULATION, to enter the properties under their ownership so that equipment can be installed or needed repairs can be made for SERVICES to be regularly provided;
(q)	maintain water tanks, pipes and connections always clean and in adequate conservation and hygienic conditions;
(r)	not tamper with or damage SABESP’s equipment, in particular water meters, water easels and the measuring box;
(s)	check for any water leaks inside the property and repairing them immediately;
(t)	not discharge sewage into the rainwater network or rainwater into the sewage network;
(u)	maintain their registration information updated with SABESP and immediately inform any changes to their data;
(v)	directly inform SABESP their right to the SOCIAL TARIFF, by means of the official document issued by CADÚNICO, if their social status classifies them as an eligible user and they are not listed in the current annual list published by SABESP;
(w)	receive, from URAE-1, SABESP and ARSESP, all information necessary for the defense of individual and collective interests, under the terms provided by Federal Law 12,527/2011 and its regulations;
(x)	receive, from SABESP, the necessary information about having access and using the SERVICES, which must be made available, and in accessible language, in the adhesion contract and on the SABESP website;
(y)	have access to the user manual, which must be available, and in accessible language, at SABESP’s service agencies and on its website;
(z)	report to the ombudsman office provided by ARSESP or SABESP any illegal or irregular acts committed by SABESP, its employees, subcontractors, suppliers or third parties when executing the SERVICES;
(aa)	contribute in maintaining the facilities, infrastructure and LINKED ASSETS under good conditions, which are used to provide the SERVICES;

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(bb) make use of structures adapted for people with special needs and reduced mobility, including the elderly, at all SABESP’s service agencies, under the terms provided for in current legislation;

(cc) respond, under provisions set forth by law, to SABESP for material or personal damage caused due to the misuse of its facilities, infrastructure and equipment;

(dd) maintain their property(ies) permanently connected to SABESP’s networks or alternative individual or collective solutions, being responsible for its integrity;

(ee) receive equal treatment, in which any type of discrimination is prohibited;

(ff) have adequate protection and treatment of their personal data, in compliance with the terms of Federal Law 13,709/2018, and paragraphs 3 to 20 of this Clause 4;

(gg) collaborate with the adequate provision of SERVICES;

(hh) provide information relating to the SERVICES, when requested by SABESP, ARSESP or URAE-1; and

(ii)	obtain accurate information, which must be easily accessed, located, and available in accessible language, on all of SABESP’s communication channels, through active transparency and disclosure measures regarding relevant data for the SERVICES.

Paragraph 1. Any omissions or doubts arising from the relationship with USERS, due to the application of the conditions set out in this CONTRACT, shall be resolved by ARSESP.

Paragraph 2. SABESP must comply with State Law 10,294/1999, amended by State Law 12,806/2008, which establishes the terms for the protection and defense of users of public services in the State of São Paulo, also ensuring compliance with the basic protection and defense standards for said USERS, as well as Federal Law 13,460/2017, which provides for the participation, protection and defense of the rights of users of public services provided by Public Administration.

Paragraph 3. When executing the purpose of this CONTRACT, SABESP shall be classified, under the LGPD, as the controller or operator of personal data, depending if the treatment of personal data falls within the provisions of item VI or item VII of article 5 of Federal Law 13,709/2018, respectively, and must also comply with Federal Law 13,709/2018, observing, but not limited to, the obligations and guidelines of this CONTRACT, the REGULATION and the DATA PROTECTION PLAN.

(a)                  As the entity responsible for the USERS' personal data, SABESP must elaborate, within 6 (six) months from the EFFECTIVE DATE, the DATA PROTECTION PLAN to be approved by ARSESP.

Paragraph 4. Personal data must be maintained by SABESP in a format that is structured and ensures interoperability, making it available to the holders of personal data upon request on the provided website, and the holders of personal data shall be guaranteed:

(a)	Easy and free consultation regarding the form and duration of the treatment of their personal data, as well as its integrity;

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(b)                  Accuracy, clarity, relevance and updating of personal data, as required to fulfill the purpose for its treatment, and being entitled to request the correction of incomplete, inaccurate or outdated data, and request anonymity, blocking or elimination of unnecessary and excessive data or data that is not treatment in compliance with the purpose of this CONTRACT and with Federal Law 13,709/2018; and

(c)                   Obtain clear, precise and easily accessible information about the treatment of their personal data and the respective treatment agents, observing commercial and industrial secrecy.

Paragraph 5. SABESP is obligated to train and prepare its employees so that personal data is treated appropriately, through a training and awareness plan.

Paragraph 6. SABESP employees who handle the treatment of personal data must sign confidentiality, secrecy and usage terms.

Paragraph 7. The DATA PROTECTION PLAN elaborated by SABESP must observe, at least, the following parameters:

(a)                  provide specifications on which personal data SABESP can and/or must process, indicating the purpose for this treatment, under the terms of article 6, item I, of Law 13,709/2018;

(b)                  describe how the treatment of personal data is carried out by SABESP, specifying the respective operations involved, processes and scope, including but not limited to the indication of when the information can be shared and under what conditions, under the terms of article 7 of Law 13,709/2018;

(c)                   describe how the holders of personal data will be served when they choose to exercise the rights provided for by Law 13,709/2018;

(d)                  map and describe the risks, measures, safeguards and mitigation mechanisms adopted, jointly with SABESP's governance and compliance rules; and

(e)                  provide a safety plan for the disposal of data and information for when the treatment of personal data ends, except when such data and information must be kept due to legal, regulatory or contractual obligations.

Paragraph 8. Within 30 (thirty) days of receipt, ARSESP shall verify if the DATA PROTECTION PLAN elaborated by SABESP contains all the information required in paragraph 7.

(a)                  Within this period, ARSESP will notify SABESP on the inadmissibility of the DATA PROTECTION PLAN, by means of a communication containing such reason due to lack of information required for its assessment.

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(b)                  In the event SABESP receives a notification informing of said inadmissibility, it must resubmit the DATA PROTECTION PLAN to ARSESP within 15 (fifteen) days, which will undergo a new admissibility stage.

(c)                   If the DATA PROTECTION PLAN is admissible, ARSESP must assess its content within 30 (thirty) days.

Paragraph 9. The assessment by ARSESP must follow the obligations set forth in the CONTRACT and the REGULATION, in addition to Law 13,709/2018, concluding if the plan complies with contractual or legal provisions and, in the event of non-compliance, it will decide if the plan will be rejected or if it will need to undergo changes.

(a)                  Until the DATA PROTECTION PLAN presented by SABESP is approved by ARSESP, the procedure currently applied by SABESP will remain in force.

Paragraph 10. SABESP is obligated to indicate the person in charge and is allowed to hire a third party to perform the functions.

Paragraph 11. In the event changes are made to the DATA PROTECTION PLAN, SABESP must notify ARSESP in advance so it can analyze the feasibility of the intended changes, under the procedure established in paragraph 8.

(a)                  If changes are made to the DATA PROTECTION PLAN, the holders of personal data must be notified by means of publication on the website referred to in paragraph 4.

Paragraph 12. SABESP is responsible for any damage caused to URAE-1, ARSESP, the STATE, the MUNICIPALITIES and the holders of personal data arising from the treatment of personal data that is in disagreement with Law 13,709/2018, this CONTRACT, the REGULATION, the parameters contained in the DATA PROTECTION PLAN, or for purposes that are not related to the purpose of the concession.

Paragraph 13. SABESP is prohibited from transferring and/or sharing personal data with third parties to which it has access due to this CONTRACT, except when this is required for the execution of the CONTRACT.

(a)                  If the transfer and/or sharing of personal data with third parties is needed for the execution of the CONTRACT, SABESP must request prior consent from ARSESP, in addition to informing the holders of the personal data.

Paragraph 14. SABESP is responsible for preparing, when needed, a report on the impact to the protection of personal data established in Law 13,709/2018, as well as to comply with any other applicable legal obligations relating to the protection of personal data.

Paragraph 15. Considering the principles set forth in the caput of article 6 of Law 13,709/2018, SABESP must adopt technical and administrative security measures that are capable of protecting personal data and information from unauthorized access and accidental or unlawful situations of destruction, loss, changes, communication or any form of inadequate or unlawful treatment.

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Paragraph 16. SABESP must immediately notify ARSESP if a security breach related to personal data occurs, also informing mitigation and repair measures taken.

Paragraph 17. SABESP must make available to ARSESP and URAE-1, upon requested, all information related to the execution of the object of this CONTRACT that is required for ARSESP or URAE-1 to comply with the obligations established in Law 13,709/2018.

Paragraph 18. The transferring personal data is prohibited, by SABESP, outside the Brazilian territory in disagreement with the security and protection requirements of the LGPD, without prior consent, in writing, from ARSESP, and SABESP must demonstrate the adequate protection of these personal data, subject to compliance with all data protection and privacy legislation of other country(s), as applicable.

Paragraph 19. At the end of the term of this CONTRACT, the personal data to which SABESP has gained access, including any copies of personal data treated outside the scope of this CONTRACT, shall be made entirely and immediately available to ARSESP or URAE-1 or, if duly justified, within up to 30 (thirty) days after its termination and SABESP cannot remain, under any circumstances, in power of these personal data, submitting a written statement, to ARSESP, confirming fulfillment with this obligation.

Paragraph 20. The possible use of personal data for the exploration of SUPPLEMENTAL ACTIVITIES or ANCILLARY ACTIVITIES, even if this does not cause a burden, is subject to prior approval and must not be denied by ARSESP.

CHAPTER 5. RIGHTS AND OBLIGATIONS OF ARSESP, URAE-1, THE STATE, AND THE MUNICIPALITIES

SECTION 1 RIGHTS AND OBLIGATIONS OF ARSESP

Clause 5. ARSESP, notwithstanding other rights and obligations established in this CONTRACT, in APPLICABLE LEGISLATION and the REGULATION, for the purpose of the activities arising from the SERVICES, has the following rights and obligations, aimed at ensuring the application of the terms of the CONTRACT and its ANNEXES:

(a)	stimulating the efficiency of SERVICES;

(b)                     making, not excluding SABESP’s responsibility, its best efforts to collaborate in obtaining the necessary licenses and authorizations for SABESP, so that it can comply with the purpose of this CONTRACT, including providing any institutional support that may be necessary;

(c)                     inspecting compliance with standards and regulations relating to the execution of the purpose of the CONTRACT;

(d)                     inspecting the execution of SERVICES, ensuring their good quality and preserving their rights and the rights of SABESP and URAE-1, including receiving and investigating complaints and claims from USERS and third parties affected by the SERVICES, in addition to applying, as applicable, the appropriate measures, notwithstanding other prerogatives relating to regulation, inspection and the monitoring established in the terms and conditions of the CONTRACT, in APPLICABLE LEGISLATION and the REGULATION;

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(e)                     carrying out periodic inspections of SABESP's accounts and records, including compliance with accounting, economic and financial obligations, to prevent the occurrence of situations that may compromise the provision of SERVICES, and may be assisted by a specialized auditing firm;

(f)                      having access to the facilities used by SABESP for routine inspection of SERVICES;

(g)                     inspecting the conduct, by SABESP, of processes for expropriation, temporary occupations or easements, including lawsuits and agreements signed for this purpose;

(h)                     duly substantiating its decisions, authorizations, approvals, requests or other acts performed under this CONTRACT;

(i)                       monitoring the quality and performance of SABESP in providing SERVICES, including through an annual USER satisfaction survey;

(j)                      determining and inspecting the execution and implementation of INVESTMENTS by SABESP, as well as compliance with INDICATORS AND GOALS FOR COVERAGE AND LOSSES, under the terms established in the CONTRACT;

(k)                     ensuring the preservation of the economic and financial balance of the CONTRACT, pursuant to ANNEX V – REGULATORY MODEL;

(l)                       applying legal and regulatory penalties, as provided for in the CONTRACT, the REGULATION and its ANNEXES;

(m)                   periodically inspecting the conservation status of the LINKED ASSETS to the provision of SERVICES;

(n)                     notifying SABESP, setting a deadline for it to correct defects or irregularities identified in the execution of works and SERVICES, regardless if corresponding administrative sanctioning process have been initiated, pursuant to ANNEX III – VIOLATIONS AND PENALTIES;

(o)                     conducting PERIODIC TARIFF REVISIONS, as well as other activities under its responsibility, in addition to conducting EXTRAORDINARY REVISIONS for the situations established in this CONTRACT, fully observing the provisions of ANNEX V – REGULATORY MODEL to achieve this purpose;

(p)                     notifying SABESP, in writing, regarding the application of any penalty, after regular administrative proceedings, ensuring the right to defense under the terms of this CONTRACT and the REGULATION;

(q)	formally indicating SABESP the team(s) capable of supervising the SERVICES;

(r)                      collaborating, within the limits of its institutional attributions, with SABESP's financing entities by providing information and clarifications that contribute with the financing feasibility of the INVESTMENTS, thus enabling the full execution the CONTRACT’s purpose;

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(s)                 defining, in the PERIODIC TARIFF REVISIONS and, exceptionally, in the EXTRAORDINARY REVISIONS, the value of the EQUILIBRIUM TARIFF applicable to the following TARIFF CYCLE, as well as its distribution among the many USER categories, in compliance with the rules established in this CONTRACT and its ANNEXES and, subsidiarily, in the REGULATION;

(t)                      promoting annual TARIFF ADJUSTMENTS, under the criteria and deadlines established in the CONTRACT and its ANNEXES;

(u)                     providing to SABESP, at most once a year until the ADJUSTMENT or PERIODIC TARIFF REVISION occurs, an updated list of USERS eligible for the SOCIAL TARIFF, until a decision has been made by ARSESP on the matter;

(v)                     monitoring the work carried out by the VALUATION COMPANY and INDEPENDENT VERIFIER, under the terms of ANNEX VI - PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER; and

(w)                   providing institutional support for the necessary agreements, jointly with other public bodies when the execution of services under their responsibility interferes with the activities established in the CONTRACT, without causing any changes to the risks assumed by each of the PARTIES, under the terms of this CONTRACT, in particular relating to the intermediation of relations with Public Administration bodies, observing the risk allocation in this CONTRACT.

Paragraph 1. Any need for support from public security forces within the scope of the activities provided by SABESP must be evaluated, for each specific situation, jointly with the relevant STATE bodies and the bodies of the MUNICIPALITIES involved.

Paragraph 2. The CERTIFICATION of INVESTMENTS and inspection by ARSESP regarding SABESP’s compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, directly or through subcontractors, suppliers, third parties, service providers and/or any other natural person or legal entity related to the execution of the CONTRACT, does not bring any responsibility to URAE-1, the MUNICIPALITIES, and the STATE, nor does it exempt SABESP, totally or partially, from its obligations arising from the CONTRACT or relevant legal or regulatory provisions.

Paragraph 3. SABESP may not deny URAE-1 and ARSESP any exception or means of defense to exempt itself, entirely or partially, from the contractual obligations referring to the execution of INVESTMENTS and compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES based on facts that result from contractual relationships established with subcontractors, suppliers, third parties, service providers and/or any other natural person or legal entity related to the execution of the CONTRACT, even if such contracts, facts or conditions have been notified to URAE-1 or ARSESP.

Paragraph 4. The hiring of third parties may not cause detriment to the quality or safety of the SERVICES or in the transfer of the concessionaire’s position in the CONTRACT, and SABESP must remain responsible for managing the SERVICES provided.

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Paragraph 5. Sub-concession situations may only be allowed if previously authorized by the GRANTING AUTHORITY.

Paragraph 6. The sub-concession must always be preceded by a bidding process, and will transfer all of SABESP’s rights and obligations to the sub-concessionaire, within the limits of applicable legislation.

SECTION 2 RIGHTS AND OBLIGATIONS OF URAE-1, THE STATE, AND THE MUNICIPALITIES

Clause 6. URAE-1, the STATE and the MUNICIPALITIES, notwithstanding other rights and obligations established in this CONTRACT and in APPLICABLE LEGISLATION, for the purpose of the activities arising from the SERVICES, shall have the following rights and obligations:

(a)	transferring, for SABESP’s operation and maintenance, the infrastructure related to the SERVICES that have been implemented by entrepreneurs responsible for land subdivisions and real estate developments of any nature, until the effective reversal of this infrastructure has been made to the MUNICIPALITY and/or the STATE, upon termination of the CONTRACT;
(b)	transferring to SABESP all established administrative and passage easements whose exploration is necessary for the SERVICES provided, without any burden and during the term in which this CONTRACT is in effect;
(c)	supporting SABESP in its environmental licensing processes, making efforts to ensure that the licenses required for the execution of INVESTMENTS are issued as quickly as possible, within the scope of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY;
(d)	formally communicating to ARSESP, by means of technical committees established within the scope of URAE-1, the identification of any irregularity practiced by SABESP in the provision of the SERVICES that are in disagreement with this CONTRACT, the REGULATION or current legislation, and request the adoption of the appropriate administrative measures;
(e)	transferring to SABESP possession of the areas necessary to implement the SERVICES;
(f)	performing administrative acts, as well as exercising the necessary police force to enable SERVICES to be provided in the SERVICE AREA;
(g)	performing the necessary administrative acts within its attributions to prevent the release of rainwater and drainage water into the collection and sewage system, and vice-versa;
(h)	demanding, under the terms of article 45, paragraphs 6 and 7 of Federal Law 11,445/2007, that permanent urban buildings, including those in areas previously classified as rural areas, connect to the SYSTEMS as available and technically feasible, under the terms of the SERVICE REGULATION;
(i)	monitoring the measures adopted by ARSESP to comply with this CONTRACT for the reversal of REVERSIBLE ASSETS, upon termination of the CONTRACT;
(j)	promoting and complying with the acts, within its attributions, that are necessary for the actions carried out by SABESP aimed at reducing default, preventing water theft, and connecting USERS to the available networks, as well as to individual solutions, as applicable;

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(k)	establishing administrative limits and authorizing temporary occupations of fixed assets, aimed at ensuring the performance of services and works under the responsibility of SABESP, as well as the conservation of LINKED ASSETS;
(l)	monitoring and assessing, with the support of technical committees established within the scope of URAE-1, the coverage goals and the REGIONAL SANITATION PLAN;
(m)	promoting the coordination between SABESP and regulatory bodies, in particular those responsible for water resources and environmental protection, public health and urban planning;
(n)	acting jointly, pursuant to ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, with the competent environmental authority and basin committees to ensure observance with the parameters established in the CONTRACT, aimed at the quality of effluents from sewage treatment units and sludge generated in water treatment processes to maintain the quality of water bodies, considering the payment capacity of USERS, as well as the INDICATORS AND GOALS FOR COVERAGE AND LOSSES;
(o)	issuing, in a timely manner, the public utility statement for properties that must be expropriated by SABESP for the execution of INVESTMENTS; and
(p)	pay the TARIFFS charged by SABESP for the SERVICES in a timely manner, as well as OTHER PRICES arising from SUPPLEMENTAL ACTIVITIES, subject to the consequences established in current legislation and in the REGULATION in the event of default.

Paragraph 1. URAE-1 must designate, in accordance with its Internal Regulations, the person(s) responsible for managing this CONTRACT, notifying this information to ARSESP.

Paragraph 2. The STATE must adopt the necessary measures to allocate FAUSP the resources for TARIFF affordability, as defined by FAUSP’s deliberative bodies and in compliance with the relevant ARSESP REGULATION.

Clause 7. The MUNICIPALITIES shall be responsible for:

(a)                     authorizing, pursuant to current legislation, requests for land subdivision, under the forms of dismemberment or condominium, only deciding on the conformity of the projects for their respective water supply and sewage networks after prior approval by SABESP, carried out under the terms of the SERVICE REGULATION;

(b)                     notifying, charging and applying fines, under local legislation, to USERS who, despite the availability of collection networks, and after being notified, do not adopt the necessary measures to connect their properties to the public sewage network, as well as due to the inadequacy of alternative solutions in rural areas; and

(c)                     collaborating, within the limits of their powers, with the execution and/or progress of works necessary for the SERVICES, refraining from acts that may constitute an undue or unjustified obstacle to the execution of the activities provided for in this CONTRACT, including those intended for REGIONALIZED SERVICES, as well as making the best efforts to maintain the applicable tax relief policy for the CONTRACT, both for the SERVICES provided and the LINKED ASSETS.

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CHAPTER 6. RIGHTS AND OBLIGATIONS OF SABESP

SECTION 3 RIGHTS OF SABESP

Clause 8. SABESP’s rights include:

(a)	receiving through the transfer from the STATE and/or MUNICIPALITIES all administrative and passage easements already established, without any burden and during the term in which this CONTRACT is in effect;
(b)	using public roads, highways, walkways and land owned by the GRANTING AUTHORITY to provide the SERVICES, including for the installation of general infrastructure, subject to prior communication and authorization by the MUNICIPALITIES for urban roads, as applicable;
(c)	regulating, in compliance with the technical standards of ARSESP, ABNT and APPLICABLE LEGISLATION, the implementation of water and sewage installations;
(d)	failing to perform the SERVICES or interrupt them, whenever it considers the respective facilities, entirely or partially, are irregular, inadequate or inappropriate, pursuant to the SERVICE REGULATION, notwithstanding its responsibility for the conservation and maintenance of the LINKED ASSETS;
(e)	conditioning the SERVICES provided, when assuming possession of infrastructure that is not already operated by SABESP, to prior verification if the facilities comply with the standards established by ABNT and/or other competent authorities;
(f)	requiring the pre-treatment of sewage that does not comply with current legislation, at the exclusive cost and expense of non-residential USERS, prior to when this sewage is received by the public collection network and sewage treatment plant, pursuant to the environmental standards of the competent control and inspection bodies;
(g)	signing contractual instruments with third parties for providing the SERVICES covered by this CONTRACT, in compliance with the relevant legislation, in particular article 25, paragraph 1 of Federal Law 8,987/1995, provided that contractors meet all standards applicable to the SERVICES;
(h)	receiving updated information from competent bodies on changes to the registration of the served properties within a timeframe compatible with the timeframe of each PERIODIC TARIFF REVISION;
(i)	receiving from STATE and MUNICIPAL representatives, according to their competence, the definition of investments under the responsibility of said entities and whose implementation interferes with the SERVICES;
(j)	entering public or private properties, with duly accredited and identified agents as defined in CURRENT LEGISLATION and the REGULATION, to install equipment or carry out needed repairs so SERVICES can be regularly provided, acting to obtain the authorization;

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(k)	demanding that ARSESP carries out and makes public, in the required cases, a REGULATORY IMPACT ASSESSMENT prior to changing the REGULATION and elaborates the mandatory standards for SABESP;
(l)	carrying out, under applicable legislation, the expropriations and evictions, establishing administrative easements and temporary occupations when needed to carry out the INVESTMENTS and SERVICES, including their ancillary facilities, in accordance with the provisions of this CONTRACT;
(m)	collecting the APPLICATION TARIFF from USERS due to the provision of a public water supply and sewage network, regardless of the effective connection to these networks, under the terms of article 45, caput, and paragraph 4, of Federal Law 11,445/2007, under the regulations to be issued by ARSESP; and
(n)	identifying the USERS who use the INDIVIDUAL SOLUTION SYSTEM FOR SUPPLY OF DRINKING WATER AND/OR SEWAGE and notifying

ARSESP, URAE 1- SOUTHEAST and the respective MUNICIPALITY where the property is located, so that the universalization data of the SERVICES can be computed, including for these locations, always considering the SERVICE AREA and the USERS who must be included under the terms of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

SECTION 4 OBLIGATIONS OF SABESP

Clause 9. SABESP undertakes to, notwithstanding other obligations established in this CONTRACT or APPLICABLE LEGISLATION:

(a)	ensure the universalization of SERVICES, by December 31, 2029, in the SERVICE AREA;

(b)                     meet the goals to expand services, reduce losses in the distribution of treated water, ensure the quality of services provided, ensure the efficient and rational use of water, energy and other natural resources, and ensure that sewage effluents and rainwater are reused, in observance of ANNEX II – TECHNICAL ANNEX FOR EACH MUNICIPALITY and ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS, as well as

ARSESP’s regulations on the matter, as applicable;

(c)                     ensure, pursuant to the CONTRACT and ANNEXES, services to any and all USERS, current and future, for all residential, commercial, industrial, public and rural categories, among others, including land subdivisions and real estate developments of any nature in the SERVICE AREA, including any changes thereto, in compliance with APPLICABLE LEGISLATION and the REGULATION;

(d)                     provide ADEQUATE SERVICES, executed in compliance with the provisions of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY and ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS

, complying with legal and regulatory provisions, as well determined by URAE-1 and ARSESP;

(e)                     propose guidelines, analyze and approve expansion projects to be carried out by third parties within the scope of land subdivision and real estate developments of any nature that impact the SERVICES provided, in accordance with the SERVICE REGULATION, in addition to verifying compliance of the projects carried out by the respective developers, as a condition for connecting to the water and sewage network,

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elaborating and signing terms of receipt for the transfer of the respective assets and other INVESTMENTS made;

(f)                      not transfer to third parties, in any form, the exploitation rights under this CONTRACT without the prior and express authorization by ARSESP and the GRANTING AUTHORITY through URAE-1, except for the situations previously approved in this CONTRACT;

(g)	respect USER rights;

(h)                     maintain, during the term of the CONTRACT, an ombudsman office to take care of USERS’ relationships with the SERVICES;

(i)                         forward to URAE-1 and ARSESP, within 180 days after the end of the fiscal year, an annual management report on the CONTRACT's performance, including contractual goals, performance indicators, operational information and the economic-financial results of each of the MUNICIPALITIES;

(j)                      appoint managers for this CONTRACT within 30 (thirty) days from the EFFECTIVE DATE, communicating any changes to the PARTIES and ARSESP by at least 10 (ten) days in advance;

(k)                     meet the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, in accordance with the provisions contained in this CONTRACT;

(l)                       elaborate and implement regulatory accounting by December 31, 2026, pursuant to the REGULATION issued by ARSESP, submitting it to ARSESP’s assessment and observing the rules and criteria of ANNEX V – REGULATORY MODEL;

(m)                   present ARSESP all information related to the costs of events that have impacted the economic-financial balance of the CONTRACT;

(n)                     forward to ARSESP’s assessment, on a yearly basis, the ASSET VALUATION REPORT, according to the criteria and deadlines defined in ANNEX V – REGULATORY MODEL;

(o)                     adopt preventive and/or corrective measures related to the environment and water resources whenever affected by the SERVICES provided, under the terms of this CONTRACT and in compliance with the risk matrix;

(p)                     restore, under the rules established in ANNEX VII - U FACTOR, Q FACTOR AND QUALITY INDICATORS, the walkways and pavement of public spaces, in accordance with the applicable technical standards and the urban legislation of the MUNICIPALITY involved, whenever they are damaged due to interventions carried out by SABESP in the SYSTEMS and in the building water and sewage branches;

(q)                     contract and maintain, throughout the term of this CONTRACT, the insurance and guarantees required in this CONTRACT and in current legislation, hiring the policies that are compatible with the specific scope established in ANNEX – TECHNICAL ANNEX OF EACH MUNICIPALITY and the SERVICE AREA, notwithstanding any other that may be required by ARSESP in the REGULATION;

(r)                      elaborate and present, by December 31, 2025, the LICENSING, PERMITS AND AUTHORIZATIONS PLAN, in accordance with ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY,

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even proposing revisions to the LICENSING, PERMITS AND AUTHORIZATIONS PLAN to ARSESP

during the PERIODIC TARIFF REVISIONS;

(s)                     obtain, in a timely and regular manner, as well as maintain and renew all licenses, permits and authorizations necessary for the execution of works and services to fulfill the goals and objectives of the CONTRACT, including environmental licenses and grants for water usage, in addition to respecting, complying, and implementing any current Programs or Terms of Conduct Adjustment, including their obligations and conditions, signed with competent authorities;

(t)                      maintain an accounting system compatible with the REGULATION to allow the recording and demonstrating, separately, the costs and revenues of each service in each of the MUNICIPALITIES, observing the applicable rules and criteria established in ANNEX V – REGULATORY MODEL and the REGULATION;

(u)                     redo, adapt or correct, directly or indirectly and without any burden to URAE-1, the USERS or the SERVICES, any and all work or service under its responsibility that has been carried out improperly or that does not comply with the quality standards established in this CONTRACT and its ANNEXES, observing the deadlines defined by ARSESP;

(v)                     ensure integrity and carry out preventive and corrective maintenance measures for the LINKED ASSETS, repairing any and all damage caused to such LINKED ASSETS or to third party assets arising from the SERVICES provided, observing the exclusion of its responsibilities in the event the damage is caused by flaw or intent of URAE-1, the MUNICIPALITIES, the STATE or ARSESP;

(w)                   carry out, through its own means or by hiring third parties, the MANDATORY INVESTMENTS aimed at achieving compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, observing the deadline and quality requirements established in the CONTRACT and its ANNEXES;

(x)                     revert, at the end of the concession and under the terms of ARSESP Resolution 1,143/2021, as amended, to the filings kept by URAE-1, the STATE, the MUNICIPALITIES and ARSESP, all projects, plans, blueprints and other documents, of any nature, resulting from the SERVICES provided and which have been specifically acquired or created in the development of the activities covered by this CONTRACT;

(y)                     take on the responsibility for any delays in the implementation of the INVESTMENTS, relating to what is established in this CONTRACT, unless they arise from a risk factor or responsibility of URAE-1, the MUNICIPALITIES, the STATE or ARSESP, in compliance with the risk allocation provided for in this CONTRACT;

(z)                     comply with legal requirements relating to labor, social security, safety and occupational health legislation for its employees, being responsible, as the sole employer, for all social, labor and social security charges applicable to the cost of labor employed in operational and maintenance activities, in addition to other activities under the CONTRACT, as well as for legal requirements relating to insurance and work accidents;

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(aa) maintain all professionals properly identified and, when executing external operations, also properly uniformed. Identification badges must contain SABESP’s name, the employee’s name, position/function, identification number (RG, CPF, CNH, Professional Council Card) and a recent photograph of the employee;

(bb) cooperate and support the development of ARSESP's monitoring and inspection activities, under the terms of this CONTRACT and its ANNEXES;

(cc) provide ARSESP with documents and information that are relevant for the CONTRACT, including subcontracts and agreements of any nature signed with third parties, granting access to inspection and audits under the terms of the REGULATION;

(dd) provide ARESP, within 3 (three) months from the EFFECTIVE DATE, access, under the terms defined by it, in which the implementation costs will be transferred to the TARIFFS, all data on RELATED GOODS, INVESTMENTS, and operational characteristics of the SERVICES, in electronic format that allows the data to be inserted into a freely accessed platform by the GRANTING AUTHORITY, as REGULATION, including information on the geolocation of infrastructure, on the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, and on real-time operating conditions, in addition to real-time access to updated information on the forecasted restoration of interrupted or suspended SERVICES, notwithstanding other data that may be required in the REGULATION;

(ee) elaborate and maintain an updated inventory of LINKED ASSETS, as well as regularly record their accounting books and organize files, documents and annotations to allow inspection, at any time, by those responsible for inspection activities;

(ff) promptly provide all information requested by ARSESP or other authorities, including municipal authorities, within the deadline determined by them or, in the lack thereof, within the deadline established in the SERVICE REGULATION, complying with applicable procedures, excluding exceptional situations that are duly justified to ARSESP and, as the case may be, to the requesting authorities;

(gg) not sign agreements with third parties whose object or execution is incompatible with the terms of the CONTRACT, except in situations expressly provided for in this CONTRACT;

(hh) maintain, for all activities related to engineering works and services, appropriate regularity with the regulatory bodies for these professions, requiring the same from contracted third parties;

(ii)                     adopt the necessary measures to recover environmental liabilities, according to the risk matrix of this CONTRACT;

(jj) meet the requirements made by competent bodies to obtain the licenses, authorizations and permits required to execute the CONTRACT, including environmental and those aimed at the protection of historical and cultural heritage;

(kk) obtain, apply and manage all financial resources necessary to carry out the activities and INVESTMENTS provided within the scope of this CONTRACT;

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(ll) collect taxes levied on its activities and comply with tax legislation, including those related to the exploration of SUPPLMENETARY ACTIVITIES or ANCILLARY ACTIVITIES;

(mm) forward to ARSESP, on an annual basis, proof of regularity for the INSS and FGTS contributions, which must also be sent to the Federal, State and Municipal Treasuries;

(nn) adopt the best practices defined by Federal Law 12,846/2013, including the ones for implementing the integrity mechanisms established in this CONTRACT, under the COMPLIANCE AND INTEGRITY PLAN;

(oo) adopt management and operational monitoring systems that allow ARSESP to carry out the corresponding integration;

(pp) respond, for itself or through its management, employees, agents, subcontractors, suppliers, outsourced parties, service providers and/or any other natural person or legal entity related to the execution of the CONTRACT, before URAE-1, ARSESP, the STATE, MUNICIPALITIES and third parties, for any and all damage caused by illegal acts or omission, by SABESP, whenever they arise from the execution of investments, construction works, and the SERVICES, directly or indirectly, without excluding or reducing this responsibility from SABESP and ARSESP in supervising or monitoring the CONTRACT;

(qq) provide for the liability of its agents for damage they cause to third parties, URAE-1, ARSESP, the STATE or MUNICIPALITIES, ensuring the right of recourse against the responsible party for situations of intent or negligence;

(rr) inform ARSESP, within 5 (five) business days of being notified, when subpoenaed or summoned for any lawsuit or administrative procedure that may impact the continuity of the SERVICES;

(ss) take on the responsibility for installing and operating the construction site, accesses and other support areas for the works and operational structures relevant to carry out INVESTMENTS, under applicable regulatory requirements

(tt) accept and cooperate, under best efforts and the provisions of applicable legislation and regulations, with the use of LINKED ASSETS by concessionaires, licensees or authorized parties, providing services that require the installation or regularization of electricity, natural gas or telecommunications networks;

(uu) adequately disclose to the general public, particularly the USERS, when special procedures are adopted for exceptional situations, in accordance with the SERVICE REGULATION;

(x)                     adhere to educational, informative, operational and other campaigns, in line with the guidelines issued by URAE-1 and ARSESP, required to transmit information to USERS concerning the SERVICES, and such costs shall be considered in the TARIFFS defined in the terms of ANNEX V – REGULATORY MODEL;

(ww) immediately communicate ARSESP and other competent bodies whenever materials or objects of historical, archaeological, paleological or other interest are discovered

30

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as well as incidents of an environmental nature or that interfere with other public service concessionaires;

(xx) deliver ARSESP a copy of the insurance policies and proof of premium payments, including renewals under the terms of this CONTRACT;

(yy) maintain a documental collection that complies with the provisions of Federal Law 8,159/1991, and other applicable regulations;

(zz) identify, in the instruments forwarded to ARSESP, if this is determined, the priority to pay any indemnification directly to SABESP's funders, as well as any rules that govern the funders' right to take control over SABESP (step-in rights);

(aaa) transfer to the STATE and/or MUNICIPALITIES the ownership of the expropriated areas, at the end of the judicial and/or administrative proceedings that address expropriations and administrative easements, necessary for the execution of the SERVICES, at its own expense and responsibility, complying with the provisions of the applicable legislation and recognizing the areas as LINKED ASSETS;

(bbb) present to the INDEPENDENT VERIFIER, the VALUATION COMPANY and ARSESP the data and information required for the elaboration of the ASSET EVALUATION REPORT and to verify the INDICATORS AND GOALS FOR COVERAGE AND LOSSES;

(ccc) notify the competent authorities, as soon as it gains awareness and as quickly as possible, any occurrences in the exercise of its activities that put at risk the environmental integrity of areas involved for providing the SERVICES;

(ddd) comply with the measures determined by responsible and vested authorities in the event of accidents or uncommon routine situations;

(eee) present, within the period requested by ARSESP, the licenses, authorizations, permissions, certificates, approvals and permits, on behalf of SABESP, that are required for the execution of the CONTRACT;

(uu) pay regulation, oversight and inspection fees calculated under State Complementary Law 1,025/2007 and the terms of the CONVENTION;

(ggg) maintain updated registries of USERS connected to the SYSTEMS and/or served by alternative solutions implemented and/or operated by SABESP, in accordance with the terms of Clause 19;

(hhh) conduct an annual customer satisfaction survey, making it widely publicized, mainly on its website, by March 15 of the fiscal year following the survey period, informing the trend of the results obtained in the last three years;

(iii)                    inform on its website, and at all its service agencies, how USERS can verify their eligibility to the SOCIAL TARIFF, which must be updated by 15 (fifteen) business days after receiving the updated list from ARSESP;

(jjj) maintain the registration of USERS eligible for the SOCIAL TARIFF updated, through the list provided by ARSESP or valid documentation provided

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by the USER at one of SABESP’s service agencies, to guarantee that the SOCIAL TARIFF is charged in the first invoice to be issued after proof of eligibility;

(kkk) meet the goals for efficiency and rational use of natural resources, reuse of sanitary effluents and use of rainwater, under the terms resolved by ARSESP;

(lll) carry out, by December 31, 2026, a data collection of the USERS located in rural areas, to be submitted for approval by the STATE, after appreciated by ARSESP and under the terms of paragraph 4, Clause 19 of this CONTRACT;

(mmm) implement the long-term water supply plan agreed with ARSESP and prepare a specific contingency plan for events of water resource scarcity, to be submitted for approval by ARSESP, after appreciation by the water resources management body, within 180 (one hundred and eighty) days from the EFFECTIVE DATE, containing the measures and protocols (i) to avoid the water resources management body identifies an alert situation for water availability in the bodies that supply the SERVICE AREA, according to the water security index, and (ii) to be activated in the event the water resources management body identifies an alert situation in the bodies that supply the SERVICE AREA;

(nnn) inform on its website, in a specific location highlighted on the landing page, information on the amounts transferred by the State of São Paulo for tariff reduction compared to the amount that would be determined if the privatization measures provided for in Law 17,853/2023 were not applied;

(ooo) inform on the water and sewage bill the specific location of the website referred to in the previous paragraph, explanation this transparency measure regarding the amounts transferred by the State of São Paulo for tariff reduction compared to the amount that would be determined if the privatization measures provided for in Law 17,853/2023 were not applied;

(ppp) request approval with the Federal Revenue Service, in a timely and diligent manner, taking all efforts and adequately complying with all requirements formulated in the process, to effectively obtain tax credits arising from subsidies received through FAUSP funds, under the terms of Federal Law 14,789/2023, as amended, safeguarding the risk allocation under the terms of this CONTRACT;

(qqq) maintain strategic areas to ensure (i) the retention of essential knowledge or providing SERVICES and (ii) efficient and expedited service to USERS and for the operation and maintenance of SYSTEMS during critical and emergency situations, comprised of teams that are formed preferably by professionals with at least ten years of proven experience in the sanitation sector; and

(rrr) carry out protection measures for Conservation Units, in compliance with its status as a company responsible for water supply and that uses water resources, whenever this benefits from the protection provided by a Conservation Unit, based on work plans prepared jointly with the respective management bodies.

32

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Paragraph 1. Failure to obtain environmental licenses or grants that entitle the right to use water resources in a timely manner, including those under the terms of the LICENSING, PERMITS AND AUTHORIZATIONS PLAN, when duly approved by ARSESP, as well as delays in expropriations, easements or temporary leases, when SABESP is not responsible for causing these situations and has submitted all necessary documentation within the deadlines and containing the minimum content for its assessment established by the competent body, excludes SABESP's liability for the purposes of applying penalties and possible reductions in EQUILIBRIUM TARRIFS, under the terms of ANNEX II - TECHNICAL ANNEX OF EACH MUNICIPALITY, ANNEX V - REGULATORY MODEL, and ANNEX III - INFRACTIONS AND PENALTIES.

SECTION 5 INSURANCE

Clause 10. SABESP, during the term of this CONTRACT, must maintain effective coverage of the insurable risks inherent in the execution of activities related to the SERVICES, as well as all insurance required by current legislation and the REGULATION.

Paragraph 1. SABESP must hire insurance coverage in compliance with the regulations issued by the Superintendence of Private Insurance – SUSEP, whose main objective is to provide coverage for the scope assumed in this CONTRACT, pursuant to ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, thus ensuring the unequivocal identification of the hired coverage.

Paragraph 2. The insurance policies required under this CONTRACT or endorsements of current policies must be presented to ARSESP within 90 (ninety) days from the EFFECTIVE DATE.

Paragraph 3. Insurance must be hired and maintained in effect with insurance companies authorized to operate in Brazil, who size are compatible with the insured object, according to the insurance plan that must be elaborated by SABESP and presented to ARSESP within 90 (ninety) days from the EFFECTIVE DATE, which must also be maintained updated on a permanent basis and observe the following guidelines:

(a)                     The insurance plan must indicate all insurance coverage that SABESP intends to hire, including, at least, the mandatory insurance coverage listed in paragraph 4 of this Clause, as well as the coverage limits provided for each policy and the most insurance deductible amount for the risk.

(b)                     The insurance plan may be reviewed periodically, at least within the scope of the PERIODIC TARIFF REVISIONS, making necessary adjustments based on expected changes in MANDATORY INVESTMENTS and the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, in compliance with the regulations of the federal insurance standardization and inspection bodies in Brazil and prohibiting the imposition and/or delay of additional payment procedures of the ensured amounts.

Paragraph 4. SABESP must hire, at least, the insurance policies defined below, according to their availability in the Brazilian market:

(a)                     Engineering Risk Insurance to cover material damage that may be caused by construction works and/or installation and assembly

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needed to fulfill the purpose of the CONTRACT, which are not classified as maintenance and conservation;

(b)	“All Risks” type Concession Operational Risk Insurance, including the following coverage:

(i)                Material damage covering the loss, destruction or damage to all LINKED ASSETS, including additional coverage for expert fees, engineering risks for small works and low voltage equipment; and

(c)	General Civil Liability Insurance, including the following coverage:
(i)	Employer civil liability;
(ii)	Contingent civil liability;
(iii)	Cross-civil liability; and
(iv)	Civil liability for civil construction works.

(d)                     Environmental Risk Insurance, designed to ensure SABESP's liability for damage arising from environmental pollution conditions, arising from the SERVICES provided or the execution of works necessary to implement INVESTMENTS.

Paragraph 5. Civil Liability insurance for civil construction works may be hired separately from the General Civil Liability insurance.

Paragraph 6. SABESP will inform ARSESP of the stipulated coverage, insured amounts and the most appropriate insurance deductible levels for the risks involved.

Paragraph 7. ARSESP may recommend changes to coverage and insurance deductible amounts, as well as to the conditions of the hired insurance policies to ensure adequate coverage, and the economic and financial impacts of these changes will be transferred to the TARRIFS during the PERIODIC TARIFF REVISION.

Paragraph 8. SABESP may change coverage and insurance deductible amounts, as well as any conditions of the hired policies, notifying ARSESP.

Paragraph 9. Once the hired insurance policies have been fully or partially executed, SABESP must enable the insured amounts to be received by 10 (ten) business days, including for the Civil Liability Section, in compliance with the regulations of the federal insurance standardization and inspection bodies in Brazil, unless this coverage is not available in the insurance market, which must be confirmed by letter sent to ARSESP and signed by the reinsurance company.

(a)	In the event a coverage does not exist, and/or the amounts of the insurance policy can not be paid or are unconditional, and/or an event triggers the insurance policy's clause regarding cap coverage limits, ARSESP may demand alternative solutions to ensure SABESP continues to execute its assumed obligations, which may be structured by means of a contract signed between SABESP and third parties containing provisions defined by ARSESP, or suggested by SABESP and approved by ARSESP.

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(b)	The impossibility of receiving automatic and unconditional payment, under the terms of paragraph (a) above, excludes SABESP’s liability for the purposes of applying any penalty for not complying with an obligation that is linked to receiving insurance payment referred to in this paragraph.

Paragraph 10. When hiring insurance policies covered by the CONTRACT, the following guidelines must be followed:

(a)	All insurance policies must be valid for at least 12 (twelve) months, except for policies relating to insurance linked to the execution of INVESTMENTS, which shall be valid according to the deadline for executing each work;
(b)	Insurance coverage required by SABESP must be within limits capable of fully reimbursing all losses that may be incurred by SABESP, ARSESP, the GRANTING AUTHORITY, or third parties arising from activities carried out by SABESP and within the limits of the responsibilities of each PARTY and ARSESP;
(c)	SABESP must provide ARSESP, up to 10 (ten) days prior to the respective expiration dates, with certificates issued by the insurance company(ies), confirming that the insurance policies provided for in the CONTRACT were renewed, or that new policies were hired, if this is necessary for the continuity of the insured activity;
(d)	SABESP must include in the insurance policies the insurance company’s obligation to inform, in writing and at least 30 (thirty) days in advance, SABESP and ARSESP of any facts that may imply in the cancellation, in full or partially, of the insurance hired, as well as events that cause reduction in coverage, increase in insurance deductible amounts, or reduction of insured amounts, observing the situations provided for by law;
(e)	Insurance policies must include coverage for damages caused by force majeure or unforeseeable circumstances, when insurable, under the risk matrix contained in this CONTRACT;
(f)	Any differences between the hired amounts and the indemnifications or claims paid will not give rise to the right to the economic-financial rebalancing of the CONTRACT, nor will they eliminate SABESP's obligation to provide the SERVICES and carry out the planned INVESTMENTS, including INVESTMENTS that are proven necessary due to claim occurrence and whose amounts have not been fully covered by the policies;

Paragraph 11. In the event of losses not covered by the hired insurance, provided that the generating event is insurable in Brazil by at least two insurance companies, and considering a period of one year prior to the event date, as registered with the Superintendence of Private Insurance (SUSEP), and if the obligation to insure is included in the insurance plan, SABESP will be fully liable for any damage and losses that may be caused to the STATE, the MUNICIPALITY, URAE-1, ARSESP, or third parties arising from the SERVICES provided, incurring the burden of compensating for such damage and losses exclusively at its own expense.

Paragraph 12. The policies issued may not contain obligations, restrictions or provisions that contravene the terms of the CONTRACT or sector regulations and must contain an express statement from the insurance company that it is fully aware of the CONTRACT, including the limits of SABESP's rights.

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Paragraph 13. In the event SABESP lacks to comply with the obligation to hire and maintain insurance policies valid, URAE-1 may, regardless of its right to decree the intervention or declare the CONTRACT’S nullity, proceed with the hiring and direct payment of the respective insurance premiums, with all costs burdens falling on SABESP, which must reimburse URAE-1, as applicable, within 15 (fifteen) business days from its notification, charging interest on arrears corresponding to the variation pro rata temporis of the SELIC rate between the payment date for the insurance premiums by URAE-1 and the actual reimbursement date, notwithstanding other applicable penalties.

SECTION 6 PERFORMANE GUARANTEE

Clause 11. The full and timely fulfillment of the obligations assumed by SABESP with URAE-1 and ARSESP shall be ensured, under the terms, amounts,and conditions set forth in this Clause, by a PERFORMANCE GUARANTEE.

Paragraph 1. SABESP must provide, within 30 (thirty) days of the EFFECTIVE DATE, and maintain in favor of ARSESP, throughout the entire term of the CONTRACT, a PERFORMANCE GUARANTEE that covers compliance with operational, maintenance and investment obligations, as well as the payment of any amounts due to URAE-1, ARSESP, the STATE or the MUNICIPALITIES, in the minimum amount of:

(a)	R$ 200,000,000.00 (two hundred million reais), from the EFFECTIVE DATE of the CONTRACT, adjusted annually by the IPCA/IBGE price index; and
(b)	R$ 500,000,000.00 (five hundred million reais), particularly in the last 2 (two) years of the CONTRACT, adjusted by the IPCA/IBGE price index, aimed at ensuring the adequate reversal of the REVERSIBLE ASSETS, whose amount may be reduced if ARSESP expresses itself in favor of considering a lower value, adopting it as a parameter to ensure the adequate reversal of the REVERSIBLE ASSETS, pursuant to clauses 51 and 59 of this CONTRACT, and considering the information contained in the inventory prepared by SABESP, in compliance with the provisions of clause 9 (ee) of this CONTRACT and the REGULATION.

Paragraph 2. The PERFORMANCE GUARANTEE may have its amounts revised during the PERIODIC TARIFF REVISIONS and EXTRAORDINARY REVISIONS, in which case the investments and their respective execution schedules will be considered, in the event that they are changed.

Paragraph 3. The PERFORMANCE GUARANTEE is intended to compensate and reimburse costs and expenses incurred by URAE-1 or ARSESP, in the event SABESP fails to comply with assumed obligations, and must also be executed for paying fines that are applied to SABESP, or to pay other amounts owed by SABESP to URAE-1 or ARSESP, which have not been duly paid.

Paragraph 4. SABESP will remain fully responsible for fulfilling the purpose of this CONTRACT, even if the PERFORMANCE GUARANTEE is fully executed, as well as responsible for other obligations inherent thereto, including the payment of fines, indemnifications and other penalties that may be applied to the Company, and which have not met with the full or partial execution of the PERFORMANCE GUARANTEE.

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Paragraph 5. If the PERFORMANCE GUARANTEE is not sufficient to meet the obligations set forth in paragraph 3, SABESP will be liable for the difference.

Paragraph 6. The documents that effectively formalize the PERFORMANCE GUARANTEE must be previously approved by ARSESP, under the terms of this CONTRACT, including any changes, replacements and renewals that may be required, and SABESP shall be responsible, in any event, for the risks related to not hiring or inadequately or insufficiently hiring the PERFORMANCE GUARANTEE.

Paragraph 7. The PERFORMANCE GUARANTEE may be offered and/or replaced, with prior and express consent from ARSESP, in one of the following ways, in accordance with article 96, paragraph 1, of Federal Law 14,133/2021:

(a)	Security deposit in national currency;
(b)	Security deposit in public debt securities of the National Treasury;
(c)	Surety bond;
(d)	Bank guarantee;
(e)	Premium bonds, funded by a single payment and redemption for the full amount; or
(f)	Combining two or more of these modalities contained in this paragraph 7.

Paragraph 8. The PERFORMANCE GUARANTEE offered may not contain any reservations that may hinder or prevent its execution, or that may raise concerns as to its feasibility, in compliance with the regulations of the federal insurance standardization and inspection bodies in Brazil, if offered in this modality.

Paragraph 9. SABESP shall be solely responsible for the expenses relating to the provision of the PERFORMANCE GUARANTEE, in accordance with the REGULATION.

Paragraph 10. SABESP shall be solely responsible for ensuring the maintenance and sufficiency of the PERFORMANCE GUARANTEE provided in this CONTRACT.

Paragraph 11. The PERFORMANCE GUARANTEE, if provided in national currency, must be deposited in a current account held by URAE-1, to be indicated as requested by SABESP, presenting proof of deposit, or through an administrative check from a national financial institution.

Paragraph 12. The PERFORMANCE GUARANTEE, if provided through public debt securities of the National Treasury, must be taken out for the nominal value of the securities, and these cannot be encumbered with non-attachability, non-alienability, non-transferability or mandatory acquisition clauses.

Paragraph 13. Securities offered must be issued in book value, registered in a centralized settlement and custody system authorized by the Central Bank of Brazil, with market quotation and accompanied by proof of their current validity in terms of liquidity and value.

Paragraph 14. Only the following securities shall be accepted:

(a)	National Treasury Bills – LTN;

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(b)	Financial Treasury Bills – LFT;
(c)	National Treasury Notes Series B Principal – NTN-B Principal;
(d)	National Treasury Notes Series B – NTN-B;
(e)	National Treasury Notes Series C – NTN-C; and
(f)	National Treasury Notes Series F – NTN-F;

Paragraph 15. The PERFORMANCE GUARANTEE, if presented in the form of a surety bond, will be proven by the presentation of the surety bond policy, accompanied by proof of payment for the premium, as applicable, as well as a Certificate of Operational Regularity, issued by SUSEP, on behalf of the insurance company issuing the policy, with a minimum validity of 12 (twelve) months.

Paragraph 16. Relating to the surety bond modality, the policy must be issued by an insurance company authorized to operate in Brazil and must be accompanied by proof of a hired reinsurance policy, pursuant to legislation in effect at the time of presentation, with a minimum validity of 12 (twelve) months.

Paragraph 17. The policy must comply with SUSEP Circular 662/2022, as amended, and may not include any Clause exempting SABESP or the insurance company from liability, not even through special or particular conditions other than those arising from legal or regulatory requirements.

Paragraph 18. Only liability exclusion arising from an unavoidable requirement by law or regulation shall be considered valid. Liability exclusions that are merely admitted by the regulator will not be considered valid.

Paragraph 19. The special conditions or particular conditions of the respective policy must expressly state coverages for all events described in paragraphs 3 and 31, or, exceptionally, must be accompanied by a statement, signed by the insurance company who issued the policy, certifying that the performance guarantee presented covers all the events described in paragraphs 3 and 31.

Paragraph 20. The PERFORMANCE GUARANTEE, when presented as a surety bond, must cover all events that occurred during its validity, even if a claim is reported by URAE-1 or ARSESP after the final validity of the PERFORMANCE GUARANTEE has expired, respecting its prescriptive term and covering the events provided for in SUSEP Circular No. 662/2022, as amended, as well as SABESP’s lack of compliance with its obligation, provided for in Clause 9, item (pp), to indemnify URAE-1 or ARSESP if they are held unduly responsible for any act or fact resulting from SABESP’s actions or the actions of its employees or subcontractors, including, but not limited to, environmental damage, civil, tax and labor liability, regulatory penalties, among others.

Paragraph 21. The PERFORMANCE GUARANTEE, if presented in the form of a bank guarantee, must: (i) be issued by a financial institution duly constituted and authorized to operate in Brazil; (ii) have its value expressed in Brazilian Reais; (iii) be presented in its original form;

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(iv) include a waiver for benefit of privilege; and (v) and be accompanied by proof of the representation powers of the person responsible for signing the document.

Paragraph 22. The PERFORMANCE GUARANTEE, in the form of a bank guarantee, must be valid for a minimum of 1 (one) year from the hiring date, and SABESP is fully responsible for carrying out the necessary renewals and updates, also notifying ARSESP of any renewals and updates, under penalty of applicable sanctions.

Paragraph 23. SABESP must submit to ARSESP a document proving the renewal and update of the PERFORMANCE GUARANTEE, at least 30 (thirty) days prior to the end of its validity.

Paragraph 24. SABESP must promote the renewal, in a timely manner, of the PERFORMANCE GUARANTEE to ensure its continuity, as well as proceed with its replacement, if executed, and periodic adjustment, regardless of prior notification from ARSESP establishing the delays.

Paragraph 25. The PERFORMANCE GUARANTEE, provided in any of the forms listed in this Clause, may not have provisions that exclude any liabilities incurred by SABESP in relation to the execution of this CONTRACT, nor contain any type of reservations or conditions that may hinder or prevent its execution, or that may generate concerns as to the robustness of the guarantee offered, other than the reservations or exclusionary clauses resulting from legal or regulatory requirements.

Paragraph 26. The PERFORMANCE GUARANTEE will only be released when this CONTRACT is terminated and the definitive term of return for the SERVICES has been issued, after proof that SABESP has paid and settled any and all amounts due to URAE-1 or ARSESP.

The reduction in PERFORMANCE GUARANTEE, or its termination, may only be carried out with the prior and express authorization by ARSESP.

Paragraph 27. Whenever the PERFORMANCE GUARANTEE is executed, in full or partially, SABESP will be obliged to replace its full value within 10 (ten) business days from being notified by ARSESP.

Paragraph 28. If said replacement does not occur within the period established in paragraph 27, ARSESP may retain existing credits on behalf of SABESP, in the same value as the replacement, until the PERFORMANCE GUARANTEE amount has been reestablished, with no monetary restatement applicable over the retained credits when they are returned to SABESP, after the PERFORMANCE GUARANTEE has been replaced, notwithstanding the application of penalty to SABESP.

Paragraph 29. If SABESP continues to fail in replacing the PERFORMANCE GUARANTEE amount, URAE-1 may declare the CONTRACT’s nullity.

Paragraph 30. The insurance policies defined in clause 10 must be activated with priority by SABESP to repair losses directly covered by the insurance plan, and it is understood that the PERFORMANCE GUARANTEE will not be activated directly to cover damages from such events.

Paragraph 31. Notwithstanding other events provided for in this CONTRACT or legislation, the PERFORMANCE GUARANTEE may be executed, in full or partially, by URAE-1 or

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ARSESP, to pay amounts owed by SABESP to URAE-1 or ARSESP that have not been paid spontaneously after investigated in regular administrative processes, due to:

(a)	failure to perform any obligation provided for in this CONTRACT or in any amendments signed by both PARTIES, or arising from the inadequate execution of the purpose of the CONTRACT, in disagreement with the defined specifications and deadlines without being duly justified and refusing or failing to correct the flaws identified by ARSESP under the terms established in this CONTRACT;
(b)	failure to pay amounts due relating to fines, indemnifications or other penalties applied to SABESP, under this CONTRACT and within the established deadlines;
(c)	failure to carry out INVESTMENTS or take the necessary measures to achieve the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, and refusing or failing to correct the flaws identified by ARSESP under the terms established in this CONTRACT;
(d)	failure to pay regulation, oversight and inspection fees calculated under State Complementary Law 1,025/2007 and the terms of the CONVENTION;
(e)	failure to deliver the LINKED ASSETS to the STATE and/or MUNICIPALITIES, or to a third party indicated by them, upon termination of the CONTRACT, in full technical and operational functionality, also considering the specifications of this CONTRACT, including failures to correct the flaws identified by ARSESP under the terms established in this CONTRACT;
(f)	failure to hire the required insurance under this CONTRACT; and
(g)	failure to indemnify the amounts spent by URAE-1 or ARSESP, if they are held unduly responsible for any act or fact resulting from SABESP’s actions or the actions of its employees or subcontractors, including, but not limited to, environmental damage, civil, tax and labor liability, regulatory penalties, among others.

TITLE V. SERVICES

CHAPTER 7. EXPANSION AND QUALITY
SECTION 7 PLANNING

Clause 12. SERVICES and INVESTMENTS are planned through the governance bodies of URAE-1, the STATE, and MUNICIPALITIES, within the scope of their attributions, ensuring that the plans are implemented in adherence to the REGIONAL SANITATION PLAN.

Paragraph 1. URAE-1 shall be responsible for the integration of sanitation services, notwithstanding the obligation of the STATE and MUNICIPALITIES to adopt, through their bodies and

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competent entities, all necessary measures to enable the adequate provision of SERVICES.

Paragraph 2. SABESP's duty in enabling compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES does not exempt the MUNICIPALITIES and the STATE, as applicable, of their responsibility to carry out administrative acts within their attributions, as well as to exercise police force that may eventually be necessary to regularize locations within the SERVICE AREA.

Paragraph 3. Water supply systems must be planned to ensure their normal supply, even in adverse water conditions, pursuant to the terms of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY and ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS,

in compliance with the provisions of Clause 37, item “n”.

Paragraph 4. The temporary idleness of structures built for the SYSTEM’s normal services, including during favorable water conditions, will be treated according to the utilization index methodology mentioned in ANNEX V – REGULATORY MODEL.

Paragraph 5. Investments in LINKED ASSETS must be included in the RRB, under the guidelines defined in ANNEX V – REGULATORY MODEL.

Clause 13. The INVESTMENT plans and projects to be considered by SABESP during the execution of the CONTRACT must reflect the provisions of ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, aimed at:

(a)	ensuring the universalization of services, by December 31, 2029, in the SERVICE AREA;
(b)	a gradual and progressive improvement of coverage and compliance for the SERVICES to meet the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, including for the revision of the REGIONAL SANITATION PLAN; and
(c)	a continuous improvement of the quality of the SERVICES provided, as well as environmental health, as established in this CONTRACT.

Paragraph 1. The investment projections defined by URAE-1 must be compatible with the ones required to meet the MANDATORY INVESTMENTS and INDICATORS AND GOALS FOR COVERAGE AND LOSSES, which may be changed in the PERIODIC TARIFF REVISIONS and EXTRAORDINARY REVISIONS to reflect revisions to the REGIONAL SANITATION PLAN.

Paragraph 2. SABESP is prohibited to distribute profits and dividends in the event of non-compliance with the goals and schedules set forth in this CONTRACT for the UNIVERSALIZATION, to be determined in a regular administrative process and resolved in a final decision issued by ARSESP.

(a)	For the purposes of paragraph 2, the non-compliance with the goals and schedules set forth in this CONTRACT for the UNIVERSALIZATION shall be considered characterized when SABESP, for its own reasons, reaches annually and in compliance with clause 43 of this CONTRACT, the maximum levels of the U Factor measured under the terms of ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS, non-cumulatively every year during the contractual execution.

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(b)	Once the breach referred to in this paragraph has been remedied, SABESP will be authorized to distribute its profits and dividends.

Clause 14. As established in article 17, paragraph 4, and article 19, paragraph 4, of Federal Law 11,445/2007, the REGIONAL SANITATION PLAN will be reviewed and submitted to approval by URAE-1 and incorporated by ARSESP, jointly with the PERIODIC TARIFF REVISION.

Paragraph 1. The planning review may be based on diagnoses and studies hired by SABESP, which must be approved by URAE-1 in accordance with this Clause, and forwarded to ARSESP by at least 210 (two hundred and ten) days prior to the start date of the PERIODIC TARIFF REVISION.

Paragraph 2. SABESP may hire specialized consultants to work on the review of the REGIONAL SANITATION PLAN, pursuant to article 17, paragraph 4, of Federal Law 11,445/2007, and the review costs must be incorporated into the TARIFFS by ARSESP.

Paragraph 3. SABESP must forward to URAE-1, and ensure its receipt, a list of three companies that may be hired to review the REGIONAL SANITATION PLAN by the end of the first quarter of the calendar year preceding the year in which the PERIODIC TARIFF REVISION was carried out.

Paragraph 4. URAE-1, in accordance with its governance rules, must forward its preference to SABESP, and ensure its receipt, within 30 (thirty) days of the communication containing the triple list referred to in paragraph 3.

Paragraph 5. URAE-1, after receiving the new version of the REGIONAL SANITATION PLAN, must evaluate it, under its governance rules, and, as applicable, request changes based on technical requirements so that SABESP can promote them within 30 (thirty) days.

Paragraph 6. The revised version of the REGIONAL SANITATION PLAN must be resolved by URAE-1 within 30 (thirty) days of when it was forwarded by SABESP, always observing compliance with the deadline provided for in paragraph 1.

Paragraph 7. If URAE-1 does not approve the review of the REGIONAL SANITATION PLAN presented by SABESP, defined in paragraph 6, it may prepare a separate document, directly or through entities and service providers authorized under the terms of article 17, paragraph 4 of Federal Law 11,445/2007, and approve it with the necessary advance notice to ensure it is sent to ARSESP within the deadline provided for in paragraph 1 of this clause.

SECTION 8 EXPROPRIATIONS

Clause 15. The STATE and/or the MUNICIPALITY, as requested by SABESP, must:

(a)	declare properties for public use, as a matter of urgency, for the purposes of expropriation or establishing administrative easement, including properties for temporary usage;
(b)	establishing administrative limits and authorizing temporary occupations of fixed assets, aimed at ensuring the performance of services and works, as well as the conservation assets related to the SERVICES;

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Clause 16. To comply with obligations concerning expropriations or establishing administrative easements, SABESP must:

(a)	present to the GRANTING AUTHORITY, in a timely manner, all the elements and documents required to declare the public use of properties to be expropriated or where administrative easements will be instituted, pursuant to current legislation;
(b)	conduct expropriation processes or establish administrative easements, being responsible for all costs incurred thereto, including those for acquiring properties and paying indemnifications, or any other compensation due from the expropriation or establishing of easements, as well as other related burdens or charges, including for lawsuits filed by expropriated parties or occupants of private properties requesting indemnifications, also for the temporary use of properties or the relocation of assets or individuals, as well as expenses with legal costs, attorney's fees and fees for reports issued by experts.

Paragraph 1. SABESP will notify ARSESP every six months, from the signature date of this CONTRACT, regarding the progress of administrative or judicial proceedings related to expropriations, including information on indemnities paid to the expropriated parties through agreements or legal rulings.

Paragraph 2. ARSESP must incorporate into the TARIFFS:

(a)	the full amount of indemnification determined by the courts, excluding costs relating to legal advisory, fees, court costs, notary fees, registration and property appraisal reports; and
(b)	for the purpose of establishing parameters for efficient costs, include the indemnification amounts established for amicable expropriation, limited to the value established in the property appraisal report, prepared under applicable technical standards by a qualified expert.

Paragraph 3. ARSESP and URAE-1 may, notwithstanding SABESP's responsibility for the timeliness and completeness of the information provided, under the terms of the LICENSING, PERMITS AND AUTHORIZATIONS PLAN, participate in the institutional management and monitoring of the process for issuing and publishing declarations of properties for public use.

Paragraph 4. For the purpose of issuing declarations of public use, SABESP must submit the following documents to the GRANTING AUTHORITY:

(a)	Description and survey of the areas to be expropriated;
(b)	Identification of the respective owners;
(c)	Indication of the purpose of the properties;
(d)	Designation of the STATE or MUNICIPALITY as the winning bidder and of SABESP as responsible for conducting the expropriation process;
(e)	Rules for assuming expenses related to the expropriation of properties;
(f)	Indication of applicable legal provisions;
(g)	Blueprint (or drawing) signed by the responsible party;

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(h)	A Macro Assessment Report and individualized report, by property registration number, accompanied by the annexes that have been mentioned, including improvements, based on field observation, with estimated values obtained through real estate research and detailed a photographic report, signed by the responsible party and dated;
(i)	Declaration, signed by the responsible party at SABESP stating (a) there is no incidence of municipal, state or federal area in the areas to be expropriated and (b) the respective area does not overlap with any other area included in other public use decrees;
(j)	Individualized descriptive reports of the areas to be expropriated, dated and signed by the responsible party at SABESP; and
(k)	Updated copy(ies) of registry(ies), or transcription of records by the competent registry office, as applicable.

Paragraph 5. If the period of 180 (one hundred and eighty) days has elapsed since the information referred to in paragraph 4 was forwarded, without the corresponding declaration of public use having been issued, URAE-1 shall assume the risks arising from such delay, unless it is proven that SABESP did not submit, or inadequately submitted, the information required in paragraph 4.

Paragraph 6. Once the declaration of public use has been published, SABESP must:

(a)	Within 30 (thirty) days, proceed with the physical registration of the property at the notary's office, obtaining the respective registration data, description of the property and its physical evaluation and/or prior identification with the Municipality;
(b)	Within 60 (sixty) days, propose and prove to ARSESP the filing of the relevant lawsuits for the expropriations, administrative easements or temporary occupations, with SABESP required to conduct such legal proceedings with diligence, or adopt the necessary measures to obtain extrajudicial agreements with the parties responsible for the areas.

Paragraph 7. For actions involving expropriations, administrative easement or temporary occupations, SABESP must make efforts to find a solution that minimizes the economic impact of the expropriation, considering social aspects and proposals that are technically feasible and make the best use of the lands listed in the public use declaration, aimed at balancing the execution of INVESTMENTS with the population at these locations, prioritizing temporary occupation and administrative easement over expropriation.

Paragraph 8. SABESP is prohibited from:

(a)	Expropriating, temporarily occupying or establishing administrative easements of areas that are not necessary for the provision of SERVICES, except for additional areas whose expropriation is determined by law, thus recognized by judicial decisions; and
(b)	Use, enjoy and dispose of the properties that were expropriated, temporarily occupied or subject to administrative easement, for purposes other than the ones necessary to provide SERVICES or to execute the INVESTMENTS.

44

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 9. If the remaining areas of the expropriated region are not affected by the purpose of the CONTRACT and there is an intension for its sale or use for a purpose other than that initially foreseen, SABESP's intention must be submitted in advance to ARSESP.

Paragraph 10. If the preference right is exercised by the expropriated party or if the property’s sale is approved by SABESP, the proceeds of the sale will be considered as credit in the following PERIODIC TARIFF REVISION, at the market value of the property sold.

Paragraph 11. SABESP must request, within 30 (thirty) days from the issuance of the letter of award over the property that has been expropriated or received administrative easement, or from the conclusion of the amicable expropriation process or negotiated acquisition, at its own expense, registration of the property at the Real Estate Registry Office, on behalf of the STATE or MUNICIPALITY, as guided by ARSESP.

Paragraph 12. SABESP shall be responsible for vacating properties and resettling its occupants, and/or offering temporary rent, in the event of disasters or emergency works in the water and sewage infrastructure in which the Civil Defense authority declares that the vacating of adjacent properties is required.

CHAPTER 8. EXECUTION OF SERVICES

SECTION 9 WATER SUPPLY AND SEWAGE SERVICES

Clause 17. The SERVICES must be offered in a way that meets the conditions of regularity, continuousness, efficiency, safety, timeliness, generality and courteousness, in addition to affordable TARIFFS, under the terms of ANNEX II - TECHNICAL ANNEX OF EACH MUNICIPALITY and ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS.

Paragraph 1. The SERVICES may be interrupted by SABESP, with or without prior notice to ARSESP and USERS, so long as they comply with the SERVICE REGULATIONS.

Paragraph 2. In any of the cases related to this Clause, SABESP must adopt the appropriate measures to reduce the interruption of SERVICES to what is strictly necessary.

Clause 18. The STATE and/or the MUNICIPALITY, under their respective legal authorities, must take the appropriate measures to oblige permanent urban buildings to be connected to the public water supply and sewage collection networks, pursuant to article 45 of Federal Law 11,445/07.

Clause 19. SABESP may adopt alternative solutions, individual or collective, considering the peculiarities of USERS, within the SERVICE AREA, for a single USER or for a group of USERS located in areas where traditional sanitation systems are not feasible, particularly in rural areas and informal urban centers, under the terms of this CONTRACT, to enable SERVICES to be provided, if these measures are technically compatible with:

(a)	the licensing conditions issued by the environmental agency; and
(b)	the terms and standards issued by ARSESP on the matter.

45

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 1. Coverage goals for rural areas and informal urban centers will be required under the terms of ANNEX II – TECHNICAL ANNEX FOR EACH MUNICIPALITY.

Paragraph 2. SABESP must serve, under the terms of this CONTRACT, USERS located in rural areas as of the EFFECTIVE DATE.

Paragraph 3. SABESP must serve, under the terms of this CONTRACT and ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, USERS located in rural areas, according to data collected for rural areas prepared under the terms established in paragraph 4, as well as update USER registries in rural areas and informal urban centers and obtain, in writing under the terms of the REGULATION, confirmation from each of these USERS regarding their interest allowing SABESP to implementation and/or operation the individual alternative solution, with USERS signing the term of responsibility regarding their decision.

Paragraph 4. SABESP must promote the hiring of a company or consortium of companies to prepare a data collection of the rural area referred to in paragraph 3, observing, as applicable, the procedure and conditions provided for in ANNEX VI – PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER, also following the following specific provisions:

(a)	The STATE, after ARSESP’s appreciation, must make available to SABESP, by December 31, 2024, the terms of reference, containing, at least, the scope of the data collection and the qualification requirements that must be met by the hired company;
(b)	SABESP must, within 30 (thirty) days from receipt of the terms of reference, prepare a list containing at least 3 (three) companies or consortiums of companies that meet the minimum hiring conditions, to be approved by ARSESP;
(c)	If at least 3 (three) companies or consortiums of companies are approved, including any additional recommendations that may be necessary, ARSESP must, at the time of approval, draw lots to select one of the companies or consortium of companies to be hired by SABESP; and
(d)	SABESP must formalize the hiring of the company or consortium of companies that won the draw, within 10 (ten) days from the ARSESP's statement and also submit, by December 31, 2026, the data collection produced by the hired company to be approved by the STATE, after ARSESP’s appreciation, which must include the list of USERS visited and their respective decisions to allow SABESP to implement and/or operate the individual alternative solution.

Paragraph 5. USERS who have refused SABESP's actions, under the terms of aforementioned paragraph 2, will be responsible for the adequacy of the alternative solution adopted, under penalty of applicable sanctions, according to APPLICABLE LEGISLATION, and will be treated accordingly for the purpose of achieving the annual goals, under the terms provided for in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

Paragraph 6. Equipment and assets of any nature intended for individual solutions, when implemented by SABESP, with or without the provision of COMPLEMENTARY ACTIVITIES, must form part of SABESP's RRB.

46

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 7. For the purpose of meeting partial goals, any deviation in the initial parameters of the goals established for rural areas and informal urban centers provided for in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY may give rise to an EXTRAORDINARY REVISION under the terms of ANNEX V – REGULATORY MODEL, previously justified in accordance with applicable technical standards and approved by ARSESP.

Paragraph 8. In relation to USERS located in rural areas and informal urban centers:

(a)	SABESP is obligated to facilitate the implementation of necessary infrastructure for USERS served by collective solutions and, in the event such service is not possible and is requested by the USER, through an INDIVIDUAL SOLUTION SYSTEM FOR SUPPLY OF DRINKING WATER AND/OR SEWAGE;
(b)	the remuneration for infrastructure implementation and adaptation services, as well as maintenance and cleaning services for individual solutions of these USERS who have subscribed to receive the SERVICES provided by SABESP, as well as collective solutions, will be carried out through TARIFFS;
(c)	the MUNICIPALITIES and competent environmental agencies are responsible for monitoring the adequacy of the individual solution adopted by USERS who have chosen not to allow SABESP to provide SERVICES, in accordance with paragraph 3 of this clause; and
(d)	the scope mentioned in items (a) and (b) of this paragraph 8 does not apply to non-residential sewage services for USERS located in rural areas, which will be regulated by ARSESP.

SECTION 10 OPERATIONAL AND CORPORATE MANAGEMENT OF SABESP

Clause 20. URAE-1 hereby authorizes the creation of a wholly owned subsidiary by SABESP, in the form of a special purpose company, whose purpose is:

(a)	to assume SABESP's shareholding in INVESTEES; or
(b)	to provide SERVICES and assume this CONTRACT, in all rights, duties and obligations, provided that the transferee company has sufficient subscribed and paid-in share capital to fulfill the scope of the CONTRACT, and proves, to ARSESP, that the transferee company has available human and material resources to provide the SERVICES.

Paragraph 1. Once the corporate reorganization has been implemented, the CONCESSIONAIRE will automatically promote the succession for all purposes, rights, duties and obligations established in this CONTRACT.

Paragraph 2. The activities developed and provided by SABESP, after signing this CONTRACT, outside the SERVICE AREA and not related to the SERVICES, will not be considered ANCILLARY ACTIVITIES, given that cost sharing is proven to not exist, under regulatory accounting, whose exploration by SABESP must be conducted through the creation of an investment vehicle.

47

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 3. SABESP's accounting and financial information and statements must be audited by a specialized, independent, reputable auditing firm with renowned specialization, which has audited companies that are publicly traded on B3 in the last two fiscal years.

Paragraph 4. Information regarding shared costs between SABESP and its subsidiaries must be included in SABESP's regulatory accounting and must comply with ARSESP regulations, in particular regarding its implementation until the maximum deadline of December 31, 2026, pursuant to ANNEX V – REGULATORY MODEL.

Paragraph 5. The specialized auditing firm must also verify compliance with the provisions concerning RELATED PARTIES, regardless of SABESP's accounting or governance regime.

Clause 21. SABESP may explore, regardless of prior authorization, the SUPPLEMENTAL ACTIVITIES listed in ANNEX V – REGULATORY MODEL by practicing OTHER PRICES that will be adjusted in accordance with the ADJUSTMENT rule of this CONTRACT.

Paragraph 1. The exploration of SUPPLEMENTAL ACTIVITIES other than the ones listed in ANNEX V – REGULATORY MODEL must be previously approved by ARSESP, notwithstanding the possibility of reviewing the list contained in ANNEX V – REGULATORY MODEL within the scope of PERIODIC TARIFF REVISIONS or EXTRAORDINARY REVISIONS, to incorporate SUPPLEMENTAL ACTIVITIES whose exploration must be previously authorized.

Paragraph 2. The sharing, for the purpose of tariff affordability, of the amounts earned by SABESP as ADDITIONAL REVENUE and revenues from ASSOCIATED PROJECTS and OTHER PRICES will follow the system set out in ANNEX V – REGULATORY MODEL.

Clause 22. Provided the conditions required in SABESP's corporate documents are met, as well as in APPLICABLE LEGISLATION, in particular State Law 17,853/2023, if possible, any consolidation or transfer of a direct CONTROL of SABESP shall depend on prior approval by ARSESP.

Paragraph 1. The prior consent required in Clause 22, under penalty of nullity, includes acts that imply the transfer of a direct CONTROL of SABESP, even when indirect control remains under the same economic group.

Paragraph 2. For the purpose of this CONTRACT, the direct holder of CONTROL power over SABESP is understood to be the natural or legal person, or a group of parties linked by a voting agreement, or under common control, part of SABESP’s direct shareholding structure meeting the conditions provided for in this CONTRACT.

Paragraph 3. Modifications in SABESP’s shareholding structure do not require prior consent and approval by ARSESP if the parties originally holding direct CONTROL of SABESP maintain a sufficient shareholding position to continue exercising the power of CONTROL of the Company, without including third parties who were not part of SABESP’s controlling block prior to the modification.

48

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 4. The transfer referred to in this clause will only be authorized by ARSESP if it does not hamper or jeopardize the execution of the CONTRACT and cannot be denied by ARSESP without being duly justified.

Paragraph 5. The indirect transfer of CONTROL referred to in this aforementioned clause is not subject to prior consent by ARSESP.

Paragraph 6. In the event an intermediate corporate structure is created between SABESP and its CONTROLLER, any change in the controlling power of said intermediate corporate structure shall be considered a transfer of direct CONTROL of SABESP.

Paragraph 7. For the purpose set out in this Clause, the following must be submitted to ARSESP:

(a)                  Proof of economic and financial capacity to comply with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, using a methodology defined by ARSESP;

(b)	Investment Plan to be approved upon instruction from ARSESP;

(c)                   Legal qualification documents, through current articles of incorporation, including for the manger and administrator of investment funds, under the terms of the current regulations, including the presentation of;

(d)                  Corporate taxpayer ID card (cartão CNPJ), including for the manger and administrator of investment funds;

(e)                  A complete corporate organizational chart, indicating the proposed corporate structure after the desired corporate transaction has been completed;

(f)                   Documents related to the desired corporate transaction, such as a draft of the shareholders' agreement, copies of minutes of SABESP shareholders' or partners' meeting, correspondence, audit reports and financial statements;

(g)                  Certificate of regularity with the Severance Pay Guarantee Fund (FGTS) valid for the period stated therein. For investment funds, the required document must be presented on behalf of the administrator and/or manager, under applicable regulations;

(h)                  Proof of tax compliance with the National Treasury, by means of a Debt Clearance Certificate (or Positive Clearance Certificate with the same effect) relating to federal taxes and the outstanding debt with the Federal Government. For investment funds, the required document must be presented on behalf of the administrator and/or manager, under applicable regulations;

(i)                    Proof of tax compliance with state and municipal treasuries (referring to property and real estate taxes), from the interested party's domicile or headquarters, dated no longer than 180 (one hundred and eighty) days prior to its presentation. For investment funds, the required document must be presented on behalf of the administrator and/or manager, under applicable regulations;

(j)                    Debt Clearance Statement for labor debts, pursuant to Law 12,440, of July 7, 2011. For investment funds, the required document

49

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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must be presented on behalf of the administrator and/or manager, under applicable regulations; and

(k)                  A compliance statement for job positions held by people with disabilities and those rehabilitated by Social Security, as provided for by law and other specific regulations.

Paragraph 8. The requirements set forth in items (a) and (b) of aforementioned paragraph 7, shall only be enforceable in the event of non-compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES that have not been remedied at the time of submitting the request referred to in this clause.

Paragraph 9. ARSESP must decide on the request provided for in the caput within 30 (thirty) days, which can be extended once for the same length of time.

Paragraph 10. ARSESP may request additional information, granting a deadline compatible with said requested so the interested party may present it. The request for presenting additional information by ARSESP suspends the analysis period provided for in aforementioned paragraph 9.

Paragraph 11. The change referred to in this Clause, without prior consent by ARSESP, before the transaction has been formalized, shall result in the application of the sanctions provided for in this CONTRACT and its ANNEXES, and ARSESP may, in addition to the application of penalties:

(a)                  Determine, when subsequent approval is possible, that the proponent presents the relevant documentation and resolves any pending issues, even if extemporaneously;

(b)	Determine that SABESP returns to the status quo ante, either through actions carried out by SABESP itself, undoing the corporate change or performing corporate acts that return the share capital to the company who originally held the shares, or through an act carried out by URAE-1 itself or ARSESP, seeking the annulment of the corporate change, under the provisions of article 35, item I, of Federal Law No. 8,934/1994; and

(c)                   If it is not possible to overcome the change in the shareholding structure for SABESP or its CONTROLLERS, recommending that URAE-1 chooses to declare the concession void, implying in the consequences provided for in this CONTRACT.

Paragraph 12. The transfer referred to in this clause will not change the obligations of SABESP and its CONTROLLERS with ARSESP and URAE-1.

SECTION 3 SABESP’S COMPLIANCE AND INTEGRITY PLAN

Clause 23. SABESP must have a COMPLIANCE AND INTEGRITY PLAN, in accordance with APPLICABLE LEGISLATION and REGULATION, containing, among other purposes and objectives:

(a)                  Internal mechanisms and procedures, with rules of integrity, auditing and encouragement to report irregularities; and

(b)                  Codes of ethics and conduct, as well as policies and guidelines, aimed at detecting and correcting deviations, fraud, irregularities and illegal acts committed

50

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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against the Public Administration, all in compliance with Federal Law 12,846/13 and state Decree 67,301/2022.

Paragraph 1. The COMPLIANCE AND INTEGRITY PLAN must provide that one of SABESP’s areas shall be responsible for applying, managing and monitoring the activities provided for therein, under the principles of autonomy, independence and impartiality to coordinate control activities and also having sufficient material, human and financial resources for its regular operations.

Paragraph 2. The COMPLIANCE AND INTEGRITY PLAN, as well as the codes of ethics and conduct must be reviewed in periods no longer than 2 (two) years, and, if necessary, updated to ensure their effectiveness.

CHAPTER 9. LINKED AND NON-LINKED ASSETS

Clause 24. LINKED ASSETS held by SABESP when signing this CONTRACT must be continuously inventoried, pursuant to the terms of the Asset Control Manual published by ARSESP, and this inventory must follow the RAB UPDATE and maintained updated within the scope of each PERIODIC TARIFF REVISION, after being validated by ARSESP.

Clause 25. SABESP will ensure the integrity of the LINKED ASSETS and NON-LINKED ASSETS related to the SERVICES provided.

Clause 26. The LINKED ASSETS to the SERVICES provided must be duly registered in accordance with ANNEX V – REGULATORY MODEL, to be identified and undergo asset evaluation, which are periodically audited and approved by ARSESP.

Clause 27. SABESP must hire and pay a VALUATION COMPANY and INDEPENDENT VERIFIER, in accordance with ANNEX V – REGULATORY MODEL.

Paragraph 1. The VALUATION COMPANY and INDEPENDENT VERIFIER will be hired and act in accordance with ANNEX VI – PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER and may be the same legal entity.

Clause 28. Assets related to private projects resulting from urban land subdivisions and others, will be assumed by SABESP for their operation and maintenance, provided that the respective projects are duly approved, which must be accounted for, reimbursed, in the cases of article 18-A, sole paragraph, of Federal Law 11,445/2007, and reversed in accordance with the SERVICE REGULATION.

Clause 29. The following need to receive previous authorization by ARSESP to be sold, assigned, encumbered, given as a loan or as a guarantee, seized, pledged, or expropriated in any way, observing the exceptions provided for in this CONTRACT:

(a)	LINKED ASSETS, during the term of the CONTRACT; and
(b)	fixed NON-LINKED ASSETS until the UNIVERSALIZATION has been achieved by SABESP.

Paragraph 1. From the signing of this CONTRACT, SABESP shall be responsible the possession, custody, maintenance and surveillance of LINKED ASSETS, and the Company may not refuse to receive any assets that fall within the definition of LINKED ASSETS, set forth in Clause 1, even if it considers them to be useless for the provision of SERVICES, except if in consensus with URAE-1.

51

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 2. All LINKED ASSETS must be kept fully operational by SABESP, except for those that have been deactivated, and in good condition during the entire term of the CONTRACT, and SABESP must carry out, at its own expense, repairs, renovations and adaptations necessary for the good performance of the SERVICES, under the terms provided for in this CONTRACT.

Paragraph 3. SABESP is expressly authorized to propose, on its own behalf, legal measures to secure or recover possession of the LINKED ASSETS.

Paragraph 4. LINKED ASSETS must be duly registered in SABESP's accounting records, so as to allow their easy identification by ARSESP, including their distinction between NON-LINKED ASSETS, in compliance with current accounting standards and the Regulatory Accounting defined by ARSESP.

Paragraph 5. Any for form of disposal of fixed NON-LINKED ASSETS and fixed LINKED ASSETS is subject to prior approval, by ARSESP, based on an independent appraisal report of the asset, prepared in accordance with applicable technical standards, being understood that 50% (fifty percent) of the net value of the sale, assignment or transfer of any nature of these assets must be shared for the purpose of reasonable tariff.

Paragraph 6. Authorization for any form of disposal of LINKED ASSETS is subject to:

(a)	a formalization, by ARSESP, to unlink the asset with SERVICES assets after such request has been made by SABESP; and
(b)	a replacement, by SABESP, of the assets with others that ensure the continuity and perfect provision of the SERVICES, without interruption, under the terms of this CONTRACT, which must be informed to ARSESP, within 15 (fifteen) days, for the UPDATE OF THE RRB.

Paragraph 7. ARSESP will comment on requests for the disposal of:

(a)	LINKED ASSETS, within a period compatible with the complexity of the situation, not exceeding 60 (sixty) days from the receipt of the request for prior consent, accompanied by all necessary documentation, by SABESP; and
(b)	fixed NON-LINKED ASSETS, within a period of up to 30 (sixty) days, which can be extended once for the same length of time, from the receipt of the request for prior consent, accompanied by all necessary documentation, by SABESP.

Paragraph 8. SABESP must immediately replace LINKED ASSETS at the end of their useful life with new and similar assets, of equal or superior quality, when necessary for the continuity of the SERVICES provided and in compliance with the purpose of this CONTRACT, particularly to meet the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, in compliance with applicable contractual provisions.

Paragraph 9. The replacement of LINKED ASSETS during the term of the CONTRACT, even if qualified as a mere common replacement, will be considered, must comply with the REGULATION and ANNEX V – REGULATORY MODEL for the purposes of establishing TARIFFS.

52

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 10. ARSESP may, during the term of the CONTRACT, communicate SABESP on situations in which the prior consent referred to in this clause is waived, provided the provisions of this CONTRACT are observed and the requirements established in said communication are met.

Paragraph 11. URAE-1, through the technical committees created in accordance with its governance rules, and ARSESP may carry out inspections of LINKED ASSETS, aimed at assessing their operational conditions.

Paragraph 12. LINKED ASSETS, including movable or fixed asset acquired by SABESP, in any way for the performance of the SERVICES, affected by the operation, will be considered non-commercial assets and may not, under any circumstances, be transferred, alienated, encumbered, leased, given as a loan or guarantee, or in any other way be permitted to be occupied, seized, pledged or any measure of the same nature, except if provided for in this CONTRACT.

Paragraph 13. All legal transactions between SABESP and third parties involving LINKED ASSETS must expressly mention their connection to the concession, observing, in the cases provided for in this CONTRACT, the need for ARSESP's consent prior to signing the legal transaction.

Paragraph 14. Other assets employed or used by SABESP, which qualify as NON-LINKED ASSETS, shall be considered exclusively as private assets and will not form the RBB, and may be freely used and transferred by SABESP, notwithstanding its responsibility to comply with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES and other provisions of this CONTRACT.

(a)	Specifically for movable NON-LINKED ASSETS, the amounts earned by SABESP from the sale, assignment or transfer of any kind will be considered, for all purposes, as ADDITIONAL REVENUE.

CHAPTER 10. FINANCING AND GUARANTEES FOR THE FUNDERS

Clause 30. SABESP is solely and exclusively responsible for obtaining the financing necessary for the normal course of the SERVICES and to fully execute the purpose of CONTRACT, so as to fully and timely fulfill all obligations assumed in this CONTRACT.

Paragraph 1. SABESP may not claim any provision, clause or condition of the financing contract(s), or any delay in the disbursement of funds, to exempt itself, entirely or partially, from the obligations assumed in this CONTRACT, whose terms must be fully known by the funders.

Paragraph 2. SABESP may, after prior consent from ARSESP, grant the rights arising from this CONTRACT as collateral to its funders, under the terms provided by law, if the funding operation: (i) is directly related to this CONTRACT; and (ii) does not compromise the continuity and adequacy of the SERVICES provided.

Paragraph 3. SABESP may, after prior consent from ARSESP, offer emerging rights arising from the SERVICES as collateral in funding operations of SERVICES, including raising funds on the market, debt operations or similar, through assignment, including fiduciary, usufruct, pledge or fiduciary disposal, titles, securities and their respective income, related to SABESP.

53

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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Paragraph 4. The collateral referred to in paragraph 2 may be offered in contracts that are ancillary or complementary to financing contracts, when intended to ensure the ability for the concession to finance itself or to mitigate risks assumed by SABESP, such as contracts intended to grant real guarantees or surety bonds, to raise funds on the market, to obtain insurance or to protect SABESP against changes in the price of an asset (hedge).

Paragraph 5. Any and all rights, revenues and receivables from the concession, including TARIFFS, ADDITIONAL REVENUES and SUPPLEMENTAL REVENUES, are considered rights arising from the CONTRACT.

Paragraph 6. SABESP’s shareholders are hereby authorized to assign, transfer or put liens on the shares they hold in SABESP, notwithstanding the need for prior consent from ARSESP for operations that may result in a change in SABESP's corporate control.

Paragraph 7. Any payments due by URAE-1, the STATE or MUNICIPALITIES to SABESP, as compensation and indemnities, may be paid directly to the funders, in compliance with the terms set forth in the guarantee instruments signed within the scope of the financing.

(a)              In the event of direct payments made to the funders, such payments will settle the obligations held by SABESP, in the amount actually disbursed to the funders.

Paragraph 8. The prior consent required in paragraphs 2 and 3 of this Clause is limited to instruments signed by SABESP as o EFFECTIVE DATE and is not applicable to instruments that came into effect prior to the signing of this CONTRACT.

TTILE VI. ECONOMIC AND FINANCIAL REGIME

CHAPTER 11. SERVICE EXPLOITATION REGIME

Clause 31. The SERVICES provided by SABESP shall be remunerated by the receipt of EQUILIBRIUM TARIFFS, the SUPPLEMENTAL ACTIVITIES shall be remunerated through OTHER PRICES, and the ANCILLARY ACTIVITIES by ADDITIONAL REVENUE, in compliance with the provisions of this CONTRACT, ANNEX V – REGULATORY MODEL, in LEGISLATION and the REGULATION.

CHAPTER 12. REVENUES

SECTION 11 TARIFF REVENUE AND SUPPLEMENTAL ACTIVITIES

Clause 32. The TARIFF REVENUE shall comply with the provisions of APPLICABLE LEGISLATION, the REGULATION and this CONTRACT.

Clause 33. It will be up to ARSESP to define the value of the TARIFFS and approve the table for OTHER PRICES proposed by SABESP, according to ANNEX V – REGULATORY MODEL, in compliance with

54

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

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guidelines of Federal Law 11,445/07, State Decree 41,446/1996, in APPLICABLE LEGISLATION, the REGULATION, the ANNEXES, and this CONTRACT.

Clause 34. The tariff structure and TARIFFS established in this CONTRACT must ensure both the economic and financial balance of the CONTRACT signed with SABESP for the SERVICES, as well as the tariff affordability, which will occur under the provisions of ANNEX VIII – INITIAL TARIFF FORMATION and ANNEX V – REGULATORY MODEL.

Paragraph 1. The TARIFFS must be sufficient to guarantee the UNIVERSALIZATION, in particular for low-income populations and locations, under the terms of this CONTRACT and its ANNEXES.

Paragraph 2. Any differences between the billing in the effective market for the APPLICATION TARIFF and what would be billed considering the EQUILIBRIUM TARIFF must be determined according to APPENDIX I to ANNEX V – REGULATORY MODEL.

Paragraph 3. Any positive balance existing under the terms of aforementioned paragraph 2 must be capitalized under the terms of APPENDIX I to ANNEX V – REGULATORY MODEL and must be used to ensure the remuneration due to SABESP when the APPLICATION TARIFF is lower than the EQUILIBRIUM TARIFF, always prior to using FAUSP funds.

Paragraph 4. The use of the positive balance for the purposes of aforementioned paragraph 3, must be comply with APPENDIX I to ANNEX V – REGULATORY MODEL.

SECTION 12 ADJUSTMENT

Clause 35. The procedures for the ADJUSTMENT will be carried out annually in accordance with ANNEX V – REGULATORY MODEL

CHAPTER 13. RISK ALLOCATION AND ECONOMIC-FINANCIAL BALANCE

SECTION 13 RISK ALLOCATION

Clause 36. For each PERIODIC TARIFF REVISION or EXTRAORDINARY REVISION process triggered in the specific cases and terms provided for in ANNEX V – REGULATORY MODEL, ARSESP must consider, for the purpose of establishing TARIFFS, that SABESP assumes responsibility, burdens and impacts, including in the Q FACTOR and U FACTOR, arising from the following events:

(a)                     Flaws, errors, and omissions in the engineering projects necessary for the execution of the INVESTMENTS, including the execution methodology and/or technology used by SABESP, or in the data collection that supported them;

(b)                     Losses arising from flaws or errors in the SERVICES provided or in the execution of INVESTMENTS, flaws, errors or omissions in INVESTMENTS, regardless if accepted by ARSESP, as well as flaws in equipment and errors caused by subcontractors, suppliers, third parties, service providers and/or any other natural person or legal entity related to the execution of the purpose of the CONTRACT;

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(c)                     Costs arising from obsolescence, instability and malfunction of the technology used by SABESP in the SERVICES;

(d)                     Costs arising from lawsuits, arbitration proceedings or administrative proceedings filed against SABESP, except if the facts are attributable or risks are allocated to URAE-1, ARSESP, the STATE or MUNICIPALITIES;

(e)                     Court decisions that suspend or jeopardize investments or the SERVICES provided, or that interrupt, suspend or reduce the collection of the TARIFF, as well as, in any case, its adjustment or review, provided that, in any case, SABESP has caused the decision, by action or omission, incompatible with the obligations provided for in this CONTRACT;

(f)                      Problems, delays, inconsistencies, suspension, interruption or intermittency in the supply of public utilities, including water, electricity, gas and internet, for which SABESP has been the cause;

(g)                     Theft, robbery, destruction, loss or damage to construction sites or LINKED ASSETS, which have been materialized not due an act or fact attributable to URAE-1, ARSESP, the STATE or MUNICIPALITIES, or due to a risk allocated to URAE-1;

(h)                     Frustration or variation in collecting TARIFFS, OTHER PRICES, revenues from ASSOCIATED PROJECTS and ADDITIONAL REVENUES, in relation to those established by ARSESP in ADJUSTMENTS, PERIODIC TARIFF REVISIONS and EXTRAORDINARY REVISIONS, under ANNEX V – REGULATORY MODEL;

(i)                       Impacts to ANCILLARY ACTIVITIES, even with variations in collecting OTHER PRICES, revenue from ASSOCIATED PROJECTS and ADDITIONAL REVENUE, due to the creation and/or extinction of taxes or changes in tax legislation or regulation;

(j)                      Creation, extinction or alteration in taxes, legal charges or tax regulations that:

i.	are levied on income; or
ii.	have, as a triggering event, activities carried out by subcontractors, suppliers, outsourced parties and service providers or any other natural person or legal entity linked to SABESP, when such activity could not, under reasonable market circumstances, be carried out directly by SABESP itself;

(k)                     Risks related to the hiring of mandatory insurance, respecting the deadlines, limits and rules established in this CONTRACT, including the risk of eventual difficulty or unfeasibility of executing insurance and guarantees by URAE-1 or ARSESP, that would result in the right to their execution, requiring more costly measures to meet the credit for URAE-1 or ARSESP;

(l)                       Costs and delays resulting from lateness in obtaining licenses, authorizations and/or permissions, including environmental ones, necessary to execute the purpose of the CONTRACT, including the construction, implementation or operation of activities, resulting from non-compliance, by

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SABESP, with the terms and conditions contained in the LICENSING, PERMITS AND AUTHORIZATIONS PLAN approved by ARSESP;

(m)                   Adaptation to the current regulation exercised by URAE-1, ARSESP, the STATE, MUNICIPALITIES, and other agents, bodies or supervisory entities whose attributions includes the activities under the purpose of this CONTRACT;

(n)	SABESP's business, financial, economic, accounting and tax planning;

(o)                       Technological updates and other measures required to maintain the INDICATORS AND GOALS FOR COVERAGE AND LOSSES established in the CONTRACT;

(p)                     Possible loss of LINKED ASSETS not covered by insurance policies available in Brazil and hired by SABESP or by the manufacturer's warranty;

(q)                     Negligence, incompetence or recklessness of people working for SABESP, whether they are employees, outsourced or subcontractors, suppliers, outsourced and service providers or any other natural person or legal entity linked to SABESP;

(r)                      Inefficiencies or economic losses resulting from flaws, negligence, incompetence, or omission, by SABESP, in fulfilling the purpose of this CONTRACT;

(s)                     Any problems, of any nature, arising from the relationship between SABESP and its contractors.

Paragraph 1. The following events are considered to be acts of unforeseeable nature force majeure, with the consequences established in this CONTRACT, as defined in civil law and which have a direct impact on the course of concession activities, including:

(a)	National or international wars that directly affect the execution of contracts;
(b)	Acts of terrorism;
(c)	Nuclear, chemical or biological contamination, including epidemics and pandemics, as declared by national health authorities or the World Health Organization, and which produce relevant effects on SABESP’s activities, except if these acts are caused by SABESP;
(d)	Trade embargo by a foreign nation; and
(e)	Natural events, such as earthquakes, hurricanes or floods, when their impacts cannot be avoided or mitigated by preventive measures reasonably required by SABESP.

Paragraph 2. Failure to comply with contractual obligations, including those relating to the achievement of milestones, demonstrably resulting from unforeseeable circumstances or force majeure, under the terms of this CONTRACT and ANNEXES, shall not be subject to penalty.

Paragraph 3. The PARTY who cannot fulfill its obligations due to an unforeseeable event or force majeure must notify the other PARTY of such event, within 48 (forty-eight) hours.

Paragraph 4. An event characterized as an unforeseeable event or force majeure shall not be considered, for the purpose of restoring the economic-financial balance of the CONTRACT if, at the time of its occurrence, it corresponds to an event that has been covered by the insurance market for at least

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6 (six) months, regardless if SABESP has hired said insurance, up to the limit of the average indemnification values under normal market practices, observing the distribution of risks established in this CONTRACT, notwithstanding the when the cost of hiring the insurance when incorporated into the TARIFFS.

Paragraph 5. In the event of an act of unforeseeable nature or force majeure, unless ARSESP gives other instructions in writing, SABESP shall continue to fulfill its obligations arising from the CONTRACT, to the extent reasonably possible, and will seek, by all available means, to fulfill those obligations not prevented by said event of unforeseeable nature or force majeure, being URAE-1 responsible, in the same way, for fulfilling its obligations not prevented by the event of unforeseeable nature or force majeure.

Paragraph 6. In the event of a proven act of unforeseeable nature or force majeure, the financial repercussions on the INDICATORS AND GOALS FOR COVERAGE AND LOSSES that have been impacted by the occurrence will be suspended, until the situation is normalized, and its effects have ceased.

Paragraph 7. The PARTIES and ARSESP undertake to employ all necessary measures and actions in order to minimize the effects arising from events of unforeseeable nature and force majeure.

Clause 37. For each PERIODIC TARIFF REVISION or EXTRAORDINARY REVISION process triggered in the specific situations and terms provided for in ANNEX V – REGULATORY MODEL, ARSESP must consider the risks arising from the following events are allocated to URAE-1:

(a)                     Judicial or administrative decisions that suspend or harm the execution of INVESTMENTS, or the SERVICES provided, or that interrupt, suspend or reduce the collection of TARIFFS, as well as, in any case, their adjustment or review, except in events where SABESP has caused the decision or if this CONTRACT provides for the allocation of the associated risk to SABESP;

(b)                     Delays or failure to perform SABESP's obligations caused by the delay or omission of URAE-1, the STATE, the MUNICIPALITIES or ARSESP in carrying out the activities and obligations assigned to them in this CONTRACT;

(c)                     Changes to the REGIONAL SANITATION PLAN that impact the SERVICES, except when the change is a risk that has been allocated to SABESP;

(d)                     Delays, stoppages, losses, costs or additional investments resulting from events of unforeseeable nature or force majeure that have incalculable consequences, or that, under normal market conditions, cannot be the purpose for hiring insurance coverage offered in Brazil, for at least 6 (six) months, by at least 2 (two) insurance companies, or in the event the amounts corresponding to the portion that exceeds the average of the amounts indemnifiable by policies under normal market practices, regardless, in the latter case, if SABESP has hired them;

(e)                     Delays resulting from delays in obtaining licenses, authorizations and/or permissions, including environmental ones, necessary to execute the purpose of the CONTRACT, including construction, implementation or operational activities, when demonstrably resulting from non-compliance with legal and regulatory deadlines by the administrative authorities , the terms of the LICENSING, PERMITS AND AUTHORIZATIONS PLAN approved by ARSESP, unless SABESP has not taken all appropriate measures to avoid the delay, or has contributed negligently or intentionally to its causing;

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(f)                      Creation, extinction or alteration of taxes, legal charges or tax regulations that are not related to the creation, extinction or alteration of taxes or contributions levied on income, and:

i.	have a direct impact on the TARIFFS or expenses related to the payment of tax obligations for which SABESP is the taxable entity, under the terms of article 121 of the National Tax Code, in particular those related to the execution of the purpose of this CONTRACT; or
ii.	have, as a triggering event, activities carried out by subcontractors, suppliers, outsourced parties and service providers or any other natural person or legal related to the execution of this CONTRACT, when such activity cannot, under reasonable market circumstances, be carried out directly by SABESP itself;
iii.	For the purposes of the risk described in this paragraph, the effective implementation of Constitutional Amendment 132, of December 20, 2023, shall be considered as the creation, extinction or alteration of taxes, and SABESP must include, as a contractual premise, the tax levied without the modifications introduced by the amendment;
iv.	The risk described in this paragraph shall not be assumed by the GRANTING AUTHORITY regarding the exploitation of ADDITIONAL REVENUE, SUPPLEMENTAL REVENUE and revenue from ASSOCIATED PROJECTS, which will be carried out and explored under SABESPs sole responsibility, with the tax risk being attributed to it;

(g)                     Impacts arising from the creation, revocation or revision of standards issued by ANA, URAE-1, ARSESP, the STATE or MUNICIPALITIES, including in relation to MUNICIPAL FUNDS, on the activities that are under the purpose of this CONTRACT, except for those that are merely for procedural and standardization purposes;

(h)                     Unilateral modification, imposed by URAE-1 or ARSESP, regarding the conditions for executing the CONTRACT, including changes in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY on the goals established in this CONTRACT;

(i)                       Change in the volume of funds transferred by FAUSP or any other budgetary mechanism, which was not considered when defining the TARIFFS;

(j)                      An act carried out by the STATE that effectively burdens the execution of the CONTRACT, except when such act or fact characterizes a risk that has already been specifically and expressly attributed to SABESP in this CONTRACT;

(k)                     Additional costs and/or deadlines for construction, operation and/or maintenance resulting from actions or omissions by URAE-1, ARSESP, the STATE or MUNICIPALITIES, as well as failure to comply with the obligations established in this CONTRACT;

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(l)                       Costs or delays related to the prospecting and recovery of historical, archaeological or paleological discoveries found at the properties needed for the execution of the INVESTMENTS;

(m)                   Strikes by employees of URAE-1, the STATE, MUNICIPALITIES or ARSESP that demonstrably impact the provision of SERVICES;

(n)                     Critical situations of scarcity in water resources in the water bodies that supply the SERVICE AREA, being this extraordinary and beyond the usual operational control of SABESP, and provided that (i) it is demonstrably the result of extreme and unpredictable climate events; (ii) it has been declared by the respective water resources management body; (iii) it has been determined under the ISH - Water Security Index disclosed by ARSESP, based on the assumption and criteria established in the National Water Security Plan - PNSH published in 2019 by ANA - National Water and Basic Sanitation Agency and further updates; (iv) SABESP is in compliance with the long-term water supply planning agreed with ARSESP and (v) SABESP has implemented the specific contingency plan for events relating to water scarcity previously approved by ARSESP;

(o)                     Impacts resulting from the removal of interferences that harm or impede the execution of the CONTRACT, understood as the infrastructures required to provide other public services that have already been implemented, and provided it is proven that (i) the interferences are not available in records or publicly accessible databases, in the City Halls of the MUNICIPALITIES and in the concessionaires providing public services; and (ii) SABESP has adopted all measures within its reach, at administrative and judicial levels, making its best efforts to anticipate and avoid any impacts on the fulfillment of its obligations;

(p)                     The effective disbursement, or court deposit, of amounts for collecting the Urban Property and Land Tax, a municipal tax levied on properties (“IPTU”) or the Rural Land Property Tax (“ITR”), levied on part or all of the SERVICE AREA and which are no longer subject to payment by SABESP until the EFFECTIVE DATE of this CONTRACT, including for changes in tax classification by applicable municipal legislation;

(q)                     Unavailability of electricity to provide the SERVICES, when SABESP has adopted all necessary measures required under the terms of this CONTRACT, ANNEXES and REGULATION, to ensure the continuity of the SERIVCES; and

(r)                      The lack of obtaining tax credits effectively from the subsidies granted with FAUSP funds, under Federal Law 14,789/2023, as amended.

Paragraph 1. Regardless of the risk allocation provided for in this Section 13, investments not made by SABESP may not be recognized in the RRB, nor will any financial losses be considered from the lack of increase in the RRB due to unrealized investments.

Paragraph 2. Failure to meet the INDICATORS AND GOALS FOR COVERAGE AND LOSSES demonstrably due to failure by MUNICIPALITIES or the STATE in executing administrative acts, including police force, constitutes an exclusion of liability for

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SABESP for the purpose of applying penalties and eventual reductions in the EQUILIBRIUM TARIFF, under the terms of ANNEX II – TECHNICAL ANNEX FOR EACH MUNICIPALITY, ANNEX V – REGULATORY MODEL and ANNEX VI – U FACTOR, Q FACTOR AND QUALITY INDICATORS, being that unrealized investments cannot be recognized in the RRB, nor will any financial losses incurred be considered for the purposes of TARIFF REVENUE, including within the scope of the PERIODIC TARIFF ADJUSTMENT or TARIFF REVISION.

SECTION 14 ECONOMIC-FINANCIAL BALANCE

Clause 38. ARSESP shall be responsible for ensuring the economic and financial balance of this CONTRACT, which must be maintained whenever the TARIFF of each TARIFF CYCLE, as applicable, is sufficient to meet the obligations assigned to SABESP, the costs and investments due, as well as to remunerate the capital employed, meeting the conditions of the CONTRACT and its ANNEXES, as established in ANNEX V – REGULATORY MODEL, and respecting the risk allocation of this CONTRACT.

Paragraph 1. In the event of an EXTRAORDINARY REVISION, the new TARIFFS or OTHER PRICES should be preferentially be aimed at restoring the economic-financial balance, under the provisions of ANNEX V – REGULATORY MODEL, and URAE-1 may, alternatively, upon prior and substantiated recommendation from ARSESP, exceptionally choose the following modalities, always seeking to ensure the continuity of the SERVICES provided and to preserve the payment capacity of the financing contracts signed by SABESP for the execution of the purpose of the CONTRACT:

(a)	reimbursement or compensation to SABESP, through funds from FAUSP, the STATE or the MUNICIPALITY(IES), in compliance with the provisions of paragraph 3, and the regulatory terms of URAE 1 - SOUTHEAST;
(b)	alteration, anticipation or postponement of INVESTMENTS, provided that such measure does not impact the UNIVERSALIZATION by December 31, 2029;
(c)	change in the sharing rate of ADDITIONAL or SUPPLEMENTAL REVENUE;
(d)	alteration, anticipation or postponement of deadlines included in this CONTRACT and its ANNEXES, provided that such measure does not impact the UNIVERSALIZATION by December 31, 2029; and
(e)	the combination of the previous modalities.

Paragraph 2. In addition to the methods listed in aforementioned paragraph 1, the restoration of the economic-financial balance of the CONTRACT through the EXTRAORDINARY REVISION may also be carried out under the following methods, which are subject to prior agreement by SABESP:

(a)	payment, in kind, for assets and/or transfer of property income;
(b)	assumption by URAE-1, the STATE or the MUNICIPALITIES, of costs attributed by the CONTRACT to SABESP, in compliance with the provisions of the regulatory terms of URAE 1-SOUTHEAST; and
(c)	the combination of the previous modalities or others approved by legislation.

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Paragraph 3. When choosing the means to restoration of the economic and financial balance of the CONTRACT through the EXTRAORDINARY REVISION, URAE-1 shall consider:

(a)	the frequency and value of payments due and payable, by SABESP, relating to financing contracts signed by SABESP to execute the purpose of the CONTRACT;
(b)	the importance of avoiding mechanisms that, even if they generate balance in the long term, may create a cash flow fragility for SABESP; and
(c)	the payment capacity of FAUSP, considering the short- and long-term availability of the funds provided for in article 5 of State Law 17,853/2023, as well as under the powers provided for in article 7 and the need to comply with the provisions of the sole paragraph of article 2, both of State Law 17,853/2023 and related to regulatory standards.

SECTION 15 PERIODIC TARIFF REVISIONS

Clause 39. ARSESP must define, in the PERIODIC TARIFF REVISION, the TARIFF for the following TARIFF CYCLE, establishing the REQUIRED REVENUE based on the amounts necessary to remunerate the costs incurred in providing the SERVICES, under the regime of efficiency, and the INVESTMENTS made in a careful manner, under the terms and conditions of ANNEX V – REGULATORY MODEL.

Paragraph 1. The PERIODIC TARIFF REVISIONS are aimed at simultaneously seeking to:

(a)    ensure the maintenance of the economic and financial balance of the CONTRACT by setting the EQUILIBRIUM TARIFFS for the following TARIFF CYCLE, under the assumptions, calculation methodology and other rules set forth in ANNEX V – REGULATORY MODEL; and

(b)  ensure tariff affordability, under the terms of the CONTRACT, including and this ANNEX, including through the distribution of technological efficiency gains via X FACTOR, operational efficiency gains, and the results obtained from ADDITIONAL REVENUES and SUPPLEMENTAL REVENUES, under the assumptions, calculation methodology and other rules set forth in ANNEX V – REGULATORY MODEL.

Paragraph 2. The assumptions and methodology for determining the REQUIRED REVENUE and TARIFFS for the following TARIFF CYCLE, to comply with the provisions of this Clause, as well as any procedures and limits for their periodic assessment for social control purposes, as applicable, are established in ANNEX V – REGULATORY MODEL.

Paragraph 3. ARSESP's actions must observe the assumptions, calculation methodologies and other rules established in ANNEX V – REGULATORY MODEL for carrying out ADJUSTMENTS, RAB UPDATES, PERIODIC TARIFF REVISIONS and EXTRAORDINARY REVISIONS.

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SECTION 16 MONITORING THE EVOLUTION OF INVESTMENTS AND AMORTIZATION

Clause 40. ARSESP shall be responsible, supported by the VALUATION COMPANY, for monitoring the evolution of INVESTMENTS as well as their amortization or depreciation, for the purposes of the RAB UPDATE, in accordance with ANNEX V – REGULATORY MODEL and ANNEX VI – PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY AND INDEPENDENT VERIFIER.

TITLE VII. CONTRACT MANAGEMENT

CHAPTER 14. SOCIAL CONTROL

Clause 41. URAE-1 shall be responsible for establishing the mechanisms for social control of the SERVICES, notwithstanding others provided for in ARSESP regulations.

Sole paragraph. Under the Law, the exercise of social control may include representatives from MUNICIPALITIES, the STATE, ARSESP, SABESP and civil society.

CHAPTER 15. INSPECTIONS

Clause 42. ARSESP shall exercise broad, complete and unrestricted inspections of SABESP's compliance with the obligations set forth in this CONTRACT, as well as its performance, having guaranteed free access, at any time, to the areas, facilities and locations related to the concession, the LINKED ASSETS, the books and documents related to SABESP and the concession, to records and documents related to the SERVICES, to data related to SABESP’s management, accounting and technical, economic and financial resources, and may request clarifications or modifications, if it understands there are non-conformities with the obligations set forth in the CONTRACT, in particular regarding SABESP's conduct to comply with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES and the quality parameters established in this CONTRACT and its ANNEXES:

Paragraph 1. SABESP must provide, in a timely manner, any clarifications that are formally requested.

Paragraph 2. The inspection carried out by ARSESP does not exclude inspections carried out by other federal, state and municipal public bodies and entities, within their respective attributions and under current legislation.

Paragraph 3. The determinations related to the SERVICES in which defects, flaws and/or inaccuracies are identified, issued within the scope of the inspection, shall be immediately applicable and will bind SABESP, notwithstanding other contractually foreseen consequences and provisions regarding the right to appeal and resolution of disputes established in this CONTRACT.

Paragraph 4. ARSESP will monitor the performance, in accordance with ANNEX V – REGULATORY MODEL, of the INDEPENDENT VERIFIER, in measuring the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, and of the VALUATION COMPANY, in the CERTIFICATION, elaboration of the

ASSET EVALUATION REPORT and RAB UPDATE, issuing final decisions, at an administrative level, on these matters.

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Paragraph 5. In its role as the inspecting agent, ARSESP must monitor and supervise the SERVICES provided, as well as the conservation of LINKED ASSETS, applying, as needed, the sanctions and penalties provided for in this CONTRACT, and may also:

(a)	propose to URAE-1 to intervene in SERVICES provided, as needed, to ensure their regularity and compliance with this CONTRACT and the applicable legal standards;
(b)	verify the progress or resolution of specific events, at any time and under any circumstances; and
(c)	determine, in a justified manner, that activities and obligations under the purpose of this CONTRACT be redone, at no cost to URAE-1, if the ones already performed have not been satisfactory.

Paragraph 6. ARSESP's inspections will record, in a specific registry, the occurrences found during the inspections on the SERVICES provided and at SABESP, forwarding an inspection report to SABESP to correct the flaws or defects identified, notwithstanding the immediate application of the inspection result for the purposes of this CONTRACT.

(a)	The administrative sanctioning process shall comply with ANNEX III – VIOLATIONS AND PENALTIES.
(b)	The correction of flaws indicated in the inspection report does not eliminate the non-compliance that occurred and, consequently, the application of the corresponding penalty, after prior administrative proceedings, ensuring the right to a full defense and the right to appeal.
(c)	SABESP may comment on the content of the inspection report to present the measures it will adopt or request a new assessment of the points it considers to be unfounded.

Paragraph 7. The inspection may also monitor the work of the INDEPENDENT VERIFIER in determining SABESP’s compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES.

Paragraph 8. ARSESP may request clarifications and determine changes if it understands there is non-compliance with the obligations set forth in the CONTRACT, in particular compliance with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES and established quality parameters.

Paragraph 9. Notwithstanding the incidence of any type of penalty, the impacts on the INDICATORS AND GOALS FOR COVERAGE AND LOSSES and the elaboration of the inspection report, SABESP is obliged to repair, correct or replace, at its own expense and within the deadline established by ARSESP, the SERVICES related to the concession in which defects, flaws and/or inaccuracies have been identified.

Paragraph 10. ARSESP may require SABESP to present an action plan aimed at repairing, correcting, interrupting, suspending or replacing any service provided under flaws, defective and/or incorrect manners, related to the purpose of this CONTRACT, within a deadline to be

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established by ARSESP, always compatible with the magnitude of the scope to be carried out by SABESP.

Paragraph 11. In the event SABESP fails to comply with ARSESP's determinations, URAE-1 shall be authorized to correct the situation, remedy the identified flaws, defects and/or inaccuracies, or fulfill the unrealized investment obligations, directly or through a third party, including by offsetting amounts owed to SABESP by URAE-1, and these costs shall be assumed by SABESP.

Paragraph 12. For the proper exercise of contractual inspection and monitoring by ARSESP, notwithstanding the other obligations to provide information established in this CONTRACT, in APPLICABLE LEGISLATION or the REGULATION, SABESP undertakes to:

(a)	Publish, under law, its financial statements and maintain accounting records of all operations in accordance with fundamental accounting principles and the Brazilian technical accounting standards approved by the Federal Accounting Council;
(b)	Submit, within 30 (thirty) days from the end of each calendar quarter, the accounting statements in accordance with corporate legislation, as well as the monthly closing balance sheets, duly signed by the responsible accountant;
(c)	Submit, within the deadline established by ARSESP, other additional or complementary information formally request;
(d)	Comply with all ARSESP’s determinations, under the REGULATION and subject to application of the penalties established in this CONTRACT, ensuring SABESP's right to expressly oppose, which shall be analyzed by ARSESP as provided for in applicable regulations; and
(e)	Present, on a quarterly basis, a report with the measures adopted to resolve USER complaints submitted to the communication channels made available by SABESP, under the guidelines of this CONTRACT and period required for its implementation.

Paragraph 13. The accounting statements referred to in item (a) of paragraph 12 must be submitted to an independent auditing firm duly registered with the Brazilian Securities and Exchange Commission - CVM.

Paragraph 14. ARSESP, when inspecting the activities carried out by SABESP, including on the execution of INVESTMENTS, shall be supported by the VALUATION COMPANY and the INDEPENDENT VERIFIER, within the limits of their attributions, as defined in this CONTRACT and its ANNEXES.

Paragraph 15. The following acts eventually practiced by SABESP are subject to prior consent from ARSESP, notwithstanding other events provided for in this CONTRACT, in APPLICABLE LEGISLATION and the REGULATION, under penalty of application of the sanctions established in this CONTRACT and in its ANNEXES, including the possibility of declaring the CONTRACT’s nullity:

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(a)              Merger, incorporation, spin-off, transformation or any form of corporate restructuring that may eventually, in the situations permitted by APPLICABLE LEGISLATION and Clause 22, jointly or separately, characterize a change in shareholder CONTROL, such as:

i.	Signing of shareholders’ agreement; and
ii.	Issuance of securities convertible into shares.

(b)              Creation of subsidiaries, including for the management of business associations of different natures, which may constitute a source of additional income;

(c)               Providing loans and financing, guarantees or any other form of collateral, by SABESP, to its shareholders, RELATED PARTIES, or third parties.

(d)              Hiring of financings, issuing securities and bonds, and any and all debt operations hired by SABESP which, in any circumstance, offers the rights arising from the concession as collateral; and

(e)              Disposals, encumbrances or transfers, of any nature, of LINKED ASSETS, by SABESP, to third parties, except when waived under this CONTRACT.

Paragraph 16. The request for prior approval must be submitted by SABESP in reasonable advance to allow ARSESP to carry out its due analysis and respond in a timely and reasonable manner and must not compromise the operation(s), attempted by SABESP and that rely on prior authorization by ARSESP.

Paragraph 17. The request for prior approval to be submitted by SABESP must be accompanied by the relevant documentation that characterizes and explains the intended operation, as well as other documents that may eventually be required by ARSESP, in particular those needed to prove that the continuity and quality of SERVICES will not be compromised.

(a)	If the scope of the request for prior consent impacts the LINKED ASSETS, SABESP must present a commitment that it will carry out, as applicable, the immediate replacement of such assets to be sold or transferred, with new assets of similar functionality and equal or superior technology, unless there is express consent from ARSESP for this not to be done.
(b)	When the request for prior approval concerns the exploration of SUPPLEMENTAL ACTIVITIES, the documentation must also provide the indication of the source and estimated valuesof the OTHER PRICES, per year or per activity, when these are non-recurring.

Paragraph 18. ARSESP will have 60 (sixty) days, from the date it receives the request for prior consent by SABESP, to present a written response for the request, and may consent, reject the request, or formulate requirements for granting the consent.

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(a)	If ARSESP rejects the request or requires additional information, it must be reasonable, and it may offer an alternative proposal so that the intended operation is accepted.

Paragraph 19. The following acts and operations eventually practiced or suffered by SABESP must be communicated to ARSESP, within 15 (fifteen) days after their occurrence, under penalty of application of the sanctions described in this CONTRACT:

(a)	Changes in the shareholding structure of SABESP that do not cause a transfer of direct shareholder CONTROL of SABESP, but implies in the transfer of at least 20% (twenty percent) of the shares with voting rights in SABESP, or 10% (ten percent) of the shares with voting rights in SABESP held by a single shareholder;
(b)	Changes in voting agreements applicable to CONTROLLING COMPANIES that do not imply the transfer of direct shareholder CONTROL of SABESP;
(c)	Amendments to SABESP’s Bylaws for eminently formal and/or procedural reasons, or increases to its share capital;
(d)	Application of penalties to SABESP, by any entity with such authority, particularly for non-compliance with tax, social security, occupational health and safety obligations, or applied by entity with the authority to regulate and monitor SABESP’s activities, or even for environmental reasons;
(e)	Request, by third parties, for SABESP’s judicial reorganization, or for the opening of any other bankruptcy or liquidation process relating to SABESP;
(f)	Hiring of loans and financing, issuing of securities and bonds, or any other debt transaction and the hiring of insurance and guarantees not included in the situations listed in paragraph 15, line (d);
(g)	Replacement of SABESP’s technical manager.

Paragraph 20. ARSESP may, subject to the legal limits and provisions of this CONTRACT, waive prior consent in specific situations, by means of written notice, provided the requirements established in said notice are met.

CHAPTER 16. PERFORMANCE INDICATORS

Clause 43. This CONTRACT will be assessed by ARSESP, and supported by the INDEPENDENT VERIFIER, through the indicators defined in ANNEX II - TECHNICAL ANNEX FOR EACH MUNICIPALITY and ANNEX VII - U FACTOR, Q FACTOR AND QUALITY INDICATORS.

Paragraph 1. The assessment of the quality of SERVICES, by ARSESP, must consider the parameters contained in ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS regarding the attributes of the SERVICES, and the outcome of this assessment must be brought to the attention of the MUNICIPALITIES, the STATE and URAE-1.

Paragraph 2. SABESP's performance in providing SERVICES, according to the score defined in the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, to be assessed annually during the PERIODIC TARIFF ADJUSTMENT or REVIEW, will be reflected in the TARIFFS, under the terms of ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS and ANNEX V

– REGULATORY MODEL.

Paragraph 3. When it is clearly impossible to assess any of the INDICATORS AND GOALS

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FOR COVERAGE AND LOSSES, for reasons not attributable to SABESP, the weight(s) corresponding to the indicator(s) that cannot be measured will be redistributed proportionally among the others that can be assessed, for the purpose of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES.

(a) If the impossibility to assess is attributable to SABESP, including the failure to hire an INDEPENDENT VERIFIER that does not result from action or omission by URAE-1, the STATE, the MUNICIPALITIES or ARSESP, the INDICATORS AND GOALS FOR COVERAGE AND LOSSES will be considered to have been fully breached.

Paragraph 4. ARSESP or the INDEPENDENT VERIFIER may request from SABESP any information deemed necessary to conclude the calculation of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, and SABESP must present the requested information within a deadline of 10 (ten) days.

(a) Failure to submit information, lack of information and/or submission of information that does not comply with the request may result in the impossibility of calculating the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, with the consequences set out in article 3, paragraph (a).

Paragraph 5. The loss of revenue due to the application of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES may be reviewed as requested by SABESP to ARSESP, in a specific administrative process, if there is evidence that the failure to achieve any of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES was caused by the materialization of a risk assumed by the GRANTING AUTHORITY, under the terms of this CONTRACT.

Paragraph 6. The request referred to in paragraph 5 shall not interrupt the measurement and application of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, which shall occur within the deadlines established in this CONTRACT and ANNEXES.

Paragraph 7. Any credit of SABESP resulting from the acceptance of the review request made according to paragraph 5 must be considered by ARSESP within the scope of the PERIODIC TARIFF REVISIONS or the subsequent EXTRAORDINARY REVISIONS.

Paragraph 8. Notwithstanding the provisions of paragraphs 5 to 7, if the event well-founded elements show that the failure to achieve any of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES was caused by the materialization of a risk assumed by the GRANTING AUTHORITY, such as (i) failure to comply with regulatory deadlines by licensing bodies or the authorities responsible for issuing a declaration of public use and (ii) failure to perform an act of police force necessary to enable SABESP's performance, ARSESP may provisionally suspend its application in the respective PERIODIC TARIFF ADJUSTMENT or REVIEW process, only for the indicators, municipalities and territorial divisions that have been affected by the materialization of the risk.

Paragraph 9. In the situation provided in 8, if ARSESP, at the end of its own administrative process, concludes that the failure to achieve any of the INDICATORS AND GOALS FOR COVERAGE AND LOSSES

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was not caused by the materialization of risk assumed by the GRANTING AUTHORITY, the respective credit of the CONSEQUENTIAL POWER arising from the non-application of INDICATORS AND GOALS FOR COVERAGE AND LOSSES provisionally suspend must be considered within the scope of PERIODIC TARIFF REVISIONS or the subsequent EXTRAORDINARY REVISIONS.

CHAPTER 17. VIOLATIONS AND PENALTIES

Clause 44. In the event of total or partial non-compliance with this CONTRACT, the REGULATION or APPLICABLE LEGISLATION, SABESP shall be subject to the application of the penalties provided for in APPLICABLE LEGISLATION, whose regulation is part of this CONTRACT, as ANNEX III – VIOLATIONS AND PENALTIES.

Paragraph 1. The sanctions referred to in this Clause will be applied by ARSESP, after regular administrative sanctioning procedures, and SABESP is ensured the right to a full defense and the right to appeal.

Paragraph 2. The provisions of ARSESP Resolution 31/2008, as amended, do not apply to the CONTRACT, unless there is a new specific decision by ARSESP in the future.

Clause 45. Application and compliance with sanctions do not exempt SABESP from the obligation to correct the flaw or irregularity.

Clause 46. Complaints from URAE-1’s technical committees and individual USERS that are presented to ARSESP, indicating potential practice of acts subject to the application of sanctions, must undergo a preliminary analysis by ARSESP and, if potential act of violation is identified, an inspection or sanctioning process will be instituted, as regulated in this CONTRACT.

CHAPTER 18. INTERVENTION

Clause 47. URAE-1 may intervene, at any time and notwithstanding the application, by ARSESP, of applicable penalties and other incidental responsibilities, after prior manifestation by ARSESP, in the SERVICES provided to ensure their regularity and adequacy, as well as SABESP’s compliance with relevant contractual, regulatory and legal standards.

Paragraph 1. Situations in which an intervention can be authorized, include:

(a)	The total or partial suspension or interruption of SERVICES and/or the execution of INVESTMENTS, caused by SABESP and breaching the terms of this CONTRACT;
(b)	Serious deficiencies in SABESP’s organization that compromise compliance with the obligations assumed in this CONTRACT;
(c)	Serious and repeated inadequacies, insufficiencies or deficiencies in the execution of INVESTMENTS and/or in the SERVICES provided;
(d)	Lack of renewal or lack of maintenance in validity of the PERFORMANCE GUARANTEE;
(e)	Failure to hire, renew or maintain all insurance policies under the terms required in this CONTRACT;

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(f)                      Situations that put the environment, the safety of USERS, individuals or properties, the public treasury or public health at risk; and

(g)	The use of LINKED ASSETS, by SABESP, for illicit purposes.

Paragraph 2. The decision taken by URAE-1 to intervene in the concession, when one of the situations provided for in paragraph 1 is confirmed, involves a judgment of convenience and opportunity by URAE-1, which may, in view of the peculiarities of the situation, decide to apply, including cumulatively, other measures provided for in the CONTRACT that, in its judgment, best serve the public interest, such as the application of penalties or a declaration stating the expiration of the concession, when admissible.

(a)	If any situation arises that may result in the intervention of the concession, ARSESP must notify SABESP so that, under the established deadline, it can rectify the identified irregularities, notwithstanding the application of penalties.
(b)	Once the deadline mentioned in paragraph (a) has elapsed without SABESP having remedied the irregularities or taken measures that, at the discretion of ARSESP, demonstrate the effective purpose of resolving the matters, it will propose URAE-1 to resolve, within its governance structure, on intervening in the concession.

Paragraph 3. The intervention shall be carried out by an act of URAE-1, after being recommended by ARSESP, and must indicate, at least, the reasons for the intervention, the designation of the intervener, the deadline, the objectives and the limits of the intervention.

(a)	The role of intervenor may be performed by an agent from URAE-1, STATE or MUNICIPALITIES, by a specifically appointed person, collegiate body or companies, and SABESP shall pay the costs for their remuneration.
(b)	The intervention automatically implies in the mandatory and temporary transfer of SABESP’s management, and its bank accounts to the intervenor.

Paragraph 4. Within 30 (thirty) days from the declaration of the intervention, an administrative process must be initiated and conducted by ARSESP, aimed at proving the causes that resulted in such measure and determining accountability, ensuring SABESP the right to a full defense and the right to appeal.

Paragraph 5. The administrative procedure mentioned in the previous paragraph must be completed within a maximum deadline of 180 (one hundred and eighty) days, under penalty of the intervention being considered invalid.

Paragraph 6. During the intervention, SABESP undertakes to make the management of its SERVICES, LINKED ASSETS, rights related to its bank accounts and the hired financings immediately available to the appointed intervenor, in addition to all other matters required for the SERVICES under the purpose of CONTRACT to be offered it is entirety, and the intervenor is must observe the restrictions on bank account movements that may be included in the financing agreements signed by SABESP.

Paragraph 7. During the intervention period, the amounts due to SABESP, as TARIFFS, OTHER PRICES and ADDITIONAL REVENUE, will be made available to the intervener, who must use them in the activities necessary for the SERVICES to be provided, observing the obligations contained in the financing, insurance and guarantee contracts signed by

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SABESP, also considering any values necessary to reimburse administration costs.

Paragraph 8. Any additional costs arising from the intervention shall be assumed by SABESP, and URAE-1 may use the PERFORMANCE GUARANTEE to obtain the missing funds to cover the expenses necessary for the continuity of SERVICES under intervention.

Paragraph 9. The intervention will be declared nullity if it is proven that legal and regulatory requirements for its decree were not observed, and the service and assets linked to the SERVICES must be immediately returned to SABESP, notwithstanding the intervenor needing to take on accountability for any indemnity that may be applicable.

Paragraph 10. Once the intervention has terminated, and if the CONTRACT has not been terminated, the management of SERVICES will be returned to SABESP, as well as the financial control of the concession, with any surplus of the amounts earned during the intervention period transferred to it, preceded by the accountability by the intervenor, who shall be responsible for the acts carried out during its management.

Paragraph 11. The intervention is not a reason for the termination or suspension of any of SABESP’s obligation with third parties, including funders or guarantors.

Paragraph 12. URAE-1 shall compensate SABESP for any direct damage it may have caused during the intervention period.

TITLE VIII. CONTRACTUAL VALIDITY AND EXTINGUISHMENT

CHAPTER 19. VALIDITY

Clause 48. The CONTRACT shall come into effect on the EFFECTIVE DATE until October 19, 2060.

Paragraph 1. The CONTRACT’s term may be extended, exceptionally, and at the sole discretion of URAE-1, to ensure the continuity of the SERVICES, provided that the economic-financial balance of the CONTRACT is preserved, when the provisions of article 42, paragraph 5º of Federal Law 11.445/2007 are not met, or prior to the end of the CONTRACT’s term resulting from a new bidding process for the concession of the SERVICES, under the terms permitted by law.

Paragraph 2. Any extension of the CONTRACT's term shall occur through an addendum, under legislation in force on the date in which it is signed.

Paragraph 3. On the EFFECTIVE DATE, for all purposes, contracts signed individually between SABESP, the MUNICIPALITIES, and the STATE, as listed in ANNEX I - MUNICIPALITIES SERVED and whose purpose is to provide SERVICES, shall be terminated and fully replaced, irrevocably and irreversibly, by this CONTRACT, whose terms and conditions will govern the provision of SERVICES between SABESP and the GRANTING AUTHORITY.

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CHAPTER 20. ADMINISTRATIVE PROCEDURE CONTRACTUAL EXTINGUISHMENT

SECTION 17 SITUATIONS AND CONSEQUENCES FOR EXTINGUISHMENT

Clause 49. The CONTRACT shall be terminated, under the terms of the following clauses and APPLICABLE LEGISLATION, by force of:

(a)	Initiation of the contractual term;
(b)	Expropriation;
(c)	Nullity;
(d)	Termination;
(e)	Annulment; and
(f)	Bankruptcy, liquidation or extinction of SABESP, or a judicial reorganization that jeopardizes the execution of the CONTRACT.

Clause 50. Upon early termination of the CONTRACT, notwithstanding the possibility of a specific resolution by URAE-1 regarding the SERVICES provided, the STATE and the MUNICIPALITIES shall, within the scope of their respective authorities, as provided for in article 8 of Federal Law 11.445/2007, as amended:

(a)	assume the provision of SERVICES and REVERSIBLE ASSETS, in the location and condition in which they are found;
(b)	occupy and use the locations, facilities, equipment, materials and human resources employed for the execution of the SERVICES and which are necessary for their continuity;
(c)	apply any applicable penalties to SABESP
(d)	determine any losses caused and retain any credits from SABESP up to the limit of the reported losses;
(e)	execute insurance policies, as applicable, to receive administrative fines and reimbursement for any losses caused by SABESP;
(f)	subrogate themselves in the commitments assumed by SABESP due to the purpose of this CONTRACT; and
(g)	indemnify SABESP for unamortized investments, as provided for in this CONTRACT.

Paragraph 1. URAE-1 may, if approved under its governance structure, promote a new bidding process for the purpose of the CONTRACT, conditioning the transfer of services to the payment of indemnification resulting from the termination of the CONTRACT, and which said indemnification may be assumed by the future provider, pursuant to article 42, paragraph 5 of Federal Law 11.445/2007, and be paid directly to SABESP's funders or the Company itself, as the case may be, in compliance with the terms of URAE-1’s regulations.

Paragraph 2. The provisions of paragraph 1 do not remove or harm SABESP's right to adopt collection measures from the moment this indemnification is due and until payment is made.

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SECTION 18 INITITATION OF THE CONTRACTUAL TERM

Clause 51. The concession will be terminated when the CONTRACT’s term expires, consequently ending the contractual relations between the PARTIES, except those expressly provided for in this CONTRACT, the post-contractual obligations attributed to SABESP, ARSESP, URAE-1, the STATE and the MUNICIPALITIES.

Paragraph 1. ARSESP must initiate, always with the participation of SABESP, in relation to all SYSTEMS or a portion of them, an administrative process for a contractual termination, by at least 24 (twenty-four) months prior to its effective termination, and establish an Operational Demobilization Program to define the rules and procedures for the STATE and/or MUNICIPALITY, or an authorized third party, to take over the operations.

Paragraph 2. If the contractual term ends, notwithstanding any possible subrogation of the holder of the SERVICES or the future provider in valid contracts, SABESP shall be entirely and exclusively responsible for the termination of any contractual relationships signed with third parties to which it is a party.

Paragraph 3. URAE-1, the STATE and MUNICIPALITIES will not assume any responsibility, charge or burden regarding contracts signed by SABESP, except in the event of exercising the prerogative to subrogate themselves in contracts signed by SABESP, and no indemnification will be due to SABESP or third parties arising from the termination of such contractual relationships.

Paragraph 4. SABESP must take the necessary measures to facilitate negotiations between third parties contracted by it and URAE-1, the STATE and the MUNICIPALITIES, viewed at ensuring the possibility of exercising the prerogative mentioned in paragraph 3.

Paragraph 5. SABESP is obliged to cooperate with ARSESP and URAE-1 to ensure no interruptions occur in the SERVICES, nor deterioration of LINKED ASSETS with the initiation of the contractual term and consequent termination of this CONTRACT, and must, for example: (i) cooperate in training for taking over the SERVICES by its operator or the operator indicated for this purpose; and (ii) collaborate in the transition, and in whatever is necessary for the continuity of the exploration and maintenance of the LINKED ASSETS, safeguarding the situations of justified business secrecy and agreements with ARSESP.

SECTION 19 EXPROPRIATION

Clause 52. URAE-1 may, at any time, aimed at serving the public interest, take over the SERVICES or a portion of them, if previously authorized by legislation and applying the REGULATION in a subsidiary manner to the provisions of this CONTRACT, in which the prior payment of indemnities to SABESP must cover:

Paragraph 1. The charges and burdens arising from fines, terminations and indemnification due to suppliers, contractors and third parties in general, arising from the early termination of contractual ties, in which such amounts must be compatible with market practices, in particular for RELATED PARTIES, under the provisions of paragraph 5 of this Clause 52.

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Paragraph 2. The total amount due by SABESP to its funders and other creditors of debt instruments, up to the date of the early termination of the concession, including interest and other charges already incurred and not yet paid, as well as any charges provided for in these contracts that may be due by SABESP and which have as a triggering event the early termination of the contract with the funders or other creditors, under paragraph 5 of this Clause 52; and

Paragraph 3. Lost profits.

Paragraph 4. The following must be discounted from the amount provided for in paragraph 1 of this Clause 52:

(a)	Any amounts contributed to SABESP, but not yet used for the benefit of the concession, or any amount available to SABESP, such as cash balances, amounts receivable from suppliers, insurance companies and third parties in general, as well as recoverable taxes;
(b)	The residual value of NON-REVERSIBLE ASSETS that have been paid for by SABESP and that remain owned by the CONCESSIONAIRE or third parties after the termination of the concession; and
(c)	Funds that have been used for purposes other than the concession, such as those raised to pay expenses for the benefit of shareholders or RELATED PARTIES, or for the distribution of dividends.

Paragraph 5. The portion defined in paragraph 1 of this Clause 52:

a)	shall observe, for charges and burdens arising from fines, terminations and indemnification due to suppliers, contractors and third parties in general, arising from the termination of contractual ties, the following maximum limits: (1) labor charges: the minimum amounts required by law for dismissals without just cause, not considering amounts that are only due based on individual or collective agreements; and (2) other contracts: the amounts for damage, losses, costs, expenses, fines and other charges, expressly provided for in the contract, or arising from a court decision, that have been incurred by SABESP under reasonable conditions as a direct result of the termination of the contract with the third party, and provided that:
1.	The contract was signed prior to any news of a contractual breach, by URAE-1, capable of giving rise to the termination of the contract, or prior to any expression of interest on the part of the latter in carrying out the expropriation, with limited indemnification in the event of conclusion at a later date, in relation to the charges due in a similar contract that has been concluded previously, if any;
2.	The contract with the third party is clearly related to the provision of SERVICES or the execution of works provided for in this CONTRACT, and may include:

(i) any materials or assets in the process of being supplied or delivered that cannot be cancelled without incurring significant costs; and (ii) costs of demobilization or relocation of equipment; and

2.1.	SABESP and the third party have adopted reasonable measures within their reach to mitigate damage, losses, costs, expenses, fines and other charges, as much as possible under the circumstances and the corresponding contractual provisions, with indemnification limited to, in the event of non-compliance or unsatisfactory compliance with the obligation provided for in this paragraph, to the amounts that would be incurred if the damage and losses involved were adequately mitigated.

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a)	It may not incorporate, under any circumstances, amounts corresponding to the third party's lost profits, or funds of a similar nature and purpose; and
b)	It will not consider costs for contractual terminations when there was the possibility of termination without costs to SABESP, for reasons of non-compliance by the third party or other applicable contractual cause.

Paragraph 6. Indemnification due, arising from the expropriation, is limited to the amounts established in this Clause 52, and no other amounts are due as indemnity, lost profits other than those provided for in this Clause 52 and/or consequential damage.

Paragraph 7. Indemnification must be paid at the exact moment the concession is resumed and as a condition for its resumption.

SECTION 20 NULLITY

Clause 53. URAE-1 may, to serve the public interest, and provided that ARSESP has recognized, through an administrative process, the occurrence of one of the situations provided for in this CONTRACT, in ANNEX III - VIOLATION AND PENALTIES, in ANNEX VII - U FACTOR, Q FACTOR AND QUALITY INDICATORS or in Federal Law 8,987/1995, as amended, which will be preceded by a competent administrative process, ensuring due legal process, in particular the right to a full defense and the right to appeal after exhausting the possibilities for resolution provided for in this CONTRACT, notwithstanding the application of contractual sanctions.

Paragraph 1. URAE-1’s decision to declare the concession’s nullity involves a judgment of convenience and opportunity, by URAE-1, which may, in view of the peculiarities of the situation, decide to apply other measures provided for in the CONTRACT that, in its judgment, what best serve the public interest, such as the application of penalties by ARSESP, or the decree to intervene in the concession, as admissible.

Paragraph 2. When a contractual breach by SAEBSP constitutes a recurring violation, or delay in fulfilling its contractual obligations, the fact that ARSESP applies, or has applied, any of the penalties provided for in this CONTRACT and its ANNEXES, does not eliminate the possibility of declaring the expiration of the concession, as allowed by this CONTRACT, if SABESP, despite the penalty(ies) applied, persists in violating contractual clauses.

Clause 54. Failure to comply with the INDICATORS AND GOALS FOR COVERAGE AND LOSSES, under the terms and conditions of this CONTRACT and ANNEX VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS may give rise to the initiation of the administrative process referred to in Clause 53 and the declaration of this CONTRACTs nullity.

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Clause 55. Expiry will necessarily be preceded by a notice to SABESP, informing on the legal, contractual and regulatory breaches in detail, with the granting of a reasonable deadline, no less than 30 (thirty) days, for the identified flaws or irregularities to be corrected, or to adjust the acts that violate contractual, regulatory or legal terms, as applicable.

Paragraph 1. If SABESP, within the established deadline, fails to remedy the faults or irregularities identified, or fails to adjust the violating acts, ARSESP will institute the appropriate administrative proceedings to investigate SABESP's default, ensuring the rights to a full defense and the right to appeal.

Paragraph 2. After the initiation of an administrative process that may result in a declaration of nullity, SABESP will be notified of such measure, as well as the reasons for applying the measure, so it can present its defense within a maximum deadline of 30 (thirty) days.

Paragraph 3. If SABESP's default is proven during the competent administrative process, ARSESP will notify URAE-1 that it may declare this CONTRACT’s nullity, regardless of prior payment of indemnification that may be due to SABESP, in the amount to be determined during the aforementioned administrative process or in a separate administrative process.

Paragraph 4. The declaration of the concession’s nullity will imply the immediate entry, by URAE-1, of the holders of the SERVICES or third party designated for this purpose, gaining possession of all REVERSIBLE ASSETS, and SABESP’s liability for any and all types of burdens, fines, penalties, indemnification, charges or commitments with third parties arising from the concession’s nullity, notably in relation to labor, tax and social security obligations.

Paragraph 5. The declaration of the concession’s nullity will result in the application, by ARSESP, of a penalty to SABESP, in the amount equivalent to 1% of its annual net revenue.

Paragraph 6. The declaration of the concession’s nullity does not exempt SABESP from indemnifying for any losses it may have caused to URAE-1 or third parties, even if its effects are felt after the termination of the concession.

Paragraph 7. Indemnification due to nullity must cover investments in reversible assets (RRB) that have not been amortized or depreciated, including amounts invested in assets that are still classified as works in progress, provided they are related to REVERSIBLE ASSETS, minus applicable penalties and any damage demonstrably caused by SABESP to the GRANTING AUTHORITY.

SECTION 21 TERMINATION

Clause 56. This CONTRACT may be terminated:

(a)	amicably by the PARTIES, observing the terms of article 26 of State Law 7,835/1992;
(b)	after a re-bidding procedure, as provided for in article 8 of State Law 16,933/2019; or

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(c)	at the initiative of SABESP, in the event of non-compliance with the CONTRACT or APPLICABLE LEGISLATION by URAE-1, ARSESP, the STATE or the MUNICIPALITIES, by means of arbitration or judicial proceedings, according to the dispute resolution stages provided for in this CONTRACT.

Paragraph 1. The criteria for calculating indemnification, in the event of termination, shall observe the following provisions:

(a)	in the event set out in paragraph (a), the indemnification shall be established by mutual agreement between the PARTIES and may not surpass the amount due in the event of expropriation;
(b)	in the event set out in paragraph (b), the indemnification shall be equivalent to what may be applied in nullity, and the application of a fine penalty may be waived; and
(c)	in the event set out in paragraph (c), the indemnification shall be calculated in accordance with the same criteria adopted in the event of expropriation.

Paragraph 2. The establishment of a re-bidding procedure relies on an agreement between URAE-1 and SABESP, in a procedure that ensures the continuity of SERVICES until a new bidding process has been concluded for the activities to be assumed by the winner of the bidding process.

(a)	SABESP does not have any right to initiate, trigger, conducted or concluded a re-bidding process, and URAE-1, under article 9, paragraph 1, of State Law 16,933/2019, must exercise judgment regarding the need, relevance and reasonableness of instituting and conducting the procedure, given the alternatives available for continuing the CONTRACT or terminating it for any other reason provided for in Clause 49.
(b)	If SABESP requests the qualification of the CONTRACT for re-bidding purposes, with proof of recurring or permanent failure to comply with contractual provisions or the inability to fulfill contractual or financial obligations assumed, ARSESP will only analyze the request if it is accompanied by the documents provided for in article 9, paragraph 2, of State Law 16,933/2019.
(c)	Once the CONTRACT has been qualified, by the GRANTING AUTHORITY, for re-bidding purposes, and if has been decided that said procedure will be adopted, URAE-1 and SABESP must sign an addendum to the CONTRACT containing, in addition to the provisions of article 10 of State Law 16,933/2019, other elements deemed relevant by URAE-1 to ensure the continuity of the SERVICES.

Paragraph 3. SABESP must, prior to the initiation of arbitration proceedings, notify ARSESP and URAE-1 of its intention to terminate the CONTRACT, explaining the reasons why it intends to initiate arbitration proceedings for this purpose, under the terms in legislation and relevant regulatory standards.

(a)	SABESP may only seek arbitration for the termination of the CONTRACT if substantial breaches, by URAE-1, ARSESP, the STATE or the MUNICIPALITIES, have been identified, and that results in the impossibility, or excessive burden, of fulfilling the scope of the contract.

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(b)	In the event listed in paragraph (a), SABESP will grant a deadline of no less than 30 (thirty) days for the breach to be corrected, at an administrative level.
(c)	The SERVICES provided by SABESP may not be interrupted or suspended until an arbitration decision is reached, from which no further appeal is possible, decreeing the termination of the contract.

SECTION 22 ANNULMENT

Clause 57. The CONTRACT may be annulled in the event of illegality, under the provisions contained in article 35, item V, of Federal Law 8,987/1995, investigated in an administrative procedure, initiated from the notification sent from one PARTY to the other, or from ARSESP to both PARTIES, ensuring the right to a full defense and the right to appeal.

Paragraph 1. In the event of early termination of the CONTRACT due to annulment, the criteria for indemnification due to SABESP shall be as follows:

(a)	If the annulment is due to reasons caused by SABESP or its shareholders, the applicable indemnification shall be equivalent to that calculated in the event of nullity; and
(b)	If the annulment is due to reasons caused by the GRANTING AUTHORITY, the applicable indemnification shall be equivalent to that calculated in the event of expropriation.

SECTION 23 BANKRUPTCY, JUDICIAL REORGANIZATION, LIQUIDATION AND EXTINCTION OF SABESP

Clause 58. The CONTRACT will be automatically extinct if:

(a)	SABESP has its bankruptcy or liquidation decreed by court order, from its effects, or if the ordinary liquidation process is authorized by a decision by its competent statutory body;
(b)	the PRIVATIZATION PROCESS is not completed by the STATE; or
(c)	ARSESP decides, after conducting regular administrative proceedings, ensuring SABESP the right to a full defense and the right to appeal, that the judicial reorganization of the latter is detrimental to the execution of the SERVICES.

Paragraph 1. In the event SABESP is extinct due to bankruptcy or a judicial reorganization is granted which, in the latter case, jeopardizes the execution of the CONTRACT, or, further, in the event SABESP is liquidated by resolution of its shareholders, the same provisions regarding the contractual nullity shall apply, including with the installation of due administrative processes to determine the actual loss and establish applicable sanctions.

(a)	Eventual net assets of the extinct SABESP will not be shared among its shareholders prior to all obligations with URAE-1, ARSESP, the STATE and the MUNICIPALITIES having been paid, and without the issuance of a definitive term of return.

Paragraph 2. In the event provided for in paragraph (b) of the caput of Clause 58, the CONTRACT will be terminated without any implications for SABESP.

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CHAPTER 21. ASSET REVERSAL

Clause 59. Once the CONTRACT is terminated, after the signing of a Definitive Term for the return of the SERVICES, the REVERSIBLE ASSETS, rights and prerogatives linked to the SERVICES will revert back to the STATE and/or MUNICIPALITIES.

Paragraph 1. REVERSIBLE ASSETS must be free of any encumbrance, charges, taxes, obligations or liens, and in good operating, usable and maintenance conditions, with characteristics and technical requirements that allow the full operation of the SERVICES.

Paragraph 2. The PARTIES will proceed with data collection and inspection of the REVERSIBLE ASSETS, aimed at verifying the state of conservation and maintenance of the assets based on the updated terms of the RRB, and will sign the Provisional Term of Return for the SERVICES, within 90 (ninety) days from the beginning date of the administrative process for the CONTRACT’s termination.

(a)                     All information about REVERSIBLE ASSETS, including description, state of conservation and remaining useful life, must be included in the inventory, to be maintained by SABESP throughout the concession, which must be delivered to ARSESP when the concession term has ended.

(b)                     In the event of discrepancy between the inventory and the actual situation of the REVERSIBLE ASSETS, SABESP must, if such difference occurs to the detriment of URAE-1, take all appropriate measures, including acquiring new assets or carrying out works so the REVERSIBLE ASSETS are delivered in the same conditions as those provided for in the inventory certified by the VALUATION COMPANY.

Paragraph 3. The Definitive Term of Return for the SERVICES must be signed within a maximum deadline of 90 (ninety) days after the drafting of the Provisional Term, provided that, during this period:

(a)	the assets have been verified and undergone a final inspection, with proof of such measures, by ARSESP, as referred to in paragraph 2; and
(b)	comply with the terms of the CONTRACT in relation to the duty to indemnify SABESP for unamortized investments.

Paragraph 4. In the event of an early termination of the CONTRACT, the terms defined in this Clause may be reduced by ARSESP.

Paragraph 5. The reversal of SHARED ASSETS will only be effective after a decision by URAE-1, preceded by a technical opinion from ARSESP.

CHAPTER 22. INDEMNIFICATION DUE

Clause 60. The STATE and/or the MUNICIPALITY(IES), as decided within the scope of URAE-1, shall be liable to SABESP for any indemnities that may arise from the termination of the CONTRACT, with reversion of the REVERSIBLE ASSETS to the provision of SERVICES, in compliance with the terms of this CONTRACT and ANNEXES and, subsidiarily, the REGULATION.

Paragraph 1. Indemnification shall be paid preferably by the new contractor, under the terms and limits established by the STATE and/or MUNICIPALITIES, as applicable, in the instrument(s) that succeed this CONTRACT.

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(a)	The signing of a new contract for the provision of water supply and sewage services that fully or partially include the SYSTEMS is subject to prior payment of indemnification due to SABESP, in proportion to the SYSTEM whose operation is intended to be granted to a third party, except in the event of this CONTRACT is terminated due to expiration, or if the PARTIES agree on a better solution.
(b)	The procedure for calculating the indemnification due to SABESP and its verification do not prevent any bidding process from being carried out prior to the signing of the new contract.

Paragraph 2. In the event indicated in paragraph 1, SABESP shall remain as the provider of the SERVICES until the due indemnification is paid, except:

(a)	if there is an express and formal agreement signed with SABESP stating the contrary;
(b)	if SABESP disagrees with the indemnification amounts approved by ARSESP, and there is full payment of the undisputed amount, which will allow the signing and start of the execution of the new contract, regardless of the resolution of any dispute established on the matter.

Paragraph 3. The indemnification, approved by ARSESP based on a prior report by the VALUATION COMPANY, shall be paid within 180 (one hundred and eighty) days from the beginning of the termination process of this CONTRACT, or within 60 (sixty) days from the date of compliance with paragraph 3, item (a), of Clause 59.and, in any event, prior to the transfer of the SERVICES to the holders or third parties indicated by them, under the provisions of paragraph 1 and 2.

Paragraph 4. Any deferral of payment beyond the term set forth in paragraph 3 of this Clause is subject to agreement between the PARTIES, and the amounts due will be capitalized for the purposes of monetary restatements, capital remuneration and compensation for arrears, under the regime for updating debts incurred with the Public Treasury, as provided for in article 3 of Constitutional Amendment 113, of December 8, 2021, as amended.

Paragraph 5. SABESP and/or potential beneficiaries of indemnification payments, particularly the funders, may negotiate such receivables with third parties to anticipate the payment of these credits.

Paragraph 6. The use of payment mechanisms included in a contract signed with the new operator of the SERVICES, for direct payment of indemnification due to SABESP, shall not eliminate the liability of the holder of the SERVICES, if the new operator of the SERVICES does not pay the commitments assumed.

Clause 61. Investments not yet amortized or depreciated, and which have been duly restated by the IPCA/IBGE price index relating to REVERSIBLE ASSETS will be compensated, as well as amounts related to works in progress that have not yet been recorded as an asset.

Paragraph 1. The calculation of the indemnification referred to in the caput must consider:

(a)	the useful life (physical) of the INVESTMENTS already made by SABESP and not yet recovered or amortized by the SERVICES provided, whose implementation has been certified by the VALUATION COMPANY and validated by ARSESP; and

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(b)	the rules and methodology for the formation and RAB UPDATE contained in ANNEX V – REGULATORY MODEL, applied until the start date of the CONTRACT’s termination process, after resolution by URAE-1 and upon prior manifestation by ARSESP.

Paragraph 2. The investments provided for in this CONTRACT, given they do not compromise the affordability of the tariff and the payment capacity of users, will be amortized until the end of the contractual term.

Paragraph 3. For the purpose set out in paragraph 2, ARSESP must carry out a prior economic and financial feasibility study, to be submitted to social control, proving that the amortization process referred to in paragraph 2 will comply with the terms of Federal Law 11,445/2007, which will not rely on contributions from FAUSP funds for this purpose and does not compromise the tariff affordability and USERS’ payment capacity, in compliance with the guidelines of ANNEX V – REGULATORY MODEL.

Clause 62. If this CONTRACT is annulled by a third party, and SABESP remains as the provider of the SERVICES, without the REVERSIBLE ASSETS having reverted to the STATE and/or MUNICIPALITY, no indemnification will be due to SABESP.

Clause 63. The exit of MUNICIPALITIES from URAE-1 during the term of the CONTRACT implies in the termination of the contractual relationship with the referred MUNICIPALITY, which will be responsible for indemnifying SABESP, under applicable provisions to the expropriation.

TITLE IX. RESOLUTION OF DISPUTES

CHAPTER 23. GENERAL PROVISIONS

Clause 64. The PARTIES and ARSESP shall make their best efforts to amicably resolve any disagreement that may arise from this CONTRACT, in compliance with the principles of good faith and cooperation.

Paragraph 1. Except in cases of urgency, the resolution bodies to resolve the disputes arising from this CONTRACT must observe the following order:

(a)              self-composition, assisted or not by a mediator, in which case the latter must comply with the provisions of Clause 65;

(b)	decision by the arbitration court, as provided for in Clause 67;

(c)               decision by a court, if the matter is not subject to arbitration, as provided for in Clause 68.

Paragraph 2. The PARTIES will not need to observe the order provided for in paragraph in situations of urgency, risks to the safety of USERS, third parties, LINKED ASSETS, risks of loss of rights for any of the PARTIES or to a worsening of the situation, and may directly seek precautionary or satisfactory measures, through any of the mechanisms indicated in items (b) and (c) of paragraph 1.

Paragraph 3. Except for the situations listed in paragraph 2, the PARTIES will not initiate resolutions on disputes without first notifying the other PARTY about the dispute, in a written document, substantiated and accompanied by the respective documents, with a proposal for resolving the divergence to receive a response within the deadline established in Clause 65, after which it may submit the disagreement to the next hierarchical resolution body for the dispute, depending on the matter to be resolved.

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Paragraph 4. The PARTIES may not use to the detriment of the interests of the other PARTY, during the procedures to resolve the dispute listed in this Chapter, documents that have been produced by the opposing PARTY specifically during negotiations, such as meeting minutes, agreement proposals, opinions or technical statements.

(a)     The restriction provided for in paragraph 4 does not cover pre-existing documents from before the resolution procedures for the dispute, or that were produced independently of the dispute, which may be used to defend the interests of the PARTIES in any of the dispute resolution mechanisms, regardless of the form or time at which the PARTY had access to such document.

Paragraph 5. The establishment of a resolution procedure for the dispute, through any of the mechanisms provided for in this Chapter, does not exempt the PARTIES from their duty to follow through and comply with their contractual obligations, notably SABESP's duty to continue providing the SERVICES and executing the INVESTMENTS.

(a)   The suspension of INVESTMENTS or SERVICES will only be permitted when the object of dispute implies risks to the safety of individuals and/or the SERVICES being provided, given that their suspension demonstrably represents the most appropriate measure to neutralize or, when this is not possible, to mitigate any existing risk, obtaining, when possible without compromising safety, the consent of ARSESP prior to the suspension.

(b)   Any breach of contract, or delay in fulfilling a contractual obligation, arising from the failure to comply with the obligation provided for in paragraph 5, will trigger the consequences provided for in the CONTRACT, including the application of contractual fines, regardless of the outcome of the dispute.

Paragraph 6. If any decision, during the procedures provided for in items (b) and (c) of paragraph 1, binds SABESP to an obligation to act, said obligation must be fulfilled by SABESP regardless of any payment, except, exclusively, if the decision itself requires compliance with the decision on prior payment by URAE-1.

CHAPTER 24. NEGOTIATIONS

Clause 65. The PARTIES may decide to not make use of dispute resolution bodies without first formally notifying the other PARTY and ARSESP of their dissatisfaction, offering a reasonable explanation for the dispute, proposing a solution and providing copies of the respective documents.

Paragraph 1. The notification of dissatisfaction will be forwarded to the other PARTY and to ARSESP, which has a deadline of 15 (fifteen) business days to formulate a response.

(a)	The response to the notification of dissatisfaction must be presented with a reasonable statement of the PARTY's position and supporting documents, as well as an express stance on the proposed solution contained in the notification.

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(b)	If the deadline provided for in paragraph 1 has elapsed, without the submission of a response, it will be presumed that the parties are in disagreement.
(c)	Upon a written agreement between the PARTIES, or between SABESP and ARSESP, the deadline for responding to the notification of dissatisfaction may be suspended for negotiations.
(d)	If the negotiations result in a self-composition, and if the matter does not require a contractual amendment, the PARTIES and ARSESP will register the agreement by adding an apostille to the CONTRACT.

Paragraph 2. If no agreement has been reached, based on the negotiations provided for in paragraph 1, or in the event of disagreement between the PARTIES, at the end of the procedure provided for in paragraph 1, the dissatisfied PARTY may request that negotiations be conducted with a senior representative of both PARTIES.

(a)	The negotiations referred to in paragraph 2, when requested by either PARTY, require mandatory presence from the other PARTY, under penalty of being considered a breach of contract.
(b)	The representative for the negotiations must be appointed by the highest authority of ARSESP, by URAE-1 in accordance with its regulations, and by the legal representatives of SABESP, in accordance with its bylaws.
(c)	If the request referred to in paragraph 2 is not made within 15 (fifteen) days from the stage mentioned in paragraph 1, other means of dispute to resolve the matter may be adopted, under the terms provided for in this CONTRACT.

Paragraph 3. In the event the negotiations provided for in Clause 65 fail, either PARTY may submit the dispute to another dispute resolution mechanism, among those provided for in Clause 66 and Clause 67, notwithstanding ARSESP or URAE-1 carrying out the regular conduct for any ongoing administrative process.

Paragraph 4. In all cases, including the stage provided for in paragraph 2 of this clause, negotiations must be concluded within 120 (one hundred and twenty) days from the date on which they were initiated.

Paragraph 5. Once the deadline provided for in paragraph 4 of this clause has elapsed, other means of dispute to resolve the matter may be adopted, under the terms provided for in this CONTRACT, unless otherwise agreed between the PARTIES.

CHAPTER 25. MEDIATION

Clause 66. At any time, once the procedure set forth in Clause 65 has been concluded, either PARTY may propose a mediation, which shall only be initiated or continued with the consent of both PARTIES, and such consent may also be given between SABESP and ARSESP, without the participation of URAE-1.

Paragraph 1. Mediation is a procedure aimed at clarifying a dispute between the PARTIES, which may or may not result in an agreement, and will comply with Federal Law 13,140,of June 26, 2015, notwithstanding applicable state legislation, and may be carried out under any of the forms permitted therein.

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Paragraph 2. Out-of-court mediations may follow the procedure of the State Administration Conciliation Chamber – CCAE, provided for in articles 54 et seq. of State Complementary Law 1,270/2015, if operational during the time of the dispute, and payment of any expenses and fees must be made by the mediation proponent.

(a)	The election of the mediation chamber will be carried out jointly by SABESP and URAE-1.

Paragraph 3. The mediation procedure shall follow the rules set out in the chamber elected to conduct the procedure, which shall be appointed by consensus.

Paragraph 4. The PARTIES may choose for a non-institutional mediation process, in which case it must be agreed upon in a specific term between the PARTIES, also containing, at least, the rules for appointing mediator(s) and the deadlines for concluding the procedure.

Paragraph 5. The mediator(s) to be selected must comply with the requirements established in Clause 67, paragraph 14.

Paragraph 6. If the consensus mentioned in the previous clauses is not reached for the purposes of electing the chamber to conduct the mediation process, or regarding the non-institutional mediation, or regarding the choice of mediators, a mediation will not be established between the PARTIES.

Paragraph 7. The interested PARTY in proposing a mediation process will send a notification, with a brief explanation of the intended scope, to the opposing PARTY, which must inform its agreement within 5 (five) business days, after which a refusal shall be presumed. If the interested PARTY is SABESP, the Company also has the prerogative of sending the notification included in this clause to ARSESP, who must inform its agreement within 5 (five) business days, after which a refusal shall be presumed.

Paragraph 8. Any agreement resulting from mediation will be signed in writing, formalized in a contractual addendum, or in an appendix to the CONTRACT, and published with its respective motivation.

CHAPTER 26. ARBITRATION

Clause 67. The PARTIES shall submit to institutional arbitration disputes over available property rights, related to the interpretation or execution of this CONTRACT, under Federal Law 9,307/96, which have not been resolved by the procedure provided for in Clause 65 or by mediation, when initiated by the PARTIES.

Paragraph 1. Notwithstanding other situations, disputes over available property rights shall be considered as:

(a)	Recognition of the right and determination of the respective amount of the economic-financial imbalance of the CONTRACT and the amount needed for its rebalancing, in favor of either PARTIES;
(b)	Recognition of contractual non-compliance cases by either PARTIES, and calculation of the monetary penalties applied;
(c)	Request for contractual termination, made by SABESP, due to contractual non-compliance attributed to URAE-1, ARSESP, the STATE or the MUNICIPALITIES;

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(d)	Disagreements regarding the calculation or adjustment of TARIFFS;
(e)	Disputes related to SABESP’s performance and the calculation of INDICATORS AND GOALS FOR COVERAGE AND LOSSES;
(f)	Disagreements regarding the conclusion of INVESTMENTS, or regarding the adequacy of INVESTMENTS made;
(g)	Disputes arising from the execution of the PERFORMANCE GUARANTEE;
(h)	Interpretation of the risk allocation provided for in the CONTRACT; and
(i)	The amount of indemnities due in the event this CONTRACT is terminated, and disagreements between the PARTIES regarding LINKED ASSETS and their suitability under the terms set forth in the CONTRACT.

Paragraph 2. Notwithstanding other situations, disputes related to available property rights are not considered and are not subject to arbitration:

(a)	Matters relating to non-tradable available rights;
(b)	The public nature and ownership of the SERVICES;
(c)	The power of regulation and inspection, as well as its exercise by ARSESP and URAE-1;
(d)	The exercise of the power to impose monetary and administrative penalties on SABESP, except exclusively for the assessment of the factual assumptions of the imposition of specific penalties, or disagreements regarding the calculation of monetary penalties;
(e)	The exercise of the right of expropriation or the decision to declare the nullity of this CONTRACT, or even the decision regarding other forms of contractual termination initiated by URAE-1, except, in cases of nullity and annulment, the disagreements on the occurrence of the factual assumptions that legitimize it; and
(f)	Immediate relief, intervention, and measures for the continuity of SERVICES.

Paragraph 3. Any losses caused in the exercise of legally guaranteed administrative powers, including those described in paragraph 2, as well as any right to corresponding indemnification, may be determined through arbitration.

Paragraph 4. As a prerequisite for the initiation of arbitration proceedings, URAE-1 and SABESP must identify, by name, any potential funder of the claim.

Paragraph 5. Arbitration shall be governed by law, applying the rules of the Federative Republic of Brazil, technical standards, and ARSESP standards, and judgment based on equity is prohibited.

Paragraph 6. The decisions of the arbitration court must observe any legal precedents that, under current Brazilian legislation, have binding effect and require observance by Judiciary bodies.

Paragraph 7. The PARTIES may, prior to the initiation of arbitration, request the competent judicial authority to order the relevant precautionary or provisional measures.

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(a)	The request made by one of the PARTIES to a judicial authority, aimed at obtaining such measures, shall not be considered as a breach or waiver of the arbitration agreement and shall not compromise the jurisdiction of the arbitral court in this regard.
(b)	Any requests or measures implemented by the judicial authority must be notified to the arbitration court, by the PARTY that requested such measure, at the first opportunity in which it addresses the arbitration court.

Paragraph 8. The PARTY must submit its arbitration request to a chamber registered by the State of São Paulo to resolve disputes involving the Direct Administration and its autarchies, under State Decree 64,356/2019.

(a)	In the event no arbitration chamber is registered by the State of São Paulo, the PARTY may submit its arbitration request to any arbitration chamber that meets the following requirements:
i.	Offers spaces for holding hearings and secretarial services, at no additional cost to the parties, in the city of São Paulo;
ii.	Has been regularly constituted for at least five years;
iii.	Meets the legal requirements for receiving payment from the Public Administration of the State of São Paulo; and
iv.	Has recognized suitability, competence and experience in managing arbitration procedures with the Public Administration.

Paragraph 9. The arbitration process must comply with the provisions of Federal Law 9,307/1996 and State Decree 64,356/2019, the regulations of the adopted arbitration chamber, and the provisions contained in this CONTRACT.

Paragraph 10. The arbitration court may not, under any circumstances, consider documents that have been presented and which do not comply with the provisions of Clause 64, paragraph 4.

Paragraph 11. The language to be used in the arbitration proceedings will be Brazilian Portuguese, with the possibility of using bilingual arbitration (Portuguese and another language) in duly justified situations, at the discretion of the arbitration court.

(a)	If the arbitration is bilingual, SABESP shall assume the expenses related to the translation of documents, even when the translated materials result from acts carried out by ARSESP or URAE-1, and these costs may not be included in the procedural costs and expenses for the purposes of reimbursement of arbitration costs.
(b)	If there are discrepancies between the content of the decisions or statements presented by the attorneys of the PARTIES in the arbitration, in the Portuguese and foreign language versions, the content of the versions prepared in Portuguese shall prevail.
(c)	Technical documents in other languages may be produced, with sworn translation in the event of disagreement between the PARTIES as to their meaning.

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Paragraph 12. The acts of the arbitration process shall be made public, subject to legal confidentiality, legal secrecy, industrial secrecy or when essential to the safety of society and the State and must be justified in each situation.

(a)	The following documents relating to ongoing arbitration proceedings will be made available on the Internet: petitions, expert reports, arbitration terms and decisions made by the arbitrators.
(b)	Other documents related to the arbitration process may be requested through the Integrated Citizen Information System (SIC.SP).
(c)	The hearings of the arbitration process may be reserved for the arbitrators, secretaries of the arbitration court, the PARTIES and ARSESP, their respective representatives and attorneys, witnesses, technical assistants, experts, employees of the arbitration chamber and other individuals previously authorized by the arbitration court.

Paragraph 13. The arbitration court will be comprised by three members, being 1 (one) appointed by URAE-1, 1 appointed (one) by SABESP, and the President appointed in accordance with the regulations of the arbitration chamber.

Paragraph 14. The appointed arbitrator must observe the following requirements:

(a)	Be in full civil capacity;
(b)	Have technical training and professional experience recognized and compatible with his/her roles, and proven knowledge of the purpose of the CONTRACT, demonstrated through a résumé, or other document capable of attesting said experience;
(c)	Not maintain relationships with the PARTIES, or with the dispute submitted to him/her, that can partiality characterize as a conflict of interests, but not limited to:
i.	cases of impediment and suspicion imposed on judges, provided for in the Code of Civil Procedure;
ii.	if the nominated person carries out legal activities, if a lawsuit has been sponsored by him/her, or by a firm with which he/she is associated, against any of the PARTIES, even if it concerns a matter that is not related to the matter of the dispute;
iii.	the situations provided for in the Red and Orange Lists of the IBA Guidelines – International Bar Association, relating to Conflicts of Interest in International Arbitration; and
iv.	having acted, in the last 6 (six) months, as a director, manager, employee, outsourced contractor, administrator or partner of SABESP, of SABESP's shareholders, in its economic groups or of its subcontractors, URAE-1, the STATE, ARSESP or at the MUNICIPALITIES.
(d)	Commit to being available for the procedural acts and other activities inherent to the role.

Paragraph 15. Individuals who are not on the arbitrators list of the arbitration chamber may be appointed as members of the arbitration chamber.

87

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

To check the validity of the signatures, access https://assinaturasabesp.1doc.com.br/verificacao/599E-3A27-1ADE-951F and enter the code 599E-3A27-1ADE-951F

Paragraph 16. Those who have acted in another role in the CONTRACT, notably as team members of the VALUATION COMPANY or INDEPENDENT VERIFIER, or who have acted as mediators, may not be appointed as arbitrators.

Paragraph 17. All those appointed to the arbitration court who work in other professional activities will be asked to inform if they provide services that may place them in conflict of interest with the Public Administration, to assess their independence and impartiality and without prejudice to other obligations inherent to the duty of disclosure established by Federal Law 9,307, of September 23, 1996.

(a) All those appointed to the arbitration court who are lawyers will be asked to report if they, or a law firm of which they are associated, are involved in any lawsuit against the Public Administration, as well if they, or a law firm of which they are associated, are involved in matters that are related to the topic of the respective arbitration procedure.

Paragraph 18. In the case of arbitration with multiple parties, such as claimants and/or defendants, there must be consensus on the method of appointing an arbitrator by the parties of the same group. If a consensus is not reached, the regulations of the elected arbitration chamber must be observed.

Paragraph 19. The arbitration decision will be issued in Brazil, and the procedural acts will be carried out in the capital of the State of São Paulo, or in another location previously agreed between the PARTIES.

Paragraph 20. If the arbitration decision is not issued by consensus among the members of the arbitration court, the tiebreaker criterion under the regulations of the adopted arbitration chamber shall be adopted.

Paragraph 21. The payment of costs and expenses relating to the arbitration process will comply with the regime of succumbence provided for in the Code of Civil Procedure, and the losing PARTY will not be requested to reimburse the contractual attorney's fees of the winning PARTY.

Paragraph 22. SABEP must have a cost provision, pursuant to paragraph 2 of article 18 of State Law 16,933/2019, regardless of the PARTY that has initiated the arbitration, and, as applicable, expenses will be reimbursed according to subsequent deliberation by the arbitration court in a final decision, under the rules established by the arbitration chamber’s regulations.

Paragraph 23. If an expert assessment is required, an independent expert will be appointed by mutual agreement between the PARTIES or, in the absence of agreement, by the arbitration court, and the costs of the expert assessment, including expert fees, must be paid in advance by SABESP, pursuant to paragraph 22.

(a) The PARTIES may indicate their trusted technical assistants to monitor the expert assessment, with the respective costs not being subject to reimbursement, regardless of the result of the arbitration proceedings.

Paragraph 24. The PARTIES acknowledge that the decisions handed down by the arbitration court may be regularly executed in Brazil, following the execution procedure against the Public Treasury, in which URAE-1, the STATE, the MUNICIPALITIES or ARSESP shall not have any sovereign immunity that inhibits execution.

88

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

To check the validity of the signatures, access https://assinaturasabesp.1doc.com.br/verificacao/599E-3A27-1ADE-951F and enter the code 599E-3A27-1ADE-951F

Paragraph 25. Decisions handed down by the arbitration court that impose a monetary obligation on URAE-1, the STATE, the MUNICIPALITIES or ARSESP, shall be followed in accordance with the regime of registered warrants or under small-value obligations, under the same conditions imposed on other judicial executive titles.

(a)	The provisions of aforementioned paragraph 25 do not apply to decisions handed down by the arbitration court that impose an obligation to rebalance the economic-financial balance in favor of SABESP on URAE-1, the STATE, the MUNICIPALITIES or ARSESP, which will be followed in accordance with ANNEX V – REGULATORY MODEL.

Paragraph 26. The decisions of the arbitration court that impose on URAE-1, the STATE, the MUNICIPALITIES or ARSESP the obligation to rebalance the economic and financial aspects of the CONTRACT, must provide a deadline for URAE-1 to choose the recovery mechanism, among those provided for in the CONTRACT.

(a)	Under no circumstances may the ARBITRATION COURT disregard the decision taken by URAE-1 in accordance with ANNEX V – REGULATORY MODEL or paragraph 26 thereto, coercively imposing the restoration of the economic-financial balance through other modalities, regardless if they have been provided for in the CONTRACT.

Paragraph 27. The arbitration decision shall be considered as the final decision power in relation to the dispute between the PARTIES, irrevocable and binding between them.

CHAPTER 27. JURISDICTION

Clause 68. The PARTIES elect the jurisdiction of the district of São Paulo, to the exclusion of any other, however privileged it may be, to carry out, as necessary and solely for this purpose: (i) precautionary or urgent measures or (ii) lawsuits whose object cannot be discussed through arbitration, in addition to lawsuits that guarantee the institution of an arbitration process and the execution of the arbitration decision, under the provisions established by Federal Law 9,307/1996, as amended.

Paragraph 1. The jurisdiction indicated in Clause 68 shall be attributed for any and all claims that:

(a)	does not deal with available property rights;
(b)	is excluded from arbitration jurisdiction; or
(c)	have a precautionary, anticipatory or urgent nature, which cannot await the establishment of the arbitration court for its respective assessment, pursuant to Clause 67, paragraph 7.

TITLE X. FINAL PROVISIONS

CHAPTER 28. GENERAL PROVISIONS

Clause 69. SABESP shall have the right to due administrative processes for all matters established in this CONTRACT, as well as decisions made by ARSESP, under State Law 10,177/98.

Paragraph 1. This CONTRACT binds the PARTIES and their successors in all its aspects.

89

Signed by 3 people: NATALIA RESENDE ANDRADE AVILA, BRUNO MAGALHAES DABADIA, and ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES

To check the validity of the signatures, access https://assinaturasabesp.1doc.com.br/verificacao/599E-3A27-1ADE-951F and enter the code 599E-3A27-1ADE-951F

Paragraph 2. Any changes made to this CONTRACT will only be valid if signed by both PARTIES, through contractual Amendments and Modifications, except for the possibility of unilateral modification of the CONTRACT by URAE-1 and ARSESP in the exercise of their authorities, under the terms of APPLICABLE LEGISLATION and this CONTRACT.

Paragraph 3. If allowed by any of the PARTIES, even by omission, non-compliance, entirely or partially, with any of the Clauses or conditions of the CONTRACT and its ANNEXES, such fact may not release, relieve or in any way affect or impair the validity and effectiveness of the same Clauses and conditions, which shall remain unchanged, as if no tolerance had occurred.

Paragraph 4. The waiver, by one of the PARTIES, of any right shall not be valid unless expressed in writing and shall be interpreted restrictively, not allowing its extension to any other right or obligation established in this CONTRACT.

Paragraph 5. The nullity or invalidity of any Clause of this CONTRACT shall not prevent the validity and production of effects of any other Clause of this same CONTRACT.

Paragraph 6. All documents related to this CONTRACT must be written in Brazilian Portuguese, or translated into it, by means of a sworn translation, in the case of foreign documents.

(a) In the event of conflict or inconsistency between the document in the original language and the translation, identified by URAE-1 through due diligence, the original text shall prevail.

CHAPTER 29. CALCULATING DEADLINES

Clause 70. When calculating the deadlines established in this CONTRACT, the start day will be excluded and the due date will be included, and consecutive days will be considered, except when expressly provided otherwise.

Clause 71. The deadlines established in this CONTRACT shall only begin and end on business days on which the STATE Public Administration is operational.

CHAPTER 30. PUBLICATIONS AND REGISTRIES

Clause 72. Within 5 (five) days from the EFFECTIVE DATE, URAE-1 will arrange for the publication of its extract in the respective official press, as well as comply with the rules set by the Audit Courts with jurisdiction over the PARTIES.

CHAPTER 31. COMMUNICATIONS

Clause 73. Communications between the parties must be formalized in writing and will be addressed to their respective legal representatives or to parties designated by them for this purpose.

Paragraph 1. Notifications and communications shall be deemed to have been duly received on the date (i) stated on the receipt notice; (ii) of delivery of the judicial or extrajudicial letter; (iii) of proof of fax delivery; (iv) of proof of delivery by internationally recognized courier services; (v) of proof of delivery by e-mail with acknowledgment of receipt; or (vi) of filing with URAE-1, ARSESP or at the address of SABESP.

90

Paragraph 2. URAE-1, ARSESP and SABESP must, within 15 (fifteen) days from the EFFECTIVE DATE, present, in writing, the names and positions of the respective employees or representatives designated to be responsible for managing the CONTRACT, in technical and administrative aspects and receiving the correspondence provided for herein.

In agreement, the PARTIES sign this CONTRACT by means of electronic signatures.

São Paulo, May 24, 2024.

URAE-1 COORDINATOR OF

URAE-1 NATÁLIA RESENDE A. ÁVILA

SABESP

CEO REGULATION AND NEW BUSINESSES OFFICER

ANDRÉ GUSTAVO SALCEDO TEIXERIA MENDES                                                       BRUNO MAGALHÃES D’ABADIA

Consenting Intervening Party - ARSESP:

CEO THIAGO MESQUITA NUNES

Witnesses:

1. Name: ID:	2. Name: ID:

91

SIGNATURE VERIFICATION

Code for verification: 599E-3A27-1ADE-951F

This document was digitally signed by the following signatories on the indicated dates:

NATALIA RESENDE ANDRADE AVILA (individual taxpayer’s ID (CPF) 731.XXX.XXX-53) on 05/24/2024 5:13:55 p.m. (GMT-03:00)

Issued by: Autoridade Certificadora da Presidencia da Republica v5 << Autoridade Certificadora Raiz Brasileira v5 (Assinatura ICP-Brasil)

BRUNO MAGALHAES DABADIA (individual taxpayer’s ID (CPF) 010.XXX.XXX-95) on 05/24/2024 6:28:25 p.m. (GMT-03:00)

Role: Approved by

Issued by: AC VALID RFB v5 << AC Secretaria da Receita Federal do Brasil v4 << Autoridade Certificadora Raiz Brasileira v5 (Assinatura ICP-Brasil)

ANDRE GUSTAVO SALCEDO TEIXEIRA MENDES (individual taxpayer’s ID (CPF) 071.XXX.XXX-18) on 05/24/2024 6:46:49 p.m. (GMT-03:00)

Role: Approved by

Issued by: AC VALID RFB v5 << AC Secretaria da Receita Federal do Brasil v4 << Autoridade Certificadora Raiz Brasileira v5 (Assinatura ICP-Brasil)

To check the validity of the signatures, access the Verification Central through the link: https://assinaturasabesp.1doc.com.br/verificacao/599E-3A27-1ADE-951F

EXHIBIT I -

MUNICIPALITIES SERVED

List of Municipalities that are part of URAE-1

1	Adamantina	96	Emilianópolis	191	Miracatu	286	Roseira
2	Adolfo	97	Espírito Santo do Pinhal	192	Mira Estrela	287	Rubiácea
3	Aguaí	98	Espirito Santo do Turvo	193	Mirante do Paranapanema	288	Rubinéia
4	Águas da Prata	99	Estrela d´Oeste	194	Mococa	289	Sagres
5	Águas de Santa Bárbara	100	Estrela do Norte	195	Mombuca	290	Salesópolis
6	Águas de São Pedro	101	Euclides da Cunha Paulista	196	Monções	291	Salmourão
7	Agudos	102	Fartura	197	Mongaguá	292	Saltinho
8	Alambari	103	Fernandópolis	198	Monte Alto	293	Salto de Pirapora
9	Alfredo Marcondes	104	Fernando Prestes	199	Monte Aprazível	294	Sandovalina
10	Altair	105	Fernão	200	Monteiro Lobato	295	Santa Albertina
11	Alto Alegre	106	Ferraz de Vasconcelos	201	Monte Mor	296	Santa Branca
12	Alumínio	107	Flora Rica	202	Morungaba	297	Santa Clara d'Oeste
13	Álvares Machado	108	Floreal	203	Narandiba	298	Santa Cruz da Esperança
14	Álvaro de Carvalho	109	Flórida Paulista	204	Nazaré Paulista	299	Santa Cruz do Rio Pardo
15	Alvinlândia	110	Florínea	205	Nhandeara	300	Santa Ernestina
16	Angatuba	111	Franca	206	Nipoã	301	Santa Isabel
17	Anhembi	112	Francisco Morato	207	Nova Campina	302	Santa Maria da Serra
18	Anhumas	113	Franco da Rocha	208	Nova Canaã Paulista	303	Santa Mercedes
19	Aparecida d'Oeste	114	Gabriel Monteiro	209	Nova Granada	304	Santana da Ponte Pensa
20	Apiaí	115	Gália	210	Nova Luzitânia	305	Santana de Parnaíba
21	Araçariguama	116	Gastão Vidigal	211	Novo Horizonte	306	Santa Rosa de Viterbo
22	Arandu	117	General Salgado	212	Óleo	307	Santa Salete
23	Arapeí	118	Glicério	213	Onda Verde	308	Santo Anastácio
24	Arco-iris	119	Guapiara	214	Oriente	309	Santo André
25	Arealva	120	Guarani d'Oeste	215	Orindiúva	310	Santo Antônio do Jardim
26	Areiópolis	121	Guararema	216	Osasco	311	Santo Antônio do Pinhal
27	Arujá	122	Guareí	217	Oscar Bressane	312	Santo Expedito
28	Aspásia	123	Guariba	218	Osvaldo Cruz	313	Santópolis do Aguapeí
29	Assis	124	Guarujá	219	Ouroeste	314	Santos
30	Auriflama	125	Guarulhos	220	Palmares Paulista	315	São Bento do Sapucaí
31	Avaí	126	Guzolândia	221	Palmeira d'Oeste	316	São Bernardo do Campo
32	Avaré	127	Hortolândia	222	Paraguaçu Paulista	317	São Francisco
33	Balbinos	128	Iacri	223	Paranapanema	318	São João da Boa Vista

34	Bananal	129	Iaras	224	Paranapuã	319	São João das Duas Pontes
35	Barão de Antonina	130	Ibirá	225	Parapuã	320	São José dos Campos
36	Barra do Chapéu	131	Ibiúna	226	Pardinho	321	São Lourenço da Serra
37	Barra do Turvo	132	Icém	227	Pariquera-Açu	322	São Luiz do Paraitinga
38	Barueri	133	Igaratá	228	Paulínea	323	São Manuel
39	Bastos	134	Iguape	229	Paulistânia	324	São Miguel Arcanjo
40	Bento de Abreu	135	Ilhabela	230	Paulo de Faria	325	São Paulo
41	Bernardino de Campos	136	Ilha Comprida	231	Pederneiras	326	São Roque
42	Bertioga	137	Indiaporã	232	Pedra Bela	327	São Sebastião
43	Biritiba-Mirim	138	Inúbia Paulista	233	Pedranópolis	328	São Vicente
44	Bocaina	139	Iperó	234	Pedregulho	329	Sarapui
45	Bofete	140	Iporanga	235	Pedrinhas Paulista	330	Sarutaiá
46	Boituva	141	Irapuã	236	Pedro de Toledo	331	Sebastianópolis do Sul
47	Bom Sucesso de Itararé	142	Itaberá	237	Pereiras	332	Serra Azul
48	Borá	143	Itaí	238	Peruíbe	333	Serra Negra
49	Boracéia	144	Itanhaém	239	Piacatu	334	Sete Barras
50	Botucatu	145	Itaoca	240	Piedade	335	Silveiras
51	Bragança Paulista	146	Itapecerica da Serra	241	Pilar do Sul	336	Socorro
52	Brejo Alegre	147	Itapetininga	242	Pindamonhangaba	337	Sud Mennucci
53	Buri	148	Itapeva	243	Pinhalzinho	338	Suzano
54	Buritizal	149	Itapevi	244	Piquerobi	339	Taboão da Serra
55	Cabreúva	150	Itapirapuã Paulista	245	Piracaia	340	Taciba
56	Caçapava	151	Itaporanga	246	Piraju	341	Taguaí
57	Cachoeira Paulista	152	Itaquaquecetuba	247	Pirapora do Bom Jesus	342	Tapiraí
58	Caiabu	153	Itararé	248	Pirapozinho	343	Tapiratiba
59	Caieiras	154	Itariri	249	Piratininga	344	Taquarituba
60	Cajamar	155	Itatiba	250	Planalto	345	Taquarivaí
61	Cajati	156	Itatinga	251	Platina	346	Tarabai
62	Cajuru	157	Itirapuã	252	Poá	347	Tarumã
63	Campina do Monte Alegre	158	Itobi	253	Poloni	348	Tatuí
64	Campo Limpo Paulista	159	Itupeva	254	Pongaí	349	Taubaté
65	Campos do Jordão	160	Jaborandi	255	Pontalinda	350	Tejupá
66	Cananéia	161	Jacupiranga	256	Pontes Gestal	351	Teodoro Sampaio
67	Canas	162	Jales	257	Populina	352	Terra Roxa
68	Cândido Rodrigues	163	Jambeiro	258	Porangaba	353	Timburi
69	Capão Bonito	164	Jandira	259	Pracinha	354	Torre de Pedra
70	Capela do Alto	165	Jarinu	260	Praia Grande	355	Torrinha
71	Caraguatatuba	166	Jeriquara	261	Pratânia	356	Tremembé
72	Carapicuíba	167	Joanópolis	262	Presidente Alves	357	Três Fronteiras
73	Cardoso	168	Juquiá	263	Presidente Bernardes	358	Tupã
74	Cássia dos Coqueiros	169	Juquitiba	264	Presidente Epitácio	359	Turiúba
75	Catiguá	170	Lagoinha	265	Presidente Prudente	360	Turmalina
2

76	Cesário Lange	171	Laranjal Paulista	266	Quadra	361	Ubatuba
77	Charqueada	172	Lavrinhas	267	Quatá	362	Ubirajara
78	Colômbia	173	Lins	268	Queiroz	363	União Paulista
79	Conchas	174	Lorena	269	Queluz	364	Urânia
80	Coroados	175	Lourdes	270	Redenção da Serra	365	Uru
81	Coronel Macedo	176	Lucélia	271	Regente Feijó	366	Valentim Gentil
82	Cotia	177	Lucianópolis	272	Registro	367	Vargem
83	Cruzália	178	Luiziânia	273	Restinga	368	Vargem Grande Paulista
84	Cubatão	179	Lupércio	274	Ribeira	369	Várzea Paulista
85	Diadema	180	Lutécia	275	Ribeirão Branco	370	Vitória Brasil
86	Dirce Reis	181	Macedônia	276	Ribeirão Corrente	371	Zacarias
87	Divinolândia	182	Magda	277	Ribeirão do Sul
88	Dolcinópolis	183	Mairiporã	278	Ribeirão dos Índios
89	Dourado	184	Marabá Paulista	279	Ribeirão Grande
90	Duartina	185	Maracaí	280	Ribeirão Pires
91	Echaporã	186	Mariápolis	281	Riversul
92	Eldorado	187	Marinópolis	282	Rifaina
93	Elias Fausto	188	Mauá	283	Rio Grande da Serra
94	Embu das Artes	189	Meridiano	284	Riolândia
95	Embu-Guaçu	190	Mesópolis	285	Rosana

3

ANNEX II

TECHNICAL ANNEX OF EACH MUNICIPALITY

ANNEX III - VIOLATIONS AND PENALTIES

1.	PRESENTATION
1.1.	Penalties shall be applied according to the rules established in this ANNEX, under the general norms of the CONTRACT, and provided these legal disciplines are being respected, the provisions established in the ARSESP REGULATION.
1.1.1.	Any norm edited by ARSESP that bring provisions or complement the matters related to violations and penalties that may be applied within the scope of the CONTRACT must be compatible with this ANNEX and be submitted to the social control process, pursuant to the terms of the REGULATION, ensuring SABESP’s participation and in compliance with the provisions set forth in item. 7.5 of this ANNEX.
1.1.2.	The typification and penalties provided for in this ANNEX shall only be applied to the conduct perpetrated by SABESP after the EFFECTIVE DATE, thus any previous conduct shall remain subject to the penalties established in regulation in force at that time.
1.1.3.	However, the sanctioning procedure provided for in this ANNEX may be immediately applied, in its entirety, to sanctioning processes that are underway, including those that address the mitigating circumstances provided for in item 3.
1.2.	This ANNEX, in addition to the CONTRACT, aims to regulate the penalties applied within the scope of the CONTRACT, typify the contractual violations, and provide details on the administrative procedure for applying contractual penalties, guaranteeing the right to contradiction and the right to a full defense, pursuant to State Law 10,177/1998, observing any subsequent legal disciplines or regulation governing the matter.
1.3.	The application of the penalties provided for in this ANNEX, and compliance with these rules, does not prohibit the application of other sanctions provided for in the CONTRACT and other ANNEXES, under APPLICABLE LEGISLATION and relevant regulation to which SABESP is subject.
1.4.	Notwithstanding the application of the penalties provided for in this ANNEX, ARSESP may apply as established in the CONTRACT and other ANNEXES, according to article 7, item V of Complementary State Law 1,025/2007, the tariff discount through the X Factor, U Factor, and/or Q Factor, which are not subject to the rules of this ANNEX.
1.5.	ARSESP Resolution 31/2008 does not apply to the CONTRACT.
2.	GENERAL PROVISIONS
2.1.	If a single conduct corresponds to more than one violation, under the provisions set forth in this ANNEX, the principle of specialty shall be observed, in which a penalty corresponding to the most specific violation shall be applied, prohibiting the accumulation of more generic violations relating to the same conduct.
2.2.	Penalties shall not be applied to SABESP for violations that are proven to have been a result of force majeure, unforeseeable circumstances and/or if they configure the unenforceability of a different conduct when such event in which SABESP was not liable or responsible for, gave rise to the direct and immediate violation of conduct.

2.2.1.	If it is identified that the violation occurred without a hypothetical force majeure and/or unforeseeable circumstances, the penalties shall be applied to SABESP.
2.2.2.	For the purpose of applying penalties, notwithstanding the alternative provisions set forth in the REGULATION, the following shall be considered:
2.2.2.1.	Force majeure and/or unforeseeable circumstances: an event as so defined under civil law, and which results in a direct and immediate violation within the scope of the CONTRACT;
2.2.2.2.	Unenforceability of a different conduct: a situation in which, despite being configured as a foreseen violation in the ANNEX or APPLICABLE LEGISLATION, it was not caused by SABESP, which diligently adopted the necessary measures to produce different results, clearly demonstrated and unequivocally proven in the corresponding process.
2.3.	Concurrently with the administrative sanctioning process for the application of penalties provided for in this ANNEX, in situations where the effects from the violation endure in time, notwithstanding the application of penalties for the proven violation of conduct, ARSESP, at its sole discretion, may grant a new period for correcting the irregularities identified through audit, in addition to what was originally foreseen, in a way that is technically compatible for the work, services, activities or practices not yet executed to be performed.
2.3.1.	Failure to comply with the obligation within the new period granted shall result in late payment fines of 1% (one percent) per day, over the value of the penalty applied, starting from the first day following the expiration date of the period initially defined, until the date on which the obligation has been fulfilled. Fines, when applied, may not surpass the value of the obligation that has not been fulfilled.
2.3.2.	After the period determined by ARSESP has elapsed, along with the correction of the identified irregularity, the penalty applied by ARSESP shall be limited to the value provided for in this ANNEX, without the application of the fine described in item 2.3.1.
2.4.	SABESP must develop, install and maintain, throughout the entire term of the CONTRACT, a specific digital web system to manage information, data and documents related to the penalties applied by ARSESP and the respective procedures or administrative processes that were installed.
2.4.1.	SABESP may, as requested, allow its fund providers access to the system mentioned in item 2.4.
3.	FINES
3.1.	Fines shall be applied for violations of conduct, by SABESP, in relation to the clauses contained in the CONTRACT and ANNEXES, under the rules provided for in this ANNEX, observing the provisions of Clauses 42 and 44 of the CONTRACT, and, subsidiary, in the REGULATION.
3.2.	In the event SABESP does not comply with any of the obligations foreseen in the CONTRACT or its ANNEXES, for which no specific fine is imposed, the value of the fine shall be calculated based on the value for similar violations classified as irregular conduct in this ANNEX.

3.3.	The value of the fine, in the situations provided for in item 3.2, shall always be established respecting the minimum and maximum values established in this ANNEX, ensuring proportionality between the violations and the corresponding sanction, observing the following criteria, as applicable:
i.	the nature and severity of the violation;
ii.	acts of fraud by SABESP or its agents;
iii.	damage caused to ARSESP, the GRANTING AUTHORITY, the SERVICE or the USERS;
iv.	benefits granted by SABESP arising from the violation of conduct;
v.	measures adopted by SABESP to minimize the damage caused by the violation;
vi.	the economic and financial situation of SABESP, in particular its ability to pay its financial commitments, generate revenues and maintain the execution of the CONTRACT;
vii.	SABESP’s preceding information.
3.4.	The value of the fine, defined according to the irregular conduct in this ANNEX or through the mechanism provided for in item 3.3, may be increased or reduced due to the aggravating and mitigating circumstances.
3.4.1.	The following shall be considered as mitigating circumstances, notwithstanding other mitigating circumstances provided for in the ARSESP REGULATION:
i.	the recognition, during the deadline for submitting the administrative defense or its substitution, of the violation of conduct for the matter of concern, as well as responsibility for said conduct: a 30% (thirty percent) reduction in the established fine value, given that SABESP spontaneously pays the fine after its value has been determined;
ii.	the recognition, prior to the sentencing decision, of the violation of conduct for the matter of concern, as well as responsibility for said conduct: a 20% (twenty percent) reduction in the established fine value, given that SABESP spontaneously pays the fine after its value has been determined;
iii.	the recognition, after the sentencing decision but prior to the announcement of an administrative appeal, of the violation of conduct for the matter of concern, as well as responsibility for said conduct: a 10% (ten percent) reduction in the established sentenced amount, given that SABESP spontaneously pays the fine after its value has been determined;
3.4.1.1.	SABESP may choose to spontaneously pay fine values without it being configured as a recognition to the violation of conduct if, in any of the three situations listed in subitem 3.4.1., it waives any further questioning in all competent authorities and institutions.

3.4.2.	The following shall be considered as aggravating circumstances, notwithstanding other aggravating circumstances provided for in the ARSESP REGULATION:
i.	a violation of conduct through fraud or in bad faith: 30% (thirty percent) increase over the base value established for the fine;
ii.	a violation of conduct that results in irreversible damage to the SERVICE and/or USERS: 30% (thirty percent) increase over the base value established for the fine; and
iii.	a violation of conduct that results in damage to USERS, SERVICES or LINKED ASSETS, despite a recommendation, by ARSESP, suggesting actions aimed at mitigating the risk of such damage: 30% (thirty percent) increase over the base value established for the fine.
3.4.3.	If more than one aggravating circumstance occurs simultaneously, or if they are combined with mitigating circumstances, the corresponding percentages shall be added or subtracted, in which the net balance of the aggravating and mitigating circumstances shall be applied.
3.4.4.	The effectiveness of the mitigating actions provided for in item 3.4.1 is subject to suspensive conditions relating to the spontaneous payment, by SABESP, of the established fine and applied at the end of the due administrative process. Once the deadline payment period established for the fine has elapsed, without its unconditional payment, any mitigating action will be disregarded and all legally or contractually established measures shall be applied for collecting the fine.
3.4.5.	ARSESP may, under the REGULATION, include new aggravating or mitigating circumstances, provided that a public consultation has been carried out prior to amending the standards, observing the following guidelines:
i.	the mitigating circumstances must be based on the recognition of a less severe event or a less reprehensible conduct by SABESP, encouraging the adoption of measures to correct irregularities or mitigate damage, or measures to reduce procedural litigation, and the reduction in the established fine value may not surpass 30%, considering any subsequent legal or regulatory discipline governing the matter;
ii.	the mitigating circumstances must be based on the recognition of a less severe event or a less reprehensible conduct by SABESP, encouraging the adoption of measures to correct irregularities or mitigate damage, or measures to reduce procedural litigation, and the reduction in the established fine value may not surpass 30%, considering any subsequent legal or regulatory discipline governing the matter;

3.5.	In the event a fine has been applied, it shall be paid by SABESP, within 30 (thirty) calendar days from the date the notice of payment was issued, in favor of FAUSP to contribute to the affordability of the fees charged to USERS, and proof of payment must be included in the records of the administrative sanctioning process within the same period.
3.5.1.	Failure to make such payment shall result in a claim being filed with the insurer, without any further actions necessary.
3.5.2.	SABESP is fully aware that ARSESP may inform the respective insurer regarding the installation of an administrative sanctioning process, thus ensuring its right to eventual indemnity, under the rules provided for in State Law 10,177/1998, observing any subsequent legal or regulatory discipline governing the matter.
3.5.3.	Failure to pay fines that have been applied to SABESP within the period established in this ANNEX shall automatically generate an interest of 1% (one percent) per month, and a corresponding monetary adjustment by the IPCA/IBGE price index, pro rata die, starting from the respective due date until the actual payment date. Any monetary penalty that has been applied to SABESP shall be collected as established by current regulation, notwithstanding the registration of the unpaid debt in the State’s CADIN and Overdue Debt records.
3.5.4.	Failure to pay any due fines, within the established terms and deadlines, shall constitute a severe breach, giving rise to the execution of a PERFORMANCE GUARANTEE, under the provisions of Clause 11 of the CONTRACT, without any further measures necessary.
4.	TEMPORARY SUSPENSION OF THE RIGHT TO BID AND RESTRICTIONS TO SIGN CONTRACTS WITH DIRECT OR INDIRECT PUBLIC ADMINISTRATION BODIES OF THE STATE OF SÃO PAULO AND DECLARATION OF UNSUITABILITY TO BID OR SIGN CONTRACTS WITH PUBLIC ADMINISTRATION BODIES
4.1.	The right to participate in bids and to sign contracts with direct or indirect Public Administration Bodies of the State of São Paulo may be suspended, and the declaration of unsuitability to bid or sign contracts with PUBLIC ADMINISTRATION bodies may be applied, respecting the legal rules on the matter, in cases of recurring practices of contractual or regulatory breaches, as well as breaches that cause severe harm to the public interest, in addition to the situations provided for in applicable legislation and standards, with highlight to those foreseen in article 82 of State Law 6,544/1998, when they result in the cancellation of the CONCESSION, also considering the following circumstances, aimed at guaranteeing the principles of reasonableness and proportionality:
i.	the nature and severity of the violation;
ii.	acts of fraud by SABESP or its agents;
iii.	damage caused to ARSESP, the GRANTING AUTHORITY, the DELEGATED SERVICE or the USERS;
iv.	benefits granted by SABESP arising from the violation of conduct;

v.	measures adopted by SABESP to minimize the damage caused by the violation;
vi.	the economic and financial situation of SABESP, in particular its ability to pay its financial commitments, generate revenues and maintain the execution of the CONTRACT;
vii.	SABESP’s preceding information.
4.2.	The suspension of the right to participate in bids and to sign contracts with direct or indirect Public Administration bodies of the GRANTING AUTHORITY may be applied for a period no longer than 2 (two) years.
4.3.	The declaration of unsuitability to bid or sign contracts with Public Administration bodies shall be in effect as long as the reasons for such sanctions still exist or until the matter has been restored with the authority that applied said penalty.
4.3.1.	The restoration of the matter must be requested with the authority that applied said penalty and will be granted whenever SABESP compensates the Administration body for losses resulting from its actions, provided that a period of 2 (years) has elapsed since the penalty was applied.
5.	PROCEDURE
5.1.	The investigation of violations, application of penalties or any other restrictive measures on the rights foreseen in the CONTRACT must be preceded by administrative proceedings, governed by State Law 10,177/1998, observing any subsequent legal or regulatory discipline governing the matter, as well as following the rules established in this ANNEX and, subsidiarily, in the ARSESP REGULATION, notwithstanding the application of the CONTRACT and other ANNEXES, as the case may be, guaranteeing the right to contradiction and the right to a full defense.
5.1.1.	The process of applying penalties will initiate by means of a notification to SABESP, duly instructed, as applicable, with a copy of a document describing the identified irregularity, indicating a deadline for presenting a prior defense, pursuant to State Law 10,177/1998, observing any subsequent legal or regulatory discipline governing the matter.
5.1.2.	Any errors in classifying or indicating the applicable penalty by the inspection agent may be corrected within the scope of the administrative sanctioning process, with SABESP's defense period being returned, if the correction results in any new factual information.
5.2.	It is possible to cumulate, in the same administrative sanctioning process, the following:
i.	related cases involving violations that have been identically classified, in which case the dosage of penalties applied will consider the number of violations incurred; and
ii.	occurrences that have been identified in the same MUNICIPALITY, during the same inspection procedure carried out by ARSESP, even if the violations receive different classifications.

5.2.1.	In the event that violations have been cumulated in the same administrative sanctioning process, all mitigating and aggravating circumstances provided for in this ANNEX, if alleged in prior defense by SABESP, shall be considered separately for each violation.
5.2.2.	If mitigating and/or aggravating circumstances have been identified for only a portion of the violations, ARSESP may apply the penalties separately.
5.3.	If the current PERFORMANCE GUARANTEE is in the form of a surety bond, ARSESP and the GRANTING AUTHORITY may, at their sole discretion, inform the insurer about the installation of an administrative sanctioning process.
5.4.	When summoned through receipt of a physical or electronic notice, SABESP will be responsible for presenting its defense within the deadline established in article 63, item III, of State Law 10,177/1998, observing any subsequent legal or regulatory discipline governing the matter, providing supporting evidence as appropriate.
5.4.1.	SABESP's request for producing evidence, pursuant to article 63, section IV, of State Law 10,177/1998, observing any subsequent legal or regulatory discipline governing the matter, shall only be accepted if SABESP, in its defense, indicates the specific evidence it intends to provide, the purpose, and reason it needs this probationary period.
5.5.	If the reasons presented by SABESP are not approved, or the legal period elapses without presentation of a defense, and the contractual violation has been confirmed, the appropriate sanction shall be applied, and SABESP will be notified.
5.5.1.	The notification on the application of penalties shall be delivered in written form, requesting confirmation of receipt, or electronically, notwithstanding other means provided for in the ARSESP REGULATION.
5.5.2.	SABESP must maintain an updated electronic address with ARSESP, through which it will receive any summons, notifications, subpoenas, or communications related to this CONTRACT, adopting the business day immediately following the sending of electronic communication as the initial day for the deadline.
5.6.	In the event a penalty is applied by ARSESP, a single appeal may be filed, within 15 (fifteen) business days from the date on which SABESP received the subpoena, directly to the hierarchically superior authority, within the scope of ARSESP, which issued the decision, pursuant to the provisions of articles 40 and 47, paragraph 2, of State Law 10,177/1998.
5.6.1.	The deadline established in item 5.6 applies to reconsideration requests, which may be submitted only once, and exclusively for the situations provided for in article 42 of State Law 10,177/1998.
5.7.	Compliance with the penalties imposed by ARSESP does not exempt SABESP from fulfilling the obligations and responsibilities established in the CONTRACT and ANNEXES, as well as from repairing any losses and damage caused to ARSESP and the GRANTING AUTHORITY, its employees, USERS or third parties, arising from the activities related to the CONCESSION.

5.7.1.	The rectification of faults identified during the inspection process does not eliminate the lack of compliance and, consequently, corresponding penalties shall be applied, under the terms of the CONTRACT, the ANNEXES, subsidiarily the REGULATION and APPLICABLE LEGISLATION.
5.8.	Unless otherwise specified, deadlines will be counted on a consecutive basis, excluding the initial date and including the deadline date, and deadlines expiring on a day that is not a business day at the supervisory body will be extended to the following business day.
5.8.1.	Except if expressly foreseen in the CONTRACT, deadlines will only initiate and end on business days at the governing body or entity.
5.8.2.	Deadline shall be extended until the following business day if, on the deadline date, business hours close prior to normal hours.
5.8.3.	Hourly deadlines will be counted in minutes.
6.	VALUES FOR THE FINES
6.1.	Violations are classified into categories, according to their severity, and the following penalties and/or contractual regulatory consequences shall apply:
I	– Warning
II	- Fines:
a)	Group I: up to 0.01% of the service provider's annual net revenue;
b)	Group II: up to 0.1% of the service provider's annual net revenue;
c)	Group III: up to 1.0% of the service provider's annual net revenue;
6.2.	For the purpose of establishing fine values, the annual net revenue shall be considered as:
i.	the total amount accrued by SABESP, characterized by the gross revenue during the last fiscal year that originated from TARIFF REVENUE, deducting applicable taxes; or
ii.	when the violation of conduct is linked to a MUNICIPALITY and/or a specific territorial section (formal urban, consolidated informal urban, and rural), it will be calculated based on the operating area of the service provider in said MUNICIPALITY and/or territorial section where the violation occurred.
6.3.	Penalties in the form of warnings, after being resolved by the Board, will be notified to the service provider and recorded as a lack of compliance.
6.4.	The total fine value applied in a final decision, which is understood as one that cannot have its own administrative appeal within the scope of the administrative process at ARSESP, arising from violations incurred in the same calendar month, may not exceed 5% (five percent) of SABESP’s average monthly revenue, as stated in the balance sheet of the last fiscal year.
6.5.	Surpassing the limit established in item 6.4 for 3 consecutive months, or 6 alternating months during the calendar year, may give rise to the initiation of a termination process of the CONTRACT.

7.	IRREGULAR CONDUCT
7.1.	Violations of conduct subject to penalties, such as warnings and fines, within Group I shall be considered when, cumulatively:
I	SABESP acknowledges the violation of conduct and its responsibility;
II	SABESP provide evidence, within the established deadline for presenting its prior defense, that it has already rectified the conduct, observing the deadline required by ARSESP during the inspection process, as applicable; and
III	SABESP does not repeat the violation of conduct, as provided for in items 7.1.1 to 7.1.2.2.
7.1.1.	For the purpose of this ANNEX, a recurrence shall be considered when the same violation of conduct is repeated within a period of 12 (twelve) months after the date on which the first violation incurred by SABESP.
7.1.1.1.	For the purpose of characterizing a recurrence, only violations of conduct incurred by SABESP from the EFFECTIVE DATE onwards will be considered, in accordance with the classification defined in this ANNEX.
7.1.2.	For the purpose of characterizing recurrence, it is not required for a conviction to have been issued at the time of the recurring violation, nor do administrative sanctioning proceedings need to have been initiated relating to the previous violation.
7.1.2.1.	An administrative conviction for a previous violation is a condition for definitively assigning the status of recurring violator in a subsequent violation of conduct, and consequently to enforce the applicability the fine established in item 7.2.
7.1.2.2.	When a conviction regarding a previous violation has not reached its final phase in the administrative sphere, the application of a penalty for a subsequent violation of conduct shall be characterized as a recurrence on a provisional basis, for the purpose of item 7.2, whose effects shall be automatically dropped, regardless of an express request by SABESP, if, at any time and for any reason, a conviction for the previous violation of conduct no longer exists.
7.1.2.3.	In situations such as aforementioned item 7.1.2.2, the fine penalty applicable to a recurring violation will only be due when the characterization of a recurrence has been confirmed, and ARSESP must decide, prior to applying the fine, if such fine may be converted into a warning, under the terms of aforementioned item 7.1.
7.2.	The following violations of conduct are subject to the penalties and fines within Group I:

I         - not allowing ARSESP access to the records of each operational water and sewage treatment unit, with information that allows the identification of the quantity and quality of the water being collected, treated, transported, reserved, distributed and billed for water supply, and information on sewage being collected, pumped, treated and released into the environment, as well as the locations, equipment, shutdown or deactivation of any unit and any other data required by law, regulation or foreseen in the CONTRACT.

II       - not allowing USERS access, via the Internet website and at public service locations, to copies of the Consumer Protection Code, the Ministry of Health Ordinance that establishes the water drinkability standards, and the manual on the general conditions for the supply of public water and sewage collection services;

III     - not disclosing, through publication in mass media, or not allowing USERS access to the tables informing the APPLICATION TARIFFS at public service locations and on the SABESP website;

IV      – not providing, without just cause, and upon proof by a protocol number issued by SABESP, information requested by USERS, exception for information protected by confidentiality due to business strategy or safety, within the deadline established by law, regulation, the CONTRACT or, if these instruments do not establish a deadline, within the maximum deadline provided for in the REGULATION;

V       - not maintaining ARSESP and the GRANTING AUTHORITY with updated records containing the full address of the headquarters and regional offices, as well as the respective means of communication to allow easy access to the company;

VI      - not allowing USERS access to the company via a website and through telephone services;

VII    - not maintaining a file with all documents of interest or provided to ARSESP, during a minimum of 5 (five) years or during the term of the CONTRACT, when it involves documents required to enable the reversion of REVERSIBLE ASSETS, to calculate any due compensation at the end of the CONTRACT and to monitor the financial flow of the SERVICES;

VIII   - not maintaining an updated record of USER complaints and inquiries, containing information such as dates, reasons, fees charged and services executed, as well as not informing the interested party about the measures adopted within the deadline established by applicable regulation and the CONTRACT;

IX        - not refunding USERS the amounts proven to have been received unduly, within the deadline established by law, regulation or the CONTRACT or, if these instruments do not establish a deadline, within a maximum period of 30 (thirty) calendar days, starting from the date when the USER communicated the occurrence or when SABESP effectively investigated the occurrence, respecting the fact that the due amount must be refunded in double, pursuant to APPLICABLE LEGISLATION and REGULATION;

X           - not highlighting SABESP’s telephone number and website information on the USERS’ water and sewage bills;

XI      - not responding to complaints and service inquiries within the deadlines and under the conditions established by law, regulation or the CONTRACT or, if these instruments do not establish a deadline, within a maximum period of 10 (ten) calendar days, from the receipt protocol;

XII   - not measuring and billing in accordance with the provisions of the SERVICE REGULATION;

XIII  - not communicating to the competent authorities, immediately after proven knowledge, the discovery of material or unusual objects on construction sites, which may be of geological or archaeological interest;

XIV     - not installing water measuring equipment in user units, except in specific situations provided for by law, regulation or the CONTRACT; and

XV        - not maintaining records, control and physical inventory of the LINKED ASSETS, under the terms of the CONTRACT.

7.3.	The following violations of conduct are subject to the penalties and fines within Group II:

I       - suspending SERVICES while the USER's complaint, duly communicated to SABESP, is being analyzed by ARSESP, as applicable, in compliance with the terms set forth in article 33, paragraph 1, of Law 10,177/1998;

II     - failure in providing prior notice on the suspension or interruption of water supply, pursuant to the SERVICE REGULATION;

III     - failure in providing a database with operational information on historical data and “online” and “real time” information, on the SERVICES, to ARSESP and the GRANTING AUTHORITY, including credible and accurate information, statements and/or reports, within the required deadline, that enable the monitoring of data relating to services corresponding to operational functions, as established in the CONTRACT and ANNEXES;

IV     - failure in maintaining updated data or in complying with the minimum requirements defined for the automatic forwarding of information to ARSESP’s audit systems, in accordance with deadlines and stages of the established schedules and in compliance with the CONTRACT and ANNEXES;

V      – not communicating, in advance, all health establishments and educational and collective hospitalization establishments regarding expected dates in which water supply or sewage collection services will be interrupted or restricted, with an explanation for such interruptions or restrictions, in compliance with the SERVICE REGULATION;

VI	- not ensuring the integrity of the LINKED ASSETS to the SERVICES provided;

VII     - not carrying out accounting practices in accordance with the rules established by law, regulation or the CONTRACT;

VIII          - not forwarding to ARSESP or the GRANTING AUTHORITY, within the established deadline or, in the lack thereof, within the deadline of 7 (seven) days as established in article 32, item VI, of State Law 10,177, of December 30, 1998, data not previously classified by the solicitor as critical, accompanied by the requested information and documents, if the conduct does not characterize another more severe violation, as provided for in this ANNEX or the REGULATION;

IX   - failure to comply with ARSESP's determinations within the established deadline or, in the lack thereof, within the deadline of 7 (seven) days as established in article 32, item VI, of State Law 10,177/98;

X	– creating obstacles or unjustified resistance to the inspections carried out by ARSESP;

XI      - failure in communicating ARSESP and USERS regarding any circumstances that affect the quality, continuity, efficiency and safety that affect USERS or changes the conditions of the SERVICES provided, within the deadlines established in the SERVICE REGULATION;

XII      - assigning or transferring operational units and their respective land, for any reason, as well as ensuring these assets as collateral, without prior authorization from ARSESP, under the terms of the CONTRACT;

XIII      - not establishing the Ombudsman's Office or Ethics Committee under the terms of State Law 10,294, of April 20, 1999, or not ensuring their adequate operating conditions;

XIV      - failure in carrying out and making available the user satisfaction survey to the GRANTING AUTHORITY, ARSESP and USERS, pursuant to legislation, regulation or the CONTRACT;

XV      - not executing repair work on pavement of public roads and sidewalks, reinstalling street furniture and horizontal and vertical road signs, as established in the guidelines, technical specifications and deadlines of the CONTRACT and its ANNEXES, as well as in accordance with municipal standards or regulations;

XVI      - creating new sewage connections that are discharged into the rainwater drainage network;

XVII       – failure in complying with regulatory deadlines to enable the licensing of INVESTMENTS by SABESP;

XVIII      – failure in adequately operating, as defined in the CONTRACT, the REGULATION and APPLICABLE LEGISLATION, as well as in ANNEX II, the individual alternative solutions adopted by USERS in rural areas;

XIX      - not hiring the VALUATION COMPANY and the INDEPENDENT VERIFIER, under the terms and conditions foreseen in ANNEX VI – GUIDELINES FOR THE VALUATION COMPANY AND THE INDEPENDENT VERIFIER;

XX     – not presenting, by December 31, 2026, the regulatory accounting under the terms established in the CONTRACT;

XXI      – not presenting, by December 31, 2025, the LICENSING, PERMISSIONS AND AUTHORIZATIONS PLAN; and

XXII     – failure in forwarding to ARSESP the results of measurements taken for the quality of treated water or treated sewage, regardless of whether or not the minimum number of measurements required in the CONTRACT or applicable legislation has been surpassed.

7.4.	The following violations of conduct are subject to the penalties and fines within Group III:

I         - not carrying out the works necessary to provide adequate services, or not maintaining and operating the corresponding facilities and equipment that adequately meets the terms and conditions set out in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY, as well as its subsequent revisions and changes;

II       - not carrying out, within the established deadlines, urgent repairs, improvements, replacements and modifications to the facilities;

III      - not communicating immediately to ARSESP and the competent environmental, water resources management and health authorities, any proven knowledge of contamination accidents and changes in standards that affect water quality;

IV      - not communicating to USERS, as soon as proven knowledge occurs, of any abnormality in the quality of drinking water standards that could put their health at risk;

V      - not carrying out quality control of treated water distributed to the population under the provisions of the Ministry of Health;

VI      - interrupting, without prior notice to the contractors, the distribution of wholesale water supply or reducing it to a volume lower than what was contractually agreed by the parties;

VII     - establishing rationing measures and procedures to water supply without prior authorization from the water resources management authority and without prior communication to ARSESP;

VIII   - interrupting water supply or sewage collection services for reasons related to faults in SERVICES or poor maintenance of systems and facilities affecting:

Municipalities with less than 30,000 inhabitants:	more than 600 customers or over 20% of the municipality's users
Municipalities with 30,000 to 200,000 inhabitants:	more than 4,000 users
Municipalities with 200,000 to 1,000,000 inhabitants:	more than 20,000 users
Municipalities with over 1,000,000 inhabitants:	more than 50,000 users

IX     - charging APPLICATION TARIFFS, if applicable, and OTHER PRICES at valueshigher than those authorized by ARSESP;

X      - applying tariff discounts in disagreement with the provisions set forth in legislation, regulation or the CONTRACT;

XI     - not informing ARSESP and the GRANTING AUTHORITY of the receipt of ADDITIONAL REVENUE, COMPLEMENTARY REVENUE or revenue arising from ASSOCIATED PROJECTS, as well as failure in identifying costs shared with the main object of the contract, through regulatory accounting under the terms of the CONTRACT;

XII	- providing false information to ARSESP, the GRANTING AUTHORITY, or the USERS;

XIII   - not providing water through the public supply system and within the drinkability standards established in specific legislation issued by the Ministry of Health;

XIV    - discharging sewage, after it has been treated, in conditions below the required standards of sanitation plans and environmental agencies, observing the permitted tolerance margin;

XV     - not submitting to ARSESP a request for prior approval of any changes to the bylaws and transfer of shares that imply a change in ownership CONTROL, if possible, given the corporate context and APPLICABLE LEGISLATION;

XVI    - not forwarding to ARSESP or the GRANTING AUTHORITY, within the established deadline or, in the lack thereof, within the deadline of 7 (seven) days as established in article 32, item VI, of State Law 10,177/98, the data previously classified by the solicitor as critical, accompanied by the requested information and documents;

XVII	- failure to comply with the MANDATORY INVESTMENTS as provided for in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY; and

XVIII  – adopting measures to manage losses of treated water by reducing pressure across the water distribution system, thus resulting in a shortage of water for USERS, unless there are exceptional and duly justified reasons that meet the requirements established in the REGULATION.

7.4.1.	For the purpose of item XIV of this item, for situations in which more restrictive standards are defined, SABESP shall be granted a reasonable and sufficient adaptation deadline.
7.5.	ARSESP may, in the REGULATION and after a public consultation, include, exclude or change the types of violations described in items 7.1 to 7.4, regardless of signing an addendum to the CONTRACT, provided that the following guidelines are followed:
i.	Violations of conduct subject to the fines established within the scope of Group I shall be considered those that do not meet the classification requirements for the fines established within the scope of Group II or Group III violations;
ii.	Violations of conduct subject to the fines established within the scope of Group II shall be considered those that represent, or result, in any of the following requirements:
•	risk to the integrity and conservation of the LINKED ASSETS;
•	risk to the environment;
•	risk to the health or safety of any person;
•	obstacle or unjustified resistance to the inspections carried out by ARSESP;
•	failure to comply with a determination set by ARSESP;
•	refusal or failure to present information or documents to any person or authority to which it is obliged.
iii.	Violations of conduct subject to the fines established within the scope of Group III shall be considered those that represent, or result, in any of the following requirements:
•	effective harm to human health;
•	effective risk to the environment;
•	effective risk to the LINKED ASSETS in providing SERVICES or third-party assets;
•	violation of USER rights;
•	commercial or tariff practices that are contrary to the requirements established in the CONTRACT, the ANNEXES, the REGULATION or APPLICABLE LEGISLATION;
•	risk to the continuity of SERVICES;
•	failure to comply with deadlines or requirements established in the CONTRACT, the ANNEXES, the REGULATION, any APPLICABLE LEGISLATION, or the REGIONAL SANITATION PLAN, regarding investments and works that are planned or have been carried out.
7.6.	Final decisions issued by ARSESP are definite at an administrative level, and the PARTIES are responsible for adopting, as applicable, the mechanisms provided for in the CONTRACT for resolving disputes.

ANNEX IV - TARIFF ANNEX

SECTION 1 - TARIFF STRUCTURE

1.	The tariff structure set forth herein considers the following:
(a)	the provisions of State Decree 41,446 of December 16, 1996, where applicable, which regulates the tariff system for services provided by Companhia de Saneamento Básico do Estado de São Paulo – SABESP;
(b)	the performance of ARSESP, created by Complementary Law 1,025, of December 07, 2007, as the regulatory agency for SERVICES; and
(c)	ARSESP Resolution 1,514 of April 08, 2024, which provides for the approval of the current tariffs of water supply and sewage services provided by Companhia de Saneamento Básico do Estado de São Paulo – SABESP.

2.              The charging regime for the SERVICES provided by SABESP will be tariff-based, under the terms of the CONTRACT.

3.              As provided for in the CONTRACT and ANNEXES, the tariff regime may include the APPLICATION TARIFF, charged directly to USERS, and the BALANCE TARIFF, which SABESP has the right to receive, even if at a different amount than the APPLICATION TARIFF.

4.              TARIFFS will be calculated considering the differences and peculiarities of its provision and the diversity of areas or geographic regions, meeting the following the criteria:

(a)	use categories;
(b)	water meter capacity;
(c)	demand and consumption characteristics;
(d)	consumption ranges;
(e)	fixed and variable costs;
(f)	seasonality; and
(g)	residential users’ socioeconomic conditions.

4.1.         ARSESP will regulate the collection of the APPLICATION TARIFF from USERS due to the provision of a public water supply and sewage network, regardless of the effective connection to these networks, under the terms of article 45 of Federal Law 11,445/2007, applying the same minimum tariffs, by user category, currently fixed by SABESP until ARSESP publishes the aforementioned regulation.

5.              For billing purposes, USERS will be classified into residential, commercial, industrial, public, rural, and other, according to the following categories of use of the SERVICES:

(a)	residential: connection used exclusively in homes;

social housing: connection of families registered with the Single Registry (CadÚnico) system (a set of information on Brazilian families living in poverty and extreme poverty, from the Federal Government, with updates that may occur within the scope of said registry), which meet the regulatory requirements to be entitled to the benefit, provided for in ARSESP Resolution 1,514/2024, as well as in SABESP Notice 01/2024 and their future amendments;

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(b)	vulnerable residential: connection of families registered with the Single Registry (CadÚnico), with the updates that may occur within the scope of said registry, which meet the regulatory requirements to be entitled to the benefit, provided for in ARSESP Resolution 1,514/2024, as well as in SABESP Notice 01/2024 and their future amendments;
(c)	special residential: USER who meets the requirements set forth in ARSESP Resolution 1,514/2024, as well as in SABESP Notice 01/2024 and their future amendments;
(d)	commercial: connection in which the activity performed is included in the commercial classification established by IBGE;
(e)	special commercial: USER who meets the requirements set forth in ARSESP Resolution 1,514/2024, as well as in SABESP Notice 01/2024 and their future amendments;
(f)	industrial: connection in which the activity performed is included in the industry classification established by IBGE;
(g)	public: connection used by the Executive branch, the Legislative branch, the Judiciary, and Autonomous Government Agencies and Foundations linked to Public Authorities;
(h)	rural: connection used exclusively in rural units, whose SERVICE provision system is different from the categories referred to in items I to IV and complies with the applicable technical standards; and
(i)	other: connection in which the activities performed are excluded from the categories referred to in items (a) to (i).

5.1.         ARSESP will provide SABESP, at most once a year, until the PERIODIC TARIFF ADJUSTMENT or REVISION occurs, with the updated list of the SINGLE REGISTRY, so that SABESP can update the USERS eligible for the SOCIAL TARIFF, for the purpose of granting tariff benefits, in accordance with ARSESP regulations, ensuring the USER’s right to prove their eligibility, if necessary, in accordance with clause 4, (v) of the CONTRACT.

6.              Tables 1 to 9 indicate the basic tariff structure for the SERVICES provided by SABESP in the SERVICEABLE AREA.

6.1.         The specific values of the APPLICATION RATES for each of the current tariff tables, under the terms of ARSESP Resolution 1,514, of April 08, 2024, will be updated according to the rules provided for in this item, in Annex VIII - SETTING THE INITIAL TARIFF, in Annex V - REGULATORY MODEL and ARSESP Resolutions, also considering the flow of resources from FAUSP.

6.1.1.    The specific values of the APPLICATION RATES referenced in Tables 1 to 9 below adopt the following assumptions and consider (i) as reference, tariff values, for the application of discounts by the STATE, those in force under the terms of ARSESP Resolution 1,514/2024 and SABESP Notice 01/2024; (ii) that the CONTRACT will be observed by all MUNICIPALITIES listed in Annex I – MUNICIPALITIES SERVED; (iii) that the discount amount granted by the STATE is linked to the definitive list of MUNICIPALITIES which will be included in Annex I – MUNICIPALITIES SERVED after the EFFECTIVE DATE, with SABESP hereby authorized to communicate the new values to USERS, after the determination of the discount in accordance with item (iii) of this item 6.1.1; and (iv) that they will take effect until the 1st ADJUSTMENT by means of a notice, issued under the terms of article 28 of State Decree 41,446/1996.

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6.2.         The tariff structure and its different regional tables in force under the terms of ARSESP Resolution 1,514, of April 08, 2024, summarized in Tables 1 to 9 - Basic Tariff Structure below, must be maintained throughout the 1st TARIFF CYCLE, with future changes subject to ARSESP Resolution.

6.3.         The APPLICATION TARIFF, excluding discounts for the U FACTOR and the Q FACTOR, must not be lower than that referenced in item 6.4 of this ANNEX, with the appropriate inflation adjustments, during the first two tariff cycles. Furthermore, the APPLICATION TARIFF must also be the lowest value between the BALANCE TARIFF and the reference tariff set out in Appendix I to Annex V, under the terms of article 2, sole paragraph, of Law 17,853/2023.

6.4.	The values for each type of service and use category vary according to the region of the MUNICIPALITY.

Tables 1 to 9: Basic tariff structure.

Table 1 - Maintenance and Operations Board (GT-O)

Includes the municipalities of the following business units: OC, OL, OO, ON (except for the municipalities of Bragança Paulista, Joanópolis, Nazaré Paulista, Pedra Bela, Pinhalzinho, Piracaia, Socorro, and Vargem), OS, in addition to the municipalities of Guararema and Santa Isabel.

Residential Social	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	10.76	10.76
11 to 20	R$/m³	2.05	2.05
21 to 30	R$/m³	7.32	7.32
31 to 50	R$/m³	10.42	10.42
Over 50	R$/m³	11.51	11.51
Residential Vulnerable	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	8.21	8.21
11 to 20	R$/m³	1.03	1.03
21 to 30	R$/m³	3.45	3.45
31 to 50	R$/m³	10.42	10.42
Over 50	R$/m³	11.51	11.51
Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	37.96	37.96
11 to 20	R$/m³	6.01	6.01
21 to 50	R$/m³	14.98	14.98
Over 50	R$/m³	16.50	16.50
Commercial / Industrial / Public with no contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	76.6	76.6
11 to 20	R$/m³	14.98	14.98
21 to 50	R$/m³	28.71	28.71
Over 50	R$/m³	29.90	29.90
Commercial: Social Welfare Entities	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	38.30	38.30
11 to 20	R$/m³	7.48	7.48
3 of 12

21 to 50	R$/m³	14.41	14.41
Over 50	R$/m³	14.97	14.97
Public with contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.39	57.39
11 to 20	R$/m³	11.22	11.22
21 to 50	R$/m³	21.59	21.59
Over 50	R$/m³	22.44	22.44
Rural Residential (without meter)	Unit	Water Tariff	Sewage Tariff
Unmetered consumption	R$/month	37.96	37.96
4 of 12

Table 2 - Metropolitan Board (GT-O)

Includes the municipalities of Bragança Paulista, Joanópolis, Nazaré Paulista, Pedra Bela, Pinhalzinho, Piracaia, Socorro, and Vargem.

Residential Social	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	10.76	8.6
11 to 20	R$/m³	1.86	1.5
21 to 30	R$/m³	4.04	3.2
31 to 50	R$/m³	5.75	4.64
Over 50	R$/m³	6.85	5.52
Residential Vulnerable	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	8.21	6.56
11 to 20	R$/m³	1.03	0.83
21 to 30	R$/m³	3.45	2.77
31 to 50	R$/m³	10.42	8.35
Over 50	R$/m³	11.51	9.23
Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	37.96	30.44
11 to 20	R$/m³	5.34	4.22
21 to 50	R$/m³	8.21	6.56
Over 50	R$/m³	9.82	7.82
Commercial / Industrial / Public with no contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	76.6	61.27
11 to 20	R$/m³	9.11	7.23
21 to 50	R$/m³	14.72	11.77
Over 50	R$/m³	17.29	13.79
Commercial: Social Welfare Entities	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	38.3	30.64
11 to 20	R$/m³	4.6	3.61
21 to 50	R$/m³	7.42	5.95
Over 50	R$/m³	8.66	6.92
Public with contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.39	45.95
11 to 20	R$/m³	6.79	5.47
21 to 50	R$/m³	11.1	8.84
Over 50	R$/m³	12.93	10.38
Other Services	Unit	Water Tariff	Sewage Tariff
Tank Car: Third Parties	R$/m³	59.85	-
Tank Car: Sabesp	R$/m³	146.84	-
Permissionaires	R$/1,000 m³	3,299.03	-
Rural Residential (without meter)	Unit	Water Tariff	Sewage Tariff
Unmetered consumption	R$/month	37.96	30.44
5 of 12

Table 3 - Maintenance and Operations Board (OX and OI)

Includes the municipalities of the business units: OX and OI

Residential Social	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	10.76	10.76
11 to 20	R$/m³	1.86	1.86
21 to 30	R$/m³	3.46	3.46
31 to 50	R$/m³	4.93	4.93
Over 50	R$/m³	6.70	6.70
Residential Vulnerable	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	8.21	8.21
11 to 20	R$/m³	1.03	1.03
21 to 30	R$/m³	3.45	3.45
31 to 50	R$/m³	10.42	10.42
Over 50	R$/m³	11.51	11.51
Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	37.96	37.96
11 to 20	R$/m³	5.34	5.34
21 to 50	R$/m³	7.07	7.07
Over 50	R$/m³	9.58	9.58
Commercial / Industrial / Public with no contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	76.6	76.6
11 to 20	R$/m³	10.02	10.02
21 to 50	R$/m³	21.91	21.91
Over 50	R$/m³	23.65	23.65
Commercial: Social Welfare Entities	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	38.30	38.30
11 to 20	R$/m³	5.04	5.04
21 to 50	R$/m³	11.01	11.01
Over 50	R$/m³	11.87	11.87
Public with contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.39	57.39
11 to 20	R$/m³	7.51	7.51
21 to 50	R$/m³	16.45	16.45
Over 50	R$/m³	17.77	17.77
Other Services	Unit	Water Tariff	Sewage Tariff
Tank Car: Third Parties	R$/m³	59.85	0
Tank Car: Sabesp	R$/m³	146.84	0
Ferries and Ships	Unit	Water Tariff	Sewage Tariff
Santos Coastal Area (Baixada Santista) - RS	R$/m³	26.32
North Coast (Litoral Norte) - RN	R$/m³	40.35
Rural Residential (without meter)	Unit	Water Tariff	Sewage Tariff
Unmetered consumption	R$/month	37.96	37.96
6 of 12

Table 4 - Maintenance and Operations Board (OR)

Includes the municipalities of the OR unit, except for: Apiaí, Barra do Chapéu, Itaóca, Itapirapuã Paulista, and Ribeira

Residential Social	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	10.76	10.76
11 to 20	R$/m³	1.86	1.86
21 to 30	R$/m³	4.04	4.04
31 to 50	R$/m³	5.75	5.75
Over 50	R$/m³	6.85	6.85
Residential Vulnerable	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	8.21	8.21
11 to 20	R$/m³	1.03	1.03
21 to 30	R$/m³	3.45	3.45
31 to 50	R$/m³	10.42	10.42
Over 50	R$/m³	11.51	11.51
Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	37.96	37.96
11 to 20	R$/m³	5.34	5.34
21 to 50	R$/m³	8.21	8.21
Over 50	R$/m³	9.82	9.82
Commercial / Industrial / Public with no contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	76.6	76.6
11 to 20	R$/m³	9.11	9.11
21 to 50	R$/m³	15.37	15.37
Over 50	R$/m³	19.49	19.49
Commercial: Social Welfare Entities	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	38.3	38.3
11 to 20	R$/m³	4.6	4.6
21 to 50	R$/m³	7.74	7.74
Over 50	R$/m³	9.81	9.81
Public with contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.39	57.39
11 to 20	R$/m³	6.79	6.79
21 to 50	R$/m³	11.56	11.56
Over 50	R$/m³	14.67	14.67
Other Services	Unit	Water Tariff	Sewage Tariff
Tank Car: Third Parties	R$/m³	59.85
Tank Car: Sabesp	R$/m³	146.84
Rural Residential (without meter)	Unit	Water Tariff	Sewage Tariff
Unmetered consumption	R$/month	37.96	37.96
7 of 12

Table 5 - Maintenance and Operations Board (GT - Interior)

Includes the municipalities of the following units: OP, OU, OF, OJ, OM, OR (only for the municipalities of Apiaí, Barra do Chapéu, Itaóca, Itapirapuã Paulista, and Ribeira) and OT (except for the municipality of Lins)

Residential Social	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	10.76	8.6
11 to 20	R$/m³	1.86	1.5
21 to 30	R$/m³	4.04	3.2
31 to 50	R$/m³	5.75	4.64
Over 50	R$/m³	6.85	5.52
Residential Vulnerable	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	8.21	6.56
11 to 20	R$/m³	1.03	0.83
21 to 30	R$/m³	3.45	2.77
31 to 50	R$/m³	10.42	8.35
Over 50	R$/m³	11.51	9.23
Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	37.96	30.44
11 to 20	R$/m³	5.34	4.22
21 to 50	R$/m³	8.21	6.56
Over 50	R$/m³	9.82	7.82
Commercial / Industrial / Public with no contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	76.60	61.27
11 to 20	R$/m³	9.11	7.23
21 to 50	R$/m³	14.72	11.77
Over 50	R$/m³	17.29	13.79
Commercial: Social Welfare Entities	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	38.3	30.64
11 to 20	R$/m³	4.6	3.61
21 to 50	R$/m³	7.42	5.95
Over 50	R$/m³	8.66	6.92
Public with contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.39	45.95
11 to 20	R$/m³	6.79	5.47
21 to 50	R$/m³	11.1	8.84
Over 50	R$/m³	12.93	10.38
Other Services	Unit	Water Tariff	Sewage Tariff
Tank Car: Third Parties	R$/m³	59.85
Tank Car: Sabesp	R$/m³	146.84
Rural Residential (without meter)	Unit	Water Tariff	Sewage Tariff
Unmetered consumption	R$/month	37.96	30.44
8 of 12

Table 6 - Maintenance and Operations Board (OV)

Includes the municipalities of the OV unit (except for the municipalities of Guararema and Santa Isabel).

Residential Social	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	10.76	8.6
11 to 20	R$/m³	1.86	1.5
21 to 30	R$/m³	4.04	3.2
31 to 50	R$/m³	5.75	4.64
Over 50	R$/m³	6.85	5.52
Residential Vulnerable	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	8.21	6.56
11 to 20	R$/m³	1.03	0.83
21 to 30	R$/m³	3.45	2.77
31 to 50	R$/m³	10.42	8.35
Over 50	R$/m³	11.51	9.23
Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	37.96	30.44
11 to 20	R$/m³	5.34	4.22
21 to 50	R$/m³	8.21	6.56
Over 50	R$/m³	9.82	7.82
Commercial / Industrial / Public with no contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	76.6	61.27
11 to 20	R$/m³	9.11	7.23
21 to 50	R$/m³	15.17	12.15
Over 50	R$/m³	19.27	15.36
Commercial: Social Welfare Entities	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	38.30	30.64
11 to 20	R$/m³	4.6	3.61
21 to 50	R$/m³	7.63	6.07
Over 50	R$/m³	9.54	7.71
Public with contract	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.39	45.95
11 to 20	R$/m³	6.79	5.47
21 to 50	R$/m³	11.35	9.15
Over 50	R$/m³	14.46	11.57
Other Services	Unit	Water Tariff	Sewage Tariff
Tank Car: Third Parties	R$/m³	59.85	-
Tank Car: Sabesp	R$/m³	146.84	-
Rural Residential (without meter)	Unit	Water Tariff	Sewage Tariff
Unmetered consumption	R$/month	37.96	30.44
9 of 12

Table 7 - Maintenance and Operations Board

For the municipalities of Adamantina and Pirapozinho.

Special Commercial	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.46	45.96
11 to 20	R$/m³	6.81	5.36
21 to 50	R$/m³	14.72	11.77
Over 50	R$/m³	17.29	13.79

Note: The tariffs of Table 5 apply to the remaining categories.

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Table 8 - Maintenance and Operations Board

For the municipality of Presidente Prudente

Special Residential	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	32.43	25.99
11 to 20	R$/m³	4.57	3.6
21 to 50	R$/m³	8.21	6.56
Over 50	R$/m³	9.82	7.82
Special Commercial	Unit	Water Tariff	Sewage Tariff
0 to 10	R$/month	57.46	45.96
11 to 20	R$/m³	6.81	5.36
21 to 50	R$/m³	14.72	11.77
Over 50	R$/m³	17.29	13.79

Note: The tariffs of Table 5 apply to the remaining categories.

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Table 9 - Maintenance and Operations Board

Wholesale water supply and sewage treatment for permissionaire municipalities in the Metropolitan Region of São Paulo (actual tariff in R$/1,000 m³)

Municipality	Wholesale water	Sewage treatment
Mogi das Cruzes	3,299.03	2,125.53
São Caetano do Sul	3,299.03	2,125.53

Table 10 – Rural Residential Without Meter

Wholesale water supply and sewage treatment for permissionaire municipalities in the Metropolitan Region of São Paulo (actual tariff in R$/1,000 m³)

Rural Residential (without meter)	Unit	Water tariff	Sewage tariff
Unmetered consumption	R$/month

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ANNEX V REGULATORY MODEL

CONTENTS

1.	Chapter 1 - Preamble and purpose	2
2.	Chapter 2 - Definitions	2
3.	Chapter 3 - Tariff Remuneration Rules	7
4.	Chapter 4 – Revision Rules	13
5.	Chapter 5 – ADJUSTMENT Rules	16
6.	Chapter 6 - RAB Update	19
7.	Chapter 7 - Methodology for the calculation of the Regulatory Remuneration Rate	21
8.	Chapter 8 - Methodology for the calculation of the Regulatory Remuneration	24
9.	Chapter 9 - Methodology for the calculation of the Regulatory Reintegration Quota	27
10.	Chapter 10 - Methodology for the calculation of OPEX and the X Factor	29
11.	Chapter 11 - Methodology for the calculation of Other Operating Expenses	35
12.	Chapter 12 - Methodology for Firm Demand	39
13.	Chapter 13 – Regulatory Treatment for Renovations and Cancellations	40
14.	Chapter 14 - Methodology for the calculation of UNRECOVERABLE REVENUES	40
15.	Chapter 15 - Methodology for the calculation of ADDITIONAL REVENUES, arising from OTHER PRICES AND THE K FACTOR	41
16.	Chapter 16 - Methodology for the calculation of the quality incentive factor (Q FACTOR)	45
17.	Chapter 17 - Methodology for the calculation of the universalization factor (U FACTOR)	45
18.	Chapter 18 - Regulatory Accounting	46
19.	Chapter 19 - Related Pary Transactions	47
1

EXHIBIT V - REGULATORY MODEL

1.	Chapter 1 - Preamble and purpose

1.1.        This Annex V – Regulatory Model (“ANNEX”) established the mandatory parameters and assumptions applicable to the exercise of economic regulation, which must be observed by ARSESP throughout the entire term of the CONTRACT.

1.2.	This ANNEX will be binding on the PARTIES and ARSESP.

1.3.        Capitalized terms will have the definitions contained in Clause 1 of the CONTRACT (Title II – Definitions – Chapter 1 – Glossary), or, when they are not defined in the CONTRACT, will have the definitions detailed in this ANNEX.

2.	Chapter 2 - Definitions
2.1.	For the purposes of this ANNEX, the following definitions apply:

(a)              COMPENSATORY ADJUSTMENT: a financial component to be applied within the scope of the ADJUSTMENTS or PERIODIC TARIFF REVISIONS or EXTRAORDINARY REVISION, intended exclusively to correct errors or inaccuracies identified in the tariff formulas, input data, or calculation processes used in the most recent ADJUSTMENT or PERIODIC REVISION or EXTRAORDINARY REVISION, and based on the actual amounts spent on certain non-manageable cost components, as provided for in item 3.13 of this ANNEX. It is not intended to address economic-financial imbalances, which are the subject of PERIODIC TARIFF REVISION or EXTRAORDINARY REVISION;

(b)	ADVANCE OF MUNICIPAL FUNDS (“ADVANCE”): early transfer to the municipalities listed in Annex VIII – INITIAL TARIFF FORMATION, according to Annexes II – TECHNICAL ANNEX FOR EACH MUNICIPALITY, comprising the amounts of MUNICIPAL FUNDS. The total amount advanced is defined in Annex VIII – INITIAL TARIFF FORMATION INICIAL and shall be remunerated and fully recovered over the term of the CONTRACT;

(c)              RAB UPDATE: calculation of the updated value of the BAR, to occur periodically within the timelines defined in the CONTRACT and its ANNEXES, based on ARSESP’s recognition of INVESTMENTS in LINKED ASSETS made by SABESP based on the ASSET VALUATION REPORT, and will impact the calculation of TARIFFS;

(d)              REGULATORY ASSET BASE (RAB): consists of all investments that are (i) eligible – related to service provision; (ii) useful – necessary for service provision; (iii) prudent – incurred at market-aligned costs; and (iv) in use by the provider, and which have been made at its own expense, which shall be remunerated and depreciated/amortized through TARIFFS;

(e)              SHIELDED RAB: composed of assets listed in the ASSET VALUATION REPORT validated by ARSESP during the most recent tariff event, whether an annual ADJUSTMENT or a PERIODIC TARIFF REVISION. These assets must be monetarily updated and adjusted considering write-offs, depreciation, changes to the UTILIZATION INDEX, and eligible reclassifications;

2

(f)               FINAL RAB: the asset base as of December of the REFERENCE PERIOD year. It corresponds to the INITIAL BAR of the REFERENCE PERIOD after adjustments, including deduction of accumulated depreciation, write-offs, adjustments to the UTILIZATION INDEX, eligibility reclassifications, and incorporation of capitalized investments during the REFERENCE PERIOD;

(g)              INITIAL RAB: the initial RAB of the REFERENCE PERIOD, corresponding to the SHIELDED RAB of the year before the REFERENCE PERIOD year;

(h)              INCREMENTAL RAB: composed of operational assets annually added to the SHIELDED RAB;

(i)               GROSS REGULATORY ASSET BASE (RABgross): the RAB before deduction of depreciation. It is used in the calculation of the REGULATORY REINTEGRATION QUOTA (RRQ);

(j)	NET REGULATORY ASSET BASE (RABnet): refers to the RABgross minus accumulated depreciation and the application of the UTILIZATION INDEX. Therefore, it corresponds to the set of investments not yet depreciated or amortized. They make up the RRB;

(k)              REGULATORY REMUNERATION BASE (RRB): the amount comprising prudent investments not yet depreciated or amortized (RABnet), the COMPENSATION for flooded areas, and the value of the ADVANCE, all of which shall be remunerated at the REGULATORY REMUNERATION RATE in the TARIFFS;

(l)               TARIFF CYCLE: the period between the PERIODIC TARIFF REVISIONS of the CONTRACT, on the dates defined in item 3.2 of this ANNEX;

(m)            CERTIFICATION: the annual investment certification process to be carried out by the VALUATION COMPANY, whose role is governed in Annex VI – GUIDELINES FOR THE VALUATION COMPANY AND THE INDEPENDENT VERIFIER;

(n)	COMPENSATION FOR FLOODED AREAS (“COMPENSATION”): financial compensation paid to municipalities for flooded areas and, therefore, rendered unproductive, resulting from the construction of water reservoirs for the human supply of the Metropolitan Integrated System. The compensation amount is defined in ANNEX VIII and must be remunerated and fully recovered over the term of the CONTRACT;

(o)              FIRM DEMAND: pre-existing contracts as of the EFFECTIVE DATE, signed between SABESP and non-residential USERS, that grant discounts on the payment of water and sewage tariffs;

(p)	DEPRECIATED REPLACEMENT COST (DRC): valuation methodology for the INCREMENTAL RAB that consists of the cost of replacing each asset with another of identical functionality and capacity, replacing it under identical technical conditions, considering acquisition values compatible with market prices and accounting for the accumulated depreciation since the asset’s start-up or capitalization. That is, the methodology considers the cost to build the asset under identical conditions, using the same technology and engineering solutions, less physical depreciation incurred from the asset’s acquisition and its valuation;

3

(q)              TECHNICAL EFFICIENCY: consists in the optimization of the company’s internal processes to reduce costs and improve practices in organization, operation and maintenance, and procurement of inputs, among others;

(r)               IMBALANCE EVENT: any event, act, or fact that impacts the economic-financial equation defined in the most recent PERIODIC TARIFF REVISION or EXTRAORDINARY REVISION and whose treatment is not provided for in the regulatory model outlined in this ANNEX;

(s)              K FACTOR: technical coefficient attributed to the pollutant load resulting from the discharge of non-domestic sewage into SABESP’s network, which, in general, increases the monthly billing for large users such as industrial and commercial customers whose effluents are discharged into the public network;

(t)               X FACTOR: a pre-established factor applied to transfer to USERS the efficiency gains resulting from the adoption of technologies, estimated according to the methodology in this ANNEX;

(u)              LARGE USERS: non-residential USERS, as defined in ARSESP Resolution 818/2018 and its amendments, whose tariffs may be directly negotiated through specific contracts, according to the rules for FIRM DEMAND outlined in this Annex and in future ARSESP Resolutions;

(v)              UTILIZATION INDEX: a percentage defined by ARSESP, after previous measurement by the VALUATION COMPANY, based on verification and qualified analysis of the actual use of the asset in the SERVICES. This index may apply to land, buildings, water and sewage treatment stations, and other patrimonial assets indicated in the REGULATION. The calculation rules for this index are provided in Resolution 1,488 of January 12, 2024 and subsequent amendments, with the assurance of non-retroactivity of effects;

(w)             MALMQUIST INDEX: a methodology that estimates changes in the productivity of a sector between two distinct TARIFF CYCLES. For the purposes of measuring the X FACTOR, only the component of the MALMQUIST INDEX, or any replacement thereof, that reflects productivity gains associated with the average technological change in the basic sanitation sector will be adopted;

(x)              INPUTS: variables to be explained in an efficiency analysis model such as the MALMQUIST INDEX. They correspond to the resources used by companies in a sector to generate a given level of product;

(y)              ASSET VALUATION REPORT: inventory and description of the assets in use capitalized during the REFERENCE PERIOD through specific treatment for each group of assets depending on its relevance in terms of value and the feasibility of physical field of verification. The detailed composition of asset costs and valuation using the DRC method to be used in the ASSET VALUATION REPORT will be defined by ARSESP in a specific resolution;

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(z)              REFERENCE MARKET: the water distribution and sewage collection market observed during the REFERENCE PERIOD, whose information includes data on volumes, number of units, and connections;

(aa) AGING METHODOLOGY, OR DEBT AGING CURVE:

consists in the payment flow behavior of billed accounts in a given month, verifying the monthly non-payment percentage, i.e., the portion of billed amounts from previous months that remain unpaid compared to the total billing. The regulatory target corresponds to the stabilization point of the curve showing monthly non-payment percentages;

(bb) WORKING CAPITAL REQUIREENT (WCR): minimum amount of highly-liquid resources needed to ensure SABESP’s short-term operations. The WCR amount to be remunerated is included in the capital remuneration, along with the amount resulting from applying the REGULATORY REMUNERATION RATE to the RRB;

(cc) ECONOMIC LEVEL OF LOSSES (ELL): a method for calculating the level of water losses that equates the benefit of avoiding losses with the cost of combating them;

(dd) OPEX: set of operational costs, i.e., expenses with personnel, third-party services, treatment and general supplies, electricity, as well as other general expenses and taxes related to SABESP’s core activity;

(ee) WATER LOSSES: defined as the difference between the VOLUME OF WATER PRODUCED minus the VOLUME FOR SPECIAL USES and the volume of consumption measured for all users. They are divided into real (physical) losses—related to water volume that entered the supply system but did not reach the user due to leaks and overflows in the infrastructure—and apparent (commercial) losses, corresponding to water consumed by USERS but not measured due to metering errors, registration failures, fraud, and illegal connections;

(ff) REFERENCE PERIOD: a 12-month reference period, from January to December of the year preceding the TARIFF ADJUSTMENT or PERIODIC TARIFF REVISION;

(gg) COUNTRY RISK PREMIUM: represents the compensation for the additional risk borne by an investor when investing in Brazil, rather than in the United States of America, which is used as a reference country in determining the cost of equity capital used in the REGULATORY REMUNERATION RATE calculation;

(hh) OUTPUTS: variables that explain the level of INPUTS in an efficiency analysis model. In the case of the MALMQUIST INDEX model, these correspond to the cost drivers associated with operating the SERVICES;

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(ii) COMMERCIAL PROGRAMS: contracts signed between SABESP and non-residential USERS that grant discounts on water and sewage tariffs, provided they meet the criteria outlined in ARSESP Resolution 1,150 of April 08, 2021, or any subsequent regulation;

(jj) REGULATORY REINTEGRATION QUOTA (RRQ): the annual amount intended to restore, over their useful lives, the LINKED ASSETS, COMPENSATION for flooded areas, and the ADVANCE. It corresponds to (1) the inverse of the regulatory useful life, applied to the gross regulatory asset base (RABgross) to calculate capital recovery associated with the LINKED ASSETS; and (2) the inverse of the remaining contract term when applied to the COMPENSATION and ADVANCE amounts.

(kk) ADJUSTMENT: the annual adjustment of TARIFF values according to the CONTRACT and this ANNEX, accounting for inflation variation, efficiency-sharing factors, potential deductions due to failure to meet quality targets and indicators, as well as asset base changes in the first two cycles, as detailed in Chapter 5 of this ANNEX;

(ll) REQUIRED REVENUE (RR): the revenue needed to cover SABESP's costs defined under regulatory terms, considering efficient costs and an adequate return on prudently invested capital, determined during the annual tariff ADJUSTMENT process in the first two cycles or in the PERIODIC TARIFF REVISION process, as described in item 3.4 of this ANNEX;

(mm) TARIFF REVENUE (RT): operating revenue from the provision of SERVICES paid by USERS. It equals the REQUIRED REVENUE minus ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES, PROJECT-RELATED revenues, tax credits from FAUSP resources, and FACTOR K;

(nn) UNRECOVERABLE REVENUES: the portion of revenue billed by SABESP that, after all commercial and legal collection efforts, was not received and considered permanent default. Only the regulatory portion of uncollectible revenue, referring to structural delinquency, is considered.

(oo) RENOVATIONS AND CANCELLATIONS: post-billing corrections to USER invoices due to billing or metering errors, discounts granted for debt renegotiation, cancellation of charges, unexplained or leak-related high consumption, registration changes, average-based consumption billing, among others;

(pp) EXTRAORDINARY REVISION: a revision of the CONTRACT and/or its economic-financial balance, conducted by ARSESP, at the request of SABESP, ARSESP, or URAE-1, to adjust it in light of changes or conditions that affect contractual compliance, especially resulting from the realization of risks outlined in Clause 37 of the CONTRACT, including changes to the REGIONAL SANITATION PLAN after 2035, when annual recognition of investments ends. The extraordinary revision process is exceptional and only applicable when an event clearly compromises SABESP's solvency or liquidity or SERVICE continuity, and it must be proven that the consequences arising thereto cannot be addressed in a PERIODIC TARIFF REVISION.

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(qq) PERIODIC TARIFF REVISION: a revision conducted as specified in this ANNEX, aiming to (i) define the TARIFF values based on the REQUIRED REVENUE for the next TARIFF CYCLE; (ii) consider economic-financial impacts on TARIFFS due to changes in the SERVICEABLE AREA; (iii) adapt tariff terms and conditions to the SERVICE contractual and operational context, including but not limited to updates to COVERAGE AND LOSS INDICATORS AND TARGETS; and (iv) align TARIFFS with the current REGIONAL SANITATION PLAN;

(rr) TARIFFS: a general reference to both APPLICATION TARIFFS and EQUILIBRIUM TARIFFS;

(ss) APPLICATION TARIFFS: the fee paid by USERS to SABESP for receiving SERVICES;

(tt) EQUILIBRIUM TARIFFS: the fee necessary to ensure the REQUIRED REVENUE based on the REFERENCE MARKET, owed to SABESP for the provision of SERVICES, defined in the PERIODIC TARIFF REVISION, EXTRAORDINARY REVISION, or ADJUSTMENTS;

(uu) REGULATION AND OVERSIGHT FEE: a fee paid by SABESP to ARSESP for regulation, control, and oversight, calculated under State Complementary Law 1,025/2007 and the CONVENTION terms;

(vv) REGULATORY REMUNERATION RATE: the rate applied to the RABnet and part of the WCR, aiming to cover the opportunity cost of investing in a specific project or business instead of alternative investments, as defined in item 7 of this ANNEX;

(ww) VOLUME OF WATER PRODUCED: the sum of measured water volumes, WATER LOSSES, and SPECIAL USE VOLUMES. It is a cost driver used in OPEX calculation;

(xx) SPECIAL USE VOLUME: refers to water used for (i) social purposes in informal areas or by the Fire Department; (ii) emergency use; (iii) operational uses like pipeline and reservoir cleaning by SABESP; and (iv) internal use in administrative facilities. It is included in the calculation of the VOLUME OF WATER PRODUCED.

3.	Chapter 3 - Tariff Remuneration Rules

3.1.        A fundamental condition of the CONTRACT is the adequate remuneration of prudent investments not yet depreciated or amortized, the recovery of efficient service provision costs, appropriate amortization of capital, and other expenses inherent to service provision, which shall be ensured through the definition of the EQUILIBRIUM TARIFFS, as provided in this ANNEX.

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3.2.        The CONTRACT shall follow the TARIFF CYCLES below, considering the period during which the TARIFF is applied:

(a)	1st TARIFF CYCLE: EFFECTIVE DATE – December 31, 2029;
(b)	2nd TARIFF CYCLE: January 01, 2030 – December 31, 2034;
(c)	3rd TARIFF CYCLE: January 01, 2035 – December 31, 2039;
(d)	4th TARIFF CYCLE: January 01, 2040 – December 31, 2044;
(e)	5th TARIFF CYCLE: January 01, 2045 – December 31, 2049;
(f)	6th TARIFF CYCLE: January 01, 2050 – December 31, 2054;
(g)	7th TARIFF CYCLE: January 01, 2055 – October 19, 2060.

3.3.        The methodology for calculating the EQUILIBRIUM TARIFF shall adopt a backward-looking approach, taking into account actual costs, investments, and the REFERENCE MARKET ex-post to their occurrence, as observed in the REFERENCE PERIOD.

3.4.        The calculation of RR shall follow a cost block composition, where each component is assessed separately and then consolidated.

3.5.        The calculation of the TARIFF REVENUE and RR shall be as follows, without prejudice to other items to be covered by TARIFFS at ARSESP's discretion:

$$TR_t = RR_t - Additional\ Rev. - Supplemental\ Rev._t - Rev.\ Associated\ Projects_t - KFACTOR_t - Tax\ Credits_t$$

$$RR_t = OPEX_{t-1} + Other\ Operating\ Expenses_{t-1} + Remuneration\ of K_{t-1} + Reintegration\ of K_{t-1} + UR_{t-1} + Firm\ Demand_{t-1}$$

Where:

RR is the Required Revenue in the year of the tariff process;

Adittional Rev. is the ADDITIONAL REVENUE to be shared with USERS from the performance of ANCILLARY ACTIVITIES;

Supplemental Rev. is the revenue to be shared with USERS from OTHER PRICES applied in COMPLEMENTARY ACTIVITIES;

Rev. Associated Projects is the revenue to be shared with USERS arising from ASSOCIATED PROJECTS;

$KFACTOR$ is the revenue from applying FACTOR K during the REFERENCE PERIOD;

Tax Credits is the revenue to be shared with USERS arising from tax credits effectively obtained by SABESP, exclusively from FAUSP-funded grants;

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$t-1$ is the REFERENCE PERIOD used for the respective variables;

t is the year in which the ADJUSTMENT and PERIODIC TARIFF REVISION are carried out and approved;

$OPEX$ is the regulatory operating cost;

$Other\ operating\ expenses$ include expenses from Public-Private Partnership contracts and Asset Leasing; transfers to MUNICIPAL FUNDS; payment for the use of water resources; transfers to the Research, Development and Innovation (PDI) program; fees for the VALUATION COMPANY and the INDEPENDENT VERIFIER; payment of insurance and guarantees; data collection on USERS in rural and informal urban areas (when previously approved by ARSESP); and other items ARSESP may consider as non-manageable expenses in tariff calculation;

$Remuneration\ of\ K$ is the capital remuneration, which corresponds to the application of the WACC over the net regulatory asset base (BARLiq), COMPENSATION, and ADVANCE, plus the amount of WCR to be remunerated;

$Reintegration\ of\ K$ is the capital recovery, calculated as RRQ applied to the gross regulatory asset base (BARbruta_{t-1} × RRQ), plus depreciation of COMPENSATION and ADVANCE;

WCR is the Working Capital Requirement, as defined in this ANNEX;

$RABnet$ is the Regulatory Asset Base net of depreciation, as defined in this ANNEX;

$WACC$ is the REGULATORY REMUNERATION RATE, as defined in this ANNEX;

$RABgross$ is the Gross Regulatory Asset Base, before depreciation;

UR is the Regulatory UNRECOVERABLE REVENUE;

FC is the FINANCIAL COMPONENTS from SABESP’s last tariff adjustment (2024), to be included in the INITIAL TARIFF according to Chapter 12; and

$Firm\ Demand$ is the regulatory volume of discount granted to large users, as defined in this ANNEX.

3.5.1.      The relationship between the TARIFF REVENUE defined in item 3.5 (calculated based on data from the REFERENCE PERIOD) and the volume of the REFERENCE MARKET (in cubic meters), also measured in the REFERENCE PERIOD, will result in the EQUILIBRIUM TARIFF.

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3.5.2.      The calculation of the EQUILIBRIUM TARIFF in the ADJUSTMENTS will also consider the monetary update and the impacts of X FACTOR, U FACTOR, and Q FACTOR.

3.5.3.      The EQUILIBRIUM TARIFF may be adjusted, either upwards or downwards, by the impact of the FINANCIAL COMPONENTS approved by ARSESP on the dates of the ADJUSTMENT or PERIODIC TARIFF REVISION.

3.6.        The calculation parameters for the components of the RR shall be defined by ARSESP as part of the PERIODIC TARIFF REVIEW, under the criteria and methodologies established in this ANNEX of the CONTRACT, except during the 1st CYCLE, for which such parameters are defined in Annex VIII – INITIAL TARIFF FORMATION.

3.7.        The EQUILIBRIUM TARIFF required to cover the RR of the REFERENCE PERIOD shall be annually calculated during the first two TARIFF CYCLES following the start of the CONTRACT (2024–2029 and 2030–2034) within the scope of the ADJUSTMENT, as described in Chapter 5 of this ANNEX, and every five years from the 3rd TARIFF CYCLE (2035–2039) onward, during the PERIODIC TARIFF REVISION.

3.8.	In all TARIFF CYCLES, PERIODIC TARIFF REVISIONS

shall consider the month of December as the reference date for approval purposes of the PERIODIC TARIFF REVISION, and January 01 of the following year as the effective date for applying the revised TARIFFS.

3.9.        For the calculation of the EQUILIBRIUM TARIFF during tariff processes, SABESP shall submit to ARSESP, by May 31 of the approval year, the ASSET VALUATION REPORT prepared by the VALUATION COMPANY, according to item 6.2 of this ANNEX, the reports issued by the INDEPENDENT VERIFIER, under Annex

VI – GUIDELINES FOR THE PERFORMANCE OF THE VALUATION COMPANY AND INDEPENDENT

VERIFIER, as well as the accounting data relating to the REFERENCE PERIOD.

3.10.     Once the data and documents outlined in item 3.9 are received, ARSESP must conclude, by November 30 of the approval year of the tariff process, the analysis of the data for the purpose of calculating the EQUILIBRIUM TARIFF and the ADJUSTMENT, to be applied in January, according to items 4.4.3 and 5.1.1 of this Annex.

3.10.1.   If the analysis is not fully concluded within the deadline mentioned in item 3.10, ARSESP shall provisionally and tentatively apply, for the purpose of calculating the EQUILIBRIUM TARIFF, the results presented by the VALUATION COMPANY and the INDEPENDENT VERIFIER, provided they do not contradict analyses already carried out by the agency. The calculations must be disclosed to SABESP and the GRANTING AUTHORITY within five business days after the deadline established in item 3.10.

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3.10.2.   Regardless of the application of item 3.10.1, ARSESP shall finalize the analysis of the submitted data as soon as possible. Any differences between the agency's final findings and the results used on a provisional basis—presented by the VALUATION COMPANY and INDEPENDENT VERIFIER—shall be compensated in the calculation of the EQUILIBRIUM TARIFF in the subsequent ADJUSTMENT, during the first two TARIFF CYCLES, or in the subsequent PERIODIC TARIFF REVISION, starting from the 3rd TARIFF CYCLE.

3.10.3.	As of the 3rd TARIFF CYCLE, such compensations as referred to in item

3.10.2 may be carried out within the TARIFF CYCLE, provided that SABESP explicitly consents it.

3.11.     All components of the REQUIRED REVENUE used to calculate the EQUILIBRIUM TARIFF shall be calculated in currency values at the reference date of the annual ADJUSTMENT, PERIODIC TARIFF REVISION, or EXTRAORDINARY REVISION, using the most recent inflation index available.

3.12.	The APPLICATION TARIFFS must comply with the rules defined in Annex IV –

TARIFF ANNEX.

3.12.1.   When the average APPLICATION TARIFF requires the use of tariff affordability to be lower than the corresponding average EQUILIBRIUM TARIFF, the following formula must be applied:

$$TRApplication_t = [OPEX_{t-1} + Other\ Operating\ Expenses_{t-1} + Remuneration\ of\ K_{t-1} + (Reintegration\ of\ K_{t-1} - resoures\ allocated\ to\ tariff\ affordability) + UR_{t-1} + Firm\ Demand_{t-1}] - Additional\ Rev._t - Supplemental\ Rev._t - Rev.\ Associated\ Projects_t - K\ FACTOR_t - Tax\ Credits_t$$

$$TAplication_t = \frac{TRApplication_t}{Market_t}$$

Where:

Additional Rev. is the ADDITIONAL REVENUE to be shared with USERS from the performance of ANCILLARY ACTIVITIES in the year of the tariff process;

Supplemental Rev. is the revenue to be shared with USERS from OTHER PRICES applied in COMPLEMENTARY ACTIVITIES;

Rev. Associated Projects is the revenue to be shared with USERS arising from ASSOCIATED PROJECTS;

K FACTOR is the revenue from applying the K FACTOR during the REFERENCE PERIOD;

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Tax Credits is the revenue to be shared with USERS arising from tax credits effectively obtained by SABESP, exclusively from FAUSP-funded grants;

$t-1$ is the REFERENCE PERIOD used for the respective variables;

t is the year in which the ADJUSTMENT and PERIODIC TARIFF REVISION are carried out and approved;

$OPEX$ is the regulatory operating cost;

Other operating expenses include expenses from Public-Private Partnership contracts and Asset Leasing; transfers to MUNICIPAL FUNDS; payment for the use of water resources; transfers to the Research, Development and Innovation (PDI) program; fees for the VALUATION COMPANY and the INDEPENDENT VERIFIER; payment of insurance and guarantees; data collection on USERS in rural and informal urban areas (when previously approved by ARSESP); and other items ARSESP may consider as non-manageable expenses in tariff calculation;

Remuneration of K is the capital remuneration, which corresponds to the application of the WACC over the net regulatory asset base (RABnet), COMPENSATION, and ADVANCE, plus the amount of WCR to be remunerated;

Reintegration of K is the capital recovery, calculated as RRQ applied to the gross regulatory asset base ($RABgross_{t-1} \times RRQ$), plus depreciation of COMPENSATION and ADVANCE;

Resources allocated to tariff affordability refer to the subsidy revenue received from FAUSP funds, as well as from other linked accounts described in Appendix I, aimed at reducing the depreciation and amortization amounts that encompass capital reintegration;

UR is the Regulatory UNRECOVERABLE REVENUE;

Firm Demand is the regulatory volume of discount granted to large users, as defined in this ANNEX;

$TApilication_t$ is the average APPLICATION TARIFF;

$TRApplication_t$ is the TARIFF REVENUE applicable to t; and

market is the sum of the volume of water measured in t with the volume of sewage collected in t.

3.13.     At each ADJUSTMENT or at the end of each TARIFF CYCLE, during the ADJUSTMENTS, PERIODIC TARIFF REVISIONS, or EXTRAORDINARY REVISIONS,

ARSESP may include COMPENSATORY ADJUSTMENTS related to the previous tariff period.

3.13.1.     The COMPENSATORY ADJUSTMENTS will be subject to oversight and verification by ARSESP, so that the inclusion of the amounts in the tariff calculation will be based on values validated by the Agency;

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3.13.2.   Deviations in non-manageable costs and in SUPPLEMENTAL REVENUES, ADDITIONAL REVENUES, ASSOCIATED PROJECTS, tax credits

, and K FACTOR in the tariff established at the beginning of each TARIFF CYCLE, compared to verified amounts, will be calculated and offset during the subsequent tariff process, under the provisions of this ANNEX;

3.13.3.	The following may be subject to COMPENSATORY ADJUSTMENTS:
(a)	Excess or shortfall in the transfers to MUNICIPAL FUNDS;

(b)              Consideration under PPP contracts and lease of assets existing before the EFFECTIVE DATE;

(c)              Actual values of SUPPLEMENTAL REVENUES, tax credits, and K FACTOR;

(d)	Actual amounts paid for the use of water resources;

(e)              Actual amounts paid for contracting the VALUATION COMPANY and the INDEPENDENT VERIFIER, provided they are recognized by ARSESP;

(f)               Expenses related to data collection in rural areas and updates to information on informal urban settlements, provided they are previously approved by ARSESP.

3.13.4.   ARSESP may proceed with other COMPENSATORY ADJUSTMENTS, exclusively related to non-manageable items not specified in this ANNEX or in Annex VIII – INITIAL TARIFF FORMATION, provided they are formally recognized by the Agency, with justification presented for the act and previously discussed with SABESP.

4.	Chapter 4 – Revision Rules

4.1.        The realignment of TARIFFS with the cost of SERVICE provision will occur through (i) PERIODIC TARIFF REVISION; and/or (ii) EXTRAORDINARY REVISION.

4.2.	The PERIODIC TARIFF REVISION and/or EXTRAORDINARY TARIFF REVISION will follow the formulas defined in item 3.5, as well as the risk matrix provided in the CONTRACT.

4.3.	Monetary updates will be made through ADJUSTMENTS.
4.4.	Periodic Tariff Revisions
4.4.1.	PERIODIC TARIFF REVISIONS will simultaneously aim to:

(a)           ensure the establishment of TARIFFS for the subsequent TARIFF CYCLE, according to the assumptions, calculation methodology, and other rules outlined in this ANNEX; and

(b)           contribute to tariff affordability, according to the CONTRACT and this ANNEX, including through the distribution of technological efficiency gains via X FACTOR, operational efficiency gains, and the results obtained from ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES, OTHER PRICES, and ASSOCIATED PROJECTS.

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4.4.2.	In the PERIODIC TARIFF REVISION, ARSESP will determine the BALANCE

TARIFF for the following TARIFF CYCLE, defining the REQUIRED REVENUE based on the amounts needed to remunerate the efficiently incurred SERVICE provision costs and prudent INVESTMENTS, under this ANNEX.

4.4.3.      In all PERIODIC TARIFF REVISIONS, the reference date for approval purposes shall be December, and for the application of the updated TARIFFS, January of the immediately following year, depending on the availability and publication of official inflation indices.

4.4.4.     The TARIFFS approved in the year of the PERIODIC TARIFF REVISIONS will be subject to the Q FACTOR and any deductions resulting from the non-fulfillment of coverage targets (U FACTOR).

4.5.	Extraordinary Revision

4.5.1.      An EXTRAORDINARY REVISION is exceptional and will only be applicable when it is proven that there is a clear threat to the solvency and liquidity of SABESP, compromising the continuity of SERVICE provision. It must also be demonstrated that the consequences of the event cannot be addressed through a PERIODIC TARIFF REVISION.

4.5.2.      Based on the risk allocation established in the CONTRACT, ARSESP will consider the impacts on the solvency and liquidity of SABESP, as well as the continuity of SERVICE provision, to assess the relevance and feasibility of conducting an EXTRAORDINARY REVISION.

4.5.3.      ARSESP may assess the need for an EXTRAORDINARY REVISION when:

(a)           there is an imminent risk of non-compliance with obligations, early maturity, or acceleration of maturity of financing agreements with lenders; or

(b)           changes are made to Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY, only after the start of the 3rd TARIFF CYCLE, that demonstrably compromise the solvency and liquidity of SABESP or the continuity of SERVICE provision.

4.5.4.      ARSESP and/or the GRANTING AUTHORITY may implement precautionary measures to mitigate the effects of contractual imbalances, according to the REGULATION.

4.5.5.      Requests for EXTRAORDINARY REVISION will not be processed if submitted less than 12 months before the PERIODIC TARIFF REVISION process and must instead be addressed in the subsequent PERIODIC TARIFF REVISION.

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4.5.6.      The EXTRAORDINARY REVISION procedure, when applicable, may be initiated at the request of SABESP or URAE-1, or ex officio by ARSESP.

(a)           The requesting PARTY must (i) identify, qualify, and substantiate the event according to item 4.5.3., and (ii) notify the other PARTY and ARSESP within no more than 180 (one hundred and eighty) days from the materialization of the event, to ensure contractual contemporaneity and enable proper management of the event's consequences.

(b)           Within the period specified in subitem (a), the PARTY must notify the other PARTY and ARSESP of the event underlying the EXTRAORDINARY REVISION request, substantiating it with the characteristics described in item 4.5.3. above.

4.5.7.      ARSESP will have up to 60 (sixty) days to assess the admissibility of the EXTRAORDINARY REVISION with the characteristics described in item 4.5.3. above.

(a)           When the urgency justification for addressing the event that gave rise to the request for an EXTRAORDINARY REVISION is not substantiated or accepted by ARSESP, the matter shall be addressed in the subsequent PERIODIC TARIFF REVISION.

(b)           The period mentioned in item 4.5.7. may be extended with justification, and its countdown may be paused if adjustments or additional documentation are requested.

4.5.8.      A request for EXTRAORDINARY REVISION initiated ex officio by ARSESP or at the instigation of the GRANTING AUTHORITY shall be formally notified to SABESP, accompanied by relevant reports and studies.

(a)           Once notified, SABESP will have up to 60 (sixty) days to submit a reasoned response.

(b)           Upon receiving SABESP’s response, ARSESP will have 30 (thirty) days to issue its opinion on the EXTRAORDINARY REVISION request. During the analysis of the EXTRAORDINARY REVISION request by ARSESP, all contractual obligations of SABESP remain in full force.

4.5.9.      The EXTRAORDINARY REVISION process must be completed within 180 (one hundred and eighty) days from its initiation, extendable once for up to 60 (sixty) days at the request of any PARTY or ARSESP, with a justified request submitted at least 15 (fifteen) business days before the original deadline and reviewed by ARSESP within 10 (ten) business days of receipt.

4.5.10.   Additional aspects and parameters for the EXTRAORDINARY REVISION process will be defined by ARSESP regulation.

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5.	Chapter 5 – ADJUSTMENT Rules

5.1.        In all TARIFF CYCLES, the ADJUSTMENTS shall consider a 12-month period, except for the first ADJUSTMENT, which shall consider the period between the EFFECTIVE DATE of this CONTRACT and the base date established in this ANNEX.

5.1.1.      In all ADJUSTMENTS, the base date for the purposes of approval shall be the month of December, and the base date for applying the updated TARIFFS shall be January 01 of the immediately following year, subject to the availability and publication of official inflation indices.

5.2.	In the 1st and 2nd TARIFF CYCLES, the ADJUSTMENT of the BALANCE TARIFF

shall account for inflation variation, application of the Q FACTOR, X FACTOR (subject to item 5.2.4), and any deductions due to non-compliance with coverage targets (U FACTOR), in addition to the RAB UPDATE and the update of the REFERENCE MARKET verified during the REFERENCE PERIOD, under item 4.4.2.

5.2.1.     The Tariff Adjustment Index (TAI) shall be calculated using the formula below:

$$\text{TAI} = \frac{TR_1}{TR_0} + (inflation \pm Q\,Factor - U\,Factor)$$

Where:

TR_1 is the equilibrium base Tariff Revenue for the REFERENCE PERIOD to be adjusted, as defined by the criteria specified below;

TR_0 is the observed base Tariff Revenue for the REFERENCE PERIOD to be adjusted, which corresponds to the product of MR and the Current Tariffs;

$Q\,Factor$ is the Service Quality Incentive Factor;

$U\,Factor$ is the Universalization Factor;

$Inflation$ refers to the variation in the IPCA index from the date of the last tariff adjustment to the base date of the ADJUSTMENT process;

RM is the REFERENCE MARKET, based on the billed volume.

5.2.2.        Whenever the sum of the Q FACTOR and the U FACTOR, as shown in the formula in item 5.2.1 above, is greater than zero, this result shall be disregarded in the calculation of the TAI, with zero being adopted, so that the TAI reflects only the impact of the inflation index.

5.2.3.        The portion of the ADJUSTMENT related to the monetary update of the TARIFFS and OTHER PRICES shall consider the variation in the Extended National Consumer Price Index (IPCA) or any other index that may replace it.

5.2.4.      In the first two tariff cycles, the technological efficiency gains associated with the X FACTOR shall be applied directly to the operational unit costs on a cumulative basis. Therefore, this factor shall not be included in the TAI formula defined in item 5.2.1, to avoid double-counting.

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5.2.5.     Since the ADJUSTMENTS in the first two TARIFF CYCLES will also incorporate the RAB UPDATE and the REFERENCE MARKET, the unit costs and other calculation parameters for the RR components listed below shall remain fixed throughout each of these TARIFF CYCLES, and equal to the values defined in Annex VIII – INITIAL TARIFF FORMATION, or as defined in the most recent PERIODIC TARIFF REVISION, as applicable. Thus, the base tariff revenue (TR1) to be calculated in the annual ADJUSTMENTS of the 1st and 2nd TARIFF CYCLES shall be determined based on:

(a)           the RR consisting of operating expenses, capital return and depreciation, unrecoverable revenues, and discounts granted to large users, according to item 12.1;

(b)           the annual RAB UPDATE, including the INVESTMENTS made and assessed in the REFERENCE PERIOD, subtracting write-offs, annual depreciation, reclassification of eligibility, and revised UTILIZATION RATES of the previous year’s SHIELDED RAB, with values to be depreciated and updated annually by the IPCA;

(c)           the fixed REGULATORY REMUNERATION RATE defined in Annex VIII – INITIAL TARIFF FORMATION for the 1st TARIFF CYCLE, or in the 1st PERIODIC TARIFF REVISION at the beginning of the 2nd TARIFF CYCLE;

(d)           the initial unit costs for OPEX calculation equal to those defined in Annex VIII – INITIAL TARIFF FORMATION for the 1st TARIFF CYCLE, or in the 1st PERIODIC TARIFF REVISION at the beginning of the 2nd TARIFF CYCLE, from which cumulative technological gains under the X FACTOR will be deducted. The starting unit costs shall be updated annually by the IPCA;

(e)           the annual recalculation of total OPEX value solely to incorporate REFERENCE MARKET data, such as the number of active connections and volumes, which are multiplied by the unit costs from item (d), adjusted for technological gains under the X FACTOR;

(f)            the percentage of TARIFF REVENUE allocated to the Development and Innovation Program (DIP), fixed and equal to that defined in Annex VIII – INITIAL TARIFF FORMATION for the 1st TARIFF CYCLE, or in the 1st PERIODIC TARIFF REVISION at the beginning of the 2nd TARIFF CYCLE;

(g)           the criterion for transfers to the MUNICIPAL FUNDS, according to the percentages defined in the respective act governing the calculation basis for the transfer and in Annex II;

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(h)           the full allocation of expenses incurred in the REFERENCE PERIOD for water resource usage fees, PPP payments, asset lease contracts, insurance, and guarantees;

(i)             the allocation of expenses, if any and subject to the conditions outlined in this ANNEX, for hiring the VALUATION COMPANY and the INDEPENDENT VERIFIER, as well as expenses associated with rural area data collection and updates to information on informal urban settlements, as long as they are pre-approved by ARSESP;

(j)            the regulatory default rate for calculating UNRECOVERABLE REVENUES, fixed and equal to that defined in Annex VIII – INITIAL TARIFF FORMATION for the 1st TARIFF CYCLE, or as revised in the PERIODIC TARIFF REVISION at the beginning of the 2nd TARIFF CYCLE;

(k)           the sharing of revenues under the K FACTOR observed in the REFERENCE PERIOD, updated monetarily by the IPCA based on each ADJUSTMENT’s base date;

(l)             the full allocation of tax credits observed by SABESP, if any, during the REFERENCE PERIOD;

(m)         the full allocation of SUPPLEMENTAL REVENUES from OTHER PRICES observed in the REFERENCE PERIOD, updated by the IPCA;

(n)           the sharing of the ADDITIONAL REVENUES in an amount equal to that defined in Annex VIII – INITIAL TARIFF FORMATION, adjusted for inflation by the IPCA from the base date of each annual ADJUSTMENT during the 1st TARIFF CYCLE, and the sharing criterion for each type of ADDITIONAL REVENUE shall be fixed and equal to that defined in this ANNEX to the CONTRACT for the 2nd TARIFF CYCLE.

(o)           sharing of revenues with ASSOCIATED PROJECTS obtained in the REFERENCE PERIOD, monetarily adjusted by the IPCA;

(p)           the criterion for tariff recognition of discounts on FIRM DEMAND up to the ceiling limit defined in this ANNEX for the 1st TARIFF CYCLE or by ARSESP at the time of the PERIODIC TARIFF REVISION at the beginning of the 2nd TARIFF CYCLE.

5.3.	From the 3rd TARIFF CYCLE onwards, the ADJUSTMENT of the EQUILIBRIUM TARIFF will consider only the inflation variation, the application of a technological efficiency sharing factor (X FACTOR), the Q FACTOR and any deductions resulting from the non-fulfillment of coverage goals (U FACTOR).

5.3.1.      The Tariff Adjustment Index (TAI) shall be calculated using the formula below:

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5.3.2.      The X FACTOR will not be applied directly to the operational unit costs. Therefore, this factor will be included in the TAI formula defined in item 5.3.1, considering the weight of operational costs in the composition of the TARIFF REVENUE.

5.3.3.      Whenever the sum of the X FACTOR, the Q FACTOR, and the U FACTOR, as shown in the formula in item 5.3.1 above, is greater than zero, this result shall be disregarded in the calculation of the TAI, with zero being adopted, so that the TAI reflects only the impact of the inflation index.

5.4.        As in the first two tariff cycles, the portion of the ADJUSTMENT related to the monetary update of the TARIFFS and OTHER PRICES shall consider the variation in the Extended National Consumer Price Index (IPCA) or any other index that may replace it.

6.	Chapter 6 - RAB Update
6.1.	ARSESP, supported by the ASSET VALUATION REPORT of the VALUATION COMPANY,

will act in monitoring the evolution of INVESTMENTS, as well as their amortization and depreciation, for the purposes of RAB UPDATE and any calculation of compensation for REVERSIBLE ASSETS.

6.1.1.      During the first two TARIFF CYCLES, the RAB UPDATE will occur annually, at the time of the ADJUSTMENT or PERIODIC TARIFF REVISION;

6.1.2.      From the 3rd TARIFF CYCLE onwards, once the cycles of larger investments are completed, the RAB UPDATE will occur every 5 years, at the time of the PERIODIC TARIFF REVISIONS.

6.2.        The ASSET VALUATION REPORT produced in the annual INVESTMENT CERTIFICATION process:

6.2.1.      Will be produced by the VALUATION COMPANY, whose contracting costs by SABESP will be passed on to the TARIFFS;

6.2.2.      Will have as its cut-off date December 31 of the REFERENCE PERIOD to which the ASSET VALUATION REPORT refers;

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6.2.3.      Must be delivered by SABESP to ARSESP by May 31 of the year in which the ADJUSTMENT or PERIODIC TARIFF REVISION is processed, for evaluation and supervision by ARSESP's technical team. In case of non-compliance with the deadline, only 75% of the contracting costs of the VALUATION COMPANY incurred by SABESP in the REFERENCE PERIOD will be passed on to the TARIFFS;

6.2.4.      In the event that the ASSET VALUATION REPORT is delivered after August 31, the investments of the REFERENCE PERIOD will not be incorporated in the respective tariff calculation;

6.2.5.      Based on the data obtained from the submission of the ASSET VALUATION REPORTS, according to items 6.2.2 and 6.2.3, it must be evaluated by ARSESP by September 30 of the year in which the ADJUSTMENT or PERIODIC TARIFF REVISION is processed, for incorporation of the RAB UPDATE in the TARIFFS of the corresponding ADJUSTMENT or PERIODIC TARIFF REVISION. If during its supervision ARSESP identifies non-compliance, it must issue a notification term for correction by SABESP of the problems identified;

6.2.6.      If ARSESP fails to meet the deadline provided in the subitem above, the TARIFFS of the corresponding ADJUSTMENT or PERIODIC TARIFF REVISION must consider the RAB value informed in the REPORT. In this case, in the subsequent tariff process, the necessary compensatory adjustments must be made once the ASSET REPORT is approved;

6.2.7.      The supervision procedures of the ASSET VALUATION REPORT will be defined by ARSESP under Submodule 4.4 – Asset Base Supervision Procedures of the Tariff Calculation Procedures (PROCALT).

6.3.        Based on the ASSET VALUATION REPORT, ARSESP will decide on the approval of INVESTMENTS and the RAB UPDATE in the TARIFFS.

6.4.        In case of disagreements between SABESP, the VALUATION COMPANY, and ARSESP regarding the conclusions of the ASSET VALUATION REPORT and the calculation memory of the INVESTMENT values made in the REFERENCE PERIOD, the undisputed values will be approved by ARSESP and incorporated into the RAB in the ADJUSTMENT or PERIODIC TARIFF REVISION process.

6.5.        Regarding the disputed values that were not approved, SABESP may request ARSESP’s re-evaluation, including with the submission of complementary information, so that they may be incorporated into the RAB in the ANNUAL ADJUSTMENTS of the first two TARIFF CYCLES or in an EXTRAORDINARY REVISION after 2035. The initially disputed values, if adjusted and duly approved by ARSESP, will be incorporated into the TARIFFS also considering the revenue shortfall in the period elapsed without the INVESTMENTS having been remunerated and recovered in the TARIFFS.

6.6.        ARSESP’s decision not to approve INVESTMENT values included in the ASSET VALUATION REPORT must be technically justified and preceded by an administrative process that respects SABESP’s right to ample defense and adversarial proceedings.

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6.7.        ARSESP’s decisions on the RAB UPDATE at the time of the ADJUSTMENT or PERIODIC TARIFF REVISION are final at the administrative level, without prejudice to their questioning by any of the PARTIES in arbitration.

6.8.        The Rolling Forward approach will be used for changes in the RAB over the years of the TARIFF CYCLE.

6.8.1.      The change of the base will follow the result of the ASSET VALUATION REPORT, provided it is approved and homologated by ARSESP;

6.8.2.      The Rolling Forward method, which must be observed in the ASSET VALUATION REPORT, consists of the monetary update of the SHIELDED RAB approved by ARSESP in the last tariff event, the deduction of accumulated depreciation in the period, write-offs, the adjustment of the UTILIZATION INDEX, eligibility reclassifications and the incorporation of the INCREMENTAL RAB;

6.8.3.      Interest on works in progress will be considered in the RAB calculation, with criteria following those defined in ARSESP Resolution 1,488 of January 12, 2024, or another that may replace it.

6.9.        The locking of the INITIAL RAB guarantees that the asset price will not be re-evaluated by ARSESP and no technological change will be incorporated, since the investments are analyzed from a prudence perspective at the time of their incorporation into the base.

6.10.     The ASSET VALUATION REPORTS referring to the INVESTMENTS capitalized in 2024 and 2025, to be evaluated by ARSESP for calculation of the TARIFFS in the 2025 and 2026 ADJUSTMENTS, respectively, must comply with the rules outlined in ARSESP Resolution 1,488 of January 12, 2024.

6.11.     The annual CERTIFICATION of the INVESTMENTS by the VALUATION COMPANY shall be mandatory, whose operating rules are detailed in Annex VI – GUIDELINES FOR THE VALUATION COMPANY AND THE INDEPENDENT VERIFIER. As of 2026, when the valuation methodology for new investments by the DRC begins to be adopted, the CERTIFICATION process shall:

(a)              Verify whether SABESP’s acquisition values are consistent with market prices for the valuation of capitalized investments in the REFERENCE PERIOD to discourage opportunistic behavior and overpricing;

(b)              Not incorporate technological changes, that is, consider the asset under identical conditions with the same technology and engineering solution to mitigate the risk of discrepancy between the asset price at the time of disbursement and the market-valued price (DRC methodology); and

(c)	be carried out by the VALUATION COMPANY.
7.	Chapter 7 - Methodology for the calculation of the Regulatory Remuneration Rate

7.1.        The REMUNERATION RATE, which is used in the calculation of the working capital requirement (WCR) and applies to the amount of the COMPENSATION, the ADVANCE, and the investments not yet depreciated or amortized (RABnet), seeks to cover the opportunity cost associated with the option of investing in a specific business or project instead of alternative investments.

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7.2.        The REGULATORY REMUNERATION RATE shall be calculated using the Weighted Average Cost of Capital methodology (“WACC”), the result of which consists of the average between the Cost of Equity and Cost of Debt, weighted by a reference Capital Structure, as described in the following formula;

7.3.        The calculation of the real cost of equity will prioritize the adoption of the CAPM model (Capital Asset Pricing Model – CAPM) Country Spread Model until ARSESP deems it appropriate to replace it with a hybrid CAPM model, according to the formulas indicated below:

$$r_p = + \frac{1 + r_p^n}{1 + CPI} - 1$$

$$r_p^n = R_f + \beta(R_m - R_f) + r_{Br}$$

Where:

r_p is the real cost of equity;

r_n^n is the nominal cost of equity;

CPI is the United States inflation rate;

R_f is the nominal risk-free return rate referenced in the U.S. financial market;

β is the slope coefficient of the line that measures the asset's risk level in relation to market fluctuations;

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Rm is the expected nominal market return rate, which corresponds to the stock market yield (Stock Exchange Index) referenced in the U.S. financial market; and

r Br is the country risk premium.

7.3.1.     The rates used in the calculation of the cost of equity are nominal. Therefore, their values must be adjusted by the inflation rate of the U.S.A. to determine the real cost of equity.

7.3.2.     The risk-free rate represents the yield on so-called safe securities, which are those with a low probability of payment default and minimal insolvency risk. This rate shall preferably be referenced in the financial market of the U.S.A. As of the 2nd TARIFF CYCLE, if ARSESP adopts the hybrid CAPM model, the risk-free rate may be referenced in the Brazilian financial market based on National Treasury bonds;

7.3.3.     The market risk premium, defined as the difference between the stock market yield (Rm) and the risk-free rate (Rf), shall be based on the U.S. financial market, both with the same timeframe and frequencies;.

7.3.4.     The beta, which measures an asset’s sensitivity or how much its return varies in relation to the overall market return, shall be based on companies listed on the New York Stock Exchange (NYSE) and/or NASDAQ in the water utilities sector. U.S. companies traded over-the-counter shall be excluded from the sample used to calculate the beta due to their low liquidity.

7.4.        To calculate the real cost of debt, the real yield of a set of private debt securities from companies comparable to SABESP will preferably be used, thus being referenced in the Brazilian market. Its calculation may consider the yield on debentures from the sanitation, electricity, or other infrastructure sectors and must include the securities issue costs.

7.5.        For the definition of the capital structure, the asset will be defined by the value of the Regulatory Asset Base (RABnet). In this case, the debt share will be determined by the ratio between the Net Interest-Bearing Liabilities1 and the concession assets, quantified by the Net RAB of the REFERENCE PERIOD. The equity share will correspond to the difference between the result of the debt and the RABnet.

7.6.        The final WACC will be the real pre-tax WACC. The Remuneration calculation will consider the applicable Income Tax and Social Contribution on Net Income (CSLL) rates at the time, under the following formula:

1 Net interest-bearing liabilities = Loans and financing plus debentures under current liabilities and non-current liabilities, net of cash and cash equivalents.

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7.7.	Starting from the 2nd TARIFF CYCLE, the REGULATORY REMUNERATION RATE shall be calculated by ARSESP at each PERIODIC TARIFF REVISION, and must ensure an adequate return to cover the cost of debt and the opportunity cost of the equity invested by SABESP, safeguarding the economic-financial sustainability of the SERVICE provision and ensuring the realization of the required INVESTMENTS.

7.7.1.     In determining the REGULATORY REMUNERATION RATE from the 2nd TARIFF CYCLE onward, ARSESP shall observe the methodologies outlined in this ANNEX for recalculating all WACC components.

7.7.2.	At each PERIODIC TARIFF REVISION, the REGULATORY REMUNERATION RATE calculated by ARSESP must be consistent with the remuneration rate defined by other regulatory agencies in other regulated sectors, where applicable under the terms of the CONTRACT, with justification required for any deviations.

7.7.3.     The WACC calculation shall be reviewed at every PERIODIC TARIFF REVISION and its value maintained in the annual ADJUSTMENTS of the EQUILIBRIUM TARIFF, as well as in any EXTRAORDINARY REVISIONS.

7.7.4.     From the 2nd TARIFF CYCLE onward, ARSESP shall determine, through future resolution:

(i)	The data series for (a) cost of debt; (b) risk-free rate, prioritizing data from the United States market; (c) beta; (d) market risk premium used in the calculation of the cost of equity, prioritizing data from the United States market; and (e) country risk premium.
(ii)	The timeframe and frequency of the data series, taking into account the market conditions in which the provider operates, calculation consistency, and harmonization across datasets.
8.	Chapter 8 - Methodology for the calculation of the Regulatory Remuneration

8.1.        Capital remuneration, included in the RR calculation, shall be defined as the sum of NWC and the product of the WACC and the Regulatory Asset Base, which corresponds to the sum of RABnet and the COMPENSATION and ADVANCE values are not yet depreciated or amortized, as shown in the following formula:

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8.2.        The value of RABnet excludes the assets under PPP contracts and leased assets.

8.3.	RABnet Calculation for remuneration

8.3.1.      For the purposes of capital remuneration calculation, RABnet shall correspond to the simple average of the INITIAL and FINAL RABnet values during the 12-month REFERENCE PERIOD.

8.3.2.      The RABnet values approved by ARSESP, based on the ASSET VALUATION REPORT with a cut-off date in December of the REFERENCE PERIOD year, will be adjusted for inflation by the IPCA index or any replacement index up to the current tariff process base date.

8.3.3.      The COMPENSATION and ADVANCE amounts not yet depreciated shall be remunerated using the WACC.

8.3.4.      The remuneration of the net amounts referred to in section Error! Reference source not found. shall follow the same criteria used to UPDATE the RAB. That is, the COMPENSATION and ADVANCE amounts not yet depreciated or amortized:

(i)	shall be remunerated annually in the TARIFFS at each TARIFF ADJUSTMENT and in the 1st TARIFF REVISION during the first two TARIFF CYCLES;
(ii)	shall be remunerated under the EQUILIBRIUM TARIFF calculated every 5 years during the PERIODIC TARIFF REVISIONS from the 3rd TARIFF CYCLE onward.
8.4.	WCR Calculation
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8.4.1.      The working capital requirement (WCR) may be included in the capital remuneration calculation starting from the 2nd TARIFF CYCLE.

8.4.2.      The WCR shall be calculated based on SABESP's balance sheet data for the REFERENCE PERIOD and on the average collection and payment terms.

8.4.3.      WCR shall be determined as a portion of the TARIFF REVENUE based on the total WCR percentage.

8.4.4.      The %WCRtotal shall be composed of two components: (1) the cash required due to timing differences between payables and receivables, to be remunerated by the difference between the regulatory WACC and the average return on financial investments; and (2) the value of operational inventory, to be remunerated by the regulatory WACC, as shown below:

$$\%WCRtotal = \%working\ capital\ requirement \times (WACC_{before\ taxes} - yield\ rate) + \%inventories \times WACC_{before\ taxes}$$

Where:

$\%working\ capital\ requirement$ is the percentage of the cash resources needed for working capital in relation to SABESP's gross operating revenue in the Balance Sheet for the REFERENCE PERIOD; The amount of cash resources required represents the difference between the accounts receivable and the operating liabilities;

$yield\ rate$ refers to the average real return rate on cash and cash equivalents recorded in SABESP's Balance Sheet for the REFERENCE PERIOD;

$\%inventories$ is the percentage of the inventory account in relation to direct operating revenue in SABESP's balance sheet for the REFERENCE PERIOD;

$WACC_{before\ taxes}$ represents the REGULATORY REMUNERATION RATE calculated according to the criteria defined in Chapter 7.

8.4.5.      The portion of cash required for working capital shall be determined as the ratio between (1) the average amount of receivables (trade payables) minus the average amount of operational payables; and (2) the direct operating revenue:

(i)	Receivables shall reflect the direct operating revenue based on the average collection period to be defined by ARSESP from the 2nd TARIFF CYCLE onward, based on SABESP’s collection cycle. For the ANNUAL ADJUSTMENTS during the 1st TARIFF CYCLE, the average collection period shall be 30 days, as stated in ANNEX VIII – INITIAL TARIFF FORMATION;
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(ii)	Operational liabilities shall reflect operating expenses, based on the average payment period to be defined by ARSESP from the 2nd TARIFF CYCLE onward, based on SABESP’s payment cycle. For the ANNUAL ADJUSTMENTS during the 1st TARIFF CYCLE, the average payment period shall be 30 days, as stated in ANNEX VIII;
(iii)	Operating expenses used to calculate operational liabilities shall exclude construction costs, depreciation and amortization, and expected losses on doubtful accounts.

8.4.6.      The average yield rate shall be measured as the ratio between the returns from financial investments and the sum of cash resources (cash and cash equivalents) and financial investments recorded on the Balance Sheet for the REFERENCE PERIOD disclosed by SABESP. The IPCA inflation index for the period shall be deducted from this average yield rate.

8.4.7.      The inventories line will comprise supplies for consumption and maintenance of the water and sewage systems. It shall not include inventories of construction materials.

8.4.8.      Beginning with the 2nd TARIFF CYCLE, ARSESP shall decide whether to include the WCR in the calculation of capital remuneration based on:

(i)	the comparison of the methodology described in this ANNEX with regulatory best practices adopted in local and international regulated network industries, especially in basic sanitation and electric power;
(ii)	the analysis of the historical total cash availability and its absolute return, in light of SABESP's liquidity policy.
9.	Chapter 9 - Methodology for the calculation of the Regulatory Reintegration Quota

9.1.        The regulatory reintegration of capital corresponds to the annual amount transferred to the TARIFFS to recover the assets related to the provision of the SERVICES over their physical useful life.

9.2.        The capital reintegration included in the RR calculation shall be measured as the product of RABgross and the RRQRAB, which corresponds to the inverse of a predefined physical useful life, plus the sum of the gross COMPENSATION and gross ADVANCE multiplied by the RRQ, which corresponds to the inverse of the term of the CONTRACT, according to the formula below:

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9.3.        The RABgross used in the capital reintegration calculation shall be the simple average between the INITIAL RABgross and the FINAL RABgross observed in the REFERENCE PERIOD.

9.4.        The RABgross value excludes assets under PPP contracts and asset lease agreements

9.5.        The RABgross values approved by ARSESP based on the ASSET VALUATION REPORT, whose cutoff date is December of the REFERENCE PERIOD year, shall be adjusted for inflation using the IPCA or any other index that may replace it up to the base date of the current tariff process.

9.6.        For purposes of calculating the reintegration of LINKED ASSETS into the TARIFFS, linear depreciation over time shall be applied, and the physical useful life of the assets shall define the investment recovery period. The physical useful life shall comply with the timelines by Asset Type as defined in ARSESP Resolution 1,371 of December 29, 2022, or any future resolution that may replace it, under the CONTRACT's risk allocation.

9.6.1.      The physical useful life may be updated by ARSESP if technical criteria demonstrate a change in the useful life of the assets or in the event of accelerated depreciation, such that full investment recovery in the tariff occurs before the end of the physical useful life.

9.6.2.      As already provided for in the CONTRACT, any reversible assets not fully depreciated or amortized upon contract termination shall be indemnified.

9.6.3.      If it does not compromise tariff affordability and USERS’ ability to pay, investments stipulated in the CONTRACT shall be depreciated or amortized until contract expiration.

9.6.4.      Accelerated depreciation of the RABgross is prohibited during the first two TARIFF CYCLES.

9.6.5.      For the purposes of item 9.6.3, ARSESP must carry out a prior economic and financial feasibility study, to be submitted to public oversight, demonstrating that the accelerated amortization or depreciation process complies with the provisions of Federal Law 1,445/2007 and does not depend on contributions from FAUSP.

9.7.        For the purpose of calculating the reintegration of the COMPENSATION and ADVANCE amounts, linear depreciation over time and a useful life equal to the term of the CONTRACT (35 years) shall be applied.

9.7.1.      The gross values of the COMPENSATION and ADVANCE correspond to the amounts provided in Annex VIII – INITIAL TARIFF FORMATION. These values shall be adjusted for inflation up to the base date of the current tariff process using the IPCA or any other index that may replace it.

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9.7.2.      The gross values of the COMPENSATION for flooded areas and the ADVANCE of MUNICIPAL FUNDS shall be fully depreciated or amortized by the end of the contract term, in 2060.

10.	Chapter 10 - Methodology for the calculation of OPEX and the X Factor

10.1.     OPEX shall include personnel and outsourced service expenses, treatment and general supplies, electricity, and other general expenses related to the core sanitation service activity.

10.2.     In determining the OPEX under this chapter, components related to municipalities not participating in URAE-1 shall be segregated, so that only the OPEX of the municipalities listed in Annex I is considered.

10.3.     The allocation of operational costs in cases of shared infrastructure with municipalities not part of URAE-1 shall follow the rules outlined in an ARSESP resolution.

10.4.     For RR calculation purposes, OPEX shall correspond to the product of cost drivers and unit cost, broken down by cost purpose and production stage, and discounted by the productivity gains from technological efficiency.

10.4.1.  The cost purposes are: (i) personnel, including in-house and outsourced services; (ii) general supplies; (iii) treatment supplies; (iv) electricity; and (v) general expenses, including taxes.

10.4.2.  Personnel and outsourced service expenses shall be treated jointly, with a single unit cost, to allow flexibility in substituting between in-house and outsourced labor;

10.4.3.  The production stages are (i) water production; (ii) water distribution; (iii) sewage collection; (iv) sewage treatment; (v) commercial activities; and (vi) central administration.

10.5.	Definition of OPEX Drivers

10.5.1.  The cost driver data listed in the table below shall be applied to the regulatory unit costs to calculate the total OPEX to be considered in the RR.

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STAGE/ PURPOSE	Water Production	Water Distribution	Sewage Collection	Sewage Treatment	Commercial Activities	Central Administration
Personnel & Third-Party Services	Volume of water produced	Water connections	Sewage connections	Volume of sewage treated	Water connections	Fixed (equal to 1)
General Supplies	Volume of water produced	Water connections	Sewage connections	Volume of sewage treated	Water connections	Fixed (equal to 1)
Treatment Supplies	Volume of water produced	Volume of water measured	Volume of sewage collected	Volume of sewage treated	Water connections	Fixed (equal to 1)
Electricity	Volume of water produced	Volume of water measured	Volume of sewage collected	Volume of sewage treated	Water connections	Fixed (equal to 1)
General Expenses	Volume of water produced	Water connections	Sewage connections	Volume of sewage treated	Water connections	Fixed (equal to 1)
Stage Classification	WATER	WATER	SEWAGE	SEWAGE	GENERAL	GENERAL

10.5.2.   Only in the first two TARIFF CYCLES, the cost drivers shall be updated annually based on the data from the REFERENCE PERIODS, in the AJUSTMENTS, on the occasion of the BAR UPDATE. As of the 3rd TARIFF CYCLE, the drivers shall be updated only in the PERIODIC TARIFF REVISIONS.

10.5.3.   The calculation of the VOLUME OF WATER PRODUCED must consider the regulatory volume of WATER LOSSES (given in m3), according to the formula below. ARSESP may include other volumes necessary to determine the water supply, in addition to those indicated in the formula.

10.5.4.   The calculation of the regulatory volume of WATER LOSSES (given in cubic meters) shall be based on the formula described below:

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(i)                  In the 1st TARIFF CYCLE, the total losses index in distribution (IPDT), given in liters per water connection per day, to be used for calculating the volume of WATER LOSSES, shall be equal to the contractual targets indicated in ANNEXES II – TECHNICAL ANNEXES of each municipality;

(ii)                 As of the 2nd TARIFF CYCLE, the total losses index in distribution (IPDT), given in liters per connection per day, to be used for calculating the volume of WATER LOSSES, shall be defined by ARSESP through the NEP (Economic Level of Losses) methodology, including the tariff impact, on the occasion of the PERIODIC TARIFF REVISIONS and the revisions of the REGIONAL SANITATION PLAN;

(iii)                The calculation criteria for the NEP shall be defined by ARSESP in each TARIFF REVISION after a procedural process of public debate and consultation with society, the GRANTING AUTHORITY, and SABESP;

(iv)               In the calculation of the IPDT targets through the NEP methodology, ARSESP shall observe the maximum limit established in Ordinance 490, of March 22, 2021, of the Ministry of Regional Development;

(v)                 In tariffs, the compliance or not with the WATER LOSS targets shall be SABESP’s risk, since the calculation of the volume of water produced and, consequently, the OPEX, shall observe the regulatory WATER LOSS targets, and not the IPDT actually observed by the company.

10.6.	Definition of Regulatory Unit Costs

10.6.1.  The methodology and criteria for determining the unit costs of the 1st TARIFF CYCLE are described in Annex VIII – INITIAL TARIFF FORMATION.

10.6.2.  As of the 2nd TARIFF CYCLE, the unit costs shall be defined based on the historical analysis of SABESP’s own operational costs and shall remain fixed throughout each TARIFF CYCLE for purposes of calculating the EQUILIBRIUM TARIFF, being modified only for the eventual application of efficiency gains through technological advancement.

10.6.3.  In each PERIODIC TARIFF REVISION, ARSESP shall calculate the TECHNICAL EFFICIENCY gain achieved by SABESP, which shall correspond to the positive or zero difference between the initial regulatory unit cost defined in Annex VIII – INITIAL TARIFF FORMATION, minus the gain from technological advancement accumulated over the preceding TARIFF CYCLES and the second lowest annual unit cost verified since 2025:

(i)	The gains from technological advancement shall be established at the beginning of each TARIFF CYCLE based on the MALMQUIST INDEX methodology, as detailed in item 10.8, or another equivalent method that is widely recommended in the literature on the subject and used in regulation;
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(ii)	The reference regulatory unit cost to be compared with the second lowest unit cost verified in the last TARIFF CYCLES shall correspond to the initial unit cost minus the efficiency gains from technological advancement accumulated up to the REFERENCE PERIOD. The equation below demonstrates the calculation of the reference unit cost:

$$ref.unitc._{PR0} = c.\ unit.\ initial_{2023} \times \prod_{i\ 2024 \rightarrow n}^{n} (1 - TECN.EF._{year\ i})$$

Where:

$ref.unitc._{0}$ is the reference unit cost for the Tariff Cycle, referring to the regulatory reference unit cost of PR0;

$c.\ unit.\ initial_{2023}$ is the unit cost of the INITIAL TARIFF, defined in ANNEX VIII;

$TECN.EF._{year\ i}$ is the annual percentage of productivity gain sharing from technological advancement, calculated using the MALMQUIST INDEX in the corresponding PERIODIC TARIFF REVISION;

n: is the number of years since the EFFECTIVE DATE;

i: is the corresponding year from 2024 to the PR_0 reference date;

(iii)	The definition of the second lowest verified annual unit cost shall observe the costs verified since 2025 after applying qualitative disallowances, the criteria of which are described in item 10.7;
(iv)	For comparison purposes, the regulatory reference unit cost and the second lowest unit cost verified in the last TARIFF CYCLES must be in prices of the same reference date.

10.6.4.  For each cost purpose, the regulatory unit costs on the occasion of the PERIODIC TARIFF REVISIONS shall be equal to the initial regulatory unit cost minus the efficiency gains from technological advancement accumulated up to the REFERENCE PERIOD, monetarily updated, and minus the percentage of TECHNICAL EFFICIENCY gain sharing of the current TARIFF CYCLE, observing the rule defined in item 10.6.3 sub-item (ii).

(i)             In the 1st TARIFF CYCLE, there shall be no sharing with the USERS of the TECHNICAL EFFICIENCY gains measured by SABESP, i.e., the sharing percentage shall be zero, and the unit costs shall remain fixed at the values defined in Annex VIII – INITIAL TARIFF FORMATION, only deducting the technological productivity gains cumulatively;

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(ii)           In the 2nd TARIFF CYCLE, the sharing with the USERS shall be 50% of the TECHNICAL EFFICIENCY gains, calculated according to item 10.6.3;

(iii)          In the 3rd TARIFF CYCLE, the sharing with the USERS shall be 75% of the TECHNICAL EFFICIENCY gains, calculated according to item 10.6.3;

(iv)          As of the 4th TARIFF CYCLE, the sharing with the USERS shall be 90% of the TECHNICAL EFFICIENCY gains, calculated according to item 10.6.3;

(v)           Exceptionally, in the event that Regulatory Accounting is not implemented by the date provided in Chapter 188, the sharing criterion for TECHNICAL EFFICIENCY gains shall be 75% as of the 2nd TARIFF CYCLE, maintaining this percentage until the beginning of the 4th TARIFF CYCLE;

(vi)          For the purpose of calculating the verified operating costs, SABESP’s accounting values shall be considered after qualitative cost disallowances, according to the guidelines defined in item 10.7 of this ANNEX.

10.6.5.  In the 1st TARIFF CYCLE, the unit operating costs for serving USERS in rural areas shall be those defined in Annex VIII – INITIAL TARIFF FORMATION, and, as of the 2nd TARIFF CYCLE, ARSESP shall define the specific methodology to determine such cost.

10.6.6.   Exceptionally and only as of the 2nd TARIFF CYCLE, the sharing criteria for electricity operating costs may be altered based on a study conducted by ARSESP. This study shall seek, through analysis of SABESP’s own information, to identify the specific efficient consumption levels (KWh/m3) by type of service and municipality, which shall be valued at a market reference price in R$/KWh, thereby aiming to encourage operational efficiency and the optimization of the energy source (own generation or purchase on the free or regulated market).

(i)	The change shall be preceded by a public consultation, in accordance with ARSESP regulations;
(ii)	Once the study is implemented, the revenues from the sale of energy on the market shall be included as ADDITIONAL REVENUES.
10.7.	Disallowance of operating costs

10.7.1.  The operating expenses listed below shall not be considered in the calculation of the EQUILIBRIUM TARIFF and, therefore, shall be disallowed from the calculation of the regulatory unit reference cost:

(i)             provision, contingencies, and actuarial liabilities accounts, as they do not represent expenses involving actual cash outflows;

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(ii)           expenses resulting from noncompliance with rules and laws, such as indemnities and judicial penalties, or environmental compensations resulting from actions under SABESP’s control and management, to the extent that such expenses would not be imposed in the event of compliance with applicable law;

(iii)	expenses related to the payment of bonuses to the executive board;

(iv)          unnecessary or non-service-related expenses not linked to ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES, or revenues from ASSOCIATED PROJECTS, such as sponsorships, fines, interest, and donations;

(v)           expenses related to damages to third parties or the environment resulting from actions under SABESP’s control and management; and

(vi)          expenses related to Voluntary Dismissal Programs (VDP), as these are decisions made by SABESP which result in cost reductions in the medium and long term.

10.7.2.  Expenses related to the provision of the SERVICES shall be covered by USER TARIFFS, under the terms of this ANNEX, especially the following:

(vii)         personnel expenses, including profit sharing, except those mentioned in item 10.5.1 under the current variable compensation policy approved by SABESP;

(i)             expenses related to the provision of SUPPLEMENTAL ACTIVITIES that are part of the activities whose revenues shall be reverted to tariff affordability.

10.7.3.   The accounting items to be disallowed as well as the guidelines for qualitative disallowances shall be defined by ARSESP, under the criteria outlined in this ANNEX, through a specific Resolution, including in case it is necessary to include different concepts from those provided herein.

10.8.	X Factor

10.8.1.   Since the 1st TARIFF CYCLE, productivity gains resulting from technological advancement — that is, the incorporation of more advanced technologies by the sanitation sector as a whole — shall be considered in the regulatory operating costs.

10.8.2.  5.2.15.3.1The calculation of technological efficiency gains shall consider the application of the MALMQUIST INDEX over a sample of SERVICE providers comparable to SABESP.

10.8.3.  As of the 2nd TARIFF CYCLE, the criteria for filtering the sample of providers comparable to SABESP, as well as the INPUTS and OUTPUTS to be considered in the calculation of the MALMQUIST INDEX, shall be defined by ARSESP at the time of the PERIODIC TARIFF REVISION.

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10.8.4.  The selection of INPUT and OUTPUT variables by ARSESP must be based, at least, on the criteria of (i) availability of information for each provider in the selected sample; (ii) quality of such information; and (iii) relevance of each variable in explaining the technological efficiency gain in the sector.

10.8.5.  If it is observed that there are no providers comparable to SABESP at least in terms of size (number of connections or units) and regional scope of the SERVICES, the methodology defined in ARSESP’s REGULATION shall be adopted for the calculation of the X FACTOR.

10.8.6.  The value of productivity gains resulting from technological advancement measured by the MALMQUIST INDEX methodology, to be applied to the regulatory unit costs:

(i)	must be calculated at each PERIODIC TARIFF REVISION, established the TARIFF CYCLE, and applied annually during the annual ADJUSTMENTS;
(ii)	is limited to 2% per year;
(iii)	must be applied cumulatively on the regulatory unit reference cost.
11.	Chapter 11 - Methodology for the calculation of Other Operating Expenses

11.1.     In addition to the operating costs already addressed, there are other indirect expenses that shall be passed on to the TARIFFS. Examples of other operating expenses include:

(i)	transfers to research, development, and innovation programs (known as RDI);
(ii)	expenses for payment for the use of water resources;
(iii)	payment of consideration for Public-Private Partnership (PPP) contracts and for asset lease agreements in effect at the EFFECTIVE DATE;
(iv)	costs for hiring the VALUATION COMPANY and INDEPENDENT VERIFIER;
(v)	expenses associated with the survey of rural area data and the updating of information on informal urban settlements, under Clause 9, item (lll) of the CONTRACT;
(vi)	expenses related to the creation and maintenance of the electronic system for ARSESP access to data on LINKED ASSETS, INVESTMENTS, and operational characteristics of the SERVICES, including information on the geolocation of infrastructure, on the INDICATORS AND TARGETS FOR COVERAGE AND LOSSES, and on real-time operating conditions, in addition to real-time access to updated information on the forecasted restoration of interrupted or suspended SERVICES, as provided for in Clause 9, item (dd) of the CONTRACT;
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(vii)	costs with contracting of insurance and guarantees, under Clauses 10 and 11 of the CONTRACT;
(viii)	transfers made by the provider to MUNICIPAL basic sanitation FUNDS.

11.2.     In determining the other operating expenses addressed in this chapter, the components related to municipalities that did not join or that withdrew from URAE-1 must be segregated, so that only the expenses of the municipalities listed in Annex I are considered.

11.3.     The division of operating expenses, in cases of infrastructure sharing with municipalities not part of URAE-1, shall follow the rules outlined in ARSESP’s resolution.

11.4.	On the Research, Development, and Innovation Program (RDI):

11.4.1.     Throughout the 1st and 2nd TARIFF CYCLES, the percentage allocated to research, development, and innovation (“RDI”) shall remain at 0.05%, as established by ARSESP Resolution 920 of November 22, 2019, to be applied to SABESP’s direct RR, such that the resulting amount shall be included in the calculation of the EQUILIBRIUM TARIFF.

11.4.2.   As of the 3rd TARIFF CYCLE, ARSESP may review the allocation percentage and the oversight of the use of the funds and programs.

11.4.3.   The rules governing the allocation, use, control, and recognition of these funds must comply with ARSESP Resolution 920 of November 22, 2019, or any other that may replace it.

11.5.	Payment of fees for the use of water resources:

11.5.1.   The amount actually spent by SABESP on payment of fees for the use of water resource during the REFERENCE PERIOD shall be included in the calculation of RR and shall be recognized as a non-manageable expense.

11.5.2.   Throughout the 1st and 2nd TARIFF CYCLES, the pass-through of this payment shall be made annually based on the REFERENCE PERIOD, at the time of the TARIFF ADJUSTMENT and the 1st TARIFF REVISION, according to subitem “h” of item 5.2.5.

11.5.3.   As of the 3rd TARIFF CYCLE, the amount recognized in the TARIFF shall be equivalent to that observed in the REFERENCE PERIOD of the TARIFF REVISIONS.

11.6.	PPP consideration payments and asset lease agreements:

11.6.1.   The amount actually spent by SABESP on the payment of these considerations during the REFERENCE PERIOD shall be included in the calculation of RR and recognized as a non-manageable expense.

11.6.2.   The TARIFFS shall include consideration payments related to contracts in force as of the EFFECTIVE DATE through their contractual term. During the 1st and 2nd TARIFF CYCLES, the pass-through of these payments shall occur annually in the years of the TARIFF ADJUSTMENT and the 1st TARIFF REVISION, according to subitem “h” of item 5.2.5.

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11.7.     Expenses related to (i) hiring the VALUATION COMPANY and the INDEPENDENT VERIFIER; (ii) conducting rural surveys and updating information on informal urban settlements; (iii) creating and maintaining the electronic information system for data related to LINKED ASSETS, INVESTMENTS, and SERVICE operational characteristics; and (iv) insurance and guarantee contracting.

11.7.1.   These expenses incurred by SABESP during the REFERENCE PERIOD shall be fully passed through to the TARIFFS and recognized as non-manageable expenses, provided their prudence is approved by ARSESP, except for the deduction provided in item 6.2.3 for hiring the VALUATION COMPANY and the INDEPENDENT VERIFIER.

11.7.2.   During the 1st and 2nd TARIFF CYCLES, the pass-through of these expenses shall be annual, based on the REFERENCE PERIOD, at the time of the TARIFF ADJUSTMENT and the 1st TARIFF REVISION, according to subitem “i” of item 5.2.5.

11.7.3.   As of the 3rd TARIFF CYCLE, the amount recognized in the TARIFF shall be equivalent to that observed in the REFERENCE PERIOD of the TARIFF REVISIONS.

11.8.	Transfers to MUNICIPAL FUNDS:

11.8.1.     For the purposes of calculating TARIFF REVENUE in the ANNUAL ADJUSTMENTS of the 1st and 2nd TARIFF CYCLES and in the REVISIONS, the annual transfer to the MUNICIPAL FUNDS shall be considered according to the criteria defined in ANNEX II – TECHNICAL ANNEXES, even if they have not been approved by ARSESP under Chapter 3 of ARSESP Resolution 870 of May 13, 2019, or another that may amend or replace it.

11.8.1.1.	SABESP must deduct and withhold, from the amount to be transferred to the MUNICIPAL FUNDS, the amounts related to any outstanding debts of the municipal government’s direct administration bodies, foundations, and autonomous agencies for water and/or sewage bills, as defined in the MUNICIPAL TECHNICAL ANNEXES of ANNEX II.
11.8.1.2.	For the purposes of item 11.8.1.1, SABESP shall determine the existence of outstanding debts and notify the MUNICIPALITY(IES) of the amount due and to be withheld, at least 30 (thirty) days before the transfer to the MUNICIPAL FUND.
11.8.1.3.	The direct administration bodies, foundations, and autonomous agencies of the MUNICIPALITY may dispute the withholding referred to in item 11.8.1.1 within 15 (fifteen) days of receiving the notice referred to in item 11.8.1.2. SABESP must rule on the dispute within 15 (fifteen) days of receipt. If the dispute is denied by SABESP, an appeal may be filed with ARSESP within 15 (fifteen) days of the notification of denial, and ARSESP shall make a final administrative decision on the matter.
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11.8.1.4.	SABESP shall transfer the remaining amount to the respective MUNICIPAL FUNDS within 30 (thirty) days of proof of payment of the overdue bills and/or installment agreements by the MUNICIPALITY or approval of the dispute or appeal referred to in item 11.8.1.3, duly adjusted by the CDI (Interbank Deposit Certificate) for the retention period.
11.8.1.5.	Until the bills are definitively paid, late payment charges shall accrue in accordance with ARSESP regulations and/or specific agreements with the municipal direct administration bodies, foundations, and autonomous agencies.

11.8.2.   The portion related to transfers to MUNICIPAL FUNDS that have not been approved by ARSESP by the EFFECTIVE DATE shall be considered a credit in favor of USERS, to be accounted for under the rules outlined in Appendix I of this ANNEX. No transfers to the MUNICIPALITY shall be made while its MUNICIPAL FUND is not approved by ARSESP, and retroactive transfers are not allowed.

11.8.3.   The provisions of item 11.8.2 shall remain in effect until the respective MUNICIPAL FUND is approved by ARSESP. Transfers to the FMSB shall only be made from that date onward, with no compensation allowed using amounts recorded in LINKED ACCOUNT 1 as described above.

11.8.4.   In the 1st TARIFF CYCLE, the anticipated amount transferred in 2024 for municipalities that received an ADVANCE shall be deducted, according to the rules of ANNEX II – TECHNICAL ANNEXES.

11.8.5.   During the 1st and 2nd TARIFF CYCLES, the pass-through of MUNICIPAL FUNDS to the TARIFFS shall be annual based on the REFERENCE PERIOD, at the time of the TARIFF ADJUSTMENT and the 1st TARIFF REVISION, according to subitem “g” of item 5.2.5.

11.8.6.   As of the 3rd TARIFF CYCLE, the amount recognized in the TARIFF for each cycle shall be equivalent to that observed in the REFERENCE PERIOD of the TARIFF REVISIONS.

11.9.     The REGULATORY AND OVERSIGHT FEE shall not be included in the calculation of RR and shall be applied directly to SABESP based on the USER’s invoice.

11.10.  The taxes related to the Social Integration Program (PIS) and the Contribution for the Financing of Social Security (COFINS) shall not be included in the calculation of TARIFF REVENUE and shall be applied directly to the tariff tables published annually by ARSESP. The effective rate shall be determined in each tariff revision.

11.11.  Expenses with the payment of the Urban Real Estate Tax (IPTU) or the Rural Property Tax (ITR), eventually incurred by SABESP, and not already paid by SABESP as of the EFFECTIVE DATE of the CONTRACT, for operational facilities or areas of common interest, including changes in tax classification by municipal legislation after the EFFECTIVE DATE of the CONTRACT, shall be recognized as non-controllable expenses and included in the calculation of RR in the ANNUAL ADJUSTMENTS of the 1st and 2nd TARIFF CYCLES and in the TARIFF REVISIONS.

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12.	Chapter 12 - Methodology for Firm Demand
12.1.	In the ANNUAL TARIFF ADJUSTMENTS of the 1st TARIFF CYCLE, between 2025 and 2029, the tariff recognition of discounts granted by SABESP in contracts with large USERS existing as of the EFFECTIVE DATE is established, provided the following requirements are met:

(i)               The contracts with large users are in effect as of the EFFECTIVE DATE and were signed by December 31, 2022;

(ii)              Each connection has a monthly average consumption, over a one-year period, of at least 500 m3 of water or sewage, or 1,000 m3 of both services combined;

(iii)             The discounted tariff is equal to or greater than twice the average EQUILIBRIUM TARIFF approved by ARSESP in the ANNUAL ADJUSTMENTS;

(iv)             SABESP proves, by March 31, 2025, that the total or partial elimination of the discount granted to each contract would result in harm to other USERS due to a reduction in the market, and that the beneficiary has access to alternative water supply sources and/or proper sewage treatment in the event of termination of the firm demand contract.

12.2.     In the 1st TARIFF CYCLE, the annual tariff recognition mentioned in item 12.1 shall be capped at R$ 300 million per year, based on February 2024 prices.

12.2.1.   ARSESP may define a lower amount to be recognized in the TARIFF REVENUE, based on the supporting studies that SABESP presents to the Agency in accordance with the criteria listed in item 12.1.

12.2.2.   ARSESP shall have until June 31, 2025, to evaluate the advantage studies of existing contracts and inform SABESP of its conclusion. In case of pending information or noncompliance with the criteria established in this ANNEX, SABESP shall have until August 31, 2025, to adjust its study.

12.2.3.   The maximum limit for recognizing the discount granted to large users in the tariff shall be monetarily adjusted by the IPCA from the ADJUSTMENT base date or any other index that may replace it.

12.3.     ARSESP shall establish the criteria for tariff recognition of discounts granted to large users in amendment to ARSESP Deliberation 1,150 of April 08, 2021, within 360 days from the EFFECTIVE DATE.

12.3.1.   New contracts entered into after the EFFECTIVE DATE must comply with the criteria defined by ARSESP through a resolution to be published by July 31, 2025, in order for the discounts granted to be recognized in the TARIFFS.

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12.3.2.   Discounts to LARGE USERS under COMMERCIAL PROGRAMS entered into between the EFFECTIVE DATE and July 2025 must comply with the rules of ARSESP Resolution 1,150 of April 08, 2021.

12.4.     For the purpose of calculating the TAI in the ANNUAL ADJUSTMENTS of the 1st and 2nd TARIFF CYCLES and in the PERIODIC TARIFF REVISIONS, the Tariff Revenue verified in the REFERENCE PERIOD must price the consumption histograms with the average applicable tariffs already reflecting the discounts applied, provided they refer to COMMERCIAL PROGRAMS approved by ARSESP.

13.	Chapter 13 – Regulatory Treatment for Renovations and Cancellations

13.1.     ADJUSTMENTS AND CANCELLATIONS shall not be included in the RR as an expense. Their amount shall be considered in the observed base Tariff Revenue in the REFERENCE PERIOD (RT0), which shall be the product of the tariff table in effect that year and the REFERENCE MARKET considering the volumes recorded in the histogram generated from the original billing adjusted for the adjustments and cancellations.

13.2.     ADJUSTMENTS AND CANCELLATIONS shall implicitly be included in the TAI calculation provided that:

13.2.1.   the reasons for adjusting or canceling a bill are those defined in ARSESP Resolution 106 of November 13, 2009, or another that may replace it, which include (i) high consumption due to leakage or without apparent cause; (ii) registration changes; (iii) cancellation of debts; and (iv) consumption charged based on an average;

13.2.2.   they are incorporated into the consumption histograms within 90 days for the purpose of calculating the TAI in the ANNUAL ADJUSTMENTS of the first two TARIFF CYCLES, in the REVISIONS, and in the LINKED ACCOUNTS;

13.2.3.   SABESP’s commercial system allows for traceability and auditing of processed adjustments and cancellations for ARSESP’s assessment.

14.	Chapter 14 - Methodology for the calculation of UNRECOVERABLE REVENUES

14.1.     UNRECOVERABLE REVENUES represent a portion of SABESP’s billed revenue that, after all commercial and legal collection efforts, was not recovered. It is therefore not a case of temporary default, but a permanent situation due to the USER's financial inability or SABESP’s lack of coercive capacity, and only the portion related to structural default should be recognized in the TARIFF.

14.2.	ARSESP shall encourage and promote the pursuit of efficiency in billing and collection.

14.3.     In the 1st TARIFF CYCLE, the regulatory target for UNRECOVERABLE REVENUES shall be defined according to the criteria described in Annex VIII – INITIAL TARIFF FORMATION. This regulatory target shall remain fixed during the ADJUSTMENTS on the occasion of the RAB UPDATE and the market over the 1st TARIFF CYCLE and shall be applied to the TARIFF REVENUE.

14.4.	In the ADJUSTMENTS of the 2nd TARIFF CYCLE, on the occasion of the RAB and market UPDATE, the percentage of UNRECOVERABLE REVENUES in relation to the REQUIRED REVENUE defined in the 1st PERIODIC TARIFF REVISION shall apply.

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14.5.     As of the 2nd TARIFF CYCLE, ARSESP shall use the AGING METHODOLOGY OR DEBT AGING CURVE to determine the UNRECOVERABLE REVENUES to be compensated through the TARIFFS.

14.5.1.                   The regulatory target for UNRECOVERABLE REVENUES shall be determined based on the historical behavior of SABESP's verified bill payment flow over a 60-month period counted up to December of PR0, referring to the stabilization point of the monthly non-receipt index curve.

14.5.2.                   Through a resolution, ARSESP shall assess the segregation of the calculation of UNRECOVERABLE REVENUES by consumption class, to encompass the composition of the served market, under the AGING methodology rules defined in item 14.5. In the case of the rural category, ARSESP shall define a default calculation methodology that reflects the characteristics of this particular consumption category.

14.5.3.                   The total regulatory target defined in each PERIODIC TARIFF REVISION shall remain fixed throughout the corresponding TARIFF CYCLE, and in its calculation, ARSESP shall observe the best regulatory practices adopted in regulated network industries, both local and international, especially in basic sanitation and electricity sectors.

15.       Chapter 15 - Chapter 15 – Methodology for the calculation of ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES, Revenues from ASSOCIATED PROJECTS, K FACTOR, and Tax Credits

15.1.     SABESP is hereby authorized to explore the following SUPPLEMENTAL ACTIVITIES, in addition to those provided for in ARSESP Resolution 790 of April 26, 2018, or any that may replace it, always remunerated by OTHER PRICES:

(i)	Inspections and certificates;

(ii)              Septic tank cleaning and maintenance of individual systems on private rural properties;

(iii)             Additional charge to USERS that produce non-domestic sewage due to the pollutant load (K FACTOR).

15.1.1.   In addition to the activities provided for in this CONTRACT, ARSESP may include new SUPPLEMENTAL ACTIVITIES according to their essential nature and relation to the main activity, provided that ARSESP Resolution 1,107 of December 29, 2020, or another normative act that may amend or replace it is observed, always ensuring the preservation of the list in item 15.1 and the CONTRACT’s risk allocation is respected.

15.1.2.   The exploration of SUPPLEMENTAL ACTIVITIES other than those listed in this ANNEX or defined by ARSESP in REGULATION must be previously approved by the Agency.

15.2.     The OTHER PRICES shall be defined and updated under the terms of ARSESP Resolution 790 of April 26, 2018, and its amendments and shall be adjusted under the terms of the CONTRACT’s ADJUSTMENT rule.

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15.2.1.   The revision of the OTHER PRICES defined in the CONTRACT shall occur if it is shown that the prices indicated in ARSESP resolutions do not reflect the cost of efficient provision. In this case, ARSESP, on its own or at the request of SABESP, may redefine the prices of these activities based on a cost study.

15.3.     SABESP is hereby authorized to explore the activities of ASSOCIATED PROJECTS and the following ANCILLARY ACTIVITIES, remunerated by ADDITIONAL REVENUES:

(i)               Treatment of effluents from tanker trucks (landfill leachate, septic tanks, and non-domestic sewage);

(ii)              Sale of used water meters and/or their by-products, provided they have been replaced and there is no impact on the continuity of SERVICE provision;

(iii)             Advertising via physical and digital water and sewage bills (including insert distribution);

(iv)	Advertising on digital tools, such as apps and website;
(v)	Sale of reuse water;

(vi)             Sale of sludge by-products from the treatment processes for fertilizer production;

(vii)	Production and sale of Biogas, Biomethane, and other sewage by-products;
(viii)	Sale of energy;
(ix)	Infrastructure sharing;
(x)	Carbon credit trading;
(xi)	Installation of qualified cogeneration;
(xii)	Execution and maintenance of rainwater drainage works; and
(xiii)	Charging of urban solid waste handling fee – TMRSU.
15.4.	SABESP may engage in ANCILLARY ACTIVITIES or ASSOCIATED PROJECTS,

either directly or indirectly, and may establish a wholly-owned subsidiary for this purpose.

15.5.     SABESP may engage in other ANCILLARY ACTIVITIES not mentioned in item 15.3 above, compensated by ADDITIONAL REVENUES, provided that such engagement:

(i)	does not compromise the quality standards of the SERVICES;
(ii)	does not hinder the normal provision of the SERVICES; and

(iii)             is not incompatible with the purpose of the CONTRACT, in accordance with applicable legislation, including the laws governing SABESP’s activities and services.

15.6.     ARSESP may deny authorization for the exploitation of a specific ANCILLARY ACTIVITY or ASSOCIATED PROJECT, or order the cessation of an ongoing exploitation, through a reasoned decision, when it is not in compliance with the requirements set forth in applicable legislation or this CONTRACT.

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15.7.     The methodology for calculating the revenue-sharing from SUPPLEMENTAL ACTIVITIES, ANCILLARY ACTIVITIES, ASSOCIATED PROJECTS, and the K FACTOR for the 1st TARIFF CYCLE shall be the one defined in ANNEX VIII – INITIAL TARIFF FORMATION. In the ANNUAL ADJUSTMENTS of the 1st CYCLE, at the time of the RAB and MARKET UPDATE, this sharing:

15.7.1.   shall remain fixed and equal to the historical average of revenues earned by SABESP in the case of ADDITIONAL REVENUES. Any excess revenue effectively earned by SABESP during the 1st CYCLE shall be entirely retained by the company. Any shortfall shall be entirely absorbed by SABESP; and

15.7.2.   shall equal the net revenue (after taxes and duties) collected by SABESP from SUPPLEMENTAL ACTIVITIES in the REFERENCE PERIOD, and shall be fully passed on to tariff affordability;

15.7.3.   shall equal the revenue invoiced through the application of the K FACTOR during the REFERENCE PERIOD, and shall be fully passed on to tariff affordability;

15.7.4.   Revenues obtained by SABESP from fines and late payment interest shall not be subject to revenue sharing.

15.8.	In the 2nd TARIFF CYCLE, ARSESP shall consider:

(i)               the full pass-through to tariff affordability of net revenues (after taxes and duties) from SUPPLEMENTAL ACTIVITIES. If these activities incur additional costs, as demonstrated by Regulatory Accounting, the pass-through shall be 100% of the profit, not the net revenue, so that additional costs are not passed on to tariff affordability;

(ii)              the pass-through to tariff affordability of 50% of the profit from ANCILLARY ACTIVITIES and ASSOCIATED PROJECTS as of the 2nd TARIFF CYCLE, considering any additional costs incurred in executing these activities. These additional costs shall not be passed on to tariff affordability. ARSESP will estimate the profit from these activities based on SABESP’s historical results;

(iii)             the full pass-through to tariff affordability of net revenues (after taxes and duties) from ANCILLARY ACTIVITIES in the 2nd TARIFF CYCLE only if SABESP fails to implement Regulatory Accounting within the timeframe established in Chapter 18 of this ANNEX;

(iv)             the full pass-through to tariff affordability of revenues obtained through the application of the K FACTOR. If the treatment of non-domestic sewage from USERS subject to the increased tariff due to this Factor incurs additional costs, as demonstrated by Regulatory Accounting, the pass-through shall be 100% of the profit, not the net revenue, so that additional costs are not passed on to tariff affordability.

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15.9.	From the 3rd TARIFF CYCLE onward, ARSESP shall consider:

15.9.1.   The full pass-through to tariff affordability of net revenues (after taxes and charges) from SUPPLEMENTAL ACTIVITIES, net of any additional costs, which shall not be passed on. This pass-through shall be calculated based on the annual average of historical values recorded in the TARIFF CYCLE preceding each PERIODIC TARIFF REVISION;

15.9.2.   As a financial component in the ANNUAL ADJUSTMENTS, the difference (whether positive or negative) between the actual amount earned by SABESP from SUPPLEMENTAL REVENUES and K FACTOR REVENUES, and the average amount calculated by ARSESP in the periodic tariff review (PTR), so that the actual annual value is shared with USERS;

15.9.3.   The maintenance of the revenue-sharing criteria for ADDITIONAL REVENUES and ASSOCIATED PROJECTS defined for the 2nd TARIFF CYCLE;

15.9.4.   The possibility of reducing the pass-through of 100% of the profit from the application of the K FACTOR.

15.10.  ARSESP shall regulate the approval/consent process for contracts executed with related parties, whose outcomes qualify as part of the ADDITIONAL REVENUES from ANCILLARY ACTIVITIES, in accordance with the criteria defined in item 19 of this ANNEX.

15.11.  SABESP may submit studies to ARSESP demonstrating that the revenue-sharing percentage for ADDITIONAL REVENUES may render the exploitation unviable, in which case a lower percentage, specific to a given ANCILLARY ACTIVITY or ASSOCIATED PROJECT, may be defined by mutual agreement.

15.12.  ARSESP shall respond to the request outlined in item 15.11 within 30 (thirty) days of receipt, sending a copy of its response to URAE-1.

15.13.	The exploitation of COMPLEMENTARY ACTIVITIES and ANCILLARY ACTIVITIES by SABESP shall also comply with the condition that any contracts entered into by SABESP for such purposes, as referred to in item 15.3, shall not exceed the term of this CONTRACT, unless expressly authorized by ARSESP. SABESP shall take all necessary measures to return the areas and infrastructure involved, free and clear of any assets or rights, including without any residual value, taxes, charges, liabilities, encumbrances, or burdens of any kind to URAE-1, ARSESP, the STATE, or the MUNICIPALITIES.

15.14.  The amount of K FACTOR revenue shared during the ANNUAL ADJUSTMENTS of the 1st TARIFF CYCLE, at the time of the RAB and MARKET UPDATE shall equal the revenue collected through application of that Factor in the REFERENCE PERIOD, and shall be fully passed on to tariff affordability.

15.15.  Any tax credits effectively obtained by SABESP, resulting from subsidies granted with FAUSP funds under Federal Law 14,789/2023, or any legislation that may replace it, shall be shared with USERS in the proportion of 90%.

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15.16.  For the purposes of the revenue-sharing mentioned in item 15.15, SABESP shall inform ARSESP by September 30 of the year in which the ADJUSTMENT or PERIODIC TARIFF REVISION is processed of the total tax credits effectively obtained since the date of the previous ADJUSTMENT or PERIODIC TARIFF REVISION.

15.17.  The value of the tax credits, for revenue-sharing purposes, shall be adjusted for inflation using the IPCA index up to the base date of each ADJUSTMENT or PERIODIC TARIFF REVISION.

16.       Chapter 16 - Methodology for the calculation of the quality incentive factor (Q FACTOR)

16.1.     Provided that the sum of the Q FACTOR and the U FACTOR is less than zero, the Q Factor shall be applied annually as either a reduction or an increase to the Tariff Adjustment Index in ADJUSTMENT processes and to the Tariff Repositioning Index in PERIODIC TARIFF REVISION processes, with a positive or negative limit of 2%, in accordance with the provisions of Annex VII.

16.2.     The Q Factor determined for the REFERENCE PERIOD must have its effect excluded from the subsequent tariff process, whether it be an adjustment or a periodic revision, and shall therefore not be subject to accumulation or perpetuity.

16.3.     The formula for calculating the Q FACTOR, the indicators that comprise it, and their respective weights shall be defined in Annex VII – U FACTOR, Q FACTOR, AND QUALITY INDICATORS.

16.4.     At each PERIODIC TARIFF REVISION, ARSESP shall publish the target menu applicable to the indicators for the subsequent TARIFF CYCLE, as well as the rules and deadlines for SABESP to select its targets.

16.5.     The data for calculating the Q Factor must be submitted by SABESP to ARSESP by May 31 of the year in which the tariff process for ADJUSTMENT or PERIODIC TARIFF REVISION takes place.

16.6.	ARSESP shall:

(i)               be responsible for calculating the Q Factor for each ADJUSTMENT and PERIODIC TARIFF REVISION, starting from the 1st TARIFF CYCLE;

(ii)              assess the data submitted by SABESP by September 30 of the year in which the ADJUSTMENT or PERIODIC TARIFF REVISION is processed.

17.	Chapter 17 - Methodology for the calculation of the universalization factor (U FACTOR)

17.1.     In the event of noncompliance with the coverage targets, as established in ANNEX VII, Factor U shall be applied annually as a reducing factor to the Tariff Adjustment Index in ADJUSTMENT processes and to the Tariff Repositioning Index in PERIODIC TARIFF REVISION processes.

17.2.     The U Factor determined for the REFERENCE PERIOD must have its effect excluded from the subsequent tariff process, whether it be an adjustment or a periodic revision, and shall therefore not be subject to accumulation or perpetuity.

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17.3.     The formula for calculating the FACTOR and the indicators that comprise it shall be defined in Annex VII – U FACTOR, Q FACTOR, AND QUALITY INDICATORS.

17.4.     The data used to calculate the U Factor, specifically those related to the coverage index determined for the REFERENCE PERIOD, with a cut-off date of December 31, must be submitted by SABESP to ARSESP by May 31 of the following year, as part of the tariff ADJUSTMENT or PERIODIC TARIFF REVISION process. 17.5.

17.5.	ARSESP shall:

(i)               be responsible for calculating the U Factor in each ADJUSTMENT and PERIODIC TARIFF REVISION process, starting from the 1st TARIFF CYCLE, based on information provided by the INDEPENDENT VERIFIER;

(ii)              assess the data submitted by SABESP by September 30 of the year in which the ADJUSTMENT or PERIODIC TARIFF REVISION is processed.

18.	Chapter 18 - Regulatory Accounting

18.1.     SABESP shall implement the Regulatory Accounting defined by ARSESP in ARSESP Resolution 1,137 of March 04, 2021, by December 31, 2026. Otherwise:

18.1.1.   The penalties provided in ANNEX III – INFRACTIONS AND PENALTIES shall apply; and

18.1.2.     Starting from the 2nd TARIFF CYCLE: (i) the sharing percentage for TECHNICAL EFFICIENCY gains, as defined in item 10 of this ANNEX, shall be 75%; and

(ii) the percentage of revenue from ANCILLARY ACTIVITIES shared with USERS shall be 100%, net of charges and taxes.

18.2.     After the 1st TARIFF CYCLE, ARSESP shall assess the need to update the Regulatory Accounting Manual. For purposes of monitoring and oversight of the provision of SERVICES, SUPPLEMENTAL ACTIVITIES, ANCILLARY

ACTIVITIES, ASSOCIATED PROJECTS, and contracts between RELATED PARTIES, the Manual must include at least:

(i)               Disaggregation of information related to shared costs between SABESP and its subsidiaries;

(ii)              Specification of additional costs, revenues, and assets related to SUPPLEMENTAL ACTIVITIES, ANCILLARY ACTIVITIES, and ASSOCIATED PROJECTS;

(iii)             Separation of accounting entries by cost centers, especially for shared services;

(iv)             Distinction between LINKED ASSETS to the concession—reversible and non-reversible—and NON-LINKED ASSETS.

18.3.     Whenever ARSESP revises the Regulatory Accounting Manual and changes or replaces ARSESP Resolution 1,137 of March 04, 2021, SABESP shall have a maximum of two years to implement the modifications. In case of noncompliance with this deadline, the penalties provided for in item 18.1 and in ANNEX III – INFRACTIONS AND PENALTIES shall apply as of the TARIFF CYCLE following the publication of the new Resolution by ARSESP.

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19.	Chapter 19 - Related Pary Transaction

19.1.     Within two months of the EFFECTIVE DATE, SABESP must maintain, develop, publish, and implement a Related Party Transactions Plan or policy, in accordance with the best practices recommended in the Brazilian Corporate Governance Code – Publicly-Held Companies, issued by the Interagency Working Group coordinated by the Brazilian Institute of Corporate Governance, as well as the provisions of the Novo Mercado Regulations, the Brazilian Corporation Law, and applicable CVM regulations, or any future replacement references.

19.2.     The Related Party Transactions Plan must be submitted to ARSESP for information, including any amendments.

19.3.     The Related Party Transactions Plan must include, at least, the following elements, without prejudice to other elements SABESP may consider necessary:

(i)               Criteria to be observed in transactions between SABESP and its RELATED PARTIES, requiring fair conditions aligned with market practice, equivalent to those that would be obtained in an independent negotiation with an unrelated party;

(ii)              Procedures to identify individual situations that may create conflicts of interest, and to prevent voting by SABESP shareholders or managers in such cases;

(iii)             Procedures and persons responsible for identifying RELATED PARTIES and classifying operations as Related Party transactions;

(iv)             Specification of the approval authorities for transactions with RELATED PARTIES, based on the value involved or other materiality criteria;

(v)              Requirement to conduct competitive bidding processes, as approved by SABESP management, for contracting works and SERVICES with RELATED PARTIES, without prejudice to provisions in the plan allowing RELATED PARTIES preference if they match the best terms obtained in the process;

(vi)             Prohibition of advance payments in contracts with RELATED PARTIES, except for mobilization cost advances customary in similar market contracts; and

(vii)            Obligation for SABESP’s management to formalize, in a written document filed at SABESP, the justification for selecting a RELATED PARTY over market alternatives.

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19.3.1.   The Related Party Transactions Plan must be updated by SABESP whenever necessary, in line with evolving best practices referred to in item 16.3 and the need to include or amend specific provisions that enhance transparency and fairness in such RELATED PARTY transactions.

19.3.2.   The related party transaction plan must require SABESP to disclose, on its website and subject to applicable monetary thresholds defined in law or regulation, the following information about any related party contract:

(i)	General information about the RELATED PARTY contracted;
(ii)	Purpose of the contract;
(iii)	Duration of the contract;

(iv)          General payment and price adjustment conditions;

(v)           Description of the negotiation process with the RELATED PARTY and the decision to enter into the transaction; and

(vi)          Justification for contracting with the RELATED PARTY instead of market alternatives.

19.3.3.   This disclosure must take place in accordance with current regulations, prior to the commencement of the activities under contract with the RELATED PARTY.

19.3.4.   In addition to the provisions of item 19.3.3, SABESP must send ARSESP a copy of all contracts entered into with RELATED PARTIES within the same timeframe.

19.3.5.	Unless previously approved by ARSESP, SABESP is prohibited from:

Providing guarantees such as surety, endorsement, or any other form of collateral to its shareholders, RELATED PARTIES, or third parties.

19.3.6.   SABESP may receive funds from RELATED PARTIES via loan agreements, provided that repayment of such loans is subordinated to the payment of any amounts due to URAE-1, ARSESP, the STATE, and MUNICIPALITIES—including regulatory fees due to ARSESP—under the CONTRACT and subject to the conditions described in item 19.3.2 applicable to RELATED PARTY contracts, as established in the Related Party Transactions Plan.

19.3.7.   SABESP must submit contracts with RELATED PARTIES to ARSESP for prior approval, under procedures to be defined in specific regulations, with the aim of verifying market price compatibility while preserving the confidentiality of strategic and/or sensitive information.

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ANNEX VI

PERFORMANCE GUIDELINES FOR THE VALUATION COMPANY
AND INDEPENDENT VERIFIER

ANNEX VII

U FACTOR, Q FACTOR, AND QUALITY INDICATORS

Clause 1. Preamble and purpose

1.1.	This Annex VII – U FACTOR, Q FACTOR AND QUALITY INDICATORS

(“ANNEX”) establishes (i) the regulatory mechanisms applicable in cases of non-compliance with the UNIVERSALIZATION GOALS and (ii) the incentive mechanisms for the provision of quality SERVICES that must be followed by SABESP throughout the term of the CONTRACT.

1.2.	The ANNEX will be structured into the following categories:
(i)	Definitions;

(ii)                 Regulatory mechanisms in case of non-compliance with UNIVERSALIZATION GOALS;

(iii)	Methodology for calculating the UNIVERSALIZATION FACTOR (U FACTOR); and

(iv)               Methodology for calculating the QUALITY INCENTIVE FACTOR (Q FACTOR).

1.3.	This ANNEX will be binding on the PARTIES and ARSESP.

1.4.                             Capitalized terms will have the definitions contained in Clause 1 of the CONTRACT (Title II – Definitions – Chapter 1 – Glossary), or, when they are not defined in the CONTRACT, will have the definitions established in this ANNEX.

Clause 2. Definitions

2.1.	For the purposes of this ANNEX, the following definitions apply:

(i)                   UNIVERSALIZATION FACTOR (U FACTOR): index applied yearly in INCREASE or REVISION processes that may reduce the Tariff Adjustment Index (“IRT”) provided for in Annex V – REGULATORY MODEL in the event of non-compliance with the UNIVERSALIZATION GOALS;

(ii)                 QUALITY INCENTIVE FACTOR (Q FACTOR): index applied annually in the ADJUSTMENT or TARIFF REVISION processes with the potential to reduce or increase the IRT, under the terms established in ANNEX V, with the objective of encouraging improvements in the provision of SERVICES through the granting of tariff increases (i.e. Q Factor > 0) when performance is superior to that stipulated in this CONTRACT or tariff reductions to SABESP (i.e. Q Factor < 0) when overall performance falls short of that stipulated. Also called GENERAL QUALITY INDEX (GQI);

(iii)               Water Supply Service Coverage Indicator (ICA): percentage of households located in the MUNICIPALITY covered by the water supply service in relation to the total number of residential homes;

(iv)               Indicator of Sewage Collection or Disposal Service Coverage in the MUNICIPALITY (ICE): percentage of residential households covered by a sewage network or septic tank for the collection of excreta or sanitary sewage in relation to the total number of residential households;

(v)                 Indicator of Sewage Treatment Service Coverage (IEC): percentage of residential households covered by a sewage network with sewage treatment or by a septic tank for the on-site collection and disposal of excreta or sanitary sewage, relative to the total number of residential households;

(vi)               QUALITY INDICATORS: indicators of product quality, service quality, commercial quality, and pavement restoration quality provided for in Clause 5 of this ANNEX;

(vii)             COVERAGE GOALS: set of water and sewage coverage goals, outlined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY;

(viii)           GOALS FOR INCREASING UNITS: a set of targets related to the increase in new residential household connections, as provided in Annex II – TECHNICAL ANNEX FOR EACH MUNICIPALITY;

(ix)               UNIVERSALIZATION GOALS: include both COVERAGE GOALS and GOALS FOR INCREASING UNITS;

(x)                 NEW RESIDENTIAL ECONOMIES: includes (a) domestic units whose physical incorporation into the water supply, collection or sewage treatment systems occurred after December 31, 2023, with those that were previously removed and subsequently reconnected not being considered new units; or (b) domestic units that, before December 31, 2023, had sewage collection service and were connected to the treatment system after that date. Rule (b) applies only to savings goals associated with sewage treatment service;

(xi)               ADAPTATION PLAN: plan to be prepared and implemented by SABESP after verifying non-compliance with any of the UNIVERSALIZATION GOALS, informing how the provider intends to meet the unmet goal. The minimum content of the ADAPTATION PLAN and the criteria for its acceptance will be subject to specific regulations by ARSESP.

Clause 3. Regulatory Mechanisms in case of Non-Compliance with UNIVERSALIZATION GOALS

3.1.                             Compliance with the SERVICE UNIVERSALIZATION GOALS, as defined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY, will be assessed by observing the following indicators and scaling:

(i)                      for the years 2025 and 2026, the GOALS FOR INCREASING UNITS will be observed by territorial division of URAE-1 (formal and informal urban together with rural);

(ii)                    for the year 2027, the COVERAGE GOALS of each MUNICIPALITY will be observed without territorial division, as defined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY. These COVERAGE GOALS will be assessed using the ICA and ICE indicators; and

(iii)                  from 2028 onwards, the COVERAGE GOALS of each MUNICIPALITY will be observed by territorial division (formal urban, informal and rural). These COVERAGE

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goals will be assessed using the ICA and ICE indicators, in their urban, informal and rural variants, as defined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

3.1.1.        From 2027 onwards, compliance with the COVERAGE GOALS of the collected sewage treatment service will be assessed by the IEC indicator, without cut-off, as defined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

3.2.                             In the event of total or partial non-compliance with the CONTRACT with regard to the UNIVERSALIZATION GOALS, SABESP will be cumulatively subject, to:

(i)	application of UNIVERSALIZATION FACTOR (U FACTOR);

(ii)                                       obligation to prepare and execute an ADAPTATION PLAN, under terms to be defined by ARSESP after verifying non-compliance with any of the UNIVERSALIZATION GOALS on which the U Factor applies;

(iii)                                     declaration of termination of the CONTRACT, under its terms and under the terms of Federal Law 11,445/2007 (Art. 11-B § 7), in the event of repeated non-compliance with the annual COVERAGE GOALS, as described in Clause 3.5, preceded by due legal process, under APPLICABLE LEGISLATION and REGULATION.

3.2.1.        Without prejudice to the indicator assessment procedure provided for in Clause 43 of the CONTRACT, including the provisions of paragraphs 5 to 9, SABESP shall not be held liable, under the terms above, for failure to comply with the UNIVERSALIZATION GOALS of the service when the failure is provenly due to the omission or delay of URAE-1, the MUNICIPALITIES or the STATE in fulfilling their obligations, under the terms of Chapter 2 of the CONTRACT and other risks assumed by URAE-1, under the terms of Clause 37 of the CONTRACT. Defaults incurred by URAE-1, Municipalities and/or STATE may be considered as excluding liability to SABESP with regard to compliance with the UNIVERSALIZATION GOALS obligations, and investments not made may not be recognized in the RAB, nor will any financial losses resulting from the lack of increase in the RAB due to the non-realization of investments be considered.

3.3.                             The ADAPTATION PLAN defined in subclause 3.2 (ii) will be prepared by SABESP and submitted to ARSESP for analysis and validation, and must:

(i)                      be presented to ARSESP within 60 days after notification by ARSESP of the non-compliance with the COVERAGE GOAL;

(ii)                    be analyzed by ARSESP within 30 days and, if approved, submitted to SABESP for implementation measures. If not approved, it will be returned to SABESP for the indicated adjustments;

(iii)                  be reviewed and adjusted by SABESP, being submitted to ARSESP for the appropriate analysis within 15 days;

(iv)                  be reviewed and approved by ARSESP within 15 days after resubmission by SABESP; and

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(v)                    have its execution initiated by SABESP in the same year of its approval.

3.3.1.        The approval of the ADAPTATION PLAN by ARSESP does not exempt, in any way, SABESP from the obligation to meet all the goals related in this Annex or in ANNEX II – TECHNICAL ANNEX OF EACH MUNICIPALITY.

3.4.                             The assumptions and methodology for determining the UNIVERSALIZATION FACTOR (U FACTOR) are outlined in Clause 4 of this ANNEX.

3.5.                             The characterization of breach of contract for the purposes of possible termination of the CONTRACT, under Federal Law 11,445/2007 (Art. 11-B § 7), is subject to the hypotheses expressly described in the CONTRACT, in Annex III - INFRACTIONS AND PENALTIES and/or the occurrence of one of the following conditions:

(i)                      failure to comply with at least one of the URAE-1 COVERAGE GOALS, assessed using the ICA, ICE and IEC indicators, in two consecutive years or in three non-consecutive years within a five-year period starting in 2025; and/or

(ii)                    failure to comply with at least one of the COVERAGE GOALS of the MUNICIPALITIES assessed through the ICA, ICE, and IEC indicators without cuts, which represents at least one third (1/3) of the MUNICIPALITIES of URAE-1, in two consecutive years or in three non-consecutive years starting in 2027, provided that there is no increase in any of the three URAE-1 coverage indices; and/or.

(iii)                  measurement of the service availability indicator WOCI – User Complaints Index Related to Water Outages and Low Pressure reaching a level equal to or greater than 95, regardless of the applicable target menu used to calculate the Q Factor, for 4 consecutive semesters or 7 non-consecutive semesters within a five-year period.

3.6.                             The ICA, ICE, and IEC indicators are calculated according to the formulas presented in Annex II – TECHNICAL ANNEX.

3.7.                             Until 2030, for the specific purpose of evaluating the scenarios provided for in this Annex that may lead to contract termination, the COVERAGE GOALS for URAE-1 shall be those indicated in the table below or any others that may replace them through a contractual amendment.

Year	ICA	ICE	IEC
2025	95%	88%	78%
2026	97%	90%	85%
2027	99%	93%	87%
2028	99%	96%	89%
2029 - 2060	99%	99%	99%

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3.8. Until 2030, for the specific purpose of evaluating the scenarios provided for in this Annex that may lead to contract termination, a "tolerance margin" of 1.0 percentage point for URAE-1 and 2.0 percentage points for each MUNICIPALITY shall be applied to verify compliance with the established goals.

3.8.1. In other words, until 2030, if the comparison between the measured indicator and its respective goal results in a difference less than or equal to 1.0 percentage point for URAE-1 and 2.0 percentage points for the MUNICIPALITY, SABESP shall be deemed to have met the specific goal and, therefore, shall not be subject to potential contract termination under the scenarios defined in this ANNEX related to that specific goal.

Clause 4. Methodology for calculating the UNIVERSALIZATION FACTOR (U FACTOR)

4.1. For the calculation of the UNIVERSALIZATION FACTOR (U FACTOR), the Universalization Performance Index (UPI) is first constructed for each geographic level defined in the scaling described in the subclause 3.1.

4.1.1. In 2025 and 2026, the UPI for URAE-1 will follow the formulation below:

$$\text{UPI}(\%) = \sum_{i=1}^{I} \left(\frac{\text{Unit\_Increase}_{it}}{\text{Threshold}_{it}}\right) \times \text{weight}_i$$

$$\{\text{If Unit\_Increase}_{it} \geq \text{Threshold}_{it}\text{, then} \quad \frac{\text{Unit\_Increase}_{it}}{\text{Threshold}_{it}} = 1$$

Where:

IDU (%): Universalization Performance Index, calculated as the weighted sum of performance across each segment with respect to the increase in new domestic units for URAE-1 ($\text{Unit\_Increase}_{it}$) in relation to its corresponding GOAL FOR INCREASING UNITS defined in Annex II – TECHNICAL ANNEX FOR EACH MUNICIPALITY;

$\text{Unit\_Increase}_{it}$: sum of NEW DOMESTIC UNITS incorporated for each segment "i" and service type "t" after December 31, 2023. Index "i" refers to the urban, rural, or informal segments, while index "t" refers to water supply, sewage connection, or sewage treatment services.

Threshold_{it}: the threshold expressed as the product of the "tolerance margin" (%) and the GOAL FOR INCREASING UNITS (cumulative quantities) for each URAE-1 segment to be achieved in year t (2025, 2026). That is, if the actual $\text{Unit\_Increase}_{it}$ exceeds the applicable Threshold_{it}, SABESP is considered to have met the specific GOAL FOR INCREASING UNITS and is therefore not subject to the application of the U FACTOR related to that specific GOAL FOR INCREASING UNITS. However, if it is smaller, it is considered not to have been met.

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GOAL FOR INCREASING UNITS, resulting in the application of a U FACTOR greater than zero due to this specific non-compliance. In the latter case, the Threshold_{it} is used in the UPI (%) calculation instead of Goal_{it}. The formula below indicates the calculation of the Threshold:

$$\text{Threshold}_{it} = \text{Goal}_{it} \times (1 - \text{DeadBand})$$

$Meta_{it}$: GOAL FOR INCREASING UNITS to be achieved in year t (2025 or 2026), as specified in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY;

DeadBand: value of five percentage points;

weight_i: weight attributed to each component, according to the table below, with subscripts URB (urban), INF (informal), and RUR (rural).

Year	Application	ICA			ICE			IEC
		ICA_{URB}	ICA_{INF}	ICA_{RUR}	ICE_{URB}	ICE_{INF}	ICE_{RUR}	
2025 – 2026	UPI (%) URAE-1	8%	12%		12%	18%		50%

4.1.2. From 2027 onwards, the UPI for the MUNICIPALITY will follow the following formulation:

$$\text{UPI}\ (\%) = \sum_{i=1}^{I} \left(\frac{\text{Index}_{it}}{\text{Goal}_{it}} \right) \times \text{weight}_i$$

$$\{\text{If Index}_{it} \geq \text{Goal}_{it} - \text{DeadBand, then} \qquad \frac{\text{Index}_{it}}{\text{Goal}_{it}} = 1$$

Where:

UPI (%): Universalization Performance Index, calculated as the weighted sum of performance across Index_{it} in relation to its respective COVERAGE GOAL defined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY;

Index_{it}: index "i" calculated in year "t", where for "t" equal to 2027, "i" refers to the indicators ICA, ICE, and IEC. From 2028 onward, i refers to the indicators ICA, ICA_{URB}, ICA_{INF}, ICA_{RUR}, ICE, ICE_{URB}, ICE_{INF}, ICE_{RUR}, or IEC—that is, each geographic breakdown defined in the scaling described in subclause 3.1 is taken into account;

$Goal_{it}$: COVERAGE GOAL for the Index_{it} to be achieved in year t (2027 onwards) as outlined in Annex II – TECHNICAL ANNEX OF EACH MUNICIPALITY;

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$DeadBand$: a "tolerance margin" of 1 percentage point (p.p.), valid only for the year 2027, to attest to compliance with the COVERAGE GOAL. That is, if the comparison between the calculated $Index_{it}$ and the applicable $Goal_{it}$ results in a difference less than or equal to 1 p.p., SABESP is considered to have met that specific COVERAGE GOAL and, therefore, is not subject to the application of the U FACTOR associated with that specific COVERAGE GOAL. However, if the difference is greater than 1 p.p., the established COVERAGE GOAL will be considered not met and a U FACTOR greater than zero must be applied due to this specific non-compliance. The calculation of the formula for the years 2028 and 2029 does not consider this variable;

$weight_i$: weight attributed to each component, according to the table below, with subscripts URB (urban), INF (informal), and RUR (rural).

Year	Applicability	ICA			ICE			IEC
		ICA_{URB}	ICA_{INF}	ICA_{RUR}	ICE_{URB}	ICE_{INF}	ICE_{RUR}	
2027	UPI (%) Municipality	20%			30%			50%
As of 2028	UPI (%) Municipality	5%	7.5%	7.5%	7.5%	11.25%	11.25%	50%

4.1.3. In the event that one of the territorial segments—rural or informal—does not exist in the specific MUNICIPALITY, the weights used to calculate the UPI (%) shall be:

Year	Applicability	ICA			ICE			IEC
		ICA_{URB}	ICA_{INF}	ICA_{RUR}	ICE_{URB}	ICE_{INF}	ICE_{RUR}	
As of 2028	UPI (%) Municipality No Informal or No Rural	8%	12%		12%	18%		50%

4.1.4. In the event that both territorial segments—rural and informal—are not present in the specific MUNICIPALITY, the weights used to calculate the UPI (%) shall be:

Year	Applicability	ICA			ICE			IEC
		ICA_{URB}	ICA_{INF}	ICA_{RUR}	ICE_{URB}	ICE_{INF}	ICE_{RUR}	
As of 2028	UPI (%) Municipality with No Informal and No Rural	20%			30%			50 %

4.2. In 2025 and 2026, a global UNIVERSALIZATION FACTOR (FACTOR U) for URAE-1 shall be calculated using the formula below:

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$$\text{U Factor URAE } (\%) = 1 - \text{UPI URAE } (\%) \times \text{recurrence}$$

Where:

$U\ Factor\ URAE$ (%): UNIVERSALIZATION FACTOR (FACTOR U) calculated in an aggregated manner (without distinction by MUNICIPALITY) for the territorial segments (formal urban, informal urban, and rural combined) of URAE-1.

$UPI\ URAE$ (%): URAE-1 Universalization Performance Index, calculated according to the procedures described in subclause 4.1; and

recurrence: a parameter aimed at encouraging the prompt resolution of coverage issue(s) identified in URAE-1. It assumes (i) value 1 if there is no non-compliance with the Threshold associated with the GOALS FOR INCREASING UNITS in any of the territorial sections of URAE-1 (formal urban, informal urban, and rural) or the observed non-compliance occurred only once between 2025 and 2026 in that specific section(s); or (ii) 0.95 if non-compliance in the same section occurs in 2025 and 2026.

4.3. From 2027 onwards, a UNIVERSALIZATION FACTOR (U FACTOR) will be calculated for each MUNICIPALITY expressed by the formula below:

$$\text{U Factor Municipality } (\%) = 1 - \text{UPI Municipality } (\%) \times \text{recurrence} \times \text{size}$$

Where:

U Factor Municipality (%): UNIVERSALIZATION FACTOR (U FACTOR) calculated for each MUNICIPALITY, being observed in 2027 for the MUNICIPALITY in an aggregated manner and, from 2028 onward, in its territorial segments (formal urban, consolidated informal urban, and rural);

UPI Municipality (%): Universalization Performance Index of the MUNICIPALITY, calculated according to the procedures described in subclause 4.1;

size: parameter calculated annually to encourage investment in MUNICIPALITIES with smaller populations. It takes the value of (i) 0.5 if the MUNICIPALITY has up to 200,000 inhabitants and the MUNICIPALITY's UPI is different from 1; or (ii) 1 in two situations: if the MUNICIPALITY has up to 200,000 inhabitants and the MUNICIPALITY's UPI equals 1, or if the MUNICIPALITY has more than 200,000 inhabitants; and

recurrence: parameter aimed at encouraging the prompt resolution of the coverage issue(s) identified in the MUNICIPALITY. It assumes the value (i) 1 if there is no non-compliance with the COVERAGE TARGETS in the MUNICIPALITY or if the observed non-compliance occurred only once in the last two years; or (ii) 0.90 if the non-compliance occurs in two or more consecutive years.

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4.3.1. Only the COVERAGE GOALS for the years 2027 and 2028 outlined Annex II – TECHNICAL ANNEX by MUNICIPALITY, may be revised in cases where the coverage index measured in 2026, considering the results of surveys in the rural urban segments and in the urban and informal segments for the respective MUNICIPALITY, is more than three (3) percentage points below the reference coverage indicators established for the year 2026 in Annex II – TECHNICAL ANNEX.

4.3.1.1. For the period after 2029, including that year, the COVERAGE GOALS must be maintained in accordance with the provisions set forth in Annex II – TECHNICAL ANNEX.

4.4. To obtain the UNIVERSALIZATION FACTOR (U FACTOR) to be applied in the calculation of the IRT defined in Annex V – REGULATORY MODEL, the calculation will be performed reflecting the scaling described in subclause 3.1 and as described below:

(i) For the assessment of the GOALS FOR INCREASING UNITS for 2025 and 2026, the UNIVERSALIZATION FACTOR (U FACTOR) to be applied in the calculation of the TARIFF ADJUSTMENT INDEX (IRT) shall be obtained based on the GOALS FOR INCREASING UNITS of the territorial segments (urban formal, urban informal, and rural) of URAE-1, using the following formulation:

$$\text{U Factor (\%)} = \text{URAE U Factor (\%)}$$

Where:

U Factor (%): UNIVERSALIZATION FACTOR (U-FACTOR) related to the Threshold of the GOALS FOR INCREASING UNITS for 2025 and 2026, to be applied in the calculation of the TARIFF ADJUSTMENT INDEX (IRT) for the years 2026 and 2027.

(ii) For the evaluation of the COVERAGE TARGETS from 2027 onwards, the UNIVERSALIZATION FACTOR (FACTOR U) to be applied in the calculation of the TARIFF ADJUSTMENT INDEX (IRT) shall be obtained considering the COVERAGE GOALS of each index (ICA, ICE, or IEC) in the year 2027 or of each index (ICA, ICAURB, ICAINF, ICARUR, ICE, ICEURB, ICEINF, ICERUR, or IEC) from 2028 onwards for each MUNICIPALITY, based on the following formula:

$$\text{U Factor (\%)} = \frac{\sum \text{Municipality U Factor (R\$)}}{\sum \text{Dir. Op. Revenue Mun. (R\$)}}$$

Where:

U Factor (%): UNIVERSALIZATION FACTOR (U FACTOR) relating to COVERAGE GOALS from 2027 onwards, to be applied in the calculation of the TARIFF ADJUSTMENT INDEX (IRT) from 2028 onwards;

U Factor Municipality (R$): calculated as the product of U Factor Municipality (%) estimated for a given year using the Dir. Op. Revenue Municipality (R$) in the same year;

Dir. Op. Revenue Mun. (R$): Net Direct Operating Revenue obtained by SABESP in the MUNICIPALITY in the year of calculation of the respective U Factor Municipality (R$).

4.5. The UNIVERSALIZATION FACTOR (U FACTOR) to be applied in the calculation of each TRI is limited to between 0% and 10% not to jeopardize SABESP's operation in a

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given year, without prejudice to other applicable measures provided for in Annex III – INFRACTIONS AND PENALTIES.

Clause 5. Methodology for calculating the QUALITY INCENTIVE FACTOR (Q FACTOR)

5.1. The fulfillment of contractual obligations regarding product quality, service quality, commercial quality, and pavement restoration quality will be assessed through the monitoring of the QUALITY INDICATORS that comprise the QUALITY INCENTIVE FACTOR (Q FACTOR). Regarding product quality, in addition to the TWCI and DWCI1 indicators, described below, full compliance is required with all provisions of Ordinance GM 888/MS, of 05/04/2021, which supplemented Consolidation Ordinance 5 of the Ministry of Health, or any regulation that may replace it.

5.2. The QUALITY INDICATORS applied in the 1st TARIFF CYCLE are expressed using the formulas below.

5.2.1. Product QUALITY INDICATORS:

(i) TWCI Indicator – Water Quality in the Treatment Process

$$\text{TWCI}(\%) = \frac{\sum \begin{array}{c}\text{results in accordance with}\\ \text{legislation (color, turbidity, free residual}\\ \text{chlorine, fluoride and total coliforms)}\end{array}}{\sum \text{samples taken}}$$

Where:

TWCI (%): Treated Water Compliance Index, in the water treatment process, which aims to verify compliance with the requirements contained in the legislation concerning drinking water quality standards

∑ Results in compliance with the legislation: number of samples for total coliforms, turbidity, chlorine, color, and fluoride, with results in compliance in the month, according to Consolidation Ordinance 5 of the Ministry of Health or any succeeding regulation; and

∑ Samples taken: number of samples for total coliforms, turbidity, chlorine, color, and fluoride taken in the month, as regulated by ARSESP in the case of complementary regulation to Consolidation Ordinance 5 of the Ministry of Health, or any succeeding regulation.

(ii) DWCI1 Indicator – Water Quality in the Distribution Network and Consumption Points

$$\text{DWCI1}(\%) = \frac{\sum \begin{array}{c}\text{results in accordance with}\\ \text{legislation (color, turbidity, free residual}\\ \text{chlorine, total coliforms, and Escherichia}\\ \text{coli)}\end{array}}{\sum \text{samples taken}}$$

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DWCI1 (%): Distributed Water Compliance Index, in the distribution system and consumption points, which aims to verify compliance with the requirements contained in the legislation concerning drinking water quality standards;

∑ Results in compliance with the legislation: number of samples of Escherichia Coli, turbidity, chlorine, total coliforms and color with results in compliance in the month, according to Consolidation Ordinance 5 of the Ministry of Health or any succeeding regulation; and

∑ Samples taken: number of samples of Escherichia Coli, turbidity, chlorine and color, taken in the month, as regulated by ARSESP in the case of complementary regulation to Consolidation Ordinance 5 of the Ministry of Health, or any succeeding regulation.

(iii) RISTE Indicator – Regulatory Indicator of Sewage Treatment Efficiency

$$\text{RISTE}(\%) = \frac{\sum \text{biochemical oxygen demand analyses in compliance with the STS}}{\sum \text{biochemical oxygen demand analyses performed or planned at the STS}}$$

Where:

RISTE (%): Regulatory Indicator for Sewage Treatment, which aims to verify the efficiency in reducing Biochemical Oxygen Demand (BOD), a parameter used to measure organic pollution. This indicator does not apply to sewage discharged into soil, ocean disposal systems, reuse processes, or Sewage Treatment Stations (STSs) undergoing expansion projects or awaiting decommissioning;

∑ biochemical oxygen demand analyses in compliance with the STS: number of analyses performed that met or exceeded the minimum removal level determined by CONAMA Resolution 430/2011 or State Decree 8,648/1976, or any succeeding regulation, with the more restrictive regulation prevailing; and

∑ biochemical oxygen demand analyses performed or planned at the STS: number of biochemical oxygen demand analyses performed or planned, under current regulations, with the highest quantitative value prevailing.

5.2.1.1. During the 1st TARIFF CYCLE, when calculating the RISTE indicator, the analyses to assess sewage treatment efficiency will not apply to individual systems implemented by SABESP.

5.2.2. Service and Commercial QUALITY INDICATORS:

(i) VLI Indicator – Visible Leak Index

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$$\text{VLI (leak/km)} = \frac{\sum \text{visible leaks along the water}}{\text{distribution network}}$$

Where:

VLI (leak/km): Visible Leaks Index, aimed at measuring how many visible water leaks there are per kilometer of network extension and encouraging efficiency in combating real losses and preventive maintenance of the water supply system;

$\sum$ visible leaks: water leaks detectable by the naked eye, excluding major leaks, as regulated by ARSESP; and

length of the water distribution network: length in km of the distribution network (mains), excluding mains and submains from the calculation.

(ii) WOCI Indicator – User Complaints Index Related to Water Outages and Low Pressure

$$\text{WOCI (Complaints/1,000 connections)} = \frac{\sum \text{complaints regarding the discontinuity of the water supply service}}{\sum \text{active water connections}}$$

Where:

WOCI (Complaints/1,000 connections): User Complaints Index Related to Water Outages and Low Pressure, as defined by ARSESP regulations, aimed at encouraging improvements in the quality of water supply services by measuring the number of complaints related to water supply discontinuities recorded in SABESP's user service channels;

$\sum$ complaints regarding discontinuity: any form of communication (complaint, information, inquiry, etc.) recorded by SABESP regarding the lack of water or low pressure in the supply network, excluding those in which, according to ARSESP regulations, the water outage or low pressure occurred due to the exclusive fault of the complaining user, such as internal problems within the user's premises and service cut-off due to default;

active water connections: water connections in the public network that were fully operational on the last day of the reporting period.

5.2.3. QUALITY INDICATORS for Pavement Restoration:

(i) PRPI Indicator – Pavement Restoration Period Indicator

$$\text{PRPI (business days)} = \text{95th percentile of the time taken to complete all pavement restorations during the reference period (annual)}$$

Where:

PRPI (business days): Pavement Restoration Period Indicator, aimed at measuring the typical timeframe for performing pavement restorations over the course of the reference year to encourage the reduction of repair and construction durations in the network; and

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pavement replacement: application of materials complying with the standards of the existing sidewalk and/or roadway before carrying out any intervention that alters the original pavement conditions, as regulated by ARSESP.

(ii) PRECI Indicator – Pavement Restoration Execution Compliance Indicator

$$\text{PRECI (\%)} = \frac{\textit{number of approved restorations}}{\textit{total number of samples}}$$

Where:

PRECI (%): Pavement Restoration Execution Compliance Indicator, aimed at measuring and encouraging the quality of pavement restorations resulting from the SERVICES, by assessing compliance with technical and municipal standards to address urban issues caused by poor asphalt conditions;

Number of approved restorations: number of on-site inspections that resulted in a determination of pavement restorations being compliant with standards set by the Brazilian Association of Technical Standards (ABNT) and the inspected MUNICIPALITIES, to be defined by ARSESP; and

Total number of samples: number of on-site inspections conducted to assess the pavement surface condition in terms of ride comfort and USER safety, carried out based on a sample determined according to NBR 5426 and the methodology to be established by ARSESP.

5.2.4. The QUALITY INDICATORS will be calculated and published semiannually in the Performance Indicators, Works Planning, and Investment Monitoring Panel provided in Annex II – TECHNICAL ANNEX, except for the DWCI and RISTE indicators, which will be calculated and published monthly on the Panel after ARSESP issues its regulations.

5.2.5. The calculation of the QUALITY INDICATORS will be carried out by the INDEPENDENT VERIFIER, as established in the Work Plan provided in Annex VI – GUIDELINES FOR THE PERFORMANCE OF THE VALUATION COMPANY AND THE INDEPENDENT VERIFIER.

5.2.6. The PRECI indicator will be calculated according to the guidelines to be established by ARSESP in future regulation, which will address (i) the interface between ARSESP's supervisory activities and those of the competent municipal authorities and (ii) the terms and conditions under which the inspection results from the competent municipal authorities will be reflected in the PRECI. This regulation must be subject to public participation and published prior to the first TARIFF ADJUSTMENT to be approved in December 2025.

(i) The criteria for calculating the PRECI must take into account the adequacy conditions outlined in the relevant Brazilian Standards (NBRs) and in the MUNICIPALITY's specific legislation on the subject.

(ii) From the EFFECTIVE DATE through December 31, 2025, the PRECI indicator will be equal to 1 for the purposes of calculating the Q FACTOR.

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5.2.7. For the purposes of calculating the QUALITY INCENTIVE FACTOR (Q FACTOR) during the 1st TARIFF CYCLE, the assessment of the calculated values of the QUALITY INDICATORS against their respective contractual goals will be carried out annually and in aggregate for the entire URAE-1, as defined by ARSESP Resolution 1,123/2021.

5.3. The QUALITY INDICATORS and their formulas to be applied starting from the 2nd TARIFF CYCLE until the end of the CONTRACT term will be determined by future ARSESP regulation, always following a prior procedure that ensures broad public participation and transparency.

5.4. To assess the overall quality of SABESP's service provision, the QUALITY INDICATORS will be combined to produce a single GENERAL QUALITY INDEX (GQI or Q FACTOR) applicable to the entire URAE-1 and calculated using the following general formula, which relates the individual indicators to their respective contractual targets:

$$\text{IGQ or Q FACTOR (\%)} = \sum_{i}^{n} \left[\frac{1}{n} \times \left(\frac{I_{TWCI} + I_{DWCI1}}{2} + I_i \right) \right]$$

Where:

$Q\,Factor$ (%): QUALITY INCENTIVE FACTOR (Q FACTOR) corresponding to a single GENERAL QUALITY INDEX (IGQ) designed to encourage improvements in service delivery through the granting of tariff bonuses (i.e., Q FACTOR > 0) or tariff deductions to SABESP (i.e., Q FACTOR < 0); and

$\frac{1}{n} \times \left(\frac{I_{TWCI}+I_{DWCI1}}{2} + I_i \right)$: tariff impact percentage (positive or negative) associated with the performance assessment of each QUALITY INDICATOR "i" vis-à-vis its respective contractual target in the year prior to the tariff ADJUSTMENT or PERIODIC REVISION process. For the DWCIT indicator, the simple average of the two evaluation metrics considered for the DWCI1 and TWCI indicators will be considered.

5.5 The Target Menu Regulation methodology shall be adopted for determining the tariff impacts $\frac{1}{n} \times \left(\frac{I_{TWCI}+I_{DWCI1}}{2} + I_i \right)$ except for QUALITY INDICATORS whose goals reflect legal, health, or environmental obligations.

5.5.1 At each PERIODIC TARIFF REVISION, ARSESP shall publish the target menu to be in effect for the subsequent TARIFF CYCLE applicable to each QUALITY INDICATOR, as well as the rules and deadlines for SABESP to select its targets. In turn, it will be up to SABESP to choose the target for each QUALITY INDICATOR and justify its choice.

5.5.2 The menu of goals offered by ARSESP will have the following characteristics:

(i) The best results in terms of tariff benefit should be obtained when the target chosen by SABESP for a given

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QUALITY INDICATOR is equal to the performance recorded for it;

(ii) The central goal of each QUALITY INDICATOR should reflect the desired regulatory level; and

(iii) If the central goal is met, the gain obtained by SABESP will be zero.

5.5.3 Goals that reflect legal, health, or environmental obligations will be determined by ARSESP and cannot be chosen by SABESP.

5.5.4 To calculate the tariff impact associated with the performance of each QUALITY INDICATOR, ARSESP will adopt a model that considers linear interpolation (or an equation that incorporates it) between the upper and lower limits of the result.

5.6 The values of the QUALITY INDICATORS are limited to their theoretical possible values or those defined by the target menus, when applicable.

5.7 The QUALITY INCENTIVE FACTOR (Q FACTOR) to be calculated for the INITIAL TARIFF defined for the purposes of the privatization process authorized by Law 17,853/2023 will follow the formulation below:

$$\text{Q FACTOR}(\%) = \frac{1}{5} \times \left(\frac{I_{TWCI} + I_{DWCI1}}{2}\right) + \frac{1}{5} \times I_{IRTES} + \frac{1}{5} \times I_{IVV} + \frac{1}{5} \times I_{IRFA} + \frac{1}{5} \times I_{IPRP}$$

Where:

$\frac{1}{5} \times \left(\frac{I_{TWCI} + I_{DWCI1}}{2}\right)$: tariff impact percentage (zero or negative) associated with the performance of TWCI and DWCI1 in 2024 vis-à-vis their target (95%). In turn, I_{DWCI} is calculated as $\left[\frac{\text{DWCI}(\%)}{95\%} - 1\right] * 0.1$, where DWCI (%) is the calculated value of the indicator and 95% is its target;

$\frac{1}{5} \times I_{RISTE}$: tariff impact percentage (zero or negative) associated with the RISTE's performance in 2024 vis-à-vis its target (95%). In turn, I_{RISTE} is calculated as $\left[\frac{\text{RISTE}(\%)}{95\%} - 1\text{RISTE}(\%)/95\%\right] * 0.1$, where RISTE (%) is the value determined by the indicator and 95% is its target;

$\frac{1}{5} \times I_{VLI}$: tariff impact percentage (positive or negative) associated with the VLI's accurate performance in 2024. In turn, I_{VLI} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of the VLI in 2024 vis-à-vis the target chosen by SABESP;

$\frac{1}{5} \times I_{WOCI}$: tariff impact percentage (positive or negative) associated with the WOCI performance in 2024. In turn, I_{WOCI} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of the WOCI in 2024 vis-à-vis the target chosen by SABESP; and

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$\frac{1}{5} \times I_{PRPI}$: tariff impact percentage (positive or negative) associated with the PRPI's performance in 2024. In turn, I_{PRPI} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of the PRPI in 2024 vis-à-vis the target chosen by SABESP.

5.7.1 The targets for the VLI, WOCI, and PRPI indicators for the period between the EFFECTIVE DATE and December 31, 2025 will be chosen from the menus published by ARSESP in ARSESP Resolution 1,395/2023.

5.7.2 Any errors or inaccuracies in the equipment, processes, and activities applied in the calculation of the WOCI and RISTE indicators cannot be used by SABESP as factors that would exempt it from meeting its goals.

5.8 The QUALITY INCENTIVE FACTOR (Q FACTOR) to be calculated for ADJUSTMENTS during the 1st TARIFF CYCLE will follow the formula below:

$$\text{Q FACTOR (\%)} = \frac{1}{6} \times \left(\frac{I_{TWCI} + I_{DWCI11}}{2}\right) + \frac{1}{6} \times I_{IRTES} + \frac{1}{6} \times I_{IVV} + \frac{1}{6} \times I_{IRFA} + \frac{1}{6} \times I_{IPRP} + \frac{1}{6} \times I_{ICERP}$$

Where:

$\frac{1}{6} \times \left(\frac{I_{TWCI}+I_{DWCI1}}{2}\right)$: tariff impact percentage (zero or negative) associated with DWCI's performance in each year between 2025 and 2030 vis-à-vis its respective goal. In turn, I_{DWCI} is calculated as $\left[\frac{DWCI\,(\%)}{DWCI\,goal} - 1\right] * 0.1$, where DWCI (%) is the calculated value of the indicator and DWCI goal is its target;

$\frac{1}{6} \times I_{IRTES}$: tariff impact percentage (zero or negative) associated with the RISTE' performance in each year between 2025 and 2030 vis-à-vis its respective target. In turn, I_{RISTE}

is calculated as $\left[\frac{RISTE\,(\%)}{95\%} - 1RISTE\,(\%)/95\%\right] * 0.1$, where RISTE (%) is the value determined by the indicator and 95% is its target;

;

$\frac{1}{6} \times I_{VLI}$: tariff impact percentage (positive or negative) associated with the VLI's performance in each year between 2025 and 2030. In turn, I_{IVV} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of the VLI in each year between 2025 and 2030 vis-à-vis the target chosen by SABESP;

$\frac{1}{6} \times I_{WOCI}$: tariff impact percentage (positive or negative) associated with the WOCI's performance in each year between 2025 and 2030 vis-à-vis the target chosen by SABESP. In turn, I_{WOCI} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of the WOCI in each year between 2025 and 2030 vis-à-vis the target chosen by SABESP;

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$\frac{1}{6} \times I_{IRPI}$: tariff impact percentage (positive or negative) associated with the IRRP's performance in each year between 2025 and 2030 vis-à-vis the target chosen by SABESP. In turn, I_{WOCI} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of the PRPI in each year between 2025 and 2030 vis-à-vis the target chosen by SABESP; and

$\frac{1}{6} \times I_{PRECI}$: tariff impact percentage (positive or negative) associated with the PRECI's performance in each year between 2025 and 2030 vis-à-vis its respective target. In turn, I_{WOCI} is the value of the cell (or the interpolation between cells described in subclause 5.5) of the target menu associated with the performance of PRECI in each year between 2025 and 2030 vis-à-vis the target chosen by SABESP.

5.8.1 It will be up to ARSESP in the 1st ADJUSTMENT to define, in specific regulation:

(i) A new menu of targets for each of the VLI, WOCI, PRPI, and PRECI indicators, applicable for the remainder of the 1st TARIFF CYCLE. This menu must be published before ARSESP completes the 1st TARIFF ADJUSTMENT, to be approved in December 2025. This will allow SABESP to choose the corresponding targets to be applied in 2026 and in subsequent TARIFF ADJUSTMENTS;

(ii) The procedure for calculating the tariff impact percentage of the DWCI and RISTE indicators, in compliance with current regulations; and

(iii) The assessment methodology and the goal(s) of PRECI.

5.9 There will be a maximum variation limit for the Q FACTOR, both positive and negative, set at up to ±2.0%.

5.9.1 Starting in the 2nd TARIFF CYCLE, which will begin on January 01, 2030, ARSESP may, at each PERIODIC TARIFF REVISION, reassess the basket of indicators and weights that make up the calculation of the Q FACTOR and only the weights of the indicators that make up the U FACTOR, provided that the discount limit, adding both factors in the IRT, remains equal to 12%, under the terms of this ANNEX. It is mandatory that this reassessment include, though not necessarily exclusively or with the same weightings as in this CONTRACT, indicators for water supply coverage, sewage collection and removal, and sewage treatment; indicators that measure the quality of water treatment and sewage treatment; the continuity and consistency of water supply; the continuity of sewage removal; the customer service index; the efficiency and speed in handling user complaints; and the standards for pavement restoration time and quality.

5.10 Any modification to the maximum variation limit for the Q FACTOR, as well as any changes contemplated in this clause, must be preceded by a public participation process and a Regulatory Impact Analysis, as established in ARSESP's regulations.

ANNEX VIII
THE INITIAL TARIFF FORMATION

CONTENTS

1.	Chapter 1 - Preamble and Purpose 3
2.	Chapter 2 - Definitions 3
3.	Chapter 3 - Methodology for Calculating the INITIAL EQUILIBRIUM TARIFF 5
4.	Chapter 4 - Calculation of the TR1: K Factor Revenue 7
5.	Chapter 5 - Calculation of ADDITIONAL REVENUES and SUPPLMENETAL REVENUES 9
6.	Chapter 6 - Calculation of RR: UNRECOVERABLE REVENUES 10
7.	Chapter 7 - Calculation of RR: Operating Expenses (OPEX) 11
8.	Chapter 8 - Calculation of RR: Other Operating Expenses 18
9.	Chapter 9 - Calculation of RR: Capital Reinstatement 21
10.	Chapter 10 - Calculation of the Regulatory Remuneration Rate 23
11.	Chapter 11 - Calculation of RR: Capital Remuneration 26
12.	Chapter 12 - Calculation of the Financial Components 29
13.	Chapter 13 - Calculation of TRepI 30
14.	Chapter 14 - Rules for COMPENSATORY ADJUSTMENTS for the 1st TARIFF ADJUSTMENT of the 1st TARIFF CYCLE 31
15.	Chapter 15 - General Provisions 32

1.	Chapter 1 - Preamble and Purpose
1.1.	This Annex VIII – Initial Tariff Formation (“ANNEX”) establishes the parameters and assumptions adopted for the calculation of the INITIAL TARIFF of the CONTRACT, to be published within the scope of the PRIVATIZATION PROCESS, and the criteria which must be adopted by ARSESP for the 1st ADJUSTMENT.
1.2.	The Annex will be structured into the following modules:
(i)	Definitions;
(ii)	Methodology for calculating the Initial Tariff;
(iii)	Calculation of the K Factor Revenue;
(iv)	Calculation of Additional Revenues, Supplemental Revenues and Revenues for Associated Projects;
(v)	Calculation of Unrecoverable Revenue;
(vi)	Calculation of Operating Expenses;
(vii)	Calculation of Other Operating Expenses;
(viii)	Calculation of Capital Remuneration;
(ix)	Calculation of the Regulatory Remuneration Rate;
(x)	Capital Reinstatement calculation;
(xi)	Calculation of the Financial Components of the 2024 Adjustment;
(xii)	Criteria for the 1st ANNUAL TARIFF ADJUSTMENT;
(xiii)	General Provisions.
1.3.	The methodology established in this ANNEX has as its main purpose the definition of an INITIAL TARIFF of the CONTRACT and the tariff affordability.
1.4.	This ANNEX will be binding on the PARTIES and ARSESP.
1.5.	Capitalized terms will have the definitions contained in Clause 1 of the CONTRACT (Title II – Definitions – Chapter 1 – Glossary), or, when they are not defined in the CONTRACT, will have the definitions detailed in this ANNEX or in ANNEX V – REGULATORY MODEL.
2.	Chapter 2 - Definitions
2.1.	For the purpose of this ANNEX, the following definitions apply:
(a)	COMPENSATORY ADJUSTMENT OF THE 3RD OTR (“COMPENSATORY ADJUSTMENT): a financial component of the 3rd OTR, to be applied on the EQUILIBRIUM TARIFF of the 1ST ADJUSTMENT for the components foreseen in Final Technical Note NT.F-0016-2021, as compensatory adjustments for the cycle, if they have not yet been implemented;
(b)	USER CATEGORIES: classification of UNITS served through the provision of SERVICES. In this ANNEX, two large groups are considered:

residential and non-residential. The non-residential category includes industrial, commercial and public units;

(c)	FINANCIAL COMPONENTS: adjustments or compensations relating to the previous period that will affect the EQUILIBRIUM TARIFF of the following tariff period. Reimbursements may be made to both USERS and SABESP;
(d)	UNITS: property or part of a property that uses water supply and/or sanitation SERVICES, even if through a single connection;
(e)	TECHNICAL INEFFICIENCY INVENTORY: represents the distance between SABESP's operating costs and the EFFICIENCY FRONTIER, which shows the minimum operating costs for a certain level of PRODUCTS;
(f)	K FACTOR: technical coefficient attributed to the pollutant load resulting from the discharge of non-residential sewage into SABESP’s network, which, in general, increases the monthly billing for large users such as industrial and commercial customers whose effluents are discharged into the public network;
(g)	EFFICIENCY FRONTIER: minimum level of operating costs (INPUTS) that can be used to achieve a certain level of PRODUCTS, estimated through sector benchmarking techniques. It is the minimum cost curve where the most efficient companies are located compared to the sample list of service providers;
(h)	CONNECTIONS: connection from a building or residential branch, or another alternative method, to the water distribution network and/or the sewage collection network. In buildings, a connection can serve a single unit or several units;
(i)	REFERENCE MARKET: refers to the water distribution and sewage collection market observed during the RP0, whose information includes data on volumes, number of units and connections during 12 months, from January to December 2023;
(j)	REFERENCE PERIOD 0 or RP0: corresponds to the period from January to December 2023;
(k)	REFERENCE PERIOD 1 or RP1: corresponds to the validity period for the INITIAL TARIFF. This includes the period between the EFFECTIVE DATE and December 2025, when the 1st ADJUSTMENT will be approved;
(l)	K FACTOR REVENUE: revenue resulting from the application of the K FACTOR, which corresponds to the technical coefficient attributed to the pollutant load resulting from the discharge of non-residential sewage into the public network, which, in general, increases the monthly billing for large users such as industrial and commercial customers whose effluents are discharged into SABESP’s network;
(m)	BASE TARIFF REVENUE 0 (TR0): base tariff revenue verified in RP0. Corresponds to the product between the EQUILIBRIUM TARIFF in effect during the last month of RP0 and the BILLED MARKET in RP0, considering only the tariff discounts authorized by ARSESP (January to December 2023);

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(n)	BASE TARIFF REVENUE 1 (TR1): the base tariff revenue corresponding to the REQUIRED REVENUE calculated for RP0 minus ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES and K FACTOR REVENUE;
(o)	WATER TARIFF REVENUE: operating revenue generated through water supply services. This is the sum of the tariff revenue resulting from services provided to residential and non-residential users;
(p)	SEWAGE TARIFF REVENUE: operating revenue generated through sewage collection and/or treatment services. This is the sum of the tariff revenue resulting from services provided to residential and non-residential users;
(q)	RETURNS TO SCALE: properties that describe the relationship between changes in INPUTS caused by changes in PRODUCTS. Constant returns to scale are said to exist when the variation in inputs generates a proportional variation in outputs. There are increasing returns to scale when the variation in input generates a more than proportional variation in products. The decreasing returns to scale occur when the variation in inputs generates a lower than proportional variation in products;
(r)	INITIAL TARIFF or P0: EQUILIBRIUM TARIFF is initial average of the CONTRACT that must be in force in RP1, recorded as reais per cubic meter. It is the result of the ratio between TR1 and the MEASURED VOLUME in RP0. This is the TARIFF that remunerates prudent investments and covers SABESP's efficient costs in RP1, to which the Company is entitled;
(s)	INITIAL APPLICATION TARIFF: the average tariff to be paid by USERS to SABESP for the use of SERVICES during RP1;
(t)	CURRENT TARIFF: the average tariff paid by USERS to SABESP based on the MEASURED VOLUME and the tariff table defined by ARSESP in ARSESP Resolution 1,514/2024, valid from May 2024 to the EFFECTIVE DATE;
(u)	MEASURED VOLUME: a joint reference to the annual water volume measured from the water meters installed in the active water CONNECTIONS and the annual sewage volume collected, recorded in cubic meters (m3);
(v)	BILLED VOLUME or FUTURE MARKET: the annual water and sewage volume considered for calculating consumer bills, recorded in cubic meters (m3). The billed volume may be different from the MEASURED VOLUME due to measuring errors or the impossibility of hydrometry, which requires us to use an estimated volume for the UNITS, or a minimum consumption for billing purposes.
3.	Chapter 3 - Methodology for Calculating the INITIAL EQUILIBRIUM TARIFF

3.1.           The calculation of the average INITIAL TARIFF adopts a backward-looking approach, which observes market data, investments and costs related to RP0.

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3.2. The average INITIAL TARIFF, in the amount of R$ 6.3359/m3, results from dividing the TR1 calculated based on the information for RP0 and the MEASURED VOLUME (in m3), also verified in RP0, according to the equation below:

$$P0 = \frac{TR1}{Market_{PR0}} + FC$$

Where:

P_0 is the average INITIAL TARIFF;

$TR1$ is the BASE TARIFF REVENUE which uses the RR from 2023 (RP0);

FC are the FINANCIAL COMPONENTS from SABESP's last tariff adjustment (2024), to be included in the INITIAL TARIFF according to Chapter 12; and

$market_{PR0}$ is the sum of the water volume measured in 2023 (RP0) with the sewage collection volume.

3.3. The BASE TARIFF REVENUE 1 (TR1) is measured in such a way that, the amount from ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES, ASSOCIATED PROJECTS and K FACTOR REVENUE, add up to the REQUIRED REVENUE of RP0.

3.3.1. The calculation of the REQUIRED REVENUE is comprised by cost blocks, where each component of the calculation is assessed separately and then consolidated, forming the RR.

3.3.2. The RT1 value is calculated according to the equation below:

$$RT1 = RR_{PR0} - \text{K Factor} - \text{Additional Revenues} - \text{Supplemental Revenues} - \text{Revenues from Associated Projects}$$

$$RR_{PR0} = UR + OPEX_{PR0} + PPP_{PR0} + \text{FMSB} + Water\ Res.\ Fee_{PR0} + \text{IDP} + Reintegration\ of K_{PR0} + Remuneration\ of K_{PR0}$$

Where:

RR_{PR0} is the Required Revenue in RP0 (2023);

K Factor is the revenue resulting from the application of the K Factor, whose criteria is defined in item 4;

Additional Revenues are the revenues arising from ANCILLARY ACTIVITIES, as detailed in item 5;

Supplemental Revenues are the revenues arising from the application of OTHER PRICES for the execution of SUPPLEMENTAL ACTIVITIES, as detailed in item 5;

Revenues from Associated Projects are the revenues arising from ASSOCIATED PROJECTS, as detailed in item 5;

UR is the UNRECOVERABLE REVENUE, whose methodology is described in item 6;

$OPEX$ is the regulatory operating cost assessed in RP0, as detailed in item 7;

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3.4.       The BASE TARIFF REVENUE 1 (TR1), calculated according to item3.3, is increased by the FINANCIAL COMPONENTS of the TARIFF ADJUSTMENT in 2024 to calculate the INITIAL

TARIFF. The calculation of these components is described in Chapter 12. The FINANCIAL COMPONENTS (FC), recorded in R$/m3, will consider the estimated market between the EFFECTIVE DATE and December 2025.

3.5.       The INITIAL TARIFF, as well as all monetary components of TR1, are at June 2024 prices. The latest IPCA available up to the date of CONTRACT EFFECTIVENESS is the index used in the monetary restatements for the INITIAL TARIFF.

4.	Chapter 4 - Calculation of the TR1: K Factor Revenue

4.1.       As provided in article 11 of SABESP’s Tariff System Regulation, approved by State Decree 41,446/1996, SABESP may establish fixed prices and specific conditions for sewage monitoring, collection and treatment services.

4.2.       In the REGULATION, services associated with non-residential effluents are subject to the application of the K FACTOR, which corresponds to a metric that estimates the pollutant load, toxicity and flow rate of the discharge of non-residential sewage into the Company's network.

4.2.1.        Therefore, the K FACTOR is applied to sewage rates only for non-residential USERS who discharge their effluents into the public network.

4.2.2.        The K FACTOR values vary according to (1) how the sewage is released into the network, which can be done directly into the collection network or through vehicles that transport the discharge the effluents at SABESP’s receiving stations, and (2) the line of business or industry that originated the effluent.

4.3.       Since infrastructure SERVICES are shared, investments and expenses for the collection and treatment of these effluents are covered by the USERS through the TARIFFS. Therefore, SABESP's ADDITIONAL REVENUES originated from the increase in the K FACTOR charged to non-residential USERS who have non-residential effluents that are collected and treated by the sewage system are fully reverted to the tariff affordability in the P0 calculation.

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4.4.       To calculate the initial P0, given the different values of the K FACTOR due to sectors and how sewage is released into the network, a single index is defined for all industrial and commercial sectors, which varies only by Business Unit.

4.4.1.        The K FACTOR per Business Unit is estimated based on the historical billed consumption to non-residential USERS who pay K FACTOR, considering the tariff table in effect in December 2023. Corresponds to the proportion of FACTOR K revenue in relation to non-residential tariff revenue for the sewage service in RP0, both of which are calculated based on the tariff table effective in December 2023.

4.4.2.        The indexes of each SABESP Business Unit considered in the calculation of the K FACTOR revenue are presented in the table below:

Table 1 - K Factor revenue index for non-residential users

Business Unit	K Factor
MC	0.8%
ML	5.5%
MN	1.1%
MO	3.6%
MS	4.9%
RA	14.9%
RB	31.2%
RG	8.4%
RJ	9.3%
RM	16.5%
RN	10.1%
RR	9.1%
RS	10.7%
RT	7.4%
RV	10.3%
M (São Paulo)	4.9%

4.5.       To calculate the average INITIAL TARIFF, the total K FACTOR revenue in RP0 is reached by the sum of the K FACTOR revenue of each municipality listed in ANNEX I – MUNICIPALITIES SERVED. The total K FACTOR revenue in PR0 for these municipalities will be shared among USERS.

4.6.       The K FACTOR revenue of each MUNICIPALITY is calculated by multiplying the index of its respective Business Unit listed in Table 1 and the SEWAGE TARIFF REVENUE of the non-residential users in RP0, according to the equation below:

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4.7.       K FACTOR revenues, in the amount of R$ 234.16 million, reduce the REQUIRED REVENUE for calculating TR1, at June 2024 prices.

5.             Chapter 5 - Calculation of ADDITIONAL REVENUES, SUPPLMENETAL REVENUES and Revenues from ASSOCIATED PROJECTS

5.3.       The total amount of revenue from ASSOCIATED PROJECTS considered in the P0 calculation corresponds to R$ 16.27 million.

5.4.       In the INITIAL TARIFF calculation, the amounts of ADDITIONAL REVENUES and SUPPLEMENTAL REVENUES, in the amounts of R$ 66.47 million and R$ 84.49 million, respectively, which will be shared with users are reduced from the REQUIRED REVENUE amount.

5.5.       Only the amount of ADDITIONAL REVENUE defined in item 5.3 will remain in fixed, in actual values, in the tariff revenue calculation for the ANNUAL ADJUSTMENTS of the 1st TARIFF CYCLE until the date of the 1st PERIODIC TARIFF REVIEW, to be carried out in 2029, from when the sharing rule provided for in ANNEX V - REGULATORY MODEL will come into effect.

Table 2 - Historical ADDITIONAL REVENUES, SUPPLEMENTAL REVENUES, and revenues from ASSOCIATED PROJECTS (in R$ million)

Year	Revenues from Ancillary Activities	Revenues from Associated Projects	Supplemental Revenues
2021	R$ 62.15	R$ 16.60	-
2022	R$ 58.72	R$ 21.84	-
2023	R$ 29.70	R$ 10.38	R$ 84.49

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Average SABESP (additional revenues)	R$ 66.47	-

6.	Chapter 6 - Calculation of RR: UNRECOVERABLE REVENUES

6.1.       To define the amount of UNRECOVERABLE REVENUES, which comprise the RR in the P0 calculation, we assess the aging curve of SABESP's debt.

6.1.1.        The regulatory target for UNRECOVERABLE REVENUE is determined according to the historical behavior of the verified payment flow for SABESP's billed invoices in a 60-month period, from January 2019 to December 2023.

6.1.2.        The monthly non-receipt rate is equal to the ratio between monthly billings not paid and the total billed volume, considering the sum of invoice billed to SABESP’s residential, industrial, commercial, public and government-controlled categories from January 2019 to December 2023.

6.1.3.        In the 60-month period, the stabilizing point for the monthly non-receipt index curve occurs from 52nd month (Oct/2019) and the 56th month (June/2019). The average monthly non-receipt rate was 1.65% in this period.

6.2.       To encourage efficiency gains and reduce defaults in SABESP's operating area, the default percentage adopted in the P0 calculation, and to be used in the ANNUAL ADJUSTMENTS for the 1st TARIFF CYCLE, will be 1.65%. This percentage will remain fixed until the following tariff review cycle in 2029, when the methodology established in ANNEX V - REGULATORY MODEL will come into effect.

6.3.       The amount of UNRECOVERABLE REVENUES used in the average INITIAL TARIFF (P0) calculation is reached by applying the default rate defined in item 6.1 over the BASE TARIFF REVENUE in RP1 (TR1), as described in the following equation:

6.3.2.        The amount of UNRECOVERABLE REVENUES used in the average INITIAL TARIFF calculation is R$ 369.95 million, at June 2024 prices.

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7.	Chapter 7 - Calculation of RR: Operating Expenses (OPEX)

7.1.       Operating costs include expenses with personnel, third-party services, treatment material and general supplies, electricity, as well as other general expenses related to SABESP’s activity; These costs are called OPEX.

7.2.       For the purpose of calculating the REQUIRED REVENUE, the OPEX amount is reached by multiplying the cost drivers recorded in RP0 (2023) by the regulatory unit cost by the cost purpose and production stage, as defined in item 7.5.

7.2.1.        When determining the operating costs covered by this chapter, the components relating to municipalities that have not joined URAE-1 must be segregated, so that only the OPEX of the municipalities indicated in ANNEX I – MUNICIPALITIES SERVED is included.

7.2.2.        The division of operational costs, for infrastructure sharing with a municipality that has not joined URAE-1, shall follow the rules established in the ARSESP resolution.

7.2.3.        Cost purposes are (1) personnel, including own and third-party services; (2) general materials; (3) treatment materials; (4) electricity and (5) general expenses;

7.2.4.        The production stages are (1) water production; (2) water distribution; (3) sewage collection; (4) sewage treatment; (5) commercial activities; and (6) central management:

(i)	adding the operating costs for stages (1) and (2) will correspond to the OPEX of the water service;
(ii)	adding the operating costs for stages (3) and (4) will correspond to the OPEX of the sewage service;
(iii)	adding the operating costs for stages (5) and (6) will correspond to the overall OPEX.

7.3.       In Table 3, the total OPEX considered in the INITIAL TARIFF refers only to operational and maintenance services carried out in urban areas of the municipalities. Due to the lack of SERVICES in dispersed rural in RP0, the rural OPEX is null for the purpose of calculating the INITIAL TARIFF. The values are at June 2024 prices.

Table 3 - OPEX used in the calculation of the INITIAL TARIFF (SABESP)

Operating Costs	Value (in million)
OPEX Water	R$ 4,489.50
OPEX Sewage	R$ 2,647.91
OPEX General	R$ 1,384.09
OPEX Rural Area	R$ 0
OPEX Total	R$ 8,521.50

7.4.	Definition of the Cost Factors

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7.4.1.        The cost factors considered for calculating OPEX for P0 correspond to the ones listed in item 10.5.1 of ANNEX V – REGULATORY MODEL. Except for the water volume produced, data on the other factors that determine operating costs (active water connections, active sewage connections, water volume measured, collected volume, and treated sewage volume) refer to the data recorded in RP0 (2023). The values used to calculate the OPEX of the INITIAL TARIFF are shown in Table 8 of Appendix A of this ANNEX.

7.4.2.        For the purpose of calculating OPEX for the INITIAL TARIFF, the amount of WATER VOLUME PRODUCED is calculated as the sum of the measured volume, the special usage volume, and the water loss volume, whose calculation considers the regulatory loss target to the detriment of the amounts actually recorded in RP0:

(i)	the volume of contractual WATER LOSSES;
(ii)	the water volume measured used in the calculation refers to the amounts recorded in RP0;
(iii)	the SPECIAL USAGE VOLUME used in the calculation refers to the amounts recorded in RP0;

7.4.3.        The value for cost factors are multiplied by the regulatory unit costs to calculate the total OPEX to be used in the REQUIRED REVENUE.

7.5.	Definition of Regulatory Unit Costs

7.5.1.        The regulatory unit operating cost is calculated for each combined stage and purpose, and represents the cost that, multiplied by the respective factors, results in the OPEX used for calculating the INITIAL TARIFF.

7.5.2.        The regulatory unit cost of RP0 corresponds to the unit cost in 2022, after including the qualitative cost disallowances, for a portion of the Technical Efficiency Factor and the X FACTOR.

7.5.3.        The regulatory unit operating cost, which will be the reference starting cost, used in the OPEX calculation for measuring the INITIAL TARIFF corresponds to the actual unit cost in 2022, after including the qualitative cost disallowances, deducted from an efficiency factor necessary for getting SABESP closer to the technical efficiency frontier. The unit operating cost is calculated according to the following equation:

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(i)	When defining the reference unit costs, there are no double deductions, given that we verify if the qualitative cost disallowances do not surpass the TECHNICAL INEFFICIENCY INVENTORY estimated by the DEA benchmarking method (EF = 8.66%). Therefore, the cost reduction corresponds to the positive difference between the INEFFICIENCY STOCK measured by DEA and the average percentage of the qualitative cost disallowances;
(ii)	As qualitative cost disallowances are applied according to cost purpose, the EF value for each purpose depends on its weight in the total cost composition, thus ensuring that the total starting regulatory cost is exactly 8.66% lower than the total actual cost.

7.5.4.        Operating costs, in 2022, are used as a reference for calculating the regulatory unit cost of the INITIAL TARIFF. Actual unit cost refers to unit costs recorded from January to December 2022. Their valuesresult from the ratio between the total OPEX recorded, in 2022, for each cost purpose, after qualitative cost disallowances, and the respective cost factor also recorded in 2022.

(i)	All costs for the production stage have the volume of water produced as a determining factor. Therefore, the actual unit cost for all purposes of this stage is calculated according to the equation below:

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$RealUC^{i,distribution}_{PRO}$ is the actual unit cost of the water distribution stage for purpose i recorded in 2022, in R$/m3, in which i = treatment materials or electricity;

$OPEXg^{i,distribution}_{PRO}$ is the actual operating cost after qualitative cost disallowances for purpose i of the water distribution stage recorded in 2022, in R$, in which i = treatment materials or electricity; and

WVM_{PRO} is the WATER VOLUME MEASURED recorded in 2022, in m3.

(iii) Considering the number of water CONNECTIONS as the cost factor, the actual unit cost of the water distribution stage relating to the personnel and third-party services, general materials and general expenses purposes is calculated according to the equation below:

$$RealUC_{i,distribution \atop PRO} = \frac{OPEXg^{i,production}_{PRO}}{water\ connec_{PRO}}$$

Where:

$RealUC^{i,distribution}_{PRO}$ is the actual unit cost of the water distribution stage for purpose i recorded in 2022, in R$/connection, in which i = personnel and third-party services, or general materials, or general expenses;

$OPEXg^{i,distribution}_{PRO}$ is the actual operating cost after qualitative cost disallowances for purpose i of the water distribution stage recorded in 2022, in R$, in which i = personnel and third-party services, or general materials, or general expenses; and

$water\ connec_{PRO}$ is the number of active water connections recorded in 2022.

(iv) Considering the collected sewage volume as the cost factor, the actual unit cost of the sewage collection stage for the purpose of treatment materials and electricity is calculated according to the equation below:

$$RealUC_{i,collection \atop PRO} = \frac{OPEXg^{i,collection}_{PRO}}{SCC_{PRO}}$$

Where:

$RealUC^{i,collection}_{PRO}$ is the actual unit cost for the sewage collection stage for purpose i recorded in 2022, in R$/m3, in which i = treatment materials or electricity;

$OPEXg^{i,collection}_{PRO}$ is the actual operating cost after qualitative cost disallowances for purpose i of the sewage collection stage recorded in 2022, in R$, in which i = treatment materials or electricity; and

SCV_{PRO} is the sewage collection volume recorded in 2022, in m3.

(v) Considering the number of sewage CONNECTIONS as the cost factor, the actual unit cost of the sewage collection stage relating to the personnel and third-party services, general materials and general expenses purposes is calculated according to the equation below:

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$$RealUC^{i,collection}_{PR0} = \frac{-\,-\,-\,-\,^{i,collection}_{PR0}}{sewage\ connec_{PR0}}$$

Where:

$RealUC^{i,collection}_{PR0}$ is the actual unit cost of the sewage collection stage for purpose i recorded in 2022, in R$/CONNECTION, in which i = personnel and third-party services, general materials or general expenses;

$OPEXg^{i,collection}_{PR0}$ is the actual operating cost after qualitative cost disallowances for purpose i of the sewage collection stage recorded in 2022, in R$, in which i = personnel and third-party services, general materials, or general expenses; and

$sewage\ connec_{PR0}$ is the number of active sewage CONNECTIONS recorded in 2022.

(vi) All costs for the treatment stage have the treated sewage volume as a determining factor. Therefore, the actual unit cost for all purposes of this stage is calculated according to the equation below:

$$RealUC^{i,treatment}_{PR0} = \frac{-\,-\,-\,-\,^{i,treatment}_{PR0}}{STV_{PR0}}$$

Where:

$RealUC^{i,treatment}_{PR0}$ is the actual unit cost of the treatment stage for purpose i recorded in 2022, in R$/m3;

$OPEXg^{i,treatment}_{PR0}$ is the actual operating cost after qualitative cost disallowances for purpose i of the sewage treatment stage recorded in 2022, in R$; and

STV_{PR0} is the sewage treatment volume recorded in 2022, in m3.

(vii) All costs for the commercial stage have the number of water CONNECTIONS as a determining factor. Therefore, the actual unit cost for all purposes of this stage is calculated according to the equation below:

$$RealUC^{i,commercial}_{PR0} = \frac{-\,-\,-\,-\,^{i,commercial}_{PR0}}{water\ connec_{PR0}}$$

Where:

$RealUC^{i,commercial}_{PR0}$ is the actual unit cost for the commercial stage of purpose i recorded in 2022, in R$/connection;

$OPEXg^{i,commercial}_{PR0}$ is the actual operating cost after qualitative cost disallowances for purpose i of the commercial stage recorded in 2022, in R$; and

$water\ connec_{PR0}$ is the number of active water connections recorded in 2022.

(viii) Since the fixed factor corresponds to the unit, the actual unit cost for central management is equal to the total operating cost after qualitative cost disallowances recorded in 2022 for each purpose i.

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7.5.5.        The TECHNICAL EFFICIENCY FACTOR - EF represents the cost reduction required to reduce SABESP's distance from the frontier. The EF used to calculate the OPEX of the INITIAL TARIFF equals to 8.66%, which corresponds to the Company's average TECHNICAL INEFFICIENCY INVENTORY recorded from 2019 to 2022, as described in the calculation methodology in item 7.7. As indicated in item 7.5.3, the actual starting unit cost is reduced by 8.66%, although a portion of this reduction results from qualitative cost disallowances.

7.5.6.        In addition to the Technical Efficiency Factor, the X FACTOR is applied at a rate of 0.89% over the actual operating unit cost, after qualitative cost disallowances and incurring a portion of the EF. The methodology for calculating the X FACTOR used to determine the OPEX of P0, and to be applied by ARSESP in the ADJUSTMENTS of the 1st TARIFF CYCLE is described in item7.8.

7.5.7.          Once the EF and the X FACTOR have been defined, and the actual unit cost of PR0 is calculated, the regulatory unit cost used to calculate the OPEX in the INITIAL TARIFF is shown by the amounts provided in Table 4.

Table 4 – Regulatory Unit Operating Costs for the 1st TARIFF CYCLE

Stage / Purpose	Water Production	Water Distribution	Sewage Collection	Sewage Treatment	Commercial Activities	Central Management
Personnel and Third-Party Services	R$ 0.42/m3	R$ 146.46/ connection	R$ 148.54/ connection	R$ 0.59/m3	R$ 79.76/ connection	R$ 37,210,464.64
General Supplies	R$ 0.04/m3	R$ 14.04/ connection	R$ 11.08/ connection	R$ 0.06/m3	R$ 0.82/ connection	R$ 191,485.40
Treatment Supplies	R$ 0.20/m3	R$ 0.00/m3	R$ 0.00 /m3	R$ 0.12/m3	R$ 0.00/ connection	R$ 30.05
Electricity	R$ 0.38/m3	R$ 0.19/m3	R$ 0.08/m3	R$ 0.19/m3	R$ 0.11/ connection	R$ 116,723.23
General Expenses	R$ 0.02/m3	R$ 10.15/ connection	R$ 9.63/ connection	R$ 0.02/m3	R$ 0.27/ connection	- R$ 256,974.43

7.5.8.        The regulatory unit costs to be used by ARSESP as reference for calculating the annual OPEX based on the ADJUSTMENTS of the 1st TARIFF CYCLE must be equal to the costs defined in item 6.5.7 of this ANNEX, subject only to monetary restatements by the IPCA price index and the sharing of efficiency gains through technological advancement.

7.6.	Definition of Qualitative Cost Disallowances

7.6.1.        To calculate the actual and regulatory unit cost, we adopt accounting information on total operating costs in 2022.

7.6.2.        Since there are operating expenses incurred that should not be covered by the INITIAL TARIFF, some accounting accounts are excluded, or disallowed, from the total OPEX. These accounts do not have actual disbursements, are not related to SABESP's failure in complying with rules and laws, or are not essential

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for providing SERVICES, which represent actions by the Company’s management or are related to damage caused to third parties or the environment.

(i) The total OPEX recorded in 2022 is disallowed in accordance with the general criteria for glossing operating costs established in item 10.7 of ANNEX V – REGULATORY MODEL;

7.6.3.        The description of the accounting entries excluded from SABESP’s OPEX calculation, used as reference for determining the regulatory unit cost, is listed in Table 9 of Appendix A of this ANNEX.

7.7.	Calculation of the Historical Efficiency Factor

7.7.1.        Exceptionally for calculating the efficient operational cost of the INITIAL TARIFF and the costs of the 1st TARIFF CYCLE, the TECHNICAL EFFICIENCY is calculated through a non-parametric benchmarking approach: the Data Envelopment Analysis (DEA).

7.7.2.        DEA estimates the EFFICIENCY FRONTIER, or minimum operating costs, of the sector based on mathematical programming. In this method, an efficiency score is calculated from the comparison between linear combinations of INPUTS and PRODUCTS from each service provider in the sample.

7.7.3.        One of the model’s output is the technical efficiency metric. The calculation of the TECHNICAL INEFFICIENCY INVENTORY for each service provider is done from the difference between 100% and the technical efficiency metric, therefore representing the distance in relation to the frontier. The TECHNICAL INEFFICIENCY INVENTORY is equal to zero for service providers located on the EFFICIENCY FRONTIER and range from 0 and 1 for service providers whose recorded costs are above the frontier.

7.7.4.        The technical efficiency metric of the DEA model is estimated from actual observations, in which each service provider was represented by the amounts of their average INPUTS and PRODUCTS over a four-year period (2018-2021).

7.7.5.        To calculate SABESP's TECHNICAL INEFFICIENCY INVENTORY considered in the regulatory unit cost used for calculating the INITIAL TARIFF and the adjusted tariffs during the 1st TARIFF CYCLE, the following assumptions and specifications are adopted:

(i)	Input-oriented model;
(ii)	Non-decreasing returns to scale;
(iii)	Input variables: operating expenses (DEX), deflated by the IPCA price index at December 2019 prices, and losses;
(iv)	Product variables: active water and sewage connections, active water and sewage units, water volume measured, collected sewage volume, and treated sewage volume.
(v)	Sample of SABESP’s peer service providers: national providers of water and sewage services, with regional coverage. Based on this filtering, SABESP’s peers include 25 service providers;

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(vi)	Adjustments are made to the final values of the efficiency metric to remove biases in the data through the bootstrap technique1;
(vii)	Technical efficiency outputs after adjustments for biases are normalized by the maximum efficiency level obtained through the bootstrap simulations.

7.7.6.        The efficiency metrics obtained for each of the 25 sample service providers are presented in Table 10 of Appendix A of this ANNEX. Since SABESP's efficiency measure is 91.34%, its TECHNICAL INEFFICIENCY INVENTORY is 8.66%.

7.8.	Calculating the X FACTOR

7.8.1.        The X FACTOR adopted to calculate the P0 is 0.89% and must be applied cumulatively to the regulatory unit cost defined in this ANNEX during the ANNUAL ADJUSTMENTS of the 1st TARIFF CYCLE. This value is an output from the MALMQUIST INDEX approach, which compares, in two periods, the number of INPUTS used by companies in the service providers sample to generate their PRODUCTS.

7.8.2.        Although the Malmquist method can be broken down into two effects, namely: (i) change in productive efficiency (approaching or distancing from the cost frontier); and (ii) technological change (shift in cost efficiency frontier over time), the FACTOR X corresponds solely to the effect caused by technological changes, given that productive change is already captured by the EF.

7.8.3.        To calculate the shift of the cost efficiency frontier that represents the estimated technological efficiency gains in the sector, the following is considered:

(i)	The DEA methodology, with the same INPUTS, PRODUCTS and assumptions defined in item7.7 to measure the cost efficiency frontier in both time periods;
(ii)	The shift in the EFFICIENCY FRONTIER from 2018 to 2021;
(iii)	The average cost frontier shift effect for service providers in the sample, weighted by the average number of active water connections in the same period (2018 and 2021).
8.	Chapter 8 - Calculation of RR: Other Operating Expenses

8.1.       In addition to the operating costs described in Chapter 7, there are other indirect expenses that are passed on to the INITIAL TARIFF, since they are expenses that cannot be managed by SABESP. In the P0 calculation, the following expenses comprise the RR:

(i)           payment of consideration in PR0 relating to the Alto Tietê Public-Private Partnership and São Lourenço Production System contracts;

(ii)          payment of installments and other contractual obligations of current Asset Lease contracts (Água Limpa, Campos do Jordão, São José dos Campos and Franca (Sapucaí));

1 Resampling method in which data extraction is done with replacement. The proposal by Simar and Wilson (1998) is used, which is the main reference in literature for resampling analyses linked to DEA.

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(iii)	transfer to MUNICIPAL FUNDS for basic sanitation;
(iv)	transfer of fee payments regarding the use of water resources;
(v)	transfers to the research, development, and innovation program (RDI).

8.2.       In determining the other operating expenses addressed in this chapter, the components related to municipalities that did not join the URAE-1 must be segregated, so that only the expenses of the municipalities listed in ANNEX I are considered.

8.3.       The division of operating expenses, in cases of infrastructure sharing with municipalities not part of URAE-1, shall follow the rules outlined in ARSESP’s resolution.

8.4.       The REGULATION AND INSPECTION FEE is not included in the RR calculation for the purpose of calculating P0. Its value must be charged by SABESP directly to the USERS' account.

8.5.       Taxes related to the Social Integration Program (PIS) and the Contribution for the Financing of Social Security (COFINS) are not included in the TARIFF REVENUE calculation and are applied directly to the tariff table. The effective PIS/COFINS rate incurred in the INITIAL TARRIF is 6.903%.

8.6.	Public-Private Partnership Contracts

8.6.1.        Considers the amounts actually paid by SABESP during PR0 (2023) relating to the contracts for the Alto Tietê Public-Private Partnership and São Lourenço Production System.

8.6.2.        For the RR, the value of Public-Private Partnerships is the output of the sum of the amounts paid by SABESP in PR0 referring to the 2 (two) Public-Private Partnership projects.

8.6.3.        The amount referred to in the previous subitem includes the calculation of the average INITIAL TARIFF, of R$ 689.28 million, at June 2024 prices.

8.7.	Asset Lease Contracts

8.7.1.        Considers the amounts actually paid by SABESP during PR0 (2023) relating to asset lease contracts in force until December 2023 in the municipalities of Água Limpa, Campos do Jordão, São José dos Campos and Franca (Sapucaí).

8.7.2.        For the RR, the value of asset lease contracts is the output of the sum of the amounts paid by SABESP in PR0 referring to the 4 (two) asset lease contracts.

8.7.3.        The amount referred to in the previous subitem includes the calculation of the average INITIAL TARIFF, of R$ 102.89 million, at June 2024 prices.

8.8.	Transfers to MUNICIPAL FUNDS:

8.8.1.        MUNICIPAL FUNDS were authorized by Federal Law 11,445/2007 (article 13), aimed at promoting funds to contribute to the universalization of SERVICES.

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8.8.2.        The calculation of the amount of transfer to MUNICIPAL FUNDS for determining the RR, for the purposes of calculating the INITIAL TARIFF, considers the following:

(a)	The percentage of transfer from the municipality provided for in ANNEX II – TECHNICAL ANNEX of each municipality is applied to its Tariff Revenue recorded in PR0, thus obtaining the transfer amount per municipality;
(b)	To this, we add the total transferred amount in PR0, for the purpose of determining the final transfer amount.

8.8.3.        These revenues are calculated iteratively, as their amount simultaneously comprise the RR of the RP0 and is used in its measurement.

8.8.4.        The transfer amount to MUNICIPAL FUNDS in RP0 totaled R$ 607.05 million, at June 2024 prices.

8.8.5.        For the purpose of determining the INITIAL TARIFF, the transfer amount to the MUNICIPAL FUNDS indicated in item 8.8.4 also includes funds that are not yet authorized by ARSESP on the EFFECTIVE DATE and excludes the portion of funds that have been ANTICIPATED.

8.8.6.        The portion related to transfers to MUNICIPAL FUNDS that have not been approved by ARSESP by the EFFECTIVE DATE shall be considered a credit in favor of USERS, to be recorded in the LINKED ACCOUNT, whose operation is regulated in Appendix A of ANNEX V – REGULATORY MODEL.

8.9.	Payment of fees for the use of water resources:

8.9.1.        Considering that fee collection was instituted by article 5, item V, of Federal Law 9,433/1997, and that all the Hydrographic Basin Committees of the State of São Paulo have already instituted this collection for the use of water resources, making this an expense that cannot be managed by SABESP, the payment for the use of water resources adopted in the INITIAL TARIFF calculation corresponds to the amount actually spent by SABESP in RP0.

8.9.2.        The amount considered for the RR calculation in RP0 is R$ 96.26 million, at June 2024 prices.

8.10.	Transfers to the research, development, and innovation program (RDI):

8.10.1.    The percentage defined by ARSESP Resolution 920, of November 22, 2019, is maintained, in the amount of 0.05% (zero point five percent) of SABESP’s REQUIRED REVENUE (RR), to be allocated to the research, development, and innovation program (RDI), applied SABESP’s direct RR using the following equation:

R𝐷𝐼 = 0.05% × 𝑅𝑅

8.10.2.    The calculation of the transfer to RDI programs is carried out iteratively, given that its amount simultaneously comprises the RR of the RP0 and is used in its measurement.

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8.10.3.    The amount transferred to RDI programs considered in the calculation of the INITIAL TARIFF is R$ 11.40 million, at June 2024 prices.

8.10.4.    The 0.05% percentage shall remain fixed during the ANNUAL ADJUSTMENTS during the 1st TARIFF CYCLE.

9.	Chapter 9 - Calculation of RR: Capital Reinstatement

9.1.       Capital reinstatement is considered as a component of the RR calculation in RP0. Its metric corresponds to the amount transferred to the INITIAL TARRIF seeking to restore the assets used to provide the SERVICES during its useful life.

9.2.       The investment amounts to be reinstated into RP0 corresponds to the outcome from multiplying RABgross and RRQ, based on the following equations:

9.3.       The RABgross used to calculate the Capital Reinstatement considers the assumptions described below.

9.3.1.        For the purpose of calculating the capital reinstatement, the RABgross corresponds to the INITIAL Gross RAB and the FINAL RABgross for December 2022 and December 2023, respectively.

9.3.2.        The FINAL RABgross is the outcome of the sum of the gross amounts for the incremental asset bases (with fixed assets from June 2019 to December 2023) and the shielded base (corresponding to the RAB of SABESP’s 3rd Ordinary Tariff Review), minus utilization rates and asset write-offs.

9.3.3.        When determining the INITIAL and FINAL RABgross, components related to municipalities not participating in URAE-1 must be segregated, so that only the asset base owned by the municipalities indicated in Annex I – MUNICIPALITIES SERVED are considered.

9.3.4.        Asset ownership in cases of infrastructure sharing with municipalities not part of URAE-1, shall be determined according to the rules established in ARSESP’s resolution.

9.3.5.        The changes in RABgross considered the rules of ARSESP Resolution 941, of December 13, 2019. Therefore, the assets of the incremental base were valued through the Original Book Value (OBV) method or the New Replacement Value (NRV) for fixed assets in new municipalities that began to be operated by SABESP.

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9.3.6.        The RABgross amount used to calculate the INITIAL TARRIF excludes assets under PPP and asset lease contracts.

9.3.7.        According to accounting information provided by SABESP, the FINAL RABgross, in December 2023, is estimated at R$ 141,030.07 million and the INITIAL RABgross, in December 2022, is R$ 134,055.07 million, resulting in an average RABgross of R$ 137,542.57 million, at June 2024 prices.

9.3.8.        Due to the use of SABESP’s data for the gross Asset Base adopted in the INITIAL TARIFF calculation, a compensatory adjustment may be made, either higher or lower, to the TARIFF of the 1st TARIFF ADJUSTMENT due to any discrepancies between the accounting value of the RABgross and the ASSET EVALUATION REPORT, as provided for in Chapter 14.

9.3.9.        The RABgross used in the INITIAL TARIFF calculation may only be shielded in the 1st TARIFF ADJUSTMENT, in 2025, after approval and validation of the ASSET EVALUATION REPORT by ARSESP.

9.3.10.    The useful life is 47.59 years and represents the average physical useful life of the shielded and incremental asset bases until December 2023, considering the average technical useful lives of the LINKED ASSETS per Asset Unit, defined in ARSESP Resolution 941, of December 13, 2019. This average is weighted by the valuesof the respective assets.

9.3.11.    With the Useful Life (UL) being 47.59 years, the RRQ of the Asset Base equals 2.10% and, therefore, the amount to be reinstated into the INITIAL TARIFF referring to the Asset Base is R$ 2,890.12 million, at June 2024 prices.

9.4.       The calculation for the gross COMPENSATION amount for the Capital Reinstatement considers the assumptions described below.

9.4.1.        The total COMPENSATION amount for flooded areas is R$ 137.6 million, at June 2024 prices, corresponding to 0.8% of the revenue of the Metropolitan Region of São Paulo in 2023, estimated at R$ 17.2 billion (in Dec/2023), distributed among 15 municipalities according to the area (in km2), as shown in Table 6 of Appendix A of this ANNEX.

9.4.2.        The INITIAL TARIFF will fully cover the COMPENSATION for flooded areas pursuant to ANNEX II – TECHNICAL ANNEXES, whose value must be fully reinstated into the tariffs until the advent of this CONTRACT, in 2060.

9.4.3.        Considering that the total COMPENSATION amount is paid by SABESP, in 2024, and this amount will only be depreciated after its payment, there is no portion to be reinstated in the INITIAL TARIFF referring to COMPENSATION for flooded areas.

9.5.       The calculation of the gross value of the ANTICIPATED portion of the MUNICIPAL FUNDS for Reinstatement of capital considers the assumptions described below.

9.5.1.        The total ANTICIPATED amount is R$ 2,590.50 million, at June 2024 prices. This amount represents the sum of the anticipated amounts, as shown in ANNEX II – TECHNICAL ANNEX.

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9.5.2. The INITIAL TARIFF will fully cover the ANTICIPATED amounts, which shall be totally reinstated in the tariffs until the advent of the CONTRACT, in 2060, as described in Chapter 9 of ANNEX V – REGULATORY MODEL.

9.6. Therefore, the total capital amount to be reinstated in the INITIAL TARIFF IS R$ 2,890.12 million, at June 2024 prices.

10. Chapter 10 - Calculation of the Regulatory Remuneration Rate

10.1. The REMUNERATION RATE, which is used in the calculation of the working capital requirement (WCR) and applies to the COMPENSATION, ANTICIPATED, and investment amounts not yet amortized (RABnet).

10.2. The regulatory remuneration rate adopted to calculate the INITIAL TARIFF is measured using the Weighted Average Cost of Capital (WACC) methodology before tax, whose calculation equation is described in Chapter 7 of ANNEX V – REGULATORY MODEL.

10.3. The cost of equity is calculated using the Capital Asset Pricing Model (CAPM) Country Spread Model, according to the equations described in Chapter 7 of ANNEX V – REGULATORY MODEL.

10.3.1. The risk-free rate of return, R_f, is referenced in the international market, considering:

(i) Returns on the 10-year United States Treasury Bond (USTB10);

(ii) Monthly data;

10.3.2. The country risk premium, r_{Br}, considers:

(i) The EMBI+Br (Emerging Markets Bond Index Plus) indexes;

(ii) Monthly data;

(iii) A 15-year time frame. Includes data from January 2009 to January 2024; and

10.3.3. The market rate of return used to calculate the market risk premium, $R_{\cdot}$, is referenced in the international market, considering:

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(i)	The average monthly return of the Standard & Poor’s 500 (S&P500) index, which includes the 500 largest companies listed on the stock exchanges of the United States of America;
(ii)	Monthly data;
(iii)	A 30-year time frame. Includes data from January 1994 to January 2023;
(iv)	The average of the monthly values as a measure of central tendency.

10.3.4.    Due to the limited number of Brazilian companies listed on the Stock Exchange and given that SABESP has shares traded on the New York Stock Exchange (NYSE) and NASDAQ, companies traded on the over-the-counter market were excluded from the sample, the beta parameter,β , is referenced in the international market, considering:

(i)	A sample of 11 companies in the US water distribution sector listed on the NYSE and NASDAQ. The list of companies used for calculating beta is presented in
(ii)	Table 6 – Municipalities that will receive Compensation for flooded areas

Municipality	Area (km2)
Biritiba Mirim	13.66
Bragança	13.43
Caieiras	0.13
Cotia	3.95
Embu Guaçu	0.76
Franco da Rocha	1.47
Itapecerica	0.90
Joanópolis	7.00
Mairiporã	5.35
Nazaré Pta	22.94
Piracaia	25.84
Salesópolis	29.1
São Paulo	27.75
Suzano	11.96
Vargem	13.64

(iii)	Table 72
(iii)	Table 12 of Appendix A of this ANNEX;
(iv)	The beta measurement, obtained from the Bloomberg Professional platform, for each of the companies in the sample;
(v)	The average of the weekly beta over a 5-year time frame. Includes data from January 2018 to January 2022;
10.3.5.	The CPI, the United States inflation rate, considers:
(i)	The price indexes Consumer Price Index for All Urban Consumers: All Items in U.S. City Average (CPI);

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(ii)	Monthly data;
(iii)	A 30-year time frame. Includes data from January 1994 to January 2024;
(iv)	The average of the monthly values as a measure of central tendency.

10.4.   To calculate the cost of third-party capital, we adopt the Financial Benchmarking approach, referenced in the Brazilian market, using the following equation:

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10.6.1.    Considers the rates of 25% for Income Tax and 9% for CSLL, totaling 34%.

10.7.   The pre-tax WACC adopted to calculate the return on capital is 11.91%, as demonstrated in Table 5. This value is used to determine the INITIAL TARIFF and must be kept constant in the annual ADJUSTMENTS of the 1st TARIFF CYCLE.

Table 5 - WACC

Parameters	Values
Actual Cost of Equity	8.84%
Risk-Free Rate	3.84%
Unlevered Beta	0.61
Re-levered Beta	0.73
Market Risk Premium (MRP)	7.17%
Market risk	11.01%
Risk-Free Rate for MRP	3.84%
Country Risk Premium	2.52%
USA inflation	2.53%
Actual Cost of Third-Party Capital before Taxes	7.13%
Return of Debentures	6.61%
Issue cost	0.52%
Actual Cost of Third-Party Capital after Taxes	4.71%
Equity Share	76.38%
Third-Party Capital Share	23.62%
Actual WACC after Taxes	7.86%
Actual WACC before Taxes	11.91%

11.	Chapter 11 - Calculation of RR: Capital Remuneration

11.1.   Capital remuneration is considered as a component of the cost of capital calculation, including for the REQUIRED REVENUE calculation. Its value results from the application of the WACC on the Regulatory Remuneration Base, which corresponds to the RABnet and the COMPENSATION and ANTICIPATED amounts not yet depreciations, plus the Working Capital Requirement (WCR), using the equation shown in item 8.1 of Chapter 8 of ANNEX V – REGULATORY MODEL.

11.2.   For the purpose of calculating the capital remuneration, the RABnet corresponds to simple average of the INITIAL and FINAL RABnet values.

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11.3.	The RABnet used to calculate the Capital Reinstatement considers the assumptions described below.

11.3.1.    For the purpose of calculating the capital reinstatement, the RABnet corresponds to the simple average between the INITIAL and FINAL RABnet for December 2022 and December 2023 (RP0), respectively.

11.3.2.    The FINAL RABnet results from the FINAL RABgross, as described in item 9.3, deducted from the accumulated deprecation.

11.3.3.    The RABnet calculation considered the rules of ARSESP Resolution 941, of December 13, 2019. As for the gross base, the assets of the net base were valued through the Original Book Value (OBV) method or the New Replacement Value (NRV) for fixed assets in new municipalities that began to be operated by SABESP.

11.3.4.    According to accounting information provided by SABESP, the FINAL RABnet, in December 2023, is estimated at R$ 78,704.89 million and the INITIAL RABnet, in December 2022, is R$ 74,646.97 million, resulting in an average RABnet of R$ 76,675.93 million, at June 2024 prices.

11.3.5.    Due to the use of SABESP’s data for the gross Asset Base adopted in the INITIAL TARIFF calculation, a compensatory adjustment may be made, either higher or lower, to the TARIFF of the 1st TARIFF ADJUSTMENT due to any discrepancies between the accounting value of the RABnet and the ASSET EVALUATION REPORT, as provided for in Chapter 14.

11.3.6.    The RABnet used in the INITIAL TARIFF calculation may only be shielded in the 1st TARIFF ADJUSTMENT, in 2025, after approval and validation of the ASSET EVALUATION REPORT by ARSESP.

11.4.   The calculation for the remuneration of the COMPENSATION amount considers the assumptions described below.

11.4.1.    When calculating the INITIAL TARIFF, the full amount of the COMPENSATION for flooded areas is paid, since there is no depreciation of this amount in 2024, as provided for in item 9.4 of this ANNEX.

11.4.2.    The total COMPENSATION amount for flooded areas is R$ 137.60 million, at June 2024 prices, remunerated by a WACC of 11.91%, totaling R$ 16.39 million covered by the INITIAL TARIFF.

11.5.   The calculation for the remuneration of the ANTICIPATED portion of the MUNICIPAL FUNDS considers the assumptions described below.

11.5.1.    When calculating the INITIAL TARIFF, the full amount of the COMPENSATION is remunerated, since there is no depreciation of this amount in 2024, as provided for in item 9.5 of this ANNEX.

11.5.2.    The total ANTICIPATED amount is R$ 2,590.50 million, at June 2024 prices, remunerated by a WACC of 11.91%, totaling R$ 308.55 million covered by the INITIAL TARIFF.

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11.6.   The WCR is determined as a portion of the TARIFF REVENUE (TR1), defined by the percentage of the total WCR, based on the accounting balance sheets of RP0, according to the methodology defined in Chapter 8 of ANNEX V – REGULATORY MODEL.

11.6.1.    To calculate the cash needed for working capital, we consider a 30-day period as the average period for receipts and payments. The inventories line comprises supplies for consumption and maintenance of the water and sewage systems. Does not include inventory of construction materials.

11.6.2.    The total WCR percentage, adopted in the P0 calculation to be used in the ANNUAL ADJUSTMENTS for the 1st TARIFF CYCLE, is 0.27%, as shown in Table 7.

Table 7 – Percentage of total WCR to be applied to TR1

Parameters	Values	Calculation
1- Returns from short-term investments (R$)	373,739	Account information in the balance sheet
2- Cash and cash equivalents (R$)	838,338	Account information in the balance sheet
3- Financial investments (R$)	2,425,921	Account information in the balance sheet
4- Average return	11.45%	1/(2+3)
5- IPCA (Extended Consumer Price Index)	4.62%	Index Dec-23/Dec-22
6- Actual average return	6.83%	Average return - IPCA
7- Direct Operating Revenue (R$)	21,509,965	Account information in the balance sheet
8- Average receipt period (ARP) (days)	30	-
9- Customers (R$)	1,792,497	Revenue x ARP/360
10- Operating Expenses (R$)	10,364,900	Account information in the balance sheet
11- Average payment period (APP) (days)	30	-
12 - Operating Liabilities (R$)	863,742	Operating Expenses x APP/360
13- Cash for working capital needs (R$)	928,755	Customers - Operating Liabilities
14- Cash for working capital needs (%)	4.32%	Cash for working capital needs/direct operating revenue
15- Inventories (R$)	85,953	Account information in the balance sheet
16- Inventories (%)	0.40%	Inventory/direct operating revenue
17- % WCR	4.72%	(Cash for working capital needs + inventory)/direct operating revenue
Remuneration on total WCR (%)	0.27%	Cash for working capital needs % x (WACC – average actual return) + inventory x WACC

11.6.3.    The total WCR is calculated iteratively, as its amount simultaneously comprises the TR1 of the RP0 and is used in its measurement.

11.6.4.    The WCR amount used in the average INITIAL TARIFF calculation is R$ 60.50 million, resulting from the application of the total WCR % defined in item 11.6.2 over the BASE TARIFF REVENUE (TR1).

11.7.   Total remuneration on capital is equal to R$ 9,518.04 million, at June 2024 prices.

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12.	Chapter 12 - Calculation of the Financial Components

12.1.   In the regulatory model adopted by ARSESP for SABESP’s 3rd OTR approved by ARSESP Resolution 1,150, of April 8, 2021, it was foreseen that retroactive compensations may occur in annual adjustments, of transitory nature in the tariff composition. These compensations are called FINANCIAL COMPONENTS (FC) in this ANNEX.

12.2.   Despite the transitory nature of FINANCIAL COMPONENTS in the TARIFF, the definition of a tariff under annual adjustment assumes reimbursement in favor of users or SABESP during the 12 months of its application. Therefore, the 2024 tariff adjustment approved by ARSESP Resolution 1,514, of April 8, 2024, prior to the TRANSACTION was calculated in a way that the amounts of the FINANCIAL COMPONENTS were reimbursed within the 12 months in which the application tariff was in effect.

12.3.   The application tariff approved by ARSESP Resolution 1,514, of April 8, 2024, prior to the TRANSACTION, shall be effective between May 2024 and the EFFECTIVE DATE, which corresponds to a period shorter than the 12 months expected for reimbursement of the financial components of the 2024 tariff adjustment.

12.4.   Given that some of the FINANCIAL COMPONENTS defined by ARSESP in the SABESP’s 2024 tariff adjustment prior to its PRIVATIZATION constitute a right for the company or the user, regardless of the early termination of the last tariff cycle, and the INITIAL TARIFF (P0) covers the remaining portion of these components.

12.5.   The financial components of the last tariff adjustment approved by ARSESP prior to the TRANSACTION, and which will be considered in the INITIAL TARIFF, are listed in the Table below:

FC considered in the INITIAL TARIFF	Monetary Amounts included in the INITIAL TARIFF (at June 2024 prices)
Incorrect calculation of PIS/COFINS	+ R$ 0.015/m3
Temporary tariff exemption in the Municipality of São Sebastião due to calamity	+ R$ 0.000/m3
Reversal of deductions relating to revenues from Commercial Programs for the years 2021, 2022 and 2023	+ R$ 0.060/m3
Review of re-invoiced revenue amounts used to calculate the adjustment to the revenue ceiling in 2022	+ R$ 0.013/m3
Reversal of the tariff affordability for compensatory adjustments from the anticipated deduction of the K Factor	- R$ 0.036/m3
Subtotal	R$ 0.054/m3
Application of the 2023 General Quality Index (GQI) of +0.072% on the average base tariff of R$ 6.26/m3	+ R$ 0.005/m3
TOTAL FC in the INITIAL TARIFF	R$ 0.058/m3

12.6.   The total remaining portion of the FC indicated in item 12.5, which was not paid in the 2024 adjustment tariffs approved by ARSESP until the EFFECTIVE DATE, will be

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recovered through the INITIAL TARIFF between the EFFECTIVE DATE and December 2025, when the 1st TARIFF ADJUSTMENT will occur after the TRANSACTION comes into effect.

12.7.     The remaining portion of the FC approved by ARSESP prior to the TRANSACTION coming into effect will be in monetary terms, considering:

12.8.     The period in which the 2024 readjustment tariff approved by ARSESP will come into effect;

12.9.     The period in which the application tariff for the 2024 adjustment approved by ARSESP will cease to be in force, considering that its validity should only end in April 2025. This period corresponds to the total number of months between the EFFECTIVE DATE, when the INITIAL TARIFF will come into effect, and April 2025;

12.10.           The period in which the INITIAL TARIFF shall come into effect, which corresponds to the total number of months between December 2025 and the EFFECTIVE DATE.

12.11.           The FINANCIAL COMPONENTS considered in the INITIAL TARIFF calculation is R$ 0.058/m³, at June 2024 prices.

13.	Chapter 13 - Calculation of TRepI

13.1.   The Tariff Repositioning Index (TRepI) indicates the average variation in TARIFF. Since there is no change in the current tariff structure, this variation is equal to the TRepI for all SERVICES, user categories and consumption ranges.

13.2.   The TRepI is defined based on the average INITIAL TARIFF (P0) and is applied to the CURRENT TARIFF to determine the INITIAL TARIFF per municipality and the APPLICATION TARIFF. The calculation is based on the following equation:

𝑃

13.3.          The current average P0 for SABESP’s water and sewage is calculated according to the following steps:

a.	The starting point is the average P0 per municipality listed in ANNEX I, defined according to the 2023 tariff table approved by ARSESP Resolution 1,395, of April 6, 2023 and on the historical consumption for the REFERENCE PERIOD of each municipality. It is assumed that the 2023 tariff schedule was in effect from January to December 2023;
b.	The average P0 per municipality is adjusted by the Tariff Repositioning Index (TRI) approved by ARSESP Resolution 1,514, of April 8, 2024, in the percentage of 6.4469%;

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c.	The average P0 per municipality adjusted by the TRI of the 2024 adjustment is multiplied by the MEASURED VOLUMES of the REFERENCE PERIOD (2023) to obtain the average revenues of the municipalities which, when summed, result in SABESP's TR0, in the amount of R$ 23,625.90 million, at June 2024 prices;
d.	The TR0 calculated in the previous item is divided by the total MEASURED VOLUME of 2023, in the amount of 3.572 billion m3, resulting in the current average P0 of R$ 6.6148/m3.

13.4.         Considering TR1, of R$ 22,421.38 million, and TR0, of R$ 23,625.90 million, the TRepI is -4.2167%. This percentage is applied to the CURRENT TARIFF to form the initial EQUILIBRIUM TARIFF for each municipality listed in ANNEX I – MUNICIPALITIES SERVED.

13.5.         To calculate the INITIAL APPLICATION TARIFF, an adjusted average TRepI of -1.00% will be considered, as determined by the Government of the State of São Paulo.

13.5.1.    The TRepI will be applied to the CURRENT TARIFF of each municipality listed in ANNEX I – MUNICIPALITIES SERVED for the INITIAL APPLICATION TARIFF.

13.5.2.    Since revenue for the EFFECTIVE MARKET of RP1 with the INITIAL APPLICATION TARIFF will be different than the revenue with the INITIAL TARIFF, SABESP must record the difference in revenue in the LINKED ACCOUNT, whose rules are established in Appendix I of ANNEX V – REGULATORY MODEL.

14.        Chapter 14 - Rules for COMPENSATORY ADJUSTMENTS for the 1st TARIFF ADJUSTMENT of the 1st TARIFF CYCLE

14.1.   The calculation for the Tariff Adjustment Index (TAR) in the 1st ADJUSTMENT of the 1st TARIFF CYCLE must consider the accrued inflation in the period, considering the base date of the INITIAL TARIFF indicated in item 15.1 of this ANNEX and the base date of when the tariffs were approved.

14.2.   When the 1st TARIFF ADJUSTMENT occurs, ARSESP must consider two types of COMPENSATORY ADJUSTMENTS, one referring to the end of SABESP's 4th Tariff Cycle prior to its PRIVATIZATION PROCESS and another referring to possible differences in the amounts used to calculate the TR1 in the INITIAL TARIFF.

14.3.   The COMPENSATORY ADJUSTMENTS mentioned in this ANNEX are of a transitory nature in the TARIFF and are not exhaustive.

14.4.	Calculation of the Compensatory Adjustment for the 4th Tariff Cycle

14.4.1.    In the approval of SABESP’s last Ordinary Tariff Review, referring to the 4th Tariff Cycle, a COMPENSATORY ADJUSTMENT was foreseen to occur at the end of the 4th TARIFF CYCLE for the following items detailed in NT.F-0016-2021:

a)	A reduction, affecting direct revenues, of the amounts actually received during the tariff cycle that started in 2021 and ended on the EFFECTIVE DATE, with invoices for monitoring services, collection and/or treatment of non-residential effluents and the application of the pollutant load factor, toxicity or discharge flow for release into the public sewage system (K FACTOR);

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b)	The sharing of amounts effectively earned during the tariff cycle through alternative revenues, which include activities for supplemental, ancillary, and with associated projects;
c)	An adjustment to include effective payment valuesfor the use of water resources;
d)	The actual expenditures with Municipal Funds for Basic Sanitation in the approved municipalities, limited to 4% of direct municipal revenues;
e)	The monitoring of expenses with Third Party Services (referring to the extra amount of R$ 300 million included in the cycle);
f)	The effective amounts of bonuses not related to capital costs in performance contracts;
g)	The effective amounts paid relating to PPP costs and asset leases;
h)	The effective amounts approved by ARSESP for Research, Development and Innovation;
i)	An adjustment of the Regulatory Remuneration Base, including fixed assets, write-offs, depreciation and effective working capital;
j)	The effective accounting depreciation to calculate Corporate Income Tax (IRPJ) and Social Contribution (CSLL) on Net Income; and
k)	IRPJ and CSLL: updated due to changes in their components.

14.4.2.    ARSESP will calculate the COMPENSATORY ADJUSTMENT associated with the early termination of the 4th TARIFF CYCLE on the EFFECTIVE DATE, observing the calculation rules established in NT.F-0016-2021.

14.5.	Calculation of the Compensatory Adjustment of the INITIAL TARIFF

14.5.1.    In the TARIFF for the 2025 TARIFF ADJUSTMENT, there may be the inclusion of COMPENSATORY ADJUSTMENTS due to possible differences between the accounting valuesreported by SABESP for RABgross and RABnet used to calculate the INITIAL TARIFF and the valuesapproved by ARSESP in light of the ASSET EVALUATION REPORT, using 2023 as the reference period.

14.5.2.    The COMPENSATORY ADJUSTMENT amount for the INITIAL TARIFF must be capitalized by the WACC established in Chapter 10.

15.	Chapter 15 - General Provisions
15.1.	All monetary valuesshown in this ANNEX consider June 2024 prices.

15.2.   The average INITIAL TARIFF determined in this ANNEX substitutes the BALANCE TARIFF that would be calculated by ARSESP, within the scope of SABESP’s 4th Ordinary Tariff Review, scheduled to be approved in May 2025, if the PRIVATIZATION PROCESS is not executed. The cancellation of this tariff process is only valid for the municipalities listed in ANNEX I – MUNICIPALITIES SERVED of the CONTRACT.

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15.3.   The average initial APPLICATION TARIFF defined in this ANNEX must come into effect between the EFFECTIVE DATE and December 2025, when the tariffs for the 1st ANNUAL TARIFF ADJUSTMENT will be approved by ARSESP after the TRANSACTION is completed.

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Appendix A – Tables of Values

Table 8 – Data on total OPEX and unit costs in RP0 (SABESP)

Purpose	Stage	Driver	Driver 2023	Regulatory Unit Cost RP0
Personnel & Third-Party Services	Production	Water Volume Produced	2,411,286,576.94 m³	R$ 0.42/m³
General Supplies	Production	Water Volume Produced	2,411,286,576.94 m³	R$ 0.04/m³
Treatment Supplies	Production	Water Volume Produced	2,411,286,576.94 m³	R$ 0.20/m³
Electricity	Production	Water Volume Produced	2,411,286,576.94 m³	R$ 0.38/m³
General Expenses	Production	Water Volume Produced	2,411,286,576.94 m³	R$ 0.02/m³
Personnel & Third-Party Services	Distribution	Water Connections	9,246,371 connections	R$ 146.46/ connection
General Supplies	Distribution	Water Connections	9,246,371 connections	R$ 14.04/ connection
Treatment Supplies	Distribution	Water Volume Measured	1,832,582,618.23 m³	R$ 0.00/m³
Electricity	Distribution	Water Volume Measured	1,832,582,618.23 m³	R$ 0.19/m³
General Expenses	Distribution	Water Connections	9,246,371 connections	R$ 10.15/ connection
Personnel & Third-Party Services	Collection	Sewage Connections	8,021,670 connections	R$ 148.54/ connection
General Supplies	Collection	Sewage Connections	8,021,670 connections	R$ 11.08/ connection
Treatment Supplies	Collection	Sewage Volume Collected	1,656,450,751.70 m³	R$ 0.00/m³
Electricity	Collection	Sewage Volume Collected	1,656,450,751.70 m³	R$ 0.08/m³
General Expenses	Collection	Sewage Connections	8,021,670 connections	R$ 9.63/ connection
Personnel & Third-Party Services	Treatment	Sewage Volume Treated	1,174,030,008.46 m³	R$ 0.59/m³
General Supplies	Treatment	Sewage Volume Treated	1,174,030,008.46 m³	R$ 0.06/m³
Treatment Supplies	Treatment	Sewage Volume Treated	1,174,030,008.46 m³	R$ 0.12/m³
Electricity	Treatment	Sewage Volume Treated	1,174,030,008.46 m³	R$ 0.19/m³
General Expenses	Treatment	Sewage Volume Treated	1,174,030,008.46 m³	R$ 0.02/m³
Personnel & Third-Party Services	Commercial	Water Connections	9,246,371 connections	R$ 79.76/ connection
General Supplies	Commercial	Water Connections	9,246,371 connections	R$ 0.82/ connection
Treatment Supplies	Commercial	Water Connections	9,246,371 connections	R$ 0.00/ connection
Electricity	Commercial	Water Connections	9,246,371 connections	R$ 0.11/ connection
General Expenses	Commercial	Water Connections	9,246,371 connections	R$ 0.27/ connection
Personnel & Third-Party Services	Central Management	Equal to 1	1	R$ 37,210,464.64
General Supplies	Central Management	Equal to 1	1	R$ 191,485.40
Treatment Supplies	Central Management	Equal to 1	1	R$ 30.05
Electricity	Central Management	Equal to 1	1	R$ 116,723.23
General Expenses	Central Management	Equal to 1	1	- R$ 256,974.43

34

Table 9 – Description of the disallowed accounting accounts

Nature/Purpose	Description
Personnel & Third-Party Services	Estimated personnel expenses
FGTS (fine)
Incentive compensation
Paid sabbatical leave
Private pension - Pension deficit BD
PROVISION - FGTS
PROVISION - INSS
Provision - retirement (current)
Provision - Executive Board Bonus
Provision - Vacation Bonus
Provision for Christmas bonus - management
Provision for Christmas bonus
Provision for vacation
Provision for Profit sharing
Consent Decree - retirees
Estimated service expenses
Environment - environmental compensation
Environment - recovery commit. term - services
Reused water
Treatment Supplies	Estimated treatment materials
General Supplies	Estimated expenses with materials
Environment - environmental compensation
Electricity	Estimated electricity expenses
General Expenses	Institutional support
AVP (service stations) - liability agreements
Donations
Estimated water invoices receivable
Estimated general expenses
Compensation to third parties (vehicles)
Compensation arising from agreements
Compensation for environmental damage
Compensation for labor agreements
Compensation for damage to third parties
Regulatory inspection fines - ARSESP
Traffic fines
Provision for civil contingencies
Provision for contingencies - customers
Provision for contingencies - suppliers
Provision for other civil contingencies
Provision for labor contingencies
Provision for environmental contingencies
Provision for tax contingencies
Provision for sundry losses

35

Table 10 – Technical Efficiency estimated by the DEA model for each service provider in the sample

Service Provider
AGESPISA	53.89%

CAEMA	65.60%
CAER	94.84%
CAERD	49.30%
CAERN	74.16%
CAESA	81.90%
CAESB	57.34%
CAGECE	97.68%
CAGEPA	68.33%
CASAL	71.40%
CASAN	72.41%
CEDAE	94.00%
CESAN	91.93%
COMPESA	85.48%
COPANOR	91.36%
COPASA	96.90%
CORSAN	70.19%
COSANPA	63.40%
DEPASA	82.04%
DESO	57.08%
EMBASA	88.78%
SABESP	91.34%
SANEAGO	93.79%
SANEATINS	100.00%
SANEPAR	87.55%
SANESUL	64.85%

Table 6 – Municipalities that will receive compensation for flooded areas

Municipality	Area (km2)
Biritiba Mirim	13.66
Bragança	13.43
Caieiras	0.13
Cotia	3.95
Embu Guaçu	0.76
Franco da Rocha	1.47
Itapecerica	0.90
Joanópolis	7.00
Mairiporã	5.35
Nazaré Pta	22.94
Piracaia	25.84
Salesópolis	29.1
São Paulo	27.75
Suzano	11.96
Vargem	13.64

36

Table 72 – U.S. companies considered in the Beta calculation

Ticker	Name
AWR US	AMERICAN STATES WATER CO
CWT US	CALIFORNIA WATER SERVICE GRP
ARTNA US	ARTESIAN RESOURCES CORP-CL A
MSEX US	MIDDLESEX WATER CO
CTWS US	CONNECTICUT WATER SVC INC
YORW US	YORK WATER CO
SJW US	SJW GROUP
GWRS US	GLOBAL WATER RESOURCES INC
CWCO US	CONSOLIDATED WATER CO-ORD SH
PCYO US	PURE CYCLE CORP
AWK US	AMERICAN WATER WORKS CO INC

Table 83 – Summary Calculation for the INITIAL TARIFF

Calculation Components	Values
1- K Factor Revenue	R$ 234.16 million
2- Additional Revenue	R$ 66.47 million
3- Supplemental Revenue	R$ 84.49 million
4- REQUIRED REVENUE RP0	R$ 22,806.50 million
4.1- Unrecoverable Revenue	R$ 369.95 million
4.2- Operational Expenses	R$ 8,521.50 million
4.3- PPP and Asset Lease	R$ 792.17 million
4.4- Municipal Funds (FMSAI)	R$ 607.05 million
4.5- Use of Water Resources	R$ 96.26 million
4.6- RDI	R$ 11.40 million
4.7- Capital Remuneration (CR) + WCR	R$ 9,518.04 million
4.8- Capital Reinstatement	R$ 2,890.12 million
5- BASE TARIFF REVENUE 1 (TR1) (4-1-2-3)	R$ 22,421.38 million
6- Measured Volume in RP0 - water and sewage	3,571.67 million m3
5- BASE TARIFF REVENUE 0 (TR0) (4-1-2-3)	R$ 23,625.90 million
8- Average Current Tariff (7/6)	R$ 6.61/m3
9- Average INITIAL TARIFF (9.1+9.2)	R$ 6.34/m3
9.1- P0 average (5/6)	R$ 6.28/m3
9.2- Financial Components	R$ 0.058/m3
10- TRepI (9/8)	-4.22%

37

APOSTILLE TERM FOR CONTRACT 01/2024

Annex VIII – Initial Tariff Formation, pursuant to Technical Note SEMIL/SPI 002/2024 and Order 001/2024 – URAE – Southeast1, contained in SEI process 020.00011836/2023-60, also available on the website “https://semil.sp.gov.br/desestatizacaosabesp/conselho-deliberativo-urae-1/”.

DELIBERATIVE COUNCIL OF THE REGIONAL UNIT FOR SUPPLY OF DRINKING WATER AND SEWAGE SERVICES 1 – URAE 1 - SOUTHEAST

ORDER 01/2024/URAE 1 - SOUTHEAST

São Paulo, on the date of the digital signature

Process: 020.00011836/2023-60

Subject: Apostille of Annex VIII – Initial Tariff Formation. Technical Note SEMIL/SPI 002/2024.

1.   For the reasons and grounds established in Technical Note SEMIL/SPI 002/2024, and considering the provisions of article 7, paragraphs 1, 2 and 6, of Decree 66,289, of December 2, 2021, as amended by Decree 67,880, of August 15, 2023, in article 9 of the Internal Regulations approved by Resolution CD URAE 1 – SOUTHEAST 01/2024, Resolution CD URAE 1 – SOUTHEAST 05/2024, and in Title I (1) of Concession Agreement 01/2024, we proceed with the apostille, in the form proposed in the aforementioned Technical Note.

2.   To the Executive Secretary of URAE 1 – SOUTHEAST, for communication to the members of the Deliberative Council, and disclosure on the website “https://semil.sp.gov.br/desestatizacaosabesp/conselho-deliberativo-urae-1/”.

NATÁLIA RESENDE ANDRADE ÁVILA

Coordinator of URAE-1

São Paulo State Government

Secretary of Environment, Infrastructure and Logistics Sub-Secretary of Water Resources and Basic Sanitation

TECHNICAL NOTE

TECHNICAL NOTE SEMIL/SPI 002/2024

Process: 020.00011836/2023-60

Subject: Apostille of Annex VIII – Initial Tariff Formation.

1. EXECUTIVE SUMMARY

This is a Technical Note prepared jointly by the Sub-Secretary of Water Resources and Basic Sanitation of the Secretary of Environment, Infrastructure and Logistics - SEMIL and by the Special Projects Coordination of the Secretary of Investment Partnerships - SPI, under the purpose of substantiating the apostille for the adjustment/rectification of numerical values of Annex VIII – Initial Tariff Formation, referring to Concession Agreement 01/2024, signed between the Regional Unit for Supply of Drinking Water and Sanitation Services – URAE 1 and SABESP, in view of the provisions of Sabesp Official Letter 005/2024 and the Technical Note of the International Finance Corporation – IFC.

2. APPLICABLE LEGISLATION

-  Federal Law 11,445/2007 – Legal Sanitation Framework.

-  Federal Law 14,026/2020 – New Basic Sanitation Framework (NMSB).

-  Federal Law 13,465/2017 – provides for rural and urban land regularization

-  State Law 17,853/2023 - authorizes the Executive Branch of the São Paulo State to promote privatization measures of SABESP.

-   State Law 17,383/2021 - provides for the creation of regional basic sanitation units.

-  State Decree 66,289/2021 – governs State Law 17,383/2021

-  State Decree 67,880/2023 – amends Decree 66,289/2021.

3. HISTORY

On May 20, 2024, the first meeting of the Deliberative Council of URAE 1 – Southeast was held, at which time the following resolutions were approved:

(i)   RESOLUTION CD URAE 1 – SOUTHEAST 01: Approves the Internal Regulations of the Deliberative Council of the Regional Unit for Supply of Drinking Water and Sanitation Services - URAE 1 - Southeast.

(ii)   RESOLUTION CD URAE 1 – SOUTHEAST 02: Approves the Regional Basic Sanitation Plan of the Regional Unit for Supply of Drinking Water and Sanitation Services - URAE 1 - Southeast.

(iii)  RESOLUTION CD URAE 1 – SOUTHEAST 03: Defines the Regulatory Agency for Public Services of the State of São Paulo - ARSESP as the entity responsible for regulating and supervising the services covered by the Concession Agreement to be signed between the Regional Unit for Supply of Drinking Water and Sanitation Services - URAE 1 – Southeast and Companhia de Saneamento Básico do Estado de São Paulo – SABESP.

(iv)  RESOLUTION CD URAE 1 – SOUTHEAST 04: Approves the signing of a concession agreement between URAE-1 – Southeast and Companhia de Saneamento Básico do Estado de São Paulo – SABESP.

(v)  RESOLUTION CD URAE 1 – SOUTHEAST 5: Elects the Coordinator and respective Deputy of the Regional Unit for Supply of Drinking Water and Sanitation Services - URAE 1 - Southeast.

With the approval of all the aforementioned resolutions, the concession agreement replacing other contracts in force was signed, on May 24, between the Company and the Regional Unit for Supply of Drinking Water and Sanitation Services - URAE 1 - Southeast, with the Regulatory Agency for Public Services of the State of São Paulo - ARSESP as a consenting party.

4. ANALISIS

The draft Concession Agreement and annexes submitted for consideration to the deliberative board of URAE 1 indicated, in particular in item 6.1.1_of Annex IV[1] – Tariff Annex and Annex VIII in its entirety, that specific amounts would be filled once the definitive list of Municipalities that joined URAE 1 – Southeast is known and whose basic sanitation services shall be governed by the Concession Agreement approved at the time.

Within this context, once the list of Municipalities was consolidated, at the meeting held on May 20, 2024, the date on which the Municipality of Campo Limpo Paulista adhered and the Municipality of Miguelópolis exited the Regional Unit for Supply of Drinking Water and Sanitation Services - URAE 1 - Southeast – URAE 1, the aforementioned values were filled for Annex VIII – Initial Tariff Formation, which was then published.

The reason being that, with the definition of the number of Municipalities adhering to URAE 1, it became feasible to calculate the average equilibrium price for the water and sewage services under the agreement, and thus the initial equilibrium tariff, allowing the final drafts of the agreement and its annexes to be consolidated for signature.

After the signing of the agreement was announced, SABESP requested, through Official Letter 005/2024, received by SEMIL on June 06, 2024 and filed within the scope of the referred process, the redistribution of the volumes reported by the Strategy Superintendence (PI) in the market data to correct the proportional distribution of mixed connections, allocating the distribution of this volume according to the existing residential and non-residential units. For this, the market data (volumes measured and billed) was resubmitted with the correct allocation of the volume originating from mixed connections, reviewed by the Strategy Superintendence (PI), for assessment and possible adjustments.

When analyzing the database sent by SABESP, attached to the aforementioned Official Letter, the IFC confirmed that, although the total market volume had not changed and continued to adhere to the historical information disclosed by the Company (particularly in the 2023 annual financial statements), the volume composition between categories was adjusted, with the measured volume of the residential water category increasing from 1,601 million m³ (86.23%) to 1,622 million m³ (87.38%), and the non-residential category from 255 million m³ (13.77%) to 234 million m³ (12.62%), corresponding to an increase of 1.32% in the measured water volume for the residential category, and a reduction of 8.29% for the non-residential category. When analyzing the behavior of this variable for sewage volume, the residential category changed from 1,415 million m³ (84.84%%) to 1,434 million m³ (85.93%%) and the non-residential category from 253 million m³ (15.16%) to 234 million m³ (14.07%%), corresponding to an increase of 1.29% in measured sewage volume for the residential category, and a reduction of 7.23% in the non-residential category, as presented in the table below.

2023	PI	Share by Category	Adjusted PI (Mixed Category)	Share by Category	Data Variation (PI x adjusted PI)
Volume of Water Measured	1,857,234,414		1,857,234,414		0.00%
Residential	1,601,567,592	86.23%	1,622,770,915	87.38%	1.32%

Non-Residencial	255,666,822	13.77%	234,463,499	12.62%	-8.29%
Volume of Sewage Measured	1,668,861,252		1,668,861,252		0.00%
Residential	1,415,841,785	84.84%	1,434,122,695	85.93%	1.29%
Non-Residencial	253,019,467	15.16%	234,738,557	14.07%	-7.23%
Permissionaire	53,992,731		53,992,731		0.00%
Total Volume Measured	3,580,088,397		3,580,088,397		0.00%
Total Billed Volume	4,206,148,002		4,206,148,002		0.00%

Furthermore, upon receiving the aforementioned information and verifying the entire regulatory model, the IFC found, once again, that the calculation of TRepI and the initial equilibrium tariff presented was correct. However, with the aforementioned input information coming from the SABESP database, with the reallocation of mixed units between residential and non-residential categories, the updated TRepI was -4.22% instead of -6.40%. In other words, by reallocating mixed units that were previously considered to be non-residential into residential and non-residential units, a lower Base Tariff Revenue was obtained, of approximately 2%. This is because the average revenue for residential units is lower than non-residential units. The table below shows a comparison between the values filled in Annex VIII after the URAE-1 deliberation and the values resulting from the new information made available by SABESP.

Calculation Components	Values published in ANNEX VIII	New Values from reviewed data
1. K Factor Revenue	R$ 234.16 million	R$ 234.16 million
2. Additional Revenue	R$ 66.47 million	R$ 66.47 million
3. Supplemental Revenue	R$ 84.49 million	R$ 84.49 million
4. REQUIRED REVENUE PR0	R$ 22,806.23 million	R$ 22,806.50 million
4.1- Unrecoverable Revenue	R$ 369.95 million	R$ 369.95 million

4.2- Operational Expenses	R$ 8,521.83 million	R$ 8,521.50 million
4.3- PPP and Asset Lease	R$ 792.17 million	R$ 792.17 million
4.4- Municipal Funds (FMSAI)	R$ 606.47 million	R$ 607.05 million
4.5- Use of Water Resources	R$ 96.26 million	R$ 96.26 million
4.6- RDI	R$ 11.40 million	R$ 11.40 million
4.7- Capital Remuneration (CR) + WCR	R$ 9,518.04 million	R$ 9,518.04 million
4.8- Capital Reinstatement	R$ 2,890.12 million	R$ 2,890.12 million

5. BASE TARIFF REVENUE 1 (TR1) (4-1-2-3)	R$ 22,421.12 million	R$ 22,421.38 million
6. Measured Volume in RP0 - water and sewage	3,571.67 million m3	3,571.67 million m3
7. BASE TARIFF REVENUE 0 (TR0)	R$ 24,176.67 million	R$ 23,625.90 million
8. Average Current Tariff (7/6)	R$ 6.77/m3	R$ 6.61/m3
9. Average INITIAL TARIFF (9.1+9.2)	R$ 6.34/m3	R$ 6.34/m3
9.1- P0 average (5/6)	R$ 6.28/m3	R$ 6.28/m3
9.2- Financial Components	R$ 0.058/m3	R$ 0.058/m3
10- TRepI (9/8)	-6.40%	-4.22%

Within the context of the procedural investigation, the IFC, responsible for carrying out the privatization studies, recommended the adjustment/rectification of the numerical valuespresented in Annex VIII, as indicated above.

Furthermore, as highlighted by the IFC, the aforementioned substitution of the numerical values contained in Annex VIII was exclusively due to the recalculation of the initial tariff and other related parameters, maintaining the rules and contractual terms approved by the Deliberative Council of URAE 1 – Southeast unchanged. Furthermore, the IFC highlights that, to define the initial tariff, Sabesp's official historical information was used, published by the Strategy Superintendence (PI), linked to the Company's Presidency, in line with the information contained and published in its audited financial statements.

Within this context, corroborating the IFC’s statements, we recommend the adjustment/rectification of numerical valuesin Annex VIII in accordance with the attached documents, highlighting that: (i) there was no change in the bases and contractual terms deliberated at the URAE meeting on May 20; (ii) the approved methodology was maintained and unchanged; and (iii) the adjustments required by the Company and addressed by the IFC are exclusively related to the redistribution of the market relative to the mixed units, those that share connections among residential and non-residential units, in such a way that its correct distribution reflects the accurate average equilibrium price, which could only be calculated and consolidated in the contract after defining the number of Municipalities adhering to URAE1, which occurred on May 20, 2024. This measure is necessary to ensure the consistency of the tariff repositioning index (TRepi), which can only be calculated after resolved by URAE1.

Therefore, the adjustment/rectification proposed herein, given it does not change any rule or contractual term and only requires the recalculation of figures in Annex VIII, which could only be achieved after defining the number of Municipalities adhering to URAE1, which occurred on May 20, 2024, may be carried out by apostille in the records, that is, without the need for new resolution by URAE1.

[1] “6.1.1. The specific values of the APPLICATION TARIFFS referenced in Tables 1 to 9 below adopt the following assumptions and consider: (i) as reference tariff values, for the purpose of applying discounts by the STATE, those in force under the terms of ARSESP Resolution 1,514/2024 and SABESP Notice 01/2024; (ii) that the CONTRACT will be followed by all MUNICIPALITIES listed in Annex I – MUNICIPALITIES SERVED; (iii) the discount amount granted by the STATE is linked to the definitive list of MUNICIPALITIES to be included in Annex I - MUNICIPALITIES SERVED after the EFFECTIVE DATE, with SABESP hereby authorized to communicate the new values to USERS, after determining the discount according to item (iii) of this item 6.1.1; and (iv) this will be in effect until the 1st ADJUSTMENT by means of a notice, issued under the terms of article 28 of State Decree 41,446/1996.”

5. CONCLUSION

In view of the above, it is recommended that an apostille be made to adjust/rectify numerical valuesin Annex VIII – Initial Tariff Formation, as detailed in this note and in the attached extract, which accompanies this statement, and subsequently communication to the members of the Deliberative Council of URAE 1 – Southeast, and disclosed on the website https://semil.sp.gov.br/desestatizacaosabesp/conselho-deliberativo-urae-1/.

As mentioned, the contractual bases and terms decided at the URAE meeting, on May 20, remain unchanged, as well as the approved methodology, and all information corresponds to the ones contained and published in the Company's audited financial statements.

DAVID POLESSI DE MORAES Coordination Office of Special Projects of the SPI
SAMANTA SOUZA Subsecretary of Water Resources and Basic Sanitation at SEMIL

I agree with the Technical Note prepared by those responsible for the Sub-Secretary of Water Resources and Basic Sanitation of SEMIL and the Special Projects Coordination of SPI, and with the continuation of the adjustment/rectification through apostille and its subsequent disclosure.

RAFAEL CREN BENINI
Secretary of Partnerships in Investments - SPI

Document electronically signed by **Samanta Ivonete Salvador Tavares De Souza**, **Subsecretary**, on 06/07/2024, at 01:18 a.m. (Brasília official time), based on State Decree 67,641, of April 10, 2023.

Document electronically signed by **Rafael Benini**, **Secretary of State**, on 06/07/2024, at 01:26 a.m. (Brasília official time), based on State Decree 67,641, of April 10, 2023.

Document electronically signed by **David Polessi de Moraes**, **Coordinator**, on 06/07/2024, at 01:27 a.m. (Brasília official time), based on State Decree 67,641, of April 10, 2023.

The authenticity of this document can be checked on the website https://sei.sp.gov.br/sei/controlador_externo.php?acao=documento_conferir&id_orgao_acesso_externo=0 , entering "código verificador" **0030071017** and "código CRC" **6FC37562**.

June 06, 2024.

To: Secretary of Partnerships and Investments (SPI), State of São Paulo (Mr. Secretary Rafael Antonio Cren Benini/ Mr. David Polessi de Moraes) and Secretary of Environment, Infrastructure and Logistics (Mrs. Secretary Natália Resende Andrade Ávila/ Ms. Sub-secretary Samanta Souza)

From: International Finance Corporation (IFC)

Re: Contract 607886. Technical Note – Receipt of Information on SABESP for the Company’s privatization project.

TECHNICAL NOTE

1.	Introduction of a New Regulatory Model

SABESP's current tariff regulation model, with forward-looking characteristics, determines the economic-financial equilibrium tariff for services based on tariff cycle projections, in accordance with the Company's own business plan, in such a way that the tariff incorporates market data and investments planned for the upcoming 4 years and has not yet been carried out. In each periodic tariff review event (which occurs every 4 years in the current model), compliance with the approved investment plan is reviewed (any differences between projections and actual investments are offset) and a new tariff cycle is defined, with the approval of the equilibrium tariff for the following tariff cycle. Therefore, in the current model, the regulatory agency only certifies the reasonableness of the projected variables during the review processes, given that the model is “forward looking”, and any differences between financial amounts are adjusted at the end of each cycle.

As widely debated since the beginning of the SABESP project, the current model does not encourage investment. This gap becomes even more relevant in a scenario of mandatory universalization, which is required under the sector's new regulatory framework, and will demand R$ 64.490 billion between 2024 and 2029 (at June 2024 prices; and nearly R$ 68 billion at December 2023 prices). For this reason, a change to a backward-looking model was proposed, which offers greater incentive for investing given that, in this type of model, the tariff is adjusted only after investments are made and certified. In this model, the economic-financial equilibrium tariff is calculated based on historical data, considering only the market, non-manageable costs and investments effectively incurred in a reference period of twelve months for the price formation.

Thus, in the new backward-looking model, the agency will need to conduct a certification process on the Company's general information, both in terms of the market and investments, as well as in achievement of goals, to align tariff/revenue growth and costs (Totex) for providing services. Given the elevated level of investments estimated for universalization of services, during the first two tariff cycles (10 years), the amounts collected will be annually incorporated in tariffs, in which any possible adjustment will cause immediate effects due to the evolution in collecting and consolidating data by the parties involved. Furthermore, the new regulatory model has instruments that encourage efficiency gains by allowing the Company to capture a large portion of these gains during the first cycles, as well as establishing contractual criteria for sharing gains related to ancillary activities and associated projects, in addition to the contractual clauses establishing that, as of the 2nd Cycle, revenue sharing with the K Factor may be less than 100%. Therefore, the proposed model encourages the difference between the results achieved and the regulatory results to be reduced over time.

We highlight that the starting point under the new model, that is, the definition of the initial tariff, used SABESP's official historic information disclosed by the Strategy Superintendence (PI), linked to the Company's Presidency. The information is in line with the data contained and published in the Company's audited financial statements. It is also important to state that we took great technical care in building a model in which many pieces of information, not only for calculating the initial tariff, but also for determining, monitoring and achieving coverage targets, were coherent among themselves and originated from the same information base, in this case, the data published by the Strategy Superintendence (market database). In fact, the operationalization of the new regulatory model will rely on a single, auditable database of the values/amounts actually realized for the main variables (CAPEX, Volume/Revenue, Market, coverage rates, service quality, product quality, losses, OPEX, etc.), which was observed in this process.

Additionally, an assumption in SABESP's new concession agreement with URAE 1 is that the process of consolidating the Company’s database will continue to evolve, with the introduction of independent certifiers and other elements, allowing ARSESP to fully execute its regulation. The new concession agreement establishes rules for providing consolidated information by SABESP, which reflect its real market in the reference period, with extensive monitoring by ARSESP through certification, regulatory accounting, a panel indicating the main technical parameters of the agreement, georeferencing of connections and units, as well as expansion in service coverage.

Specifically for market data, according to the new concession agreement, the Company will have to present the regulator historical records of all market information, including historical definitive consumption, with a 90-day shift for any adjustments on reformed or canceled values, reflecting the Company's actual collection amount for each month and the performance for the reference year. Standardized accounting information on costs and revenues by implementing a Regulatory Accounting, by 2026, will contribute to ARSESP's oversight of the historical data reported by the Company. There is also a provision to certify the results made available by the Company, so that field measurements can be made to verify the evolution of service coverage, attesting to the universalization of access to water supply and sanitation services in each of the municipalities served. This certification will assist ARSESP in its fundamental role, which is to monitor the information made available by the Company, a process which will be improved through the use of technological tools for the remote monitoring of the conditions under which services are provided.

To form the initial equilibrium tariff, it was necessary to define which municipalities in URAE 1 – Southeast would adhere to the new concession agreement. On May 20, 2024, the date of URAE1’s first meeting for its Deliberative Council, a total of 371 adhesions to the new concession agreement were confirmed.

After defining the number of Municipalities adhering to URAE 1, it became feasible to calculate the average equilibrium price for the water and sewage services under the agreement, and thus the initial equilibrium tariff, allowing the final drafts of the agreement and its annexes to be consolidated for signature.

2.	Market Information submitted by SABESP on June 5, 2024

On June 5, SABESP forwarded the SABESP Official Letter 005/2024 to the Government of São Paulo, requesting the redistribution of volumes in the market data, previously reported to the IFC by the Strategy Superintendence (PI) on March 14, 2024, aimed at correcting the proportion of mixed connections, allocating the distribution of this volume according to the existing residential and non-residential units. For this, the market data (volumes measured and billed) was resubmitted with the correct allocation of the volume originating from mixed connections, reviewed by the Strategy Superintendence (PI), according to the attached spreadsheet, for assessment and possible adjustments.

Following, the IFC and Siglasul, a hired consultancy firm, analyzed the data resubmitted by the Company and confirmed that, although the total market volume had not changed and continued to adhere to the historical information disclosed by the Company (particularly in the 2023 annual financial statements), the volume composition between categories was adjusted, with the measured volume of the residential water category increasing from 1,601 million m³ (86.23%) to 1,622 million m³ (87.38%), and the non-residential category from 255 million m³ (13.77%) to 234 million m³ (12.62%), corresponding to an increase of 1.32% in the measured water volume for the residential category, and a reduction of 8.29% for the non-residential category. When analyzing the behavior of this variable for sewage volume, the residential category changed from 1,415 million m³ (84.84%%) to 1,434 million m³ (85.93%%) and the non-residential category from 253 million m³

(15.16%) to 234 million m³ (14.07%%), corresponding to an increase of 1.29% in measured sewage volume for the residential category, and a reduction of 7.23% in the non-residential category, as presented in the table below.

2023	PI	Share by Category	Adjusted PI (Mixed Category)	Share by Category	Data Variation (PI x adjusted PI)
Volume of Water Measured	1,857,234,414		1,857,234,414		0.00%
Residential	1,601,567,592	86.23%	1,622,770,915	87.38%	1.32%
Non-Residencial	255,666,822	13.77%	234,463,499	12.62%	-8.29%
Volume of Sewage Measured	1,668,861,252		1,668,861,252		0.00%
Residential	1,415,841,785	84.84%	1,434,122,695	85.93%	1.29%
Non-Residencial	253,019,467	15.16%	234,738,557	14.07%	-7.23%
Permissionaire	53,992,731		53,992,731		0.00%
Total Volume Measured	3,580,088,397		3,580,088,397		0.00%
Total Billed Volume	4,206,148,002		4,206,148,002		0.00%

In addition, upon receiving the aforementioned information, the IFC and Siglasul, the hired consultancy firm, verified the entire regulatory model and confirmed, once again, that the calculation of the TRepI and the initial equilibrium tariff presented was correct. However, with the aforementioned input information coming from the SABESP database, with the reallocation of mixed units between the residential and non-residential categories, the updated TRepI was -4.22% instead of -6.40%. In other words, by reallocating mixed units that were previously considered to be non-residential into residential and non-residential units, a lower Base Tariff Revenue was obtained, of approximately 2%. This is because the average revenue for residential units is lower than in non-residential units. The table below shows a comparison between the values filled in Annex VIII and the values resulting from the information provided by SABESP on June 5, 2024.

Calculation Components	Values published in ANNEX VIII	New Values from reviewed data
1. K Factor Revenue	R$ 234.16 million	R$ 234.16 million
2. Additional Revenue	R$ 66.47 million	R$ 66.47 million
3. Supplemental Revenue	R$ 84.49 million	R$ 84.49 million
4. REQUIRED REVENUE PR0	R$ 22,806.23 million	R$ 22,806.50 million
4.1- Unrecoverable Revenue	R$ 369.95 million	R$ 369.95 million

4.2- Operational Expenses	R$ 8,521.83 million	R$ 8,521.50 million
4.3- PPP and Asset Lease	R$ 792.17 million	R$ 792.17 million

4.4- Municipal Funds (FMSAI)	R$ 606.47 million	R$ 607.05 million
4.5- Use of Water Resources	R$ 96.26 million	R$ 96.26 million
4.6- RDI	R$ 11.40 million	R$ 11.40 million
4.7- Capital Remuneration (CR) + WCR	R$ 9,518.04 million	R$ 9,518.04 million
4.8- Capital Reinstatement	R$ 2,890.12 million	R$ 2,890.12 million
5. BASE TARIFF REVENUE 1 (TR1) (4-1-2-3)	R$ 22,421.12 million	R$ 22,421.38 million
6. Measured Volume in RP0 - water and sewage	3,571.67 million m3	3,571.67 million m3
7. BASE TARIFF REVENUE 0 (TR0) (4-1-2-3)	R$ 24,176.67 million	R$ 23,625.90 million
8. Average Current Tariff (7/6)	R$ 6.77/m3	R$ 6.61/m3
9. Average INITIAL TARIFF (9.1+9.2)	R$ 6.34/m3	R$ 6.34/m3
9.1- P0 average (5/6)	R$ 6.28/m3	R$ 6.28/m3
9.2- Financial Components	R$ 0.058/m3	R$ 0.058/m3
10- TRepI (9/8)	-6.40%	-4.22%

3.	Conclusion and Forwarding

On June 5, SABESP forwarded the SABESP Official Letter 005/2024 to the Government of São Paulo, requesting the redistribution of volumes in the market data, previously reported to the IFC by the Strategy Superintendence (PI)

on March 14, 2024, aimed at correcting the proportion of mixed connections, allocating the distribution of this volume according to the existing residential and non-residential units.

Upon receiving the aforementioned information, the IFC and Siglasul, the hired consultancy firm, verified the entire regulatory model and confirmed, once again, that the calculation of the TRepI and the initial equilibrium tariff presented was correct. However, with the aforementioned input information coming from the SABESP database, with the reallocation of mixed units between residential and non-residential categories, the updated TRepI was -4.22% instead of -6.40%.

In view of this scenario, it is recommended that the Government of São Paulo (SEMIL & SPI) adjust the values presented in Annex VIII, as indicated above, given the request forwarded by SABESP and the analyses carried out by the IFC, highlighted in this Note. It should be noted that, in any case, the aforementioned annex establishes the information required for the initial equilibrium tariff formation by presenting all rationales required to calculate and assess the market regarding the robustness of the information and the transparency of the regulatory model.

Furthermore, it is important to highlight that the substitution of the numerical values contained in Annex VIII was exclusively due to the recalculation of the initial tariff and other related parameters based on data provided by

SABESP, on June 5, 2024, maintaining the rules and contractual terms approved by the Deliberative Council of URAE 1 – Southeast unchanged.

As presented in section 2, as of the first annual adjustment of the agreement, a robust process will be carried out to verify and certify market information, attesting to the measured and billed volumes and the number of connections and units served, for the purpose of verifying compliance with coverage targets and the equilibrium tariff formation.

Attached to this Technical Note is a marked version of the VIII with the necessary changes, if this is the decision adopted by the Government of the State of São Paulo. To conclude, it is worth highlighting that no changes occurred in the bases and contractual terms deliberated at the URAE meeting on May 20, the approved methodology was maintained and unchanged, and the adjustments required by the Company and addressed by the IFC and Siglasul, a hired consultancy firm, are exclusively related to the redistribution of the market relative to the mixed units, those that share connections among residential and non-residential units, in such a way that its correct distribution reflects the accurate average equilibrium price, which could only be calculated and consolidated in the contract after defining the number of Municipalities adhering to URAE1, which occurred on May 20, 2024, as already stated.

**********************************

After addressing these pending matters, we take the opportunity to respectfully express esteem and consideration.

Official Letter 005/2024

São Paulo, June 05, 2024.

To Mr.

RAFAEL ANTONIO BENINI

Secretary of State of Partnerships in Investments Rua Iaiá, 126, 12º andar, São Paulo-SP

To Ms.

NATÁLIA RESENDE ANDRADE ÁVILA

Secretary of State of Environment, Infrastructure, and Logistics

Avenida Professor Frederico Hermann Júnior, 345, prédio 1, 5º andar, São Paulo- SP

Re: URAE-1 Concession Agreement – Annex VIII | Market Data (volumes measured and billed) - 2023

Dear Secretaries,

In view of the completion of data contained in Annex VIII of the URAE-1 Concession Agreement, pursuant to the preliminary meeting with the IFC, we request the redistribution of the volumes reported by the Strategy Superintendence (PI) in the market data to correct the proportion of mixed connections, allocating the distribution of this volume according to the existing residential and non-residential units.

For this, we resubmitted the market data (volumes measured and billed) with the correct allocation of the volume originating from mixed connections, reviewed by the Strategy Superintendence (PI), according to the attached spreadsheet, for assessment and possible adjustments.

Sincerely,

BRUNO MAGALHÃES DABADIA

Regulation and New Businesses Officer

Companhia de Saneamento Básico do Estado de São Paulo

Regulation and New Businesses Board

Rua Costa Carvalho, 300 - Pinheiros

CEP 05429-900 – São Paulo - SP

Telephone (011) 3388-9411

SIGNATURE VERIFICATION

Code for verification: 120C-151E-5C43-5431

✔ BRUNO MAGALHÃES DABADIA (CPF 010.XXX.XXX-95) on 06/05/2024 10:17:19 p.m. (GMT-03:00)
Role: Party
Issued by: Sub-Certification Authority for 1Doc (1Doc Signature)

https://assinaturasabesp.1doc.com.br/verificacao/120C-151E-5C43-5431